    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1997

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             AMCORE FINANCIAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              NEVADA                                6022                              36-3183870
   (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104
                                 (815) 968-2241
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 JOHN R. HECHT
                             SENIOR VICE PRESIDENT
                             AMCORE FINANCIAL, INC.
                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104
                                 (815) 968-2241
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                 PETER C. KRUPP
                WILLIAM R. KUNKEL                                     JOHN P.C. DUNCAN
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)                 JONES, DAY, REAVIS & POGUE
              333 WEST WACKER DRIVE                                 77 WEST WACKER DRIVE
             CHICAGO, ILLINOIS 60606                               CHICAGO, ILLINOIS 60601
                 (312) 407-0700                                        (312) 782-3939

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
    TITLE OF EACH                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
 CLASS OF SECURITIES           AMOUNT              OFFERING PRICE             AGGREGATE               AMOUNT OF
  BEING REGISTERED      BEING REGISTERED (1)          PER UNIT             OFFERING PRICE         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock ($0.33
par value)...........     1,884,284 shares           (2)  $75.35          (2)  $18,830,342         (2)  $5,707(3)
---------------------------------------------------------------------------------------------------------------------
Share Purchase
Rights...............         1,884,284         (4)                     (4)                     (4)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. The amount being registered represents the number of shares of common stock of AMCORE Financial, Inc. ("AMCORE") and associated share purchase rights that will be issued in connection with the conversion and exchange of all outstanding shares of common stock of First National Bancorp, Inc. ("FNB"), subject to adjustment pursuant to the Merger Agreement, as described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) based upon the book value per share of FNB Common Stock on November 30, 1996 ($75.35) and the 249,905 shares of FNB Common Stock which are to be received by the Registrant or cancelled in the transaction discussed herein.

(3) In accordance with Rule 457(b), the registration fee paid herewith has been reduced by $3,766 which is the amount of the fee previously paid in connection with the Registrant's Schedule 14A filed with the Commission on December 27, 1996.

(4) The value attributable to the share purchase rights is reflected in the market price of the AMCORE Common Stock to which the Rights are attached.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          FIRST NATIONAL BANCORP, INC.
                               1625 TENTH STREET
                            MONROE, WISCONSIN 53566
                           -------------------------

     NOTICE OF SPECIAL MEETING OF FIRST NATIONAL BANCORP, INC. STOCKHOLDERS

                               FEBRUARY 10, 1997

                           -------------------------

TO THE STOCKHOLDERS OF FIRST NATIONAL BANCORP, INC.:


     YOU ARE HEREBY NOTIFIED of and invited to attend a special meeting ("Special Meeting") of stockholders of First National Bancorp, Inc., a Wisconsin corporation ("FNB"), to be held at the principal offices of FNB at 1625 Tenth Street, Monroe, Wisconsin 53566, on February 10, 1997, at 4:00 p.m., local time, for the purpose of considering and voting upon the following:



(1) A proposal ("Proposal") to approve and adopt the Agreement and Plan of Merger, dated as of October 30, 1996 (the "Merger Agreement"), among AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), FNB Acquisition, Inc., a Wisconsin corporation and a wholly-owned subsidiary of AMCORE ("Newco"), and FNB and the transactions contemplated thereby, pursuant to which, among other things, (i) Newco will merge with and into FNB, with FNB being the surviving corporation in the merger (the "Merger"), and (ii) each outstanding share of Common Stock, par value $1.00 per share, of FNB ("FNB Common Stock") (other than shares of FNB Common Stock held by FNB as treasury stock immediately prior to the Effective Time (as defined in the Merger Agreement) and shares of FNB Common Stock held by AMCORE, Newco, or any direct or indirect subsidiary of AMCORE, which shares will be cancelled, and other than shares of FNB Common Stock held by stockholders of FNB who have properly exercised their dissenters' rights under Wisconsin law) will be cancelled and converted into the right to receive 7.54 shares of common stock, par value $0.33 per share, of AMCORE, subject to certain adjustments, all as more fully described in the accompanying FNB Proxy Statement and AMCORE Prospectus ("Proxy Statement/Prospectus").


(2) Such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.


     A copy of the Merger Agreement is attached as Annex II to the Proxy Statement/Prospectus that accompanies this Notice of Special Meeting of First National Bancorp, Inc. Stockholders.



     Stockholders of FNB ("FNB Stockholders") have the statutory right to assert dissenters' rights under Sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law (the "WBCL"). In order to perfect this right, a stockholder must not vote in favor of the Merger (this may be done by marking the proxy either to vote against the Merger or to abstain from voting thereon or by not voting at all) and must take such other action as is required by such statute, including delivery of, prior to the vote upon the Merger, written notice of intent to demand the "fair value" of such stockholder's shares of FNB Common Stock. Sections 180.1301 et seq. of the Wisconsin Business Corporation Law are attached to the accompanying Proxy Statement/Prospectus as Annex III.


     FNB'S BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, FNB AND ITS STOCKHOLDERS, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT THE FNB STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


     The Board of Directors of FNB has fixed the close of business on January 10, 1997, as the record date (the "Record Date") for determination of the stockholders entitled to receive notice of, and to vote at, the Special Meeting. The Special Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the Special Meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at such postponed or adjourned Special Meeting.



                                                        (continued on next page)

     The affirmative vote of the holders of a majority of the shares of FNB Common Stock outstanding on the Record Date is required to approve the above proposal. Please complete, date, sign and promptly return the enclosed proxy card, which is solicited by the Board of Directors of FNB, in the enclosed envelope, whether or not you expect to attend the Special Meeting. The giving of such proxy does not affect your right to vote in person in the event you attend the Special Meeting. You may revoke the proxy at any time prior to its exercise by filing a written notice of revocation to FNB, delivering to FNB a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Failure to return a properly executed proxy card, or to vote at the Special Meeting, will have the same effect, in most cases, as a vote against the Merger.


January 10, 1997                          By Order of the Board of Directors


                                          Thomas J. Wilkinson
                                          President and Chief Executive Officer

                                   IMPORTANT

PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES

LOGO                                                                        LOGO
                             AMCORE FINANCIAL, INC.
                                   PROSPECTUS

                          FIRST NATIONAL BANCORP, INC.
                                PROXY STATEMENT

                                  COMMON STOCK

     This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") constitutes a prospectus of AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), with respect to shares of common stock of AMCORE to be issued pursuant to an Agreement and Plan of Merger, dated as of October 30, 1996 (the "Merger Agreement"), providing for the merger (the "Merger") of FNB Acquisition, Inc., a Wisconsin corporation and a wholly-owned subsidiary of AMCORE ("Newco"), with and into First National Bancorp, Inc., a Wisconsin corporation ("FNB"). The Merger Agreement is set forth in Annex II and incorporated herein by reference.

     This Proxy Statement/Prospectus also serves as a Proxy Statement of FNB for the special meeting of stockholders of FNB to be held on February 10, 1997, and any adjournments or postponements thereof (the "Special Meeting"). At the Special Meeting, holders of shares of common stock of FNB will consider and vote upon the approval and adoption of the Merger Agreement.

     Under the Merger Agreement, each outstanding share of common stock, $1.00 par value per share, of FNB ("FNB Common Stock"), other than shares held by any stockholder of FNB ("FNB Stockholder") who properly exercises and preserves his or her statutory dissenters' rights, will be converted into the right to receive
7.54 shares of common stock, $0.33 par value per share, of AMCORE, and associated share purchase rights (collectively referred to herein as "AMCORE Common Stock"), subject to certain potential adjustments relating to changes in the market price of AMCORE Common Stock and certain estimated environmental remediation costs, if any, relating to certain real properties. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio."

     AMCORE Common Stock is quoted on the Nasdaq National Market (the "NASDAQ"). The composite closing price of AMCORE Common Stock on the NASDAQ on January 3, 1997 was $25.75 per share.

     All information herein with respect to AMCORE and Newco has been furnished by AMCORE and all information with respect to FNB and its subsidiaries has been furnished by FNB.

     This Proxy Statement/Prospectus does not cover any resale of the securities to be received by stockholders of FNB upon consummation of the Merger and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

     Stockholders of record at the close of business on the record date, January 10, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date 242,455 shares of FNB Common Stock were issued and outstanding and entitled to vote at the Special Meeting. Each share of FNB Common Stock is entitled to one vote on each matter to be voted upon at the Special Meeting.

     A list of FNB Stockholders of record as of the Record Date will be available at FNB's executive offices beginning two (2) business days after the notice of the Special Meeting is given and continuing to the date of the Special Meeting and will also be available at the Special Meeting. Such list may be examined during ordinary business hours by any FNB Stockholders of record for any purpose germane to the meeting.

FNB STOCKHOLDERS SHOULD NOT SEND THEIR FNB COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, FNB STOCKHOLDERS WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF THEIR STOCK CERTIFICATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONER NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
          STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
            IS A CRIMINAL OFFENSE.

THE SHARES OF AMCORE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS
  ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
    OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

        The date of this Proxy Statement/Prospectus is January 10, 1997.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMCORE, NEWCO OR FNB. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED HEREBY, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMCORE, NEWCO OR FNB SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                             AVAILABLE INFORMATION


     AMCORE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and the address of such site is http://www.sec.gov.



     AMCORE has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act") relating to the shares of AMCORE Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C., as set forth above. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to AMCORE, Newco, FNB and the securities offered hereby. Statements contained in this Proxy Statement/Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to such document itself, each such statement being qualified in all respects by such reference.


     FNB is not subject to the informational requirements of the Exchange Act and does not file reports and other information with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS RELATING TO AMCORE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED BY REFERENCE HEREIN, ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST TO MR. JOHN R. HECHT, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AMCORE FINANCIAL, INC., 501 SEVENTH STREET, ROCKFORD, ILLINOIS 61104 (TELEPHONE: 815/968-2241). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FEBRUARY 3, 1997.


     The following documents filed by AMCORE with the Commission are incorporated herein by reference:

     1. AMCORE's Annual Report on Form 10-K and Form 11-K, for the year ended December 31, 1995;

     2. AMCORE's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     3. AMCORE's Current Reports on Form 8-K dated February 28, 1996, October 17, 1996 and November 6, 1996; and

     4. the description of AMCORE Common Stock (including the share purchase rights) contained in AMCORE's registration statements filed pursuant to
        Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by AMCORE pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting will be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such reports and other documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                           FORWARD-LOOKING STATEMENTS

     THIS PROXY STATEMENT/PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE RESULTS OF OPERATIONS AND BUSINESSES OF AMCORE AND FNB. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED OR PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING
POSSIBILITIES: (i) HEIGHTENED COMPETITION, INCLUDING SPECIFICALLY THE INTENSIFICATION OF PRICE COMPETITION, THE ENTRY OF NEW COMPETITORS AND THE FORMATION OF NEW PRODUCTS BY NEW AND EXISTING COMPETITORS; (ii) ADVERSE STATE AND FEDERAL LEGISLATION AND REGULATION; (iii) FAILURE TO OBTAIN NEW CUSTOMERS OR RETAIN EXISTING CUSTOMERS; (iv) INABILITY TO CARRY OUT MARKETING AND/OR EXPANSION PLANS; (v) LOSS OF KEY EXECUTIVES; (vi) CHANGES IN INTEREST RATES;
(vii) GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH ARE LESS FAVORABLE THAN EXPECTED; (viii) UNANTICIPATED CHANGES IN INDUSTRY TRENDS; AND (ix) CHANGES IN FEDERAL RESERVE BOARD MONETARY POLICIES. IN ADDITION, FACTORS THAT COULD CAUSE ACTUAL RESULTS OF FNB (ASSUMING CONSUMMATION OF THE MERGER) TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY OR PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN FORWARD-LOOKING STATEMENTS RELATING TO THE RESULTS OF OPERATIONS AND BUSINESS OF FNB FOLLOWING THE MERGER, INCLUDING (A) COST SAVINGS THAT WILL BE REALIZED FROM THE MERGER (SEE "THE MERGER -- REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD") AND (B) COSTS ASSOCIATED WITH THE MERGER (SEE "PRO FORMA COMBINING FINANCIAL DATA"), INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (i) THE EXPECTED COST SAVINGS TO BE REALIZED THROUGH COMBINING CERTAIN FUNCTIONS OF BOTH AMCORE AND FNB CANNOT BE FULLY REALIZED BECAUSE THE CHANGES ARE NOT MADE OR UNANTICIPATED OFFSETTING COSTS ARE INCURRED; AND (ii) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF AMCORE AND FNB ARE GREATER THAN EXPECTED.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
AVAILABLE INFORMATION...................   2
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE.............................   2
FORWARD-LOOKING STATEMENTS..............   3
SUMMARY.................................   5
FNB SPECIAL MEETING.....................  16
  General...............................  16
  Date, Place and Time..................  16
  Matters to be Considered at the
     Meeting............................  16
  Record Date; Vote Required............  16
  Solicitation, Revocation and Use
     of Proxies.........................  17
  Independent Public Accountants........  17
  Other Matters.........................  17
THE MERGER..............................  17
  Background of the Merger..............  17
  Reasons for the Merger; Recommendation
     of the FNB Board...................  19
  Opinion of FNB's Financial Advisor....  21
  Interests of Certain Persons in the
     Merger.............................  24
  Stockholder Voting Agreements.........  26
  Management and Operations of FNB after
     the Merger.........................  27
  Regulatory Approval...................  27
  Certain Federal Income Tax
     Consequences.......................  27
  Accounting Treatment of the Merger....  28
  Rights of Dissenting Stockholders.....  29
  Resale of AMCORE Common Stock.........  30
THE MERGER AGREEMENT....................  30
  Terms.................................  30
  Date of Merger........................  31
  Conversion of Shares and Exchange
     Ratio..............................  31
  Certain Representations and
     Warranties.........................  32
  Conduct of Business Pending the
     Merger.............................  33
  Dividends.............................  34
  Employee Benefits.....................  35
  Conditions to the Merger..............  35
  Termination...........................  36
  Termination Fees and Expenses.........  36
  Amendment and Waiver..................  37
COMPARISON OF STOCKHOLDERS' RIGHTS......  37
  General...............................  37
  Merger, Consolidation and Sales of
     Assets.............................  37
  Preferred Stock.......................  39
  Directors.............................  39
  Dividends.............................  40
  Amendments to the Charter.............  40
  Amendments to the Bylaws..............  40
  Cumulative Voting.....................  40
  Structure of Board of Directors.......  41
  Removal of Directors..................  41

                                         PAGE
                                         ----
  Rights of Dissenting Stockholders.....  41
  Special Meetings of Stockholders......  41
  Action Without a Meeting..............  42
  Preemptive Rights.....................  42
  Liquidation and Dissolution...........  42
  Indemnification and Personal Liability
     of Directors and Officers..........  42
  Share Purchase Rights.................  43
AMCORE FINANCIAL, INC...................  45
  General...............................  45
FIRST NATIONAL BANCORP, INC.............  46
  General...............................  46
  Corporate Structure...................  46
  Products..............................  47
  Competition...........................  47
  Employees.............................  47
  Properties............................  47
  Legal Proceedings.....................  48
  Selected Financial Data...............  48
  Management's Discussion and Analysis
     of Financial Condition and Results
     of Operations......................  50
  Market for and Dividends on FNB's
     Common Equity and Related
     Stockholder Matters................  58
  Additional Financial Data on
     Operations and Financial
     Condition..........................  59
SUPERVISION AND REGULATION..............  67
  General...............................  67
  Certain Transactions with
     Affiliates.........................  67
  Payment of Dividends..................  67
  Capital Adequacy......................  67
  The Interstate Banking and Community
     Development Legislation............  68
  FDIC Insurance Assessments............  69
  FIRREA and FDICIA.....................  69
  Principal Stockholders, Directors and
     Officers...........................  70
OPINIONS................................  71
EXPERTS.................................  71
PRO FORMA COMBINING FINANCIAL
  STATEMENTS............................  72
INDEX TO FIRST NATIONAL BANCORP, INC.
  CONSOLIDATED FINANCIAL STATEMENTS.....  78
               LIST OF ANNEXES
Annex I       Opinion of FNB's Financial
              Advisor
Annex II      Agreement and Plan of Merger
Annex III     Sections 180.1301 et seq. of the
              Wisconsin Business Corporation
              Law

                                    SUMMARY


     The following is a brief summary of certain information contained or incorporated by reference elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere herein and in the documents incorporated by reference herein. The Merger Agreement is set forth in Annex II to this Proxy Statement/ Prospectus, and reference is made thereto for a complete description of the terms of the Merger. FNB Stockholders are urged to review carefully the entire Proxy Statement/Prospectus, each of the Annexes hereto and the documents incorporated by reference herein. As used in this Proxy Statement/Prospectus, the terms "AMCORE" and "FNB" refer to such corporations, respectively, and, where the context requires, such corporations and their respective subsidiaries.


GENERAL


     FNB and AMCORE have entered into an Agreement and Plan of Merger, dated as of October 30, 1996 (the "Merger Agreement"), among AMCORE, FNB Acquisition, Inc., a Wisconsin corporation and a wholly-owned subsidiary of AMCORE ("Newco"), and FNB, pursuant to which, among other things, (i) Newco will merge with and into FNB, with FNB being the surviving corporation in the Merger, and (ii) each outstanding share of common stock, par value $1.00 per share, of FNB ("FNB Common Stock") (other than shares of FNB Common Stock held by FNB as treasury stock immediately prior to the Effective Time (as defined below) and shares of FNB Common Stock held by AMCORE, Newco or any direct or indirect subsidiary of AMCORE, which shares will be cancelled, and other than shares of FNB Common Stock held by FNB Stockholders who have properly exercised their dissenters' rights under Wisconsin law) will be cancelled and converted into the right to receive 7.54 shares of common stock (the "Exchange Ratio"), par value $0.33 per share, of AMCORE, and associated share purchase rights (collectively referred to herein as "AMCORE Common Stock," unless otherwise required by context), subject to certain adjustments described below. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio." Upon the consummation of the Merger, the rights of AMCORE stockholders will be governed by Nevada law and the Restated Articles of Incorporation and Bylaws of AMCORE.



     The Merger Agreement provides for an adjustment of the fixed Exchange Ratio in certain circumstances. One such circumstance would be in the event that the average of the daily closing prices per share of AMCORE Common Stock as reported on the NASDAQ during the 20-day trading period ending on the third trading day prior to the date of the Special Meeting (the "AMCORE Average Price") (i) is less than $18.00 and FNB notifies AMCORE of its intent to terminate the Merger Agreement within 15 days following the date of the Special Meeting, and AMCORE cancels such termination by electing to adjust the Exchange Ratio to equal a number obtained by dividing (A) the amount equal to 135.72 less the Environmental Reduction Amount (as hereinafter defined), if any, by (B) the AMCORE Average Price or (ii) exceeds $23.00 and AMCORE notifies FNB of its intent to terminate the Merger Agreement within 15 days following the date of the Special Meeting, and FNB cancels such termination by electing to adjust the Exchange Ratio to equal a number obtained by dividing (A) the amount equal to
173.42 less the Environmental Reduction Amount, if any, by (B) the AMCORE Average Price. There can be no assurance that the closing price for AMCORE's Common Stock on the Effective Date will be equal to the AMCORE Average Price. See "THE MERGER AGREEMENT -- Termination." In addition, subject to certain conditions, if AMCORE's good-faith estimate of environmental remediation costs related to certain real properties held or previously held by FNB exceeds $200,000, AMCORE may adjust the Exchange Ratio to equal a number equal to (i)
154.57 less an amount equal to (A) the amount of such estimate in excess of $200,000 divided by (B) 249,905 (such difference is referred to herein as the "Environmental Reduction Amount") divided by (ii) 20.5. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio" and "-- Conduct of Business Until the Merger."


     The proposed Merger is conditioned upon, among other matters, the approval of FNB Stockholders of the Merger.

THE COMPANIES

AMCORE FINANCIAL, INC.


     AMCORE is a multi-bank holding company incorporated under the laws of the State of Nevada in 1982. AMCORE has five banks operating in 42 locations and eight financial services companies. AMCORE's primary region of operations includes the Illinois cities of Rockford, Elgin, Woodstock, Carpentersville, Crystal Lake, Sterling, Dixon, Princeton, Aledo, Rochelle, Ashton, Gridley, Mt. Morris, Mendota and Peru. At September 30, 1996, AMCORE and its subsidiaries had total assets of $2.9 billion, total deposits of $1.9 billion and stockholders' equity of $208 million. The principal executive offices of AMCORE are located at 501 Seventh Street, Rockford, Illinois 61104, and its telephone number is (815) 968-2241.



     On October 3, 1996, AMCORE signed a letter of intent to acquire Country Bank Shares Corporation ("CBSC") located in Mt. Horeb, Wisconsin. CBSC is a four-bank holding company which in turn has entered into a merger agreement with Belleville Bancshares Corporation located in Belleville, Wisconsin.



     Additional information concerning AMCORE is included in the AMCORE reports and documents incorporated by reference herein. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."


FIRST NATIONAL BANCORP, INC.


     FNB is a one-bank holding company incorporated under the laws of Wisconsin in 1983. Its headquarters are in Monroe, Wisconsin. FNB owns all of the outstanding common stock of First National Bank and Trust (the "Bank"). The Bank has five branch locations. Through its bank subsidiary, FNB offers transaction, savings and investment accounts to their customers in addition to providing commercial and consumer loan and trust services in southern Wisconsin and northern Illinois communities. The primary region of FNB operations includes the cities of Monroe, New Glarus, Belleville and Madison, Wisconsin. At September 30, 1996, FNB and its subsidiaries had total assets of $216.5 million, total deposits of $193.1 million and stockholders' equity of $17.9 million. The principal executive offices of FNB are located at 1625 10th Street, Monroe, Wisconsin 53566, and its telephone number is (608) 328-5100. See "FIRST NATIONAL BANCORP, INC."


THE MERGER


     Subject to the satisfaction of the terms and conditions set forth in the Merger Agreement, Newco will be merged with and into FNB. Upon consummation of the Merger, Newco's corporate existence will terminate and FNB will continue as the surviving corporation. As a result of the Merger, AMCORE will directly own 100% of the stock of the surviving corporation, FNB, and indirectly own all of the issued and outstanding shares of common stock of the Bank. See "THE MERGER." Subject to certain limitations and dissenters' rights provided by law and certain adjustments set forth in the Merger Agreement which relate to changes in the average market price for AMCORE Common Stock and certain potential environmental remediation costs, simultaneously with the effectiveness of the Merger, each outstanding share of FNB Common Stock will be converted into the right to receive 7.54 shares of AMCORE Common Stock. Upon consummation of the Merger, the rights of AMCORE stockholders will be governed by Nevada law and the Restated Articles of Incorporation and Bylaws of AMCORE. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio" and "-- Terms."



     The Merger will become effective upon the filing of the Articles of Merger with the State of Wisconsin (the "Effective Time"). Promptly after the Effective Time, a letter of transmittal containing instructions with respect to the surrender of stock certificates for FNB Common Stock will be furnished to each holder of FNB Common Stock outstanding as of the Effective Time of the Merger for use in exchanging such stock certificates for shares of AMCORE Common Stock in connection with the Merger. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio."

THE SPECIAL MEETING

     The Special Meeting will be held at the offices of FNB, located at 1625 10th Street, Monroe, Wisconsin, on February 10, 1997, at 4:00 p.m. (local time) (the "Special Meeting Date"). At the Special Meeting, FNB Stockholders will consider and vote upon a proposal to approve the Merger Agreement and transact such other business as may properly come before the Special Meeting. Only holders of record of FNB Common Stock at the close of business on January 10, 1997 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. At such date, there were outstanding and entitled to vote 242,455 shares of FNB Common Stock. Each share of FNB Common Stock is entitled to one vote. For additional information relating to the Special Meeting, see "THE SPECIAL MEETING."

RECORD DATE; VOTE REQUIRED

     The Wisconsin Business Corporation Law (the "WBCL") requires that the Merger Agreement be approved by the affirmative vote of a majority of the outstanding shares of FNB Common Stock. At the Record Date, the directors and executive officers of FNB and their affiliates beneficially owned 67,481 shares of FNB Common Stock. At the Record Date, the directors and executive officers of AMCORE and its subsidiaries did not beneficially own any shares of FNB Common Stock. At the Record Date, subsidiaries of FNB and subsidiaries of AMCORE, acting as fiduciaries, custodians or agents, had voting power over no outstanding shares of FNB Common Stock. Each of the directors and executive officers of FNB has entered into voting agreements with AMCORE and FNB (the "Stockholder Voting Agreements"), pursuant to which such stockholders have agreed to vote all of their shares of FNB Common Stock in favor of the Merger Agreement, constituting in the aggregate approximately 27% of the outstanding shares of FNB Common Stock. See "THE SPECIAL MEETING -- Record Date; Vote Required" and "THE MERGER -- Stockholder Voting Agreements."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF FNB RECOMMENDS THAT FNB STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. The FNB Board believes that the terms of the Merger Agreement are fair and that the Merger is in the best interest of FNB and its stockholders. In making its recommendation, the FNB Board has sought the advice of an independent financial advisor. See "THE MERGER -- Background of the Merger"; "-- Reasons for the Merger; Recommendation of the Board" and "-- Opinion of FNB's Financial Advisor."

OPINION OF FINANCIAL ADVISOR

     FNB's financial advisor, Robert W. Baird and Company Incorporated ("Baird"), rendered a verbal opinion on October 30, 1996 and a written opinion on November 6, 1996 to the FNB Board to the effect that, as of the date of such opinion, the consideration to be received by the holders of FNB Common Stock upon consummation of the Merger was fair, from a financial point of view, to such holders. The opinion of Baird, attached to this Proxy Statement/Prospectus as Annex I, sets forth the assumptions made, the matters considered and the limitations in the review undertaken in rendering such opinion. See "THE MERGER -- Opinion of FNB's Financial Advisor."

DISSENTERS' RIGHTS

     Under the provisions of the WBCL, any FNB Stockholders who assert dissenters' rights will have a statutory right to demand payment of the "fair value" of their FNB Common Stock in cash. To perfect this right, an FNB Stockholder must not vote such shares in favor of the Merger Agreement at the Special Meeting (this may be done by marking the proxy either to vote against the Merger Agreement or to abstain from voting thereon or by not voting at all) and must take such other action as is required by the provisions of Sections
180.1301 to 180.1331 of the WBCL, including delivering written notice of intent to demand the "fair value" of FNB Common Stock. A copy of Sections 180.1301 to
180.1331 of the WBCL is attached hereto as Annex III. See "THE MERGER -- Rights of Dissenting FNB Stockholders."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The consummation of the Merger is conditioned, among other things, upon the receipt by FNB of an opinion of Jones, Day, Reavis & Pogue, special counsel to FNB, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Such opinion will be dated the date of the closing of the Merger, will be based upon certain customary representations, and will be subject to certain customary assumptions and limitations set forth therein. No ruling will be sought from the Internal Revenue Service (the "IRS") regarding the Merger, and the IRS may disagree with the conclusions expressed in such opinion of counsel.

     In accordance with such opinion, no gain or loss will be recognized by an FNB Stockholder upon the conversion of such holder's shares of FNB Common Stock into shares of AMCORE Common Stock pursuant to the Merger (except to the extent that cash is received in lieu of fractional shares of AMCORE Common Stock). See "THE MERGER -- Certain Federal Income Tax Consequences."

     EACH FNB STOCKHOLDER IS ADVISED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER UNDER FEDERAL, STATE, LOCAL, FOREIGN INCOME AND OTHER APPLICABLE TAX LAWS.

ACCOUNTING TREATMENT

     AMCORE anticipates that the Merger will be accounted for as a "pooling-of-interests." See "THE MERGER -- Accounting Treatment of the Merger." It is a condition to the Merger that independent public accountants deliver an opinion to the effect that, on the basis of a review of the Merger Agreement and the transactions contemplated thereby, the Merger will be accounted for as a pooling-of-interests. See "THE MERGER AGREEMENT -- Conditions to the Merger."

RESALES OF AMCORE COMMON STOCK BY AFFILIATES

     Resales of AMCORE Common Stock issued to "affiliates" of FNB have not been registered under applicable securities laws in connection with the Merger. Such shares may only be sold (a) under a separate registration for distribution (which AMCORE has not agreed to provide), (b) pursuant to Rule 145 under the Securities Act, or (c) pursuant to some other exemption from registration. For AMCORE to be able to account for the Merger as a pooling-of-interests, certain additional restrictions have been placed on affiliates of FNB and AMCORE with respect to dispositions of FNB Common Stock and AMCORE Common Stock during the period beginning 30 days before the Merger and ending once the results of at least 30 days of post-Merger combined operations have been published. See "THE MERGER -- Resale of AMCORE Common Stock."

DATE OF THE MERGER

     The Merger Agreement provides that the Merger will be consummated on a date no later than five business days after the satisfaction or waiver of the conditions to the Merger Agreement, including the receipt of all necessary approvals of governmental agencies and authorities and expiration of the statutory 30-day waiting period following approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or on another mutually agreed upon date (the "Closing Date"). With the approval of the Federal Reserve Board and the Department of Justice, the waiting period may be reduced to no less than 15 days. See "THE MERGER AGREEMENT -- Terms"; "-- Date of Merger"; and "-- Conditions to the Merger."

TERMS AND CONDITIONS OF THE MERGER; REGULATORY APPROVAL

     The Merger is conditioned upon approval by the FNB Stockholders and the Federal Reserve Board and upon the satisfaction of other terms and conditions of the Merger Agreement, including treatment of the Merger as a pooling-of-interests for accounting purposes. There can be no assurance that the Federal Reserve

Board will approve the Merger and, if the Merger is approved, there can be no assurance concerning the date of any such approval. See "THE MERGER -- Regulatory Approval"; "THE MERGER AGREEMENT -- Terms" and "-- Conditions to the Merger."

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Certain executive officers of FNB and the directors of Newco prior to the Merger will continue as officers and directors of the surviving corporation. FNB has entered into an agreement with the president and chief executive officer of FNB whereby such executive officer's employment with FNB shall be terminated immediately prior to the Effective Time of the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger." Following the Merger, FNB will survive as a separate wholly-owned subsidiary holding company of AMCORE. AMCORE intends that FNB will continue to operate the Bank at its present location and that FNB will expand its products and services by providing certain products and services offered by AMCORE affiliates. See "THE MERGER -- Management and Operations of FNB After the Merger."

TERMINATION; TERMINATION FEES AND EXPENSES

     The Merger Agreement may be terminated under certain circumstances, including at any time before the Closing Date (i) by mutual written consent of the Board of Directors of AMCORE and FNB, (ii) by either AMCORE or FNB if (a) any condition set forth in Articles VIII, IX or X of the Merger Agreement has not been substantially satisfied or waived in writing by June 30, 1997, (b) any warranty or representation made by the other party in the Merger Agreement is discovered to have become untrue, incomplete or misleading in any material respect, where such change has not been cured within ten business days of notice, (c) the other party commits one or more material breaches of the Merger Agreement considering all such breaches in the aggregate, where such breach has not been cured within 20 business days of notice, or (d) AMCORE's good-faith estimate of environmental remediation costs relating to certain real properties is equal to $700,000 or more, (iii) by FNB if (a) the AMCORE Average Price is less than $18.00 and FNB notifies AMCORE of its intent to terminate the Merger Agreement within 15 days following the Special Meeting Date, unless AMCORE cancels such termination by electing to adjust the Exchange Ratio to equal a number obtained by dividing (A) the amount equal to 135.72 less the Environmental Reduction Amount, if any, by (B) the AMCORE Average Price or (b) the FNB Board receives a Superior Proposal (as hereinafter defined) and promptly thereafter, after providing notice and certain information to AMCORE, enters into a definitive acquisition, merger or similar agreement to effect such proposal, (iv) by AMCORE if (a) the AMCORE Average Price is more than $23.00 and AMCORE notifies FNB of its intent to terminate the Merger Agreement within 15 days following the Special Meeting Date, unless FNB cancels such termination by electing to adjust the Exchange Ratio to equal a number obtained by dividing (A) the amount equal to 173.42 less the Environmental Reduction Amount, if any, by
(ii) the AMCORE Average Price or (B) the FNB Board withdraws or modifies in a manner adverse to AMCORE its approval or recommendation of the Merger or fails to reconfirm such recommendation within five business days of a reasonable written request for such confirmation by AMCORE. There can be no assurance that the closing price for AMCORE's Common Stock on the Effective Date will be equal to the AMCORE Average Price. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio." In the event the Merger Agreement is terminated under certain circumstances, FNB will be obligated to pay AMCORE a fee of $1 million plus AMCORE's out-of-pocket expenses (not to exceed $400,000) in connection with the Merger Agreement. See "THE MERGER AGREEMENT -- Termination;" and "-- Termination Fees and Expenses."

WAIVERS AND AMENDMENTS

     AMCORE and FNB may amend, modify or waive certain terms and conditions of the Merger Agreement. Any such action taken by FNB following a favorable vote by its stockholders may be taken only if, in the opinion of the FNB Board, the action will not have a material adverse effect on the benefits intended for its stockholders. See "THE MERGER AGREEMENT -- Amendment and Waiver."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of FNB management and the FNB Board may be deemed to have certain interests in the Merger in addition to their interests as stockholders of FNB. Certain executive officers of FNB will be executive officers of the surviving corporation following the Merger. See "THE MERGER -- Management and Operations of FNB After the Merger." AMCORE has agreed to take certain actions regarding the existing arrangement of an executive officer of FNB who will be provided severance benefits following the Merger. Certain directors and officers will receive shares of FNB Common Stock or cash in lieu of shares with respect to any deferred directors' fees and deferred compensation under the deferred compensation retirement plans. AMCORE has agreed to indemnify the executive officers and directors of FNB and its subsidiaries for a period of six years after the Effective Time to the same extent such persons are currently indemnified pursuant to FNB's Articles of Incorporation and Bylaws. AMCORE has agreed to provide directors' and officers' liability insurance for a period of three years after the Merger that provides coverage for events occurring prior to the Effective Time and is in the aggregate no less favorable than FNB's existing policy, provided that AMCORE will not be required to pay annual premiums in excess of $20,000. See "THE MERGER -- Interests of Certain Persons in the Merger."

MARKETS AND MARKET PRICES

     There is no established public trading market for FNB Common Stock. In the ordinary course of its business, Baird may from time to time trade the securities of FNB or AMCORE for its own account or the accounts of its customers and accordingly, may at any time hold long or short positions of such securities. AMCORE Common Stock is quoted on the NASDAQ.

     The following table sets forth the closing price per share of AMCORE Common Stock as reported on the NASDAQ on the dates set forth, which includes October 29, 1996, the last trading day preceding public announcement of the Merger, October 30, 1996, the day on which the Merger was publicly announced and October 31, 1996, the day following the public announcement of the Merger, as well as the equivalent per share prices for FNB Common Stock. The equivalent per share price of FNB Common Stock at each specified date represents the closing price of a share of AMCORE Common Stock on such date multiplied by the unadjusted Exchange Ratio of 7.54. See "THE MERGER AGREEMENT -- Terms" and "-- Conversion of Shares and Exchange Ratio."

                                                                             EQUIVALENT FNB
                                                              AMCORE           PER SHARE
                                                           COMMON STOCK          PRICE
                                                           ------------      --------------
        Market Value Per Share at:
          January 3, 1997...............................     $ 25.750          $ 194.155
          October 29, 1996..............................     $ 21.250          $ 160.2250
          October 30, 1996..............................     $ 21.125          $ 159.2825
          October 31, 1996..............................     $ 20.750          $ 156.4550

     Because the market price of AMCORE Common Stock is subject to fluctuation and the Exchange Ratio is fixed (subject to adjustment to increase or decrease such Exchange Ratio as described herein), the market value of the shares of AMCORE Common Stock that holders of FNB Common Stock will receive in the Merger may increase or decrease prior to the Merger. FNB Stockholders are advised to obtain current market quotations for AMCORE Common Stock and current trading prices, if any, of FNB Common Stock. FNB has the right to abandon the Merger under certain circumstances if the average of the daily closing prices of a share of AMCORE Common Stock during the 20-day trading period ending three days prior to the date of the Special Meeting is less than $18.00, and AMCORE has the right to abandon the Merger under certain circumstances if the average of the daily closing prices of a share of AMCORE Common Stock during the 20-day trading period ending three days prior to the date of the Special Meeting is greater than $23.00. See "THE MERGER AGREEMENT -- Terms," "-- Conversion of Shares and Exchange Ratio" and "-- Termination."

     The following table sets forth the market value of AMCORE Common Stock for the periods indicated as reported on the NASDAQ:

                                                                      HIGH         LOW
                                                                     ------      -------
        1997:
          First quarter (through January 3, 1997).................   $27.25      $24.75
        1996:
          First quarter...........................................   $21.75      $20.25
          Second quarter..........................................    21.25       19.50
          Third quarter...........................................    21.25       18.875
          Fourth quarter..........................................    27.25       20.375
        1995:
          First quarter...........................................   $21.25      $18.25
          Second quarter..........................................    19.75       17.00
          Third quarter...........................................    23.25       18.50
          Fourth quarter..........................................    24.00       19.75
        1994:
          First quarter...........................................   $20.25      $16.25
          Second quarter..........................................    21.75       15.75
          Third quarter...........................................    22.75       20.00
          Fourth quarter..........................................    21.25       16.00

     In 1994, FNB paid aggregate annual dividends of $2.15 per share; in 1995, aggregate annual dividends of $2.35 per share were paid; in 1996, prior to execution of the Merger Agreement, FNB paid aggregate annual dividends of $2.65 per share. Between execution of the Merger Agreement and the Closing Date, FNB can pay cash dividends, for the quarter ending December 31, 1996, and each quarter thereafter ending prior to the consummation of the Merger provided such dividends are paid prior to the consummation of the Merger and do not exceed for any quarter $0.725 per share; and further provided, that FNB cannot declare or pay any dividends in any amount on FNB Common Stock in any calendar quarter in which the Effective Time is expected to occur and in which the FNB Stockholders entitled to receive dividends on the shares of AMCORE Common Stock into which their shares of FNB Common Stock will be converted. There can be no assurance as to the amount of future dividends on FNB Common Stock prior to the Closing Date, because the dividend policy of FNB is subject to the discretion of the Board of Directors of FNB, cash needs and general business conditions.

                           COMPARATIVE PER SHARE DATA

     The following table presents selected comparative unaudited per share data for AMCORE Common Stock on a historical and pro forma combined basis and for FNB Common Stock on a pro forma equivalent basis giving effect to the Merger on a pooling-of-interests accounting basis. For a description of the pooling-of-interests accounting basis with respect to the Merger and the related effects on the historical financial statements of AMCORE, see "THE MERGER -- Accounting Treatment of the Merger." The information is derived from the consolidated historical financial statements of AMCORE, including the related notes thereto, incorporated by reference into this Proxy Statement/Prospectus. This information should be read in conjunction with such historical and pro forma financial statements and the related notes thereto. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA COMBINING FINANCIAL STATEMENTS."

     This information is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Merger been consummated prior to the periods indicated.

                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,           YEAR ENDED DECEMBER 31,
                                               -------------------     -----------------------------
                                                1996        1995        1995        1994       1993
                                               -------     -------     -------     ------     ------
Per Share of AMCORE Common Stock:
  Book Value:
     Historical.............................   $ 14.59     $ 14.14     $ 14.81     $13.26     $12.68
     Pro forma*.............................     14.00       13.45       14.07      12.57      11.97
  Cash dividends:
     Historical.............................   $  0.48     $  0.45     $  0.58     $ 0.55     $ 0.41
     Pro forma*.............................      0.52        0.46        0.61       0.57       0.43
  Net income:
     Historical.............................   $  1.34     $  0.85     $  1.30     $ 1.55     $ 1.53
     Pro forma*.............................      1.30        0.86        1.30       1.51       1.48
Per Share of FNB Common Stock:
  Book Value:
     Historical.............................   $ 73.81     $ 65.27     $ 68.89     $60.44     $54.97
     Pro forma equivalent*..................    105.56      101.41      106.09      94.78      90.25
  Cash dividends:
     Historical.............................   $  2.65     $  2.35     $  2.35     $ 2.15     $ 1.85
     Pro forma equivalent*..................      3.92        3.47        4.60       4.30       3.24
  Net income:
     Historical.............................   $  7.90     $  7.26     $ 10.07     $ 9.04     $ 8.40
     Pro forma equivalent*..................      9.80        6.48        9.80      11.39      11.16

-------------------------
* Based upon an exchange ratio of 7.54 shares of AMCORE Common Stock for each share of FNB Common Stock. The exchange ratio is subject to adjustment.

SELECTED FINANCIAL DATA


     The following tables set forth certain historical consolidated financial information for AMCORE and FNB, and certain unaudited combined selected financial data, giving effect to the Merger under the pooling-of-interests method of accounting. See "THE MERGER -- Accounting Treatment of the Merger." The selected financial data included for the nine months ended September 30, 1996 and September 30, 1995 are derived from unaudited financial statements of AMCORE and FNB. The selected financial data for the five years ended December 31, 1995 are derived from audited consolidated financial statements of AMCORE and from audited financial statements of FNB. This information should be read in conjunction with the respective historical financial statements of AMCORE and FNB, including the respective notes thereto, incorporated by reference herein with respect to AMCORE and set forth herein with respect to FNB, and with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "INDEX TO FIRST NATIONAL BANCORP, INC. CONSOLIDATED FINANCIAL STATEMENTS" and "PRO FORMA COMBINING FINANCIAL STATEMENTS."


                             AMCORE FINANCIAL, INC.

               SELECTED CONSOLIDATED FINANCIAL DATA (HISTORICAL)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                     NINE MONTHS ENDED
                                       SEPTEMBER 30,                               YEARS ENDED DECEMBER 31,
                                  ------------------------    ------------------------------------------------------------------
                                     1996          1995          1995          1994          1993          1992          1991
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
STATEMENT OF INCOME:
  Net interest income...........  $   64,284    $   58,887    $   79,406    $   77,760    $   77,556    $   73,399    $   65,866
  Provision for loan losses.....       4,090         1,920         2,692           628         2,124         5,547         7,932
  Non-interest income...........      29,104        24,856        34,013        31,034        29,605        25,695        21,417
  Operating expense.............      63,230        67,260        87,440        78,690        76,136        67,132        60,098
  Income before income taxes....      26,068        14,563        23,287        29,476        28,901        26,415        19,253
  Net income....................  $   18,993    $   11,997    $   18,271    $   21,801    $   21,440    $   18,566    $   14,949
PER COMMON SHARES
  Net income....................  $     1.34    $     0.85    $     1.30    $     1.55    $     1.53    $     1.36    $     1.10
  Cash dividends................        0.48          0.45          0.58          0.55          0.41          0.35          0.30
  Book value....................       14.59         14.14         14.81         13.26         12.68         11.59         10.60
  Dividend payout ratio.........        35.8%         52.9%         44.6%         35.4%         26.9%         25.6%         27.4%
  Average Common Shares
    Outstanding (in
    thousands)..................      14,205        14,069        14,083        14,023        13,972        13,659        13,604
BALANCE SHEET -- AVERAGE
  BALANCES:
  Total assets..................  $2,639,168    $2,210,602    $2,245,895    $2,062,597    $1,977,407    $1,754,653    $1,686,229
  Loans and leases, net of
    unearned income.............   1,342,725     1,212,098     1,228,175     1,088,206     1,000,759       927,354       955,786
  Securities....................   1,093,031       798,437       812,174       764,758       728,754       607,023       538,448
  Deposits......................   1,809,140     1,759,028     1,764,427     1,706,175     1,665,807     1,501,006     1,464,383
  Long-term borrowings..........     152,693        23,071        29,458        27,598        33,724        16,384        16,322
  Stockholders' equity..........     205,487       190,574       194,546       183,171       168,739       151,469       138,860
SELECTED FINANCIAL RATIOS(1):
  Return on average assets......        0.96%         0.94%         0.97%         1.06%         1.08%         1.06%         0.89%
  Return on average equity......       12.35%        10.85%        11.17%        11.90%        12.71%        12.25%        10.77%
  Net interest margin(2)........        3.73%         4.16%         4.18%         4.51%         4.62%         4.78%         4.49%
  Average equity to average
    assets......................        7.79%         8.62%         8.66%         8.88%         8.53%         8.63%         8.23%
BALANCE SHEET INFORMATION:
  Total assets..................  $2,890,782    $2,334,458    $2,418,532    $2,151,983    $1,987,267    $1,958,475    $1,710,870
  Loans and leases, net of
    unearned income.............   1,435,562     1,273,050     1,285,961     1,161,870     1,035,841       996,277       931,904
  Securities....................   1,174,122       847,360       908,669       784,457       722,837       727,542       561,579
  Deposits......................   1,937,989     1,826,863     1,777,705     1,707,559     1,643,683     1,649,767     1,431,022
  Long-term borrowings..........     148,761        22,013       107,803        26,487        31,975        32,442        13,066
  Stockholders' equity..........     207,588       199,271       209,862       186,159       177,615       160,296       142,696


-------------------------

(1) Nine month returns are annualized.


(2) On a fully tax equivalent basis.

                          FIRST NATIONAL BANCORP, INC.

               SELECTED CONSOLIDATED FINANCIAL DATA (HISTORICAL)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                   UNAUDITED
                               NINE MONTHS ENDED
                                 SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                              -------------------   ----------------------------------------------------
                                1996       1995       1995       1994       1993       1992       1991
                              --------   --------   --------   --------   --------   --------   --------
STATEMENT OF INCOME:
  Net interest income........ $  6,013   $  5,684   $  7,683   $  7,560   $  7,259   $  6,415   $  5,127
  Provision for loan
     losses..................       90         44         61         --         --         --         --
  Other income...............    1,016        976      1,318      1,380      1,201      1,318      1,147
  Other expenses.............    4,242      4,180      5,558      5,893      5,822      5,376      4,241
  Income before income
     taxes...................    2,697      2,437      3,382      3,047      2,638      2,357      2,033
  Net income................. $  1,943   $  1,762   $  2,446   $  2,222   $  2,060      1,760      1,433
PER COMMON SHARE:
  Net income................. $   7.90   $   7.26   $  10.07   $   9.04   $   8.40       7.23       6.10
  Cash dividends.............     2.65       2.35       2.35       2.15       1.85       1.55       1.30
  Book value.................    73.81      65.27      68.89      60.44      54.97      48.61      42.55
  Dividend payout ratio......     33.5%      31.2%      23.4%      23.8%      22.0%      20.0%      20.3%
  Average Common Shares
     Outstanding
     (in thousands)..........      246        243        243        246        245        243        235
BALANCE SHEET -- AVERAGE
  BALANCES:
  Total assets............... $209,070   $196,835   $198,644   $182,491   $169,668    154,419    153,688
  Loans, net of allowance for
     loan losses.............  143,795    135,940    137,791    120,818    106,478     96,721     92,989
  Securities.................   53,779     51,190     50,936     51,162     48,114     44,367     37,229
  Deposits...................  187,333    182,538    178,474    164,781    152,877    144,342    122,314
  Notes payable(1)...........    2,386      1,700      2,836      2,350      2,850      3,000      3,000
  Stockholders' equity.......   17,014     14,895     15,130     13,562     12,515     10,270      8,854
SELECTED FINANCIAL RATIOS(2):
  Return on average assets...     1.24%      1.19%      1.23%      1.22%      1.21%      1.14%       .93%
  Return on average equity...    15.23%     15.77%     16.17%     16.38%     16.46%     17.14%     16.18%
  Net interest margin(3).....     4.01%      4.04%      4.06%      4.38%      4.54%      4.55%      3.94%
  Average equity to average
     assets..................     8.14%      7.57%      7.62%      7.43%      7.38%      6.65%      5.76%
BALANCE SHEET INFORMATION:
  Total assets............... $216,494   $201,985   $206,531   $192,075   $178,337    162,973    156,780
  Loans......................  147,999    141,735    142,169    128,661    111,423    102,411     93,324
  Securities.................   54,109     50,481     49,846     51,157     50,588     42,820     45,913
  Deposits...................  193,126    174,833    182,278    172,929    161,018    146,715    141,969
  Notes payable(1)...........    2,811      1,947      4,246      2,000      2,700      3,000      3,000
  Stockholders' equity.......   17,895     15,646     16,145     14,059     12,675     11,020      9,521

-------------------------
(1) Includes long-term and short-term borrowings.

(2) Nine month returns are annualized.

(3) On a fully tax-equivalent basis.

                    AMCORE FINANCIAL, INC. AND SUBSIDIARIES
                 FIRST NATIONAL BANCORP, INC. AND SUBSIDIARIES

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         NINE MONTHS ENDED                     YEARS ENDED
                                           SEPTEMBER 30,                       DECEMBER 31,
                                      ------------------------    --------------------------------------
                                         1996          1995          1995          1994          1993
                                      ----------    ----------    ----------    ----------    ----------
STATEMENT OF INCOME:
  Net interest revenue.............   $   70,297    $   64,572    $   87,089    $   85,320    $   84,815
  Provision for loan losses........        4,180         1,964         2,753           628         2,124
  Non-interest income..............       30,120        25,832        35,331        32,414        30,806
  Operating expense................       67,472        71,440        92,998        84,583        81,958
  Income before income taxes.......       28,765        17,000        26,669        32,523        31,539
  Net income.......................   $   20,914    $   13,739    $   20,689    $   23,999    $   23,483
PER COMMON SHARE:
  Net income.......................   $     1.30    $     0.86    $     1.30    $     1.51    $     1.48
  Cash dividends...................         0.52          0.46          0.61          0.57          0.43
  Book value.......................        14.00         13.45         14.07         12.57         11.97
  Dividend payout ratio............         40.0%         53.4%         46.9%         37.7%         29.1%
  Average Common Shares Outstanding
     (in thousands)................       16,089        15,953        15,967        15,907        15,856
BALANCE SHEET -- AVERAGE BALANCES:
  Total assets.....................   $2,848,238    $2,407,437    $2,444,539    $2,245,088    $2,147,075
  Loans and leases, net of unearned
     income........................    1,486,520     1,348,038     1,365,966     1,209,024     1,107,237
  Securities.......................    1,146,810       849,627       863,110       815,920       776,868
  Deposits.........................    1,996,473     1,941,566     1,942,901     1,870,956     1,818,684
  Long-term borrowings.............      154,039        23,616        29,998        29,198        36,024
  Stockholders' equity.............      222,501       205,469       209,676       196,733       181,254
SELECTED FINANCIAL RATIOS (1):
  Return on average assets.........         0.98%         0.76%         0.85%         1.07%         1.09%
  Return on average equity.........        12.53%         8.92%         9.87%        12.20%        12.96%
  Net interest margin (2)..........         3.75%         4.14%         4.17%         4.50%         4.62%
  Average equity to average
     assets........................         7.81%         8.53%         8.58%         8.76%         8.44%
BALANCE SHEET INFORMATION:
  Total assets.....................   $3,107,254    $2,536,443    $2,625,035    $2,344,034    $2,165,587
  Loans and leases, net of unearned
     income........................    1,583,348     1,414,785     1,428,130     1,290,531     1,147,264
  Securities.......................    1,228,231       897,841       958,515       835,614       773,425
  Deposits.........................    2,131,115     2,001,696     1,959,983     1,880,488     1,804,701
  Long-term borrowings.............      150,107        22,558       108,343        28,087        34,275
  Stockholders' equity.............      225,461       214,917       225,979       200,194       190,273

-------------------------
(1) Nine month returns are annualized.

(2) On a fully tax-equivalent basis.

                              FNB SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished in connection with the solicitation on behalf of the FNB Board of Directors of proxies to be voted at the Special Meeting to be held at the principal offices of FNB, 1625 Tenth Street, Monroe, Wisconsin 53566, on February 10, 1997, at 4:00 p.m. local time, and any adjournment or postponements thereof.

     This Proxy Statement/Prospectus is also furnished by AMCORE to FNB Stockholders as a prospectus in connection with the issuance by AMCORE of shares of AMCORE Common Stock upon consummation of the Merger. This Proxy Statement/Prospectus, the attached Notice of Special Meeting of First National Bancorp, Inc. Stockholders, and the form of proxy enclosed herewith are first being mailed to stockholders of FNB on or about January 10, 1997.

DATE, PLACE AND TIME

     The Special Meeting will be held at the principal offices of FNB, 1625 Tenth Street, Monroe, Wisconsin 53566, on February 10, 1997, at 4:00 p.m., local time (the "Special Meeting Date").

MATTERS TO BE CONSIDERED AT THE MEETING

     At the Special Meeting, holders of shares of FNB Common Stock as of the Record Date will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. See "THE MERGER AGREEMENT." The description of the Merger and the Merger Agreement in this Proxy Statement/Prospectus is, of necessity, selective and is, therefore, qualified in its entirety by reference to the Merger Agreement. A copy of the full text of the Merger Agreement is attached to this Proxy Statement/Prospectus as Annex II.

RECORD DATE; VOTE REQUIRED

     The FNB Board of Directors has fixed January 10, 1997 as the Record Date for the determination of the FNB Stockholders entitled to notice of and to vote at the Special Meeting. On the Record Date, 242,455 shares of FNB Common Stock were outstanding. Shares of FNB Common Stock are the only outstanding voting securities of FNB. Each holder of record of shares of FNB Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of the FNB Stockholders at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of FNB Common Stock outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

     THE FNB BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, FNB AND THE FNB STOCKHOLDERS, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT THE FNB STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     Holders of shares of FNB Common Stock on the Record Date will be entitled to dissenters' rights under the WBCL in connection with the Merger. FNB Stockholders who vote in favor of the Merger, however, will waive their dissenters' rights. See "THE MERGER -- Rights of Dissenting FNB Stockholders" and Annex III -- Sections 180.1301 et seq. of the WBCL.

     The affirmative vote of the holders of a majority of the outstanding shares of FNB Common Stock is required under applicable law to approve and adopt the Merger Agreement. All shares of FNB Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted "FOR" the approval and adoption of the Merger Agreement. The directors and executive officers of FNB, who collectively beneficially own 67,481 shares of FNB Common Stock (approximately 27.0% of the outstanding shares of FNB Common Stock as of the Record Date) have entered into Stockholder Voting Agreements with FNB and AMCORE. Pursuant to such Stockholder Voting Agreements, the directors and executive officers of FNB have agreed to vote their shares in favor of the Merger Agreement and the transactions contemplated thereby, provided that the Merger Agreement has not been terminated. In addition, such directors and officers have agreed not to transfer shares in violation of the pooling-of-interests rules. See "THE MERGER -- Stockholder Voting Agreements."

SOLICITATION, REVOCATION AND USE OF PROXIES

     FNB will bear all expenses of the solicitation, including the cost of mailing this Proxy Statement/ Prospectus. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of FNB in person or by telephone, facsimile or by other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out of pocket expenses, in connection with such solicitation. Arrangements will be made with banks and brokerage firms and other custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to the beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and FNB will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     A stockholder may revoke any proxy given pursuant to this solicitation at any time prior to its exercise by the execution of a proxy signed at a later date or by the giving of written notice of revocation to the Secretary of FNB at any time before the taking of the vote at the Special Meeting. Any written notice of revocation should be delivered to First National Bancorp., Inc., 1625 Tenth Street, Monroe, Wisconsin 53566, Attention: Gary Culp, Secretary, before the taking of the vote at the Special Meeting. Furthermore, a stockholder giving a proxy may revoke such proxy by attending the Special Meeting and voting the stockholder's shares in person.

     HOLDERS OF FNB COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO FNB IN THE ENCLOSED ENVELOPE. FNB STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, FNB STOCKHOLDERS WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF THEIR STOCK CERTIFICATES.

INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of McGladrey & Pullen, LLP, independent public accountants to FNB, are expected to be present at the Special Meeting to respond to appropriate questions of the FNB Stockholders and to make a statement if they desire to do so.

OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, the FNB Board does not intend to bring any other business before the Special Meeting of FNB Stockholders and, so far as is known to the FNB Board, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of FNB Stockholders. However, as to any other business that may properly come before the meeting, the proxy holders intend to vote the proxies in respect thereof in accordance with their judgment and discretion.

                                   THE MERGER

     The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference into this Proxy Statement/Prospectus. All FNB Stockholders are urged to read the Merger Agreement in its entirety.

BACKGROUND OF THE MERGER

     The past several years have been a period of substantial and rapid change in the banking industry, characterized by, among other things, intensifying competition and increasing consolidation of the financial services industry. This consolidation is an outgrowth in part of the removal of many interstate barriers limiting expansion of banking institutions. During this period, the Boards of Directors of both AMCORE and FNB have periodically reviewed their strategic alternatives and taken various steps to maintain and enhance their long term competitive positions and profitability in the face of these changing regulatory and market conditions.

     During the first half of 1996, the FNB Board members who ultimately became the Special Committee of the FNB Board initiated a series of discussions by the FNB Board concerning strategic alternatives available to FNB in light of the significant changes affecting the industry. The FNB Board believed that bank consolidations would continue and that competitive and regulatory forces would make it increasingly difficult for smaller banking companies, such as FNB, to price their loan and deposit services competitively and to gain significant market shares. The FNB Board determined that it would be in the best interest of FNB Stockholders to solicit proposals for a business combination. In this regard, the FNB Board retained Baird, as its financial advisor, to solicit the interest of bank holding companies with suitable financial strength, stock price performance and prospects, geographical location and other factors. Baird prepared a Confidential Informational Memorandum, dated February 9, 1996, with which it solicited expressions of interest from bank holding companies. Baird identified eight companies as the most likely merger candidates.

     During the same period, the Board of Directors of AMCORE (the "AMCORE Board") continued to review its long term business goals and explore means to maintain its competitiveness in the banking industry and to enhance stockholder value. In this regard, AMCORE considered strategic alternatives, including a number of opportunities in the Wisconsin area. AMCORE reviewed recent combinations of Wisconsin banking companies as well as the potential for increased competition resulting from future combinations in Wisconsin, the prospect for future growth of AMCORE through future mergers and acquisitions in Wisconsin and other states, and the ability of AMCORE to develop new customers on a profitable basis. In light of the foregoing, throughout the remainder of 1995 and early 1996, AMCORE considered several possible acquisitions in the Wisconsin area.

     In early 1996, Mr. Kent of Baird contacted Mr. Meuleman and Mr. Gagnier at AMCORE to discuss a possible business combination between FNB and AMCORE. Baird had informed the Special Committee of the FNB Board that AMCORE had expressed an interest in acquiring a bank serving communities in Wisconsin. Mr. Kent provided Mr. Gagnier with a copy of the Confidential Informational Memorandum prepared by Baird on behalf of FNB.

     During the first four months of 1996, representatives of Baird and the Special Committee of the FNB Board met to discuss FNB's interest in a combination with AMCORE, as well as possible values in light of recent bank merger and acquisition trends and the responses from other prospects. FNB authorized Baird to indicate its interest in meeting with AMCORE.

     In late April and early May 1996, the Special Committee of the FNB Board and senior management of AMCORE held preliminary discussions relating to a potential combination between the companies which culminated in representatives of AMCORE visiting FNB's Monroe facility and surveying the local community.

     On May 15, 1996, the AMCORE Board reviewed the terms of the Merger with FNB with senior management. Following discussions between the directors, the AMCORE Board authorized Messrs. Robert J. Meuleman and John R. Hecht, with the assistance of AMCORE's legal advisors, to negotiate a definitive merger agreement.

     On May 16, 1996, AMCORE sent a letter to Mr. Kent of Baird expressing its interest in a transaction with FNB. During the months of June and July 1996, the Special Committee of the FNB Board and senior management of AMCORE continued discussions regarding the possible combination of FNB and AMCORE.

     On July 9, 1996, the Executive Committee of the AMCORE Board (the "Executive Committee") reviewed with the AMCORE Board the preliminary discussions that had taken place to date with FNB. At that time, the AMCORE Board also reviewed its potential affiliation with other Wisconsin bank holding companies, including its potential acquisition of CBSC. The AMCORE Board determined that senior management should pursue further discussions with FNB and CBSC.

     During mid-July and August, the Special Committee of the FNB Board and senior management of AMCORE held informal discussions concerning the proposed merger, including the prospects for AMCORE's future performance and the advisability of the proposed merger in light of existing business, economic, competitive and regulatory conditions.


     On August 29, 1996, FNB and AMCORE entered into an exclusivity agreement that required FNB to negotiate exclusively with AMCORE until October 31, 1996, with respect to a possible acquisition of FNB. Following execution of this letter agreement, discussions continued to be held by senior management of AMCORE and FNB with respect to the terms of the proposed merger.

     On September 20, 1996, FNB and AMCORE entered into a confidentiality agreement relating to, among other things, the information to be provided by each company to the other and the conditions under which each party would be allowed to acquire such information. Following the execution of the confidentiality agreement, the parties began their mutual due diligence review.


     On October 21, 1996 the FNB Board met with FNB's senior management to review the discussions that had been held with AMCORE and to consider the terms and conditions of the proposed Merger. At the conclusion of the meeting, the FNB Board determined to continue to finalize the terms of the Merger with AMCORE.



     On October 24, 1996, the Executive Committee, together with its legal advisors, reviewed the discussions which senior management had with FNB, certain environmental issues discovered during the due diligence investigation and the proposed terms of the Merger Agreement. Upon completion of its review, the Executive Committee approved the Merger Agreement and the other documents contemplated by the Merger, pending resolution of the environmental issues to the satisfaction of AMCORE's senior management.


     On October 29, 1996, the FNB Board entered into an amended and restated severance agreement with Thomas J. Wilkinson, president and chief executive officer of FNB, providing for the resignation of Mr. Wilkinson immediately prior to the Effective Time of the Merger in consideration of severance benefits to be paid to Mr. Wilkinson. See "THE MERGER -- Interests of Certain Persons in the Merger."


     On October 30, 1996, upon completion of the negotiations, Baird rendered its oral opinion to the FNB Board that the consideration to be received by the FNB Stockholders was fair to such stockholders from a financial point of view. See "THE MERGER -- Opinion of FNB's Financial Advisor." Following the delivery of such opinion, the FNB Board unanimously determined that the Merger was in the best interests of the FNB Stockholders and unanimously recommended approval of the Merger Agreement.


     The Merger Agreement and other documents contemplated by the Merger were executed by authorized officers of AMCORE and FNB on October 30, 1996.

     The execution of the Merger was publicly announced on October 30, 1996.

REASONS FOR THE MERGER; RECOMMENDATION OF THE FNB BOARD

REASONS FOR MERGER -- AMCORE

     The AMCORE Board and Executive Committee considered a number of factors, including, among other things, the financial condition of FNB and projected synergies which are anticipated to result from the Merger. The Executive Committee concluded that the Merger presents an unique opportunity for AMCORE to increase its presence in Wisconsin through the acquisition of an established banking organization having operations in the targeted area. AMCORE's decision to pursue discussions with FNB was primarily a result of AMCORE's assessment of the value of FNB's banking franchise, its substantial asset base within the Wisconsin area, the potential of other acquisitions in the Wisconsin area and the compatibility of the businesses of the two banking organizations. The AMCORE Board and Executive Committee believes that the Merger will benefit AMCORE's stockholders.


     The AMCORE Board and Executive Committee considered that the Merger would be effective in fulfilling AMCORE's long-term objective of enhancing its market presence in Wisconsin. The AMCORE Board and Executive Committee also considered that the Merger would extend AMCORE's advanced consumer banking technology and customer services to FNB's retail customer base, while similarly extending a broader range of corporate and private banking services to its Wisconsin customer.


     The AMCORE Board further considered the gains to be achieved through the application of AMCORE's Acquisition Integration Policy that is used as a framework for the integration and consolidation of institutions which it acquires. Integration involves the process of including a new subsidiary in the products, services, practices, and general operating philosophies of AMCORE thereby employing the combined resources of AMCORE and FNB to better serve the communities and offer a broad array of products and services through an expanded branch network. The AMCORE Board and Executive Committee considered that such gains may be further enhanced with the potential acquisition of CBSC.


     The AMCORE Board and Executive Committee also considered corporate governance issues related to the transaction, including the resignation of FNB's president and chief executive officer and qualifications with respect to senior management of the combined entity following the Merger.


     The foregoing discussion of the information and factors considered by the AMCORE Board and the Executive Committee is not intended to be exhaustive, but includes the material factors considered by the AMCORE Board and the Executive Committee in approving the Merger.


REASONS FOR MERGER -- FNB


     FNB's Board of Directors believes that the proposed Merger between FNB and AMCORE is fair and in the best interests of FNB and the FNB Stockholders. In approving the Merger Agreement, the FNB Board considered a variety of factors, although it did not assign any relative or specific weight to any factor. Among the factors considered were the following material factors:



          (1) Consolidation of the banking industry has made it increasingly difficult for the smaller financial institutions, such as FNB, to compete. Larger institutions continue to hold the competitive advantages of efficiencies of size, broad range of products, and the effective use of technology. The strategy of trying to be all things to all customers is beyond the means of smaller institutions.



          (2) The constant changes within the technology environment require significant investment of capital to keep abreast of changes. The technical requirements in personnel and required investment in fixed assets may continue to grow at a rate that could overwhelm small institutions' resources. Larger institutions, such as AMCORE, can provide more capital to invest in technology to provide the products and efficiency gains that are needed in the financial industry. AMCORE has made a significant investment in technology over the last two years and appears poised to see the benefits of this investment. These benefits should include better customer service, higher customer retention, increased sales and improved earnings for shareholders.



          (3) Regulatory requirements continue to reduce the time that management can devote to the process of operating the financial institution for the benefit of its customers and shareholders. Larger institutions can more readily spread the cost of the necessary expertise over a large base and thereby reduce proportionate regulatory expenses to an acceptable level for the institution and the shareholder.



          (4) Growth of smaller financial institutions is also limited by the lack of access to financial markets. Capital is more costly and more difficult to obtain for the smaller institution. Stockholders need not only be concerned with cost of capital to institutions in which they invest, but also with the existence of a broad, liquid market for their stock. AMCORE provides access to private capital markets and through the NASDAQ, to the stock market.



          (5) The solicitation and bid process undertaken by FNB to identify the most desirable bidders for FNB was comprehensive and thorough and, the FNB Board believes, provides a reasonable basis to conclude that the consideration offered by AMCORE represents fair value to the FNB Stockholders. FNB received and evaluated bids from three potential acquirors before selecting AMCORE's proposal.



          (6) The FNB Board received an oral opinion on October 30, 1996 and a written opinion dated November 6, 1996 from Baird, the financial advisor to FNB, stating that, subject to the matters set forth therein, the consideration to be received by the FNB Stockholders in the Merger is fair to the FNB Stockholders from a financial point of view. Annex I of this Proxy Statement/Prospectus contains a copy of Baird's written opinion as updated and reconfirmed by Baird on January 10, 1997.

          (7) The Merger Agreement permits the FNB Board, in the exercise of its fiduciary duties, to terminate the Merger Agreement, upon payment by FNB of a termination fee, as described herein, if FNB were to receive and accept a more favorable offer submitted by another party prior to the Effective Time of the Merger.

     THEREFORE, THE BOARD OF DIRECTORS OF FNB HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS APPROVAL OF THE MERGER BY FNB STOCKHOLDERS.

OPINION OF FNB'S FINANCIAL ADVISOR

     In arriving at its recommendation, the FNB Board sought and obtained the advice of Baird regarding the fairness, from a financial point of view, of the aggregate consideration to be received by the FNB Stockholders pursuant to the Merger Agreement. In connection with the review by the FNB Board of the Merger Agreement, and the consideration to be received by the FNB Stockholders pursuant thereto, Baird rendered a verbal opinion on October 30, 1996 and a written opinion on November 6, 1996 (the "Opinion"), to the effect that as of the date of such opinions, based on Baird's review and assumptions and subject to the limitations described therein, the consideration to be paid to the FNB Stockholders pursuant to the Merger Agreement was fair from a financial point of view to the FNB Stockholders. Baird updated and reconfirmed its Opinion on January 10, 1997.

     A COPY OF THE UPDATED AND RECONFIRMED BAIRD OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY BAIRD, IS ATTACHED AS ANNEX I TO THIS PROXY STATEMENT/PROSPECTUS. THE BAIRD OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY FNB STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE FNB SPECIAL MEETING. THE SUMMARY OF THE BAIRD OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BAIRD OPINION ATTACHED AS ANNEX I HERETO. STOCKHOLDERS OF FNB SHOULD READ THE BAIRD OPINION CAREFULLY AND IN ITS ENTIRETY.

     The FNB Board selected Baird as its financial advisor on the basis of Baird's reputation, substantial experience in transactions similar to the Merger and familiarity with FNB and its business. Baird is an investment banking firm which provides financial services in connection with a wide range of business transactions. As part of its business, it provides investment banking and financial advisory (including valuation) services in various transactions, including mergers and acquisitions, negotiated underwriting, competitive bidding, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

     In connection with its Opinion, Baird reviewed a draft of the Merger Agreement and stock option agreements; audited financial statements and management's discussion and analysis of the financial condition and results of operation of each FNB and AMCORE for the three fiscal years ended December 31, 1995, December 31, 1994 and December 31, 1993 respectively; AMCORE's proxy statement dated March 28, 1996; AMCORE's unaudited interim financial statements on form 10-Q and financial estimates and analysis prepared by management of AMCORE and FNB. Additionally, Baird held discussions with management of AMCORE and FNB concerning their view regarding past and future business operations and their subsidiaries. Baird also reviewed reported price and trading history for AMCORE Common Stock including a comparison of certain financial and stock market information for AMCORE with similar information for certain other companies, the securities of which are publicly traded. In developing its Opinion, Baird performed a number of analyses. These analyses included but were not limited to an analysis of FNB's audited financial statements for the past five years, an analysis of comparable prices and terms governing recent business combinations in the financial institutions industry, a comparison of earnings forecasts and budgets of FNB, a comparison of the contribution made by each company to the pro-forma combined institution in terms of assets, deposits and income and dilution analyses. Baird believes, based on its experience as an investment banking firm and its specific expertise valuing financial institutions, that its methods are the most effective means of establishing the fairness of a transaction from a financial point of view.



     Baird has relied on the completeness and accuracy of the financial records and other information reviewed by it for purposes of the Opinion, and has not independently verified such information or conducted or ordered or been furnished with any independent appraisals of AMCORE's or FNB's assets or liabilities, including real property. Baird's Opinion is based on the economic and market data that prevailed as of the date of its Opinion and the date of its updated and reconfirmed Opinion.


     The Opinion was rendered without regard to the necessity for, or level of, any restrictions, obligations or undertakings which may be imposed or required in the course of obtaining regulatory approvals for the Merger.


     In connection with its Opinion on the consideration to be received pursuant to the Merger Agreement and the presentation of that opinion to the FNB Board, Baird performed several analyses with respect to FNB. They included:


     - A Peer Group Analysis of AMCORE.

     - Stock trading history of AMCORE.

     - Analysis of FNB's value compared to comparative prices and terms of three separate groups of comparative transactions.

     - Analysis of earnings per share and book value of the pro forma combined entity as compared to AMCORE and FNB.

     - A comparison of the resulting ownership of FNB's and AMCORE's shareholders in the resulting institution against each company's contribution in terms of Assets, Deposits and Income.

     - A discounted cash flow analysis for FNB.


     The following presents a summary of the material analysis used in connection with providing its Opinion to FNB. This summary is not intended to be a complete description of all of the analysis performed by Baird.


     Peer Group Comparison and Trading History of AMCORE. Comparative financial statistics were reviewed in order to compare AMCORE to 30 of its midwestern peers with assets between $1 and $5 billion. In addition, Baird reviewed the trading price and volume of AMCORE's stock. Particular attention was given to the two-year period, at monthly intervals, leading up to the date of the fairness opinion. Baird evaluated AMCORE against all NASDAQ banking stocks as a group.

     Comparative Transaction Analysis. Baird performed three analyses of premiums paid for selected banks with comparable characteristics to FNB.

     - Wisconsin Comparative Group -- Selected Wisconsin bank transactions announced since 1/1/93 (28 transactions).

     - Midwestern Comparative Group -- Selected midwestern bank transactions with assets between $150-$300 million in assets announced since 1/1/94 (25 transactions).

     - National Comparative Group -- Selected bank transactions with assets between $150-$300 million in assets announced since 1/1/96 (28 transactions).

     Baird used price to book, price to tangible book, price to earnings and premium to core deposit multiples from these comparative groups to analyze pricing ranges for FNB.

     The following briefly summarizes the general trends of each comparative group of transactions.

     Wisconsin Comparative Group. For this group of transactions, the median transaction value was 166.5% of book value and the average was 172.9% of book value. The transaction values ranged from a high of 234.4% of book value to a low of 120.6% of book value. Price to tangible book multiples ranged from 120.6% to 288.7% with a median of 165.2% and an average of 174.8%. The median price to earnings multiple was 14.03x trailing 12 month earnings and the average was 14.83x trailing 12 month earnings. The high price-earnings multiple was 29.84x trailing 12 month earnings and the low was 6.70x. As a premium to core deposits, the median premium was 8.57% and average was 8.67%. Premium to core deposits values ranged from a high of 17.83% to a low of 2.21%.

     Midwestern Comparative Group. The median price-book ratio of the consideration paid was 169.6% and the average was 177.5%. Price-book ratios ranged from a high of 258.7% to a low of 131.5%. Price to tangible book multiples ranged from 134.4% to 322.4% with a median of 173.5% and an average of 188.0%. The median price to earnings multiple was 14.68x trailing 12 month earnings and the average was 17.12x. Pricing ranged from a high price-earnings multiple of 53.55x to a low of 9.71x. Core deposit premium ratios ranged from 4.74% to 20.43% with a median value of 8.79% and an average of 9.14%.

     National Comparative Group. The median price-book ratio of the consideration paid was 184.4% and the average was 187.9%. Price-book ratios ranged from a high of 251.9% to a low of 90.0%. Price to tangible book multiples ranged from 121.7% to 256.0% with a median of 187.1% and an average of 190.1%. The median price to earnings multiple was 17.26x trailing 12 month earnings and the average was 19.46x. Pricing ranged from a high price-earnings multiple of 52.86x to a low of 5.43x. Core deposit premium ratios ranged from 2.01% to 28.77% with a median value of 10.67% and an average of 11.01%.

     By comparison, the consideration paid for FNB in the transaction represented, assuming a share price for AMCORE Common Stock of $20.50, is 203.7% of book value, 208.5% of tangible book value, 14.71x trailing 12 month earnings, and an 11.20% premium to core deposits.

     As no comparative group or transaction from any comparative group is identical to the Merger, Baird indicated to the FNB Board that the analyses described above are not mathematical, but rather involve complex considerations and judgments concerning differences in operating and financial characteristics including, among other things, differences in revenue composition and earnings performance among FNB and AMCORE and the selected companies and transactions reviewed.

     Pro Forma Merger Analysis. Baird performed a pro forma merger analysis which combined FNB's and AMCORE's income statements and balance sheets. Operating assumptions, estimated merger synergies and other adjustments were made based on discussions with management of FNB and AMCORE and assumptions and analysis regarding the economic environment and assumptions regarding identifiable trends, including regulatory trends, in the financial service business were made to assess the pro forma combined institution. Baird noted slight earnings per share dilution for AMCORE shareholders in the first year, disregarding cost saving assumptions. Baird also noted slight book value and tangible book value dilution to AMCORE as a consequence of this transaction. Assumptions regarding trends in the financial services businesses, actual results may vary from Baird's analysis due to actual deviation from these assumptions.

     The annual indicated dividend of AMCORE is 0.64 per share. Based upon an exchange ratio of 7.54 shares of AMCORE for each share of FNB, the annual indicated dividend will be $4.83 compared with $2.65 per share for FNB in 1996, an increase of $2.18 per FNB share.

     Discounted Cash Flow Analysis. Baird calculated FNB's value based upon a discounted cash flow analysis at discount rates ranging from 9.00% to 11.00% based on a cost of capital of 9.84%. The cost of capital, and thus the discount rates, are lower than is typical of the banking industry because of a low beta for FNB due to the lack of liquidity of FNB Common Stock. The analysis was based on FNB's earnings of $2,626,000 for the last twelve months and an income growth rate of 7.0% annually. Terminal values were calculated based upon mean and median price to earnings ratios of 14.03x and 14.83x applied to year nine projected earnings. This analysis yields per share values of between $176.15 and $202.28 for FNB Common Stock.

     In performing its analyses, Baird made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of FNB. These analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Baird's analysis of the fairness to FNB Stockholders from a financial point of view and are provided to the FNB Board in connection with the delivery of the Opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, the Opinion and presentation to the FNB Board is just one of the many factors taken into consideration by the FNB Board.



     The summary of the Opinion set forth above provides a description of the material elements of Baird's discussion with the FNB Board. It does not purport to be a complete description of the presentation of Baird to the FNB Board or the analyses performed by Baird. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Baird believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part or all of the above summary, without considering all factors and analyses would create an incomplete view of the procedures underlying the analysis set forth in the Baird presentation and the Opinion. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Baird's view of the actual value of FNB. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analysis.



     In its analyses, Baird made numerous assumptions with respect to FNB, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of FNB. The estimates contained in such analyses are not necessarily indicative of actual values or predicative of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the price at which business or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.



     Based on these measurements and other analyses conducted by Baird, Baird concluded that the Merger is fair from a financial point of view to the FNB Stockholders. Baird's Opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by the FNB Board, and does not constitute a recommendation to any FNB Stockholder as to how any such FNB Stockholder should vote with respect to the Merger.



     Pursuant to an agreement dated April 4, 1996 between FNB and Baird, FNB has agreed to pay Baird $35,000 as a fairness opinion fee. If the Merger is consummated, FNB will pay Baird a transaction fee of $40,000 plus 125 basis points of the value of the transaction exceeding $34,000,000. Baird also is to receive reimbursement for its out of pocket expenses related to this transaction. Additionally, FNB has agreed to indemnify Baird against certain liabilities, including liabilities under the federal securities laws, incurred in connection with the engagement of Baird by FNB.



     In the ordinary course of its business, Baird may from time to time trade the securities of FNB or AMCORE for its own account or the accounts of its customers and accordingly, may at any time hold long or short positions in such securities.


INTERESTS OF CERTAIN PERSONS IN THE MERGER


     Certain directors and officers of FNB may be deemed to have interests in the Merger in addition to their interest solely as FNB Stockholders, as described below.

OFFICERS OF THE SURVIVING CORPORATION

     The Merger Agreement provides that the directors of Newco and the officers of FNB immediately prior to the Effective Time, with the exception of Thomas J. Wilkinson, will become the officers of the surviving corporation. See "THE MERGER -- Management and Operations of FNB after the Merger."

WILKINSON AGREEMENT


     FNB has in effect a severance agreement with Thomas J.Wilkinson, president and chief executive officer of FNB. Pursuant to the Amended Agreement and Release, dated October 29, 1996, among FNB, the Bank, their respective Boards and Mr. Wilkinson (the "Wilkinson Agreement"), Mr. Wilkinson's employment with FNB will be terminated immediately prior to the Effective Time of the Merger. The Wilkinson Agreement provides severance benefits to Mr. Wilkinson in the event of termination in a lump sum cash payment equal to (i) one year's salary of $160,000, less any amount paid to Mr. Wilkinson since July 31, 1996, provided that such lump sum amount shall be at least $80,000, plus (ii) any accrued and unpaid 1996 bonus due Mr. Wilkinson. Mr. Wilkinson's salary, bonuses and other benefits shall terminate upon termination of his employment, subject to any applicable requirements of law.


STOCK OPTIONS

     FNB has a stock option plan covering certain key employees as designated by the FNB Board. The option price per share is an amount at least equal to the book value per share at year-end immediately preceding the date the option is granted. The maximum term of an option may not exceed five years after the date on which the option becomes exercisable. A tax bonus may also be granted in conjunction with the option that is payable to the participant upon exercise of the option. Currently, there are 5,000 awarded but unexercised options, all held by Mr. Wilkinson.


     The Merger Agreement provides that each option awarded and unexercised must be exercised prior to the Effective Time. Any options unexercised prior to the Effective Time will lapse at the Effective Time. Pursuant to the Wilkinson Agreement, Mr. Wilkinson, the sole holder of stock options, has agreed to exercise all options prior to the Effective Time and has acknowledged that any options not so exercised will lapse at the Effective Time. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio." No stock options are being granted in connection with the Merger.



DEFERRED COMPENSATION PLANS FOR OFFICERS AND DIRECTORS



     FNB maintains a deferred compensation plan (the "FNB Director Deferred Compensation Plan") under which directors of FNB are entitled to defer receipt of directors fees until a termination of service as a director. Under the terms of the FNB Director Deferred Compensation Plan, each participating director's fees are credited to an account under the plan. Each such participating director may elect (subject to the FNB Board's discretion) to have his or her account denominated in shares of FNB Common Stock ("Restricted Stock") or in cash. Upon distribution, the portion of each participating director's account denominated in shares of FNB Common Stock are distributable in the form of such stock, and the portion of such account denominated in cash is distributable in cash. Cash and shares of FNB Common Stock sufficient to fund benefits under the plan are contributed to and held by a trust for the benefit of the participating directors. The trust held 8,748 shares of FNB Common Stock as of September 30, 1996.



     Similarly, the Bank maintains a deferred compensation retirement plan (the "FNB&T Deferred Compensation Retirement Plan") under which certain eligible Bank officers denominated by the Bank's board of directors are entitled to defer receipt of incentive compensation until termination of employment. Amounts deferred under the plan for each participating officer are based on the return on average assets of the Bank. Under the terms of the FNB&T Deferred Compensation Retirement Plan, each participating officer's account is credited with an incentive compensation which, at the participant's election (subject to the Bank's board of directors), is denominated in shares of FNB Common Stock or in cash. Upon distribution, the portion of each participating officer's account denominated in shares of FNB Common Stock are distributable in the form of such stock, and the portion of such account denominated in cash is distributable in cash. Cash and shares of

FNB Common Stock sufficient to fund benefits under the plan in the form of FNB Common Stock are contributed to and held by a trust for the benefit of participating officers. The trust held 6,665 shares of FNB Common Stock as of September 30, 1996.



     Pursuant to amendments to the FNB Director Deferred Compensation Plan and the FNB&T Deferred Compensation Retirement Plan, each dated October 25, 1996, deferral amounts credited after October 25, 1996, will be expressed either in dollars, or an equivalent number of shares of FNB Common Stock, based on the lesser of the year-end book value of FNB on a fully diluted basis or the fair market value of the FNB Common Stock, as determined at the FNB Board's discretion with respect to the FNB Directors Deferred Compensation Plan, and the Bank's board of directors with respect to the FNB&T Deferred Compensation Retirement Plan. The Merger Agreement provides that the aggregate number of shares of FNB Common Stock that may be credited to participant accounts as of December 31, 1996, under both Plans may not exceed a total of 2,450 shares. Accordingly, any shares remaining after the available shares are first credited to participant accounts under the FNB&T Deferred Compensation Retirement Plan shall then be credited to participant accounts under the FNB Director Deferred Compensation Plan on a pro rata basis, and any remaining amounts required to be credited to participant accounts under the FNB Directors Deferred Compensation Plan shall be denominated in cash. Effective January 1, 1997, all deferred amounts under both plans shall be denominated exclusively in cash.


INDEMNIFICATION

     Pursuant to the Merger Agreement, AMCORE has agreed to indemnify the executive officers and directors of FNB and its subsidiaries for a period of six years after the Effective Time to the same extent such persons are currently indemnified pursuant to FNB's Articles of Incorporation and Bylaws. AMCORE has agreed to provide directors' and officers' liability insurance for a period of not less than three years after the Merger that provides coverage for events occurring prior to the Effective Time and is in the aggregate no less favorable than FNB's existing policy, provided that AMCORE will not be required to pay annual premiums in excess of $20,000.

     The AMCORE Board and the FNB Board were each aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. Neither AMCORE nor FNB is aware of any other manner in which directors or executive officers of AMCORE or FNB will benefit from consummation of the Merger other than in their capacities as stockholders of the respective companies to the extent that it will affect their stock of FNB.

STOCKHOLDER VOTING AGREEMENTS


     Concurrent with the execution of the Merger Agreement, AMCORE, FNB and each of the directors and executive officers of FNB executed a separate Stockholder Voting Agreement (each a "Voting Agreement," and collectively, "Voting Agreements") by which each such person agreed that he will vote all shares of FNB Common Stock owned or subsequently acquired in favor of the Merger and the Merger Agreement at any meeting of FNB Stockholders. Additionally, until the earliest to occur of the Effective Time of the Merger, the termination of the Voting Agreements or the abandonment of the Merger, each such person agreed that he will not vote any such shares in favor of the approval of any other action, proposal or agreement which would result in conditions under the Merger Agreement not being fulfilled or against any extraordinary corporate transaction, or sale or transfer of subsidiaries. Each such stockholder also agreed not to transfer shares of FNB Common Stock owned by such person without the prior written consent of AMCORE and to the entry of stop transfer instructions with FNB against the transfer of such shares. The Voting Agreements are also intended to govern the rights of the directors and executive officers to instruct the trustees of the trusts established pursuant to the FNB Director Deferred Compensation Plan and the FNB&T Deferred Compensation Retirement Plan in voting the shares of FNB Common Stock which are held in such trusts and which are attributable to the accounts of such directors and executive officers under such plans. The Voting Agreements will terminate upon the termination of the Merger Agreement or at the Effective Time. As of the Record Date, persons who had executed Voting Agreements owned beneficially an aggregate of 67,481 shares of FNB Common Stock, or approximately 27.0% of the issued and outstanding shares.

     The foregoing summary of the Voting Agreements is qualified in its entirety by the text of the Voting Agreements, the form of which is attached as Exhibit B to Annex II hereto and which is incorporated herein by reference.


MANAGEMENT AND OPERATIONS OF FNB AFTER THE MERGER


     The Merger Agreement provides that, on the Closing Date, Newco will be merged with and into FNB. The surviving entity will be FNB and the separate corporate existence of Newco will terminate. As a result of the Merger, the surviving corporation will become and be operated as a wholly-owned subsidiary by AMCORE, and the Bank, which is now owned by FNB, will be controlled by AMCORE.



     The directors of Newco and the officers of FNB immediately prior to the Merger, with the exception of Thomas J. Wilkinson, will continue as the directors and officers of the surviving corporation following the Merger. After the Merger, AMCORE contemplates that FNB will continue to maintain its separate corporate identity and name, and that the officers of the surviving corporation will be the same individuals who currently serve as FNB's officers. Following the Merger, AMCORE will manage and direct the operations of the Bank as it manages and directs its present bank subsidiaries.


REGULATORY APPROVAL


     The Merger is subject to prior approval by the Federal Reserve Board under the BHCA, which requires that the Federal Reserve Board take into consideration the financial and managerial resources and future prospects of the respective institutions and the convenience and needs of the communities to be served. The BHCA prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organizations would have an inadequate capital position. Furthermore, the Federal Reserve Board must also assess the records of the depository subsidiaries of AMCORE and FNB under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board analyze, and take into account when evaluating an application, each depository institution's record of meeting the credit needs of its local communities, including low and moderate-income neighborhoods, consistent with safe and sound operation. See "SUPERVISION AND REGULATION."


     Under the BHCA, the Merger may not be consummated until the 30th day following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period may be reduced to no less than fifteen days. The BHCA provides for the publication of notice and public comment on the application and authorizes the regulatory agency to permit interested parties to intervene in the proceedings. See "SUPERVISION AND REGULATION."


     The Merger is also subject, under the Wisconsin Statutes, to the approval of the State of Wisconsin, Department of Financial Institutions, Division of Banking.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary description of the material federal income tax consequences of the Merger to the FNB Stockholders. The discussion is based upon the provisions of the Code, applicable Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings and practices, all as in effect on the date of this Proxy Statement/Prospectus and all of which are subject to possible prospective or retroactive change. The discussion does not address any state, local or foreign income or other tax consequences of the Merger.

     The following discussion is not a complete description of all of the federal income tax consequences of the Merger to FNB Stockholders, and, in particular, does not address all aspects of federal income taxation that may be relevant to a particular FNB Stockholder in light of such holder's personal investment or tax circumstances, or to an FNB Stockholder that is subject to special treatment under the federal income tax laws (including life insurance companies, foreign persons, tax-exempt entities, financial institutions, broker-dealers, or holders who acquired FNB Common Stock pursuant to the exercise of employee stock options or otherwise as compensation). In addition, no information is provided as to the tax consequences of the Merger to any FNB Stockholder who exercises and perfects dissenters' rights. The discussion further assumes that the FNB Common Stock will be held as capital assets by the FNB Stockholders at the Effective Time of the Merger. EACH FNB STOCKHOLDER IS ADVISED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The consummation of the Merger is conditioned, among other things, upon the receipt by FNB of an opinion of Jones, Day, Reavis & Pogue, special counsel to FNB, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code. Such opinion, which will be dated the Closing Date, will be based upon certain customary representations that are expected to be made at the Effective Time of the Merger by executives of FNB and AMCORE and by certain FNB Stockholders, and will be subject to certain customary assumptions and limitations set forth therein. It should be noted that a ruling will not be sought from the IRS regarding the Merger. The opinion of counsel referred to above will not be binding on the IRS, and the IRS may disagree with the conclusions expressed in such opinion.

     Jones, Day, Reavis & Pogue, special counsel to FNB, has advised FNB that, in accordance with its opinion referred to above, the material federal income tax consequences of the Merger to the FNB Stockholders will be as follows:

          (i) No gain or loss will be recognized by an FNB Stockholder upon the conversion of the holder's shares of FNB Common Stock solely into shares of AMCORE Common Stock pursuant to the Merger. An FNB Stockholder that receives cash in lieu of a fractional share of AMCORE Common Stock will recognize gain or loss, which will be capital gain or loss, equal to the difference between the amount of cash received and the ratable portion of the holder's tax basis in the shares of FNB Common Stock being converted pursuant to the Merger that is allocable to such fractional share.

          (ii) The aggregate tax basis of the shares of AMCORE Common Stock received by a former FNB Stockholder pursuant to the Merger will be the same as the holder's aggregate tax basis in the shares of FNB Common Stock being converted pursuant to the Merger, reduced by the ratable portion of such tax basis that is allocable to any fractional share of AMCORE Common Stock with respect to which cash is being received.

          (iii) The holding period of the shares of AMCORE Common Stock received by a former FNB Stockholder pursuant to the Merger will include the holder's holding period with respect to the shares of FNB Common Stock being converted pursuant to the Merger.

ACCOUNTING TREATMENT OF THE MERGER

     It is anticipated that the acquisition of FNB will be accounted for as a "pooling-of-interests" transaction under generally accepted accounting principles. Under such accounting method, holders of FNB Common Stock will be deemed to have combined their existing voting common stock interest with that of holders of AMCORE Common Stock. Accordingly, the book value of the assets, liabilities and stockholders' equity of FNB will be carried over to the consolidated balance sheet of AMCORE and no goodwill will be created. In order for the Merger to qualify for pooling-of-interests accounting treatment, among other criteria, substantially all (90% or more) of the outstanding FNB Common Stock must be exchanged for AMCORE Common Stock.

     The Merger is conditioned upon the receipt by AMCORE of a letter from McGladrey and Pullen, LLP to the effect that the Merger qualifies for pooling-of-interests accounting treatment. See "THE MERGER AGREEMENT -- Conditions to the Merger."

     The unaudited pro forma combined financial information contained in this Proxy Statement/Prospectus has been prepared using the pooling-of-interests accounting method to account for the Merger. See "PRO FORMA COMBINING FINANCIAL INFORMATION."

RIGHTS OF DISSENTING STOCKHOLDERS

     Under the provisions of Section 180.1301 et seq. of the WBCL, a copy of which is attached to this Proxy Statement/Prospectus as Annex III, any holder of record or beneficial stockholder of FNB Common Stock has the statutory right to dissent from the Merger and obtain payment of the fair value of his or her shares in cash. However, certain stockholders of FNB have contractually agreed with AMCORE to vote in favor of the Merger. See "THE MERGER -- Stockholder Voting Agreements." Any holder electing to exercise his or her statutory dissenters' rights must deliver written notice of his or her intent to demand payment for his or her shares to FNB and not vote in favor of the Merger Agreement. Such notice must be delivered to FNB before the vote on the Merger Agreement is taken. Further, AMCORE's obligations under the Merger Agreement are conditioned upon holders of not more than six percent of FNB Common Stock outstanding as of the Record Date having undertaken steps to perfect their right to object under the WBCL. A stockholder may object as to less than all of the shares registered in his or her name only if the stockholder dissents with respect to all shares beneficially owned by any one person and notifies FNB in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights, subject to the provisions of Section 180.1303 of the WBCL.

     A PROXY OR VOTE AGAINST THE MERGER AGREEMENTS WILL NOT, OF ITSELF, BE REGARDED AS A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

     The Effective Time of the Merger will occur upon the filing with of the Articles of Merger with the Department of Financial Institutions of the State of Wisconsin. Within 10 days of the Effective Time, FNB will give a written dissenters' notice to each dissenting stockholder who has made demand in accordance with Section 180.1321(1), containing a form for demanding payment, a statement indicating where the holder must send the payment demand, an explanation of the extent to which the transfer of shares will be restricted after the payment demand is received and a date by which the payment demand must be received by FNB. A holder to whom a dissenters' notice is sent, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice.

     As soon as the Merger is effected or upon receipt of a demand for payment, whichever is later, FNB will pay each holder who has complied with the provisions of Section 180.1301 et seq. the amount that the corporation estimates to be the fair value of the holder's shares, plus accrued interest. Such payment will be accompanied by a copy of FNB's latest available financial statement, a statement of the corporation's estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenter's right to demand payment under Section 180.1328 of the WBCL if he or she is dissatisfied with the payment and a copy of Sections 180.1301 to 180.1331 of the WBCL.

     FNB may elect to withhold the payment required by Section 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenter's notice under Section 180.1322(2)(c) as the date of the first announcement to news media or to stockholders of the terms of the Merger. To the extent FNB makes such an election, it must estimate the fair value of the shares, plus accrued interest and pay that amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. FNB will send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 180.1328 if the dissenter is dissatisfied with the offer.

     Any dissenter may notify the corporation of his or her estimate of the fair value of his or her shares and demand payment of such estimate less any payment received from the corporation or reject the corporation's payment or offer of payment for any one of the following reasons: (i) the dissenter believes that the amount paid or offered by the corporation is less than the fair value of his or her shares or that the accrued interest is incorrectly calculated; (ii) the corporation fails to make the payment within 60 days after the date for demanding payment set out in the dissenters' notice; or (iii) FNB fails to effect the Merger and does not return the deposited shares within 60 days of the date set for demand of payment.

     In the event any holder of FNB Common Stock fails to comply strictly with the applicable statutory requirements, he or she will be bound by the terms of the Merger Agreement and will not be entitled to payment for his or her shares under such statute. ANY HOLDER OF FNB COMMON STOCK WHO WISHES TO OBJECT TO THE MERGER AND DEMAND PAYMENT FOR HIS OR HER SHARES OF FNB COMMON STOCK SHOULD CONSIDER CONSULTING HIS OR HER OWN LEGAL ADVISOR.

     Since an executed proxy relating to FNB Common Stock on which no voting direction is made will be voted at the Special Meeting in favor of the Merger Agreement, an objecting stockholder who wishes to have his or her shares of FNB Common Stock represented by proxy at the Special Meeting but preserve his or her rights of appraisal must mark his or her proxy either to vote against the Merger Agreement or to abstain from voting thereon, make the required objection and demand, and make the required submission of stock certificates as described herein.

     The foregoing, while a summary of all material provisions of Section
180.1301 et seq. of the WBCL, is qualified in its entirety by reference to the text of such statutory provision, which is set forth in Annex III hereto.

RESALE OF AMCORE COMMON STOCK

     The shares of AMCORE Common Stock to be issued in the Merger to holders of FNB Common Stock will be issued pursuant to a Registration Statement under the Securities Act, and thus may be freely traded by holders of FNB Common Stock, who are not "affiliates" of FNB (and are not affiliates of AMCORE at the time of the proposed resale). Pursuant to the Merger Agreement, AMCORE has received a written undertaking from each person FNB identified to AMCORE as a shareholder who is an executive officer or director of FNB or a holder of 5% or more of the outstanding FNB Common Stock, to the effect that (a) such person will not sell or dispose of AMCORE Common Stock acquired by such person in the Merger, except
(i) under a separate registration for distribution (which AMCORE has not agreed to provide), or (ii) pursuant to Rule 145 promulgated under the Securities Act, or (iii) pursuant to some other exemption from registration; and (b) such person will not otherwise dispose of the AMCORE Common Stock or otherwise reduce his or her risk relative to the AMCORE Common Stock (i) during the 30-day period immediately preceding the Effective Time or (ii) prior to the publication by AMCORE of an earnings statement covering at least 30 days of combined operations after the Closing Date.

                              THE MERGER AGREEMENT

TERMS

     At the Effective Time, Newco will merge with and into FNB, with FNB as the surviving corporation, and FNB will become a wholly-owned subsidiary of AMCORE. At the Effective Time, each outstanding share of FNB Common Stock will be converted into 7.54 shares of AMCORE Common Stock, subject to adjustment in certain circumstances as described herein and subject to statutory dissenters' rights. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio" and "THE MERGER -- Rights of Dissenting Stockholders."

     The Articles of Incorporation and the By-Laws of Newco in effect at the Effective Time will govern the surviving corporation until amended or repealed in accordance with applicable law. The directors of Newco and the officers of FNB (other than Mr. Wilkinson) immediately prior to the Effective Time will be the directors and officers of the surviving corporation, each of such directors and officers to hold office in accordance with the Articles of Incorporation and By-laws of the surviving corporation. The terms of the Merger were determined on the basis of arm's-length negotiations. See "THE MERGER -- Management and Operations of FNB After the Merger."


DATE OF MERGER


     Under the BHCA, the Merger requires the prior approval of the Federal Reserve Board. The Merger cannot take effect before the 30th calendar day or, absent an extension granted by the Federal Reserve Board, later than three months following the date of approval by the Federal Reserve Board. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period may be reduced to no less than fifteen days. In addition, the Merger must be approved by the State of Wisconsin, Department of Financial Institutions. See "THE MERGER -- Regulatory Approval"; and "THE MERGER AGREEMENT -- Conditions to the Merger."



     Under the Merger Agreement, the Merger will occur within five days of satisfaction of all of the conditions to the Merger, including the expiration of the statutory waiting period after Federal Reserve Board approval, or on such date as AMCORE and FNB may both agree to, and will take effect upon the date Newco and FNB file the Articles of Merger. There can be no assurances as to if or when such approvals will be obtained or that the Merger will be consummated. If the Merger is not effected on or before June 30, 1997, the Merger Agreement may be terminated by either AMCORE or FNB. See "THE MERGER -- Conditions to the Merger" and "-- Termination."


     The Merger will become effective upon the filing of the Articles of Merger to be filed with the Department of Financial Institutions of the State of Wisconsin. It is anticipated that such filing will be made immediately after the closing under the Merger Agreement.


CONVERSION OF SHARES AND EXCHANGE RATIO


     At the Effective Time of the Merger, all the issued and outstanding shares of FNB Common Stock, except any Dissenting Shares, will be acquired in exchange for AMCORE Common Stock or cash in lieu of any fractional shares of AMCORE Common Stock. Each outstanding share of FNB Common Stock will be converted into
7.54 shares of AMCORE Common Stock, subject to adjustment in certain circumstances as described below and subject to statutory dissenters' rights. See "THE MERGER -- Rights of Dissenting Stockholders." The shares of AMCORE Common Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding.

     Each option granted by FNB to acquire FNB Common Stock that is outstanding and unexercised immediately prior the Effective Time will cease to represent a right to acquire shares of FNB Common Stock. At the Effective Time all such options will be cancelled and all rights thereunder will be extinguished. See "THE MERGER -- Interests of Certain Persons in the Merger."

     No fractional shares of AMCORE Common Stock will be issued in the Merger. Each holder of FNB Common Stock who would otherwise be entitled to receive a fractional share will receive cash in an amount equal to the cash value of the fraction, which cash value will be based upon the average market value of AMCORE Common Stock on the NASDAQ for the five trading days immediately preceding the date of the Effective Time.


     The Merger Agreement provides for an adjustment of the fixed Exchange Ratio in certain circumstances. In the event that the AMCORE Average Price is less than $18.00 and FNB notifies AMCORE of its intent to terminate the Merger Agreement within 15 days following the Special Meeting Date, AMCORE may cancel such termination by electing to adjust the Exchange Ratio to equal a number obtained by dividing (i) the amount equal to 135.72 less the Environmental Reduction Amount, if any, by (ii) the AMCORE Average Price. In the event that the AMCORE Average Price exceeds $23.00 and AMCORE notifies FNB of its intent to terminate the Merger Agreement within 15 days following the Special Meeting Date, FNB may cancel such termination by electing to adjust the Exchange Ratio to equal a number obtained by dividing (i) the amount equal to 173.42 less the Environmental Reduction Amount, if any, by (ii) the AMCORE

Average Price. There can be no assurance that the closing price for AMCORE's Common Stock on the Effective Date will be equal to the AMCORE Average Price. Further, pursuant to the terms of the Merger Agreement, if AMCORE's good-faith estimate of environmental remediation costs related to certain real properties held or previously held by FNB exceeds $200,000, AMCORE shall have the right to adjust the Exchange Ratio to equal a number equal to (i)(A) 154.57 less (B) an amount equal to (1) the amount of such estimate in excess of $200,000 divided by
(2) 249,905 (such difference is referred to herein as the "Environmental Reduction Amount"), divided by (ii) 20.5. See "THE MERGER AGREEMENT -- Termination."


     Within five business days after the Effective Time, FNB or an agent acting on its behalf (the "Exchange Agent") will send to each holder of FNB Common Stock a letter of transmittal containing instructions with respect to the surrender of stock certificates of FNB Common Stock for exchange into one or more certificates evidencing AMCORE Common Stock, as provided in the Merger Agreement. Until so surrendered, each outstanding certificate which prior to the Effective Time represented shares of FNB Common Stock will be deemed for all purposes to evidence only the right to receive the shares of AMCORE Common Stock into which such shares of FNB Common Stock have been converted; provided, however, unless and until such certificates representing FNB Common Stock are so surrendered, no stock certificates representing the shares of AMCORE Common Stock, nor any dividends or other distributions of any kind payable in respect of shares of AMCORE Common Stock into which such FNB Common Stock has been converted, shall be paid or delivered to the holder of an unsurrendered certificate and no interest shall be earned on such cash dividend amounts. After the Effective Time, upon surrender of certificates representing shares of FNB Common Stock, there shall be delivered to the record holder of the certificates representing AMCORE Common Stock issued in exchange therefor, on or as soon as practicable after such date of surrender, the amount of any such dividends, or other distributions, and the certificates representing the FNB Common Stock, which as of any date subsequent to the Effective Time, but prior to the surrender of FNB certificates, became payable or deliverable and were not paid or delivered to such holder with respect to such shares.

CERTAIN REPRESENTATIONS AND WARRANTIES


     The Merger Agreement contains representations and warranties of AMCORE, Newco and FNB customary for transactions of this nature. These include, among other things, representations and warranties of AMCORE and Newco as to (i) their respective due organization, existence, good standing, organizational documents and similar corporate matters, (ii) their respective capital structures, (iii) their authority relative to the execution and delivery of, and performance of their respective obligations under the Merger Agreement, (iv) no prior activities of Newco, (v) their compliance with applicable laws and the absence of any (A) conflict with their organizational documents, applicable law or certain contracts, or (B) governmental or regulatory authorization, consent or approval required to consummate the Merger, (vi) reports and other documents, including financial statements, filed by AMCORE with the Commission, (vii) the absence of material adverse changes since June 30, 1996, (viii) litigation; (ix) the accuracy of the information supplied for inclusion in this Proxy Statement/Prospectus, (x) the absence of actions that would jeopardize the pooling-of-interests treatment, (xi) no current plan to liquidate, merge or sell the stock of FNB after the consummation of the Merger, and (xii) the absence of ownership of FNB Common Stock by certain persons.



     FNB's representations and warranties with respect to itself and its subsidiaries include, among other things, those as to (i) their due organization, existence, good standing, organizational documents and similar corporate matters, (ii) their respective capital structures, (iii) their authority relative to the execution and delivery of, and performance of their obligations under the Merger Agreement, (iv) their compliance with applicable laws and the absence of any (A) conflict with their organizational documents, applicable law or certain contracts, or (B) governmental or regulatory authorization, consent or approval required to consummate the Merger; (v) FNB's audited consolidated financial statements, (vi) the absence of certain changes or events since December 31, 1995, (vii) litigation, (viii) the accuracy of information supplied in this Proxy Statement/Prospectus, (ix) the absence of actions that would jeopardize the pooling-of-interests treatment; (x) title and condition of properties, (xi) intellectual property, employee benefit plans, and insurance matters, (xii) certain contracts and commitments, (xiii) opinion of financial advisor; (xiv) certain environmental matters, (xv) the absence of undisclosed liabilities, (xvi) Affiliate's Undertakings and Stockholder Voting Agreements, (xvii) tax matters, (xviii) continuity of interest in FNB Common Stock, (xix) administration of trust accounts, (xx) allowance for loan and lease losses and non-performing assets,
(xxi) the absence of undisclosed agreements between FNB and directors, officers and stockholders, and (xxii) certain interest rate management instruments.


CONDUCT OF BUSINESS PENDING THE MERGER

     The Merger Agreement provides that FNB and AMCORE will take or refrain from taking certain actions prior to the Closing Date.


     Pursuant to the Merger Agreement, unless AMCORE's prior written consent is obtained, FNB will, and will cause each of its subsidiaries to, operate its business only in accordance with sound banking and business practices and in the usual, regular and ordinary course as conducted prior to the date of the Merger Agreement. FNB will (i) preserve intact its business organization and assets taken as a whole, (ii) use its best efforts to retain the services of its officers and key employees and to maintain its relationships with its customers,
(iii) upon AMCORE's request, subject to certain conditions, modify certain of its procedures and practices and will regularly confer with representatives of AMCORE on the general status of its operations, (iv) advise AMCORE of actions taken at meetings, furnish monthly financial statements and inform AMCORE of any proposed action to be taken with respect to loans of $800,000 or more that are non-performing assets and (v) promptly notify AMCORE of any material change in the normal course of its business.



     In addition, FNB has agreed that it and its subsidiaries will not, among other things, (i) declare or pay dividends or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or the capital stock of its subsidiaries or any securities or obligations convertible into or exchangeable for any shares of its capital stock or issue any additional shares of capital stock or capital stock of its subsidiaries, except pursuant to certain exceptions set forth in the Merger Agreement, including that FNB Stockholders shall receive either payment of cash dividends on their shares of FNB Common Stock or the payment of cash dividends as holders of shares of AMCORE Common Stock received in the Merger for the calendar quarter during which the Effective Time shall occur, though not both;
(ii) sell, lease, license or dispose of any of its properties or assets or make any acquisition or investment except in the ordinary course of business consistent with past practice; (iii) amend its certificate of incorporation, by-laws or similar organizational documents; (iv) split, combine or reclassify any of its outstanding capital stock; (v) merge or consolidate with another entity; (vi) acquire or purchase (A) any shares of AMCORE Common Stock except in its fiduciary capacity or (B) any business, other than passive instruments in the ordinary course of business and consistent with past practice; (vii) enter into, renew, amend or terminate any material contract, commitment or transaction (other than renewals in the ordinary course of business after consultation with AMCORE); (viii) incur, assume or prepay any indebtedness or become otherwise responsible for the obligations of any other party; (ix) adopt, terminate or amend (except as may be required to comply with applicable law) any employee benefit plan or benefit or welfare of any director; (x) grant an increase in the compensation or fringe benefits of, or pay any bonus to, any director or any employee, except for normal increases in compensation in the ordinary course of business and consistent with past practice or as required by law; (xi) make any change in methods of accounting in effect at December 31, 1995 unless to comply with generally accepted accounting principles; (xii) make any equity investment in real estate, except foreclosure and debt restructuring in the ordinary course of business consistent with prudent banking practices; (xiii) enter into any new line of business; or (xiv) agree in writing or otherwise to do any of the foregoing.



     In the Merger Agreement, FNB has agreed not to solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may lead to any Transaction Proposal (as hereinafter defined). However, FNB may engage in discussions with a third party in response to an unsolicited Superior Proposal (as hereinafter defined) if the FNB Board determines (i) in good faith on the basis of advice of its financial advisors and an opinion of outside counsel that failure to take such action could reasonably be expected to violate the fiduciary obligations of the FNB Board; (ii) FNB requires such third party to execute a confidentiality agreement with terms no less favorable than those contained in the confidentiality agreement between FNB and AMCORE; and (iii) FNB promptly notifies AMCORE of all relevant details of such proposal (including such third party's identity) and provides AMCORE with copies of all materials delivered to such person. "Transaction Proposal" means, in general, any of the following involving FNB or the Bank: a bona fide proposal to acquire more than 25% of the outstanding shares of FNB Common Stock or shares of the Bank; any merger or other business combination involving FNB or the Bank; a sale or other disposition of a substantial portion of assets of FNB or the Bank; the acquisition by any person (other than AMCORE or any subsidiary of FNB) of beneficial ownership of 25% or more of the outstanding shares of FNB Common Stock; any reclassification of securities or recapitalization of FNB or the Bank that effectively changes control of either; any transaction having an effect similar to the foregoing, or a public announcement with respect to a proposal, plan of intention by any person to effect any of the foregoing transactions. "Superior Proposal" means, in general, a bona fide, written and unsolicited proposal or offer made with respect to a Transaction Proposal (i) on terms which the FNB Board determines in good faith, and in the exercise of reasonable judgment, to be more favorable to FNB and the FNB Stockholders than the transactions contemplated hereby.


     FNB and AMCORE have agreed to use their reasonable best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. FNB and AMCORE have, subject to the restrictions set forth in the Merger Agreement, each agreed, upon request, to furnish to the other party all information concerning themselves and their subsidiaries, directors, officers and shareholders and such other matters as may be necessary in furtherance of the Merger. FNB and AMCORE have also agreed, subject to the terms and conditions of the Merger Agreement, to use their best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries and to consummate the Merger. AMCORE has further agreed to use all reasonable efforts to cause the shares of AMCORE Common Stock to be issued in the Merger to be approved for listing on the NASDAQ, subject to official notice of issuance.


     The Merger Agreement contemplates that, prior to the Effective Time, the parties will continue to conduct environmental site assessments of certain real properties held or previously held by FNB. In the event that AMCORE's good-faith estimate of environmental remediation costs related to such real properties exceeds $200,000, AMCORE may choose to reduce the number of shares of AMCORE Common Stock to be issued in the Merger by adjusting the Exchange Ratio such that the aggregate consideration received by FNB Stockholders is equal to the value they would have received less the amount of such remediation costs in excess of $200,000. In the event that AMCORE's good-faith estimate of such environmental remediation costs is equal to $700,000 or more, AMCORE may choose to terminate the Merger Agreement by notifying FNB of such termination on or prior to the Special Meeting Date. FNB may choose to terminate the Merger Agreement in the event that AMCORE provides written notice to FNB setting forth estimated environmental remediation costs equal to $700,000 or more.


DIVIDENDS


     Under the Merger Agreement, FNB cannot declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of FNB Common Stock, except for (i) cash dividends on FNB Common Stock for the quarter ending December 31, 1996, and each quarter thereafter ending prior to the Effective Time, each of which dividends shall be paid prior to the Effective Time and shall not exceed for any quarter $0.725 per share. Further, FNB cannot declare or pay any dividends or make any distributions in any amount on FNB Common Stock for any calendar quarter in which the Effective Time is expected to occur and in which the stockholders of FNB Common Stock will be entitled to receive dividends on the shares of AMCORE Common Stock into which their shares of FNB Common Stock will be converted. The intent is that the holders of FNB Common Stock will not receive and will not become entitled to receive for the same calendar quarter period a payment of cash dividends both as holders of FNB Common Stock and as holders of AMCORE Common Stock.

EMPLOYEE BENEFITS

     The Merger Agreement requires AMCORE to honor all employment, severance and other compensation agreements disclosed to AMCORE in the Merger Agreement in accordance with their terms. "THE MERGER -- Interests of Certain Persons in the Merger." The Merger Agreement provides that AMCORE will honor and assume all employee benefit plans and other similar agreements of FNB for all current or former FNB employees as of the Closing Date. In the event that AMCORE amends or terminates an existing employee benefit plan or similar agreement of FNB, prior to the first anniversary of the Closing Date, AMCORE agrees to provide to such employee benefits which in the aggregate are comparable to the employee benefits provided by FNB as of the Closing Date. Employees of FNB will be given credit for service at FNB for purposes of determining the eligibility and vesting of such employees in the plans of AMCORE in which such employees participate.

CONDITIONS TO THE MERGER

     The obligations of AMCORE, Newco and FNB to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including (i) approval of the Merger Agreement by the requisite holders of FNB Common Stock,
(ii) receipt and continued effectiveness of all regulatory approvals necessary to consummate the Merger and expiration of all applicable statutory waiting periods, (iii) the Registration Statement shall have become effective by an order of the Commission and the AMCORE Common Stock issued in the Merger shall have been qualified or exempted under all state securities laws, and (iv) absence of any suit or proceeding pending or overtly threatened by any governmental agency to restrain or prohibit the consummation of the Merger and
(v) the Merger Agreement not having been earlier terminated.

     The obligations of AMCORE and Newco to consummate the Merger are also subject to the satisfaction or waiver by AMCORE of certain conditions, including
(i) each obligation of FNB under the Merger Agreement must have been performed in all material respects, FNB's representations and warranties contained in the Merger Agreement must be true in all material respects as of the Effective Time (except to the extent such representations and warranties refer to an earlier date) and AMCORE having received certificates signed by the chief executive officer of FNB to such effect, (ii) the absence of any material adverse change since December 31, 1995 to the Closing Date, in the condition (financial or otherwise), assets, liabilities, reserves, results of operations or business of FNB and its Subsidiaries taken as a whole, (iii) the absence of any suit, action or proceeding pending or overtly threatened involving the assets or business of FNB or its subsidiaries that would reasonably be expected to have a material adverse effect, (iv) the receipt by AMCORE, within five days prior to the Closing Date, of a letter from McGladrey & Pullen, LLP to the effect that the Merger will be accounted for as a pooling-of-interests, (v) the receipt by AMCORE of certain letter agreements from FNB affiliates, (vi) the receipt of all consents or approvals from third parties required under agreements between FNB and such third parties, other than those agreements for which failure to obtain such consents or approvals would not, in the reasonable opinion of AMCORE, have a material adverse effect on AMCORE, individually or in the aggregate, (vii) holders of not more than 6% of the outstanding shares of FNB Common Stock perfecting their dissenters' rights, (viii) in the event that the Closing Date shall occur on or after February 15, 1997, receipt by AMCORE of audited consolidated financial statements for the fiscal year ended December 31, 1996 of FNB and its subsidiaries, (ix) receipt of good standing certificates from the states of Nevada and Wisconsin and a statement from the Office of the Comptroller of the Currency (the "OCC") within 15 days prior to the Closing Date, and (x) delivery by McGladrey & Pullen, LLP of letters addressed to AMCORE covering matters reasonably requested by AMCORE and Newco with respect to FNB's financial condition.

     The obligations of FNB to consummate the Merger are also subject to satisfaction or waiver by FNB of certain conditions, including (i) each obligation of AMCORE and Newco under the Merger Agreement must have been performed in all material respects, AMCORE's and Newco's representations and warranties contained in the Merger Agreement must be true in all material respects as of the Effective Time (except to the extent such representations and warranties refer to an earlier date) and FNB having received certificates signed by the chief financial officer of AMCORE to such effect, (ii) the absence of any material adverse change in the consolidated condition (financial or otherwise), assets, liabilities, results of operation or business of AMCORE from December 31, 1995 to the Closing Date, and (iii) the receipt by FNB of an opinion from Jones, Day, Reavis and Pogue that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

TERMINATION


     The Merger Agreement is terminable (i) by the mutual consent of the parties, (ii) by either party after June 30, 1997 if the Merger has not occurred as a result of failure to satisfy any condition to the Merger, (iii) by either party upon material breach of a representation, warranty or covenant by the other party, which breach is not cured within twenty (20) business days of receipt of notice, (iv) by AMCORE if the AMCORE Average Price is greater than $23.00 and AMCORE provides FNB with written notice of its intent to terminate the Merger Agreement within 15 days following the Special Meeting Date, unless FNB cancels such termination by electing to adjust the Exchange Ratio to equal a number obtained by dividing (A) the amount equal to 135.72 less the Environmental Reduction Amount, if any, by (B) the AMCORE Average Price, based on the AMCORE Average Price, (v) by FNB if the AMCORE Average Price is less than $18.00 and FNB provides AMCORE with written notice of its intent to terminate the Merger Agreement within 15 days following the Special Meeting Date, unless AMCORE cancels such termination by electing to adjust the Exchange Ratio to equal a number equal to a number obtained by dividing (A) the amount equal to
173.42 less the Environmental Reduction Amount, if any, by (B) the AMCORE Average Price, (vi) by AMCORE if AMCORE's good-faith estimate of environmental remediation costs relating to certain real properties held or previously held by FNB is equal to $700,000 or more, (vii) by FNB in the event that AMCORE provides written notice to FNB setting forth estimated environmental remediation costs relating to certain real properties held or previously held by FNB of $700,000 or more (viii) by FNB, subject to certain conditions, if the FNB Board determines to accept a Superior Proposal pursuant to its fiduciary duties, or
(ix) by AMCORE if the FNB Board rescinds its recommendation of the transactions contemplated by the Merger Agreement, or fails to recommend such transactions, or takes any action or public position consistent with approving a competing transaction. There can be no assurance that the closing price for AMCORE Common Stock on the Effective Date will be equal to the AMCORE Average Price. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio." Termination of the Merger Agreement pursuant to its terms will not relieve any party from liability for any intentional breach of the Merger Agreement.


TERMINATION FEES AND EXPENSES


     FNB has agreed to pay AMCORE a $1 million termination fee if the Merger Agreement is terminated as a result of: (i) the determination by the FNB Board of the existence of a Superior Proposal, where FNB terminates the Merger Agreement after giving AMCORE full information on the competing proposal and after five business days still determines the competing proposal to be a Superior Proposal and promptly thereafter enters into a definite agreement for such Superior Proposal; (ii) the FNB Board failing to recommend the Merger to the FNB Stockholders, or modifying or rescinding its prior recommendation of the Merger to the FNB Stockholders; (iii) FNB taking any action or public position consistent with the approval of a competing proposal; or (iv) as a result of (1)
(A) the failure of FNB to satisfy its conditions to the Merger by June 30, 1997,
(B) upon material breach of a representation, warranty or covenant by FNB, which breach is not cured within twenty (20) business days of receipt of notice from AMCORE (other than FNB's failure to obtain an opinion letter from its accountant that the transaction qualifies for treatment as a pooling-of-interests or AMCORE's failure to obtain approval of the Commission) or (C) FNB terminating the Merger Agreement upon receipt of AMCORE's notice that certain estimated environmental remediation costs are $700,000 or more and, (2) without the prior approval of AMCORE and, (x) prior to or contemporaneously with such termination another Transactional Proposal for FNB is made and (y) prior to or within 12 months after the termination of the Merger Agreement, FNB enters into a definitive agreement for or consummates another Transaction Proposal.


     The Merger Agreement contains a provision that provides for fees and expenses to be paid by one party to the other in the event the Merger Agreement is terminated for certain specified reasons. Each party has agreed to pay up to $400,000 of the other party's expenses if the Merger Agreement is terminated (i) as a result of the failure of such party to satisfy its conditions to the Merger by June 30, 1997 or (ii) upon material breach of a representation, warranty or covenant by such party, which breach is not cured within twenty (20) business days of receipt of notice from the other party (other than as a result of material governmental litigation regarding the transaction or FNB's failure to obtain an opinion letter from its accountant that the transaction qualifies for treatment as a pooling-of-interests). In addition, FNB has agreed to pay up to $400,000 of AMCORE's expenses if the Merger Agreement is terminated (i) by AMCORE if certain estimated environmental remediation costs related to certain real properties held or previously held by FNB are $700,000 or more, (ii) by FNB if such estimated environmental remediation costs are $700,000 or more and, without the prior approval of AMCORE, (1) prior to or contemporaneously with such termination another Transactional Proposal for FNB is made and (2) prior to or within 12 months after the termination of the Merger Agreement, FNB enters into a definitive agreement for or consummates another Transaction Proposal, (iii) by FNB if the FNB Board decides to accept a Superior Proposal pursuant to its fiduciary duties, or (iv) by AMCORE if, without the prior approval of AMCORE, the FNB Board rescinds its recommendation of the transactions under the Merger Agreement, or fails to recommend such transactions.

AMENDMENT AND WAIVER

     AMCORE and FNB may each waive, as to the other, performance of any of the obligations and compliance with any of the covenants or conditions of the Merger Agreement (other than items (i), (ii) and (iii) in the first paragraph of the "Conditions to the Merger" section above) and may amend or modify the Merger Agreement. Any such action by FNB taken following a favorable vote on or consent to the Merger by its stockholders may be taken only if, in the opinion of the FNB Board, the action would not have a material adverse effect on the benefits intended for its stockholders under the Merger Agreement.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

     AMCORE is incorporated under the laws of the State of Nevada. Accordingly, the rights of AMCORE stockholders are governed by AMCORE's Restated Articles of Incorporation (the "AMCORE Charter"), its Bylaws and Nevada law. FNB is incorporated under the laws of the State of Wisconsin and, accordingly, the rights of FNB Stockholders are governed by FNB's Articles of Incorporation (the "FNB Charter"), its Bylaws and Wisconsin law. The Nevada and Wisconsin corporation laws differ in many respects, as do the respective Charters and Bylaws of AMCORE and FNB. AMCORE and FNB are both bank holding companies regulated by the Federal Reserve Board under the BHCA. Newco is chartered under the laws of the State of Wisconsin and is therefore subject to regulation under such laws and to regulation and examination by the Wisconsin Commissioner of Banking.

     Upon consummation of the Merger, FNB Stockholders will become stockholders of AMCORE and, as such, all of their rights will be governed by the AMCORE Charter, Bylaws and Nevada law.

     The following summary of the material differences that may affect the rights and interests of FNB Stockholders is not intended to be an all-inclusive discussion of such differences.

MERGER, CONSOLIDATION AND SALES OF ASSETS

     Nevada law requires that certain extraordinary corporate actions, such as most mergers, consolidations, dissolutions or sales of substantially all of a corporation's assets, be approved by the vote of a majority of the corporation's outstanding shares and by a majority of each class entitled to vote thereon unless a higher percentage is required by the corporation's charter.

     Nevada law also contains a "control share" statute that would require the acquiror of a "controlling interest" of certain Nevada corporations (an "Issuing Corporation") to obtain the approval of the holders of a majority of the outstanding shares of the Issuing Corporation not owned by such acquiror and officers and employee-directors of the Issuing Corporation in order to receive voting rights for (i) shares acquired or proposed to be acquired in an acquisition in which such acquiror obtained or proposed to acquire a "controlling interest" in the Issuing Corporation, and (ii) all shares acquired within 90 days immediately preceding the

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

date the acquiror obtained or proposed to acquire a "controlling interest" in the Issuing Corporation. Under this statute, a person is deemed to have acquired a "controlling interest" in an Issuing Corporation if, subject to certain exceptions, such person acquires voting power equal to or more than 20% of the outstanding voting power of the Issuing Corporation.

     This statute applies only to corporations organized in Nevada having 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada, that do business in Nevada directly or through an affiliated corporation. The provisions of this statute are applicable to any acquisition of a controlling interest in an issuing corporation unless, before an acquisition is made, the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply. The AMCORE Charter and Bylaws do not provide that such sections of the statute do not apply to AMCORE, though AMCORE does not believe this statute is currently applicable to AMCORE.

     The AMCORE Charter requires the approval of at least 70% of the outstanding shares of AMCORE Common Stock entitled to vote if a transaction involves a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder, unless certain fair price criteria and procedural requirements are satisfied or the transaction is approved by a majority of Continuing Directors (as hereinafter defined).

     An "Interested Stockholder" is any person who is or has announced or publicly disclosed an intention to become the beneficial owner of 30% or more of the voting stock of AMCORE. The terms "Affiliate" and "Associate" have the same meanings ascribed for such terms in Rule 12b-2 under the Exchange Act as in effect on February 12, 1986. A "Business Combination" includes certain transactions with or proposed by or on behalf of an Interested Stockholder or related parties, including, among others, (i) a merger or consolidation of AMCORE or any subsidiary; (ii) the sale or disposition by AMCORE or any subsidiary of any assets or securities having an aggregate value of $5 million or more or constituting more than 10% of the book value of the total assets or of the stockholders' equity of the entity in question; (iii) the adoption of any plan or proposal for the liquidation or dissolution of AMCORE or for any amendment of AMCORE's bylaws; or (iv) any reclassification of securities, recapitalization, merger or other transaction with the effect, directly or indirectly, of increasing an Interested Stockholder's proportionate share of the outstanding capital stock of AMCORE or a subsidiary. A "Continuing Director" is a member of the Board of Directors who is not affiliated with an Interested Stockholder or was a director before any Interested Stockholder became an Interested Stockholder or was recommended or elected by a majority of Continuing Directors.

     The Business Combination provisions of the AMCORE Charter are intended to prevent certain of the potential inequities of Business Combinations that are part of "two-step" transactions. In the absence of such provisions, a purchaser who acquired control of AMCORE could subsequently, by virtue of such control, force the remaining stockholders to sell or exchange their shares at a price that would not reflect any premium such purchaser may have paid in order to acquire its controlling interest. Such provisions may also discourage the accumulation of large blocks of AMCORE's stock which could be disruptive to the stability of AMCORE'S important relationships with its employees, customers and the communities that it serves. Such an accumulation could precipitate a change of control of AMCORE on terms unfavorable to AMCORE's other stockholders.

     The Business Combination provisions of the AMCORE Charter may render more difficult or discourage a merger with or takeover of AMCORE, the acquisition of control of AMCORE by a large stockholder and the removal of incumbent management. Such provisions would also discourage some takeover attempts by persons who intend to acquire AMCORE in two steps and eliminate remaining stockholder interests by means of a Business Combination involving less consideration per share than the acquiring person would propose to pay for its initial interest in AMCORE equal to or greater than 30% (but less than 100%) of the outstanding voting stock of AMCORE. To the extent that this provision discourages certain business combinations, AMCORE's stockholders may be deprived of higher market prices for their stock that often prevail as a result of such events.

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

     Section 180.1150 of the WBCL provides that in particular circumstances the voting of shares of a Wisconsin "issuing public corporation" (a Wisconsin corporation which has at least 100 Wisconsin resident stockholders, 500 or more stockholders of record and total assets exceeding $1 million) held by any person in excess of 20% of the voting power is limited to 10% of the full voting power of such excess shares. Full voting power may be restored under Section 180.1150 if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of such restoration.

     In addition, Section 180.1132 of the WBCL sets forth certain fair price provisions which govern mergers and share exchanges with, or sales of substantially all a Wisconsin issuing public corporation's assets to, a 10% stockholder, mandating that any such transaction meet one of two requirements. The first requirement is that the transaction be approved by 80% of all stockholders and two-thirds of "disinterested" stockholders, which generally exclude the 10% stockholder. The second requirement is the payment of a statutory fair price, which is intended to insure that stockholders in the second step merger, share exchange or asset sale receive at least what stockholders received in the first step.

     Further, Section 180.1134 of the WBCL requires stockholder approval for certain transactions in the context of a tender offer or similar action for in excess of 50% of a Wisconsin issuing public corporation's stock. Stockholder approval is required for the acquisition of more than 5% of the corporation's stock at a price above market value, unless the corporation makes an equal offer to acquire all shares. Stockholder approval is also required for the sale or option of assets which amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation meets certain minimum outside director standards.

     Sections 180.1140 through 180.1144 of the WBCL prohibit certain "business combinations" between a "resident domestic corporation" and a person beneficially owning 10% or more of the outstanding voting stock of such corporation (an "interested shareholder") within three years after the date such person became a 10% beneficial owner (the "acquisition date"), unless the business combination or the acquisition of such stock has been approved before the acquisition date by the corporation's board of directors. After such three year period, a business combination with the interested shareholder may be consummated only with the approval of the holders of a majority of the voting stock not beneficially owned by the interested shareholder, unless the combination satisfied certain adequacy-of-price standards intended to provide a fair price for shares held by disinterested shareholders. FNB presently meets the definition of a "resident domestic corporation."

PREFERRED STOCK

     The AMCORE charter authorizes the AMCORE Board to issue up to 10 million shares of AMCORE preferred stock from time to time or in series, without any action on the part of Amcore's stockholders, and to determine the designation of each series, the number of shares to be issued, dividend rates, redemption provisions, sinking fund provisions, liquidation preferences and such other provisions and rights as the Board of Directors may deem advisable. The dividends fixed by the Board of Directors will be in preference to dividends on any other class of stock of AMCORE. The preferred dividends may or may not be cumulative. The preferred stock may also be entitled to a preference upon dissolution or liquidation if AMCORE's Board of Directors so designates. The preferred stock may not have any voting rights and cannot be convertible or exchangeable for shares of AMCORE Common Stock. There is no preferred stock issued or outstanding at the present time.

     FNB has no authorized shares of preferred stock and, accordingly, the rights of holders of FNB Common Stock to receive dividends or payment in the event of voluntary or involuntary dissolution, liquidation or winding up of FNB are not subject to the prior satisfaction of the rights of any other stockholders.

DIRECTORS

     The AMCORE Board is divided into three classes as nearly equal in number as possible, with the directors in each class serving for staggered three-year terms. At each annual meeting of AMCORE's stockholders, the successors to the class of directors whose term expires at the time of such meeting are elected by a majority of the votes cast, assuming a quorum is present.

     All the directors of FNB are elected at the annual meeting of stockholders by a plurality of the votes entitled to vote in the election, at a meeting at which a quorum is present. A director of FNB may be removed, with or without cause, by the affirmative vote of the holders of a majority of the then issued and outstanding stock of FNB cast at a special meeting of stockholders called for that purpose.

     Holders of FNB Common Stock are not entitled to any preemptive rights, except in certain circumstances required by Wisconsin law. FNB Common Stock is fully paid and not liable to any calls or assessments by FNB, except in the event of a capital impairment of FNB, and under Section 180.0622(2)(b) of the WBCL.

DIVIDENDS

     Under Nevada law, a corporation may authorize and make a distribution to its stockholders unless, after giving effect to such distribution, (i) the corporation would be unable to pay its debts as they become due, or (ii) except as specifically allowed by the corporation's charter, the corporation's total assets would be less than the sum of its total liabilities plus the amount necessary, if the corporation were dissolved at the time of distribution, to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the distribution.

     Subject to any restrictions contained in a corporation's charter, Wisconsin law generally provides that a corporation may issue share dividends.

     There are no provisions in the AMCORE Charter or Bylaws allowing distributions in a manner other than that prescribed by Nevada law or in the FNB Charter or Bylaws restricting the declaration or payment of dividends. In addition, the ability of both AMCORE and FNB to pay dividends is dependent upon their ability to receive dividends from their respective subsidiaries. The bank subsidiaries of AMCORE and FNB are subject to federal and state regulations that impose restrictions on the payment of dividends.

AMENDMENTS TO THE CHARTER

     Unless a higher vote is required by a corporation's charter or bylaws, Nevada law requires that a proposed charter amendment be approved by a majority of the voting power entitled to vote upon the amendment and, under certain circumstances, a majority of the outstanding stock of each class entitled to vote thereon. The AMCORE Charter provides that certain amendments require the affirmative vote of 70% of the outstanding shares, including amendments that affect the provisions related to the size and structure of the Board of Directors, the provision governing the nomination of directors contained in AMCORE'S Bylaws, the prohibition of stockholder action by written consent, and the Business Combination provisions discussed above.

     Under Wisconsin law, unless a higher vote is required by a corporation's charter, an amendment to the charter of a Wisconsin corporation may be approved by a majority of the outstanding shares entitled to vote upon the proposed amendment and a majority of the outstanding stock of each group entitled to vote thereon as a group. The FNB Charter does not require a higher vote for amendment of the FNB Charter, and thus the charter may be amended in the manner specified by the Wisconsin statute.

AMENDMENTS TO THE BYLAWS

     The AMCORE Bylaws may be altered or repealed and new bylaws adopted by the AMCORE Board, but any bylaws adopted by the AMCORE Board may be altered or repealed, and new bylaws adopted, by the stockholders entitled to vote thereon.

     The FNB Bylaws may be altered, amended, repealed or adopted by either the FNB Board or the stockholders, and such action may be taken at either an annual or special meeting.

CUMULATIVE VOTING

     The AMCORE Charter specifically precludes cumulative voting for the election of directors. The FNB Charter does not provide for cumulative voting rights.

STRUCTURE OF BOARD OF DIRECTORS

     The AMCORE Charter provides for a Board of Directors divided into three classes, with the term of one class expiring each year. The AMCORE Charter further requires that the Board consist of between three and fourteen directors with each class consisting of as near to one-third the total number of directors as possible. The AMCORE Board currently consists of 12 members divided into classes of three, four and five directors, respectively.

     The AMCORE Bylaws require that to nominate a person for election to the Board of Directors a stockholder must provide notice to AMCORE that is delivered or mailed to and received at the principal executive offices of AMCORE not less than 50 nor more than 75 days prior to the meeting. The stockholder's notice must identify each person whom the stockholder proposes to nominate, provide information regarding the nominee's principal occupation, the class and number of shares of AMCORE capital stock beneficially owned by the nominee, and any other information required to be disclosed in solicitations for proxies pursuant to Regulation 14A of the Exchange Act. The notice must also set forth the nominating stockholder's identity and the class and number of shares of AMCORE capital stock that are beneficially owned by the stockholder. AMCORE may also require the proposed nominee to furnish such reasonable additional information as may be required to determine the eligibility of the proposed nominee to serve as director.

     The FNB Charter provides for only one class of directors. The FNB Charter further requires that the FNB Board consist of between three and ten directors. The FNB Board is presently composed of seven members.

REMOVAL OF DIRECTORS

     Under Nevada law, unless a higher vote is required by a corporation's charter, a director may be removed from office, with or without cause, by the affirmative vote of stockholders representing at least two-thirds of the issued and outstanding voting stock. The AMCORE Charter does not require a higher percentage for removal of directors.

     Under Wisconsin law, any director or the entire board of directors may be removed with or without cause by stockholders representing a majority of the shares entitled to vote at an election of directors, unless the corporation's charter or bylaws provide that director's may be removed only for cause. Under the FNB Bylaws, a director may be removed from office with or without cause.

RIGHTS OF DISSENTING STOCKHOLDERS

     If a stockholder dissents from a merger or consolidation in the manner provided by Nevada law, the Nevada statute entitles such holder to appraisal rights unless the shares received in connection with the transaction are registered on a securities exchange on the record date fixed to determine the stockholders entitled to vote on the agreement of merger or consolidation. The AMCORE Charter and Bylaws do not confer any additional appraisal rights.

     Under the provisions of Wisconsin law, any shareholders who assert dissenters' rights will have a statutory right to demand payment of the "fair value" of their Stock in cash. To perfect this right, a shareholder must not vote such shares in favor of the Merger Agreement at the Special Meeting (this may be done by marking the proxy either to vote against the Merger Agreement or to abstain from voting thereon or by not voting at all) and must take such other action as is required by the provisions of Section 180.1301 to 180.1331 of the WBCL, including delivering written notice of intent to demand the "fair value" of FNB Common Stock.

SPECIAL MEETINGS OF STOCKHOLDERS

     The AMCORE Bylaws permit a special meeting of stockholders to be called by the Chairman of the Board, the President or a majority of the AMCORE Board. A meeting is required to be held upon the written request of the holders of not less than 10% of outstanding AMCORE Common Stock entitled to vote at the meeting.

     The FNB Bylaws require a special meeting of the stockholders be called by the FNB Board or the President or by the person designated in the written request of the stockholders owning at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the meeting.

ACTION WITHOUT A MEETING

     The AMCORE Charter prohibits stockholder action by written consent.

     The FNB Bylaws allow action to be taken without a meeting and without action by the FNB Board if a written consent, describing the action to be taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Wisconsin law permits any action which may be taken at an annual or special stockholder meeting to be taken without a meeting and without a vote if written consents are obtained from holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.

PREEMPTIVE RIGHTS

     Although both Nevada and Wisconsin law permit the designation of preemptive rights in a corporation's charter, neither the AMCORE Charter nor the FNB Charter provides holders of common stock preemptive rights to acquire any securities of AMCORE or FNB, respectively.

LIQUIDATION AND DISSOLUTION

     Under both Nevada and Wisconsin law, voluntary dissolution of a corporation requires the adoption of a resolution by a majority of the board of directors and the affirmative vote of a majority of the outstanding shares entitled to vote thereon. The AMCORE Charter requires the approval of 70% of the votes entitled to be cast by the holders of all outstanding shares of voting stock for the adoption of any plan or proposal for the liquidation or dissolution of the company that is proposed by an Interested Stockholder. The FNB Charter and Bylaws do not contain any provision relating to dissolution procedures.

INDEMNIFICATION AND PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     AMCORE is required, pursuant to the AMCORE Charter, to indemnify all persons who may be indemnified under Nevada law to the fullest extent permitted by such law. Similarly, FNB is required, pursuant to FNB Bylaws to indemnify all persons who may be indemnified under the Wisconsin indemnification statute to the fullest extent permitted thereunder. Generally, under Nevada and Wisconsin law, a corporation may indemnify officers, directors, employees and agents of a corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed civil, criminal, administrative or investigative proceeding (other than derivative actions) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to derivative actions, officers, directors, employees and agents of a corporation may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification may be made in respect of any claim as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought determines that such person is entitled to indemnification despite the adjudication of liability. To the extent that an officer, director, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation shall indemnify such officer, director, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     The AMCORE Charter and the FNB Charter also each permit each respective corporation to purchase and maintain insurance or make other financial arrangements to insure its directors, officers, employees and agents against liabilities, whether or not AMCORE or FNB, respectively, are themselves permitted to indemnify against such liabilities.

     As permitted by Nevada law, the AMCORE Charter eliminates, to the fullest extent permitted by Nevada law, the personal liability of directors and officers to AMCORE for breaches of fiduciary duty. Under the AMCORE Charter, directors and officers are not indemnified for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or for violations of Section
78.300 of the Nevada General Corporation Law regarding unlawful payment of dividends. The FNB Charter also does not indemnify directors and officers for negligence or misconduct in the performance of their fiduciary duties.

     AMCORE has entered into indemnification contracts (the "Indemnification Agreements") with its directors and officers. The Indemnification Agreements provide for indemnification of directors and officers to the fullest extent permitted by law. These agreements cover all expenses, judgments, fines and penalties incurred and amounts paid in settlement in connection with investigating, defending, being a witness or participating in or preparing to defend, be a witness in or participate in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether civil, criminal, administrative or otherwise, related to the fact that such director or officer was a director or officer, employee, agent or fiduciary of AMCORE or was serving as such at the request of AMCORE. The Indemnification Agreements impose upon AMCORE the burden of proving that the director or officer is not entitled to indemnification.

     FNB is not a party to indemnification contracts with FNB's directors and officers.

     Insofar as the foregoing provisions may permit indemnification of directors, officers or persons controlling AMCORE for liabilities arising under the Securities Act, AMCORE understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

SHARE PURCHASE RIGHTS

     The AMCORE Common Stock Purchase Rights Plan provides that each share of AMCORE Common Stock issued in the Merger will have attached thereto one Right. Each Right, when exercisable, entitles the registered holder to purchase from AMCORE one share of AMCORE Common Stock at a purchase price of $70.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement") dated as of February 21, 1996, between AMCORE and Firstar Trust Company, as Rights Agent.

     Initially, the Rights are attached to all Common Stock certificates representing shares then outstanding, and no separate certificates representing the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a Distribution Date (as hereinafter defined) will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding AMCORE Common Stock (the date of such announcement being the "Stock Acquisition Date"), (ii) 10 business days (or such later date as the AMCORE Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding AMCORE Common Stock or (iii) 10 business days after the AMCORE Board shall declare any person to be an "Adverse Person." In order to declare a person to be an Adverse Person the AMCORE Board must determine that such person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of AMCORE Common Stock which the AMCORE Board determines to be substantial (which amount shall in no event be less than 10% of the AMCORE Common Stock then outstanding) and, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (a) such beneficial ownership by such person is intended to cause AMCORE to repurchase the AMCORE Common Stock beneficially owned by such person or to cause pressure on AMCORE to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gains under circumstances where the

AMCORE Board determines that the best long-term interests of AMCORE would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of AMCORE's ability to maintain its competitive position) on the business or prospects of AMCORE, on AMCORE's employees, customers or suppliers or on the communities in which AMCORE operates or is located.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the AMCORE Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. All shares of AMCORE Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of AMCORE Common Stock issued after the Distribution Date will be issued with Rights if such shares are issued pursuant to the exercise of stock options or under an employee benefit plan, or upon the conversion of securities issued after adoption of the Rights Agreement. Except as otherwise determined by the AMCORE Board, no other shares of AMCORE Common Stock issued after the Distribution Date will be issued with Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 27, 2006, unless earlier redeemed by AMCORE as described above.

     In the event that (i) a person becomes the beneficial owner of more than 15% of the then outstanding AMCORE Common Stock (except pursuant to an offer for all outstanding shares of AMCORE Common Stock which the independent directors determine to be fair to and otherwise in the best interests of AMCORE and its shareholders) or (ii) the AMCORE Board declares a person to be an Adverse Person, following the Distribution Date, each holder of a Right will thereafter have the right to receive, upon exercise, AMCORE Common Stock (or, in certain circumstances, cash, property or other securities of AMCORE) having a value equal to two times the Exercise Price of the Right. The Exercise Price is the Purchase Price multiplied by the number of shares of AMCORE Common Stock issuable upon exercise of a Right prior to any of the events described in this paragraph (initially, one). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by AMCORE as set forth below.

     In the event that, at any time following the Stock Acquisition Date, (i) AMCORE is acquired in a share exchange, merger or other business combination transaction, (other than a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of AMCORE's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of shares of AMCORE Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the AMCORE Common Stock, (ii) if holders of the AMCORE Common Stock are granted certain rights or warrants to subscribe for shares of AMCORE Common Stock or convertible securities at less than the current market price of the AMCORE Common Stock, or (iii) upon the distribution to holders of the AMCORE Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of AMCORE Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the AMCORE Common Stock on the last trading date prior to the date of exercise.

     At any time prior to the earlier of (i) ten days following the Stock Acquisition Date, and (ii) the Expiration Date, AMCORE may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment. Notwithstanding the foregoing, the AMCORE Board may not redeem the Rights following a determination that any person is an Adverse Person. AMCORE may, at its option, pay the redemption price in cash, shares of AMCORE Common Stock (based on the current market price of the AMCORE Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the AMCORE Board. Immediately upon the action of AMCORE's Board of Directors electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights thereafter will be to receive the applicable redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of AMCORE, including, without limitation, the right to vote or to receive dividends.

     The provisions of the Rights Agreement may be amended by the AMCORE Board prior to the Distribution Date without the approval of the holders of the Rights. After the Distribution Date, the provisions of the Rights Agreement may be amended by the AMCORE Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.


     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire AMCORE without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the AMCORE Board to negotiate with an acquiror on behalf of all of the shareholders. In addition, the Rights should not interfere with a proxy contest.



     FNB does not have a similar common stock purchase rights plan in place.


                             AMCORE FINANCIAL, INC.

GENERAL


     AMCORE, a Nevada corporation, is a multi-bank holding company registered under the federal BHCA. AMCORE is headquartered in Rockford, Illinois, and operates five banks in 42 locations and eight financial services companies. AMCORE is a primary supplier of financial services in the Rockford area and a number of northern Illinois communities. The primary region includes the cities of Rockford, Elgin, Woodstock, Carpentersville, Crystal Lake, Sterling, Dixon, Princeton, Aledo, Rochelle, Ashton, Gridley, Mt. Morris, Mendota and Peru. AMCORE owns all of the outstanding common stock of AMCORE Bank N.A., Rockford; AMCORE Bank N.A., Northwest; AMCORE Bank N.A., Rock River Valley; AMCORE Bank N.A., North Central; AMCORE Bank Aledo. AMCORE owns directly or indirectly, all of the outstanding common stock of AMCORE Mortgage, Inc.; AMCORE Investment Group, N.A.; AMCORE Consumer Finance Company, Inc.; AMCORE Financial Life Insurance Company; Rockford Mercantile Agency, Inc.; AMCORE Investment Services, Inc.; AMCORE Capital Management, Inc.; AMCORE Insurance Group, Inc. At September 30, 1996, AMCORE and its subsidiaries had total assets of $2.8 billion, total deposits of $1.9 billion and stockholders' equity of $207 million. During the past decade, AMCORE's total assets have grown from $950 million in 1985 to $2.8 billion in 1996 and the number of shares outstanding has risen from 2.2 million to more than 14 million.


     AMCORE provides various personal banking, commercial banking and related financial services. AMCORE also conducts banking business through ten supermarket branches which gives the customer convenient access to bank services seven days a week and offers three electronic banking services to commercial and retail customers and facilities access to commercial customers' accounts via personal computers.

     Through AMCORE Mortgage, Inc., AMCORE provides each bank affiliate and correspondent lenders with a variety of mortgage lending products to meet their customer needs. AMCORE Investment Group, N.A. includes the former trust departments of AMCORE's subsidiary banks and provides personal trust services, employee benefit plan and estate administration and various other services to corporations and individuals. AMCORE Consumer Finance Company, Inc. provides installment and real estate loans to a segment of the market not served by AMCORE's banks. AMCORE Insurance Group, Inc. offers both consumer and commercial insurance products. AMCORE Investment Services, Inc. is a full service brokerage company that offers a full range of investment alternatives including annuities, mutual funds, stocks and bonds.


     AMCORE Financial Life Insurance Company ("AFLIC"), a wholly-owned subsidiary, was incorporated under the laws of the State of Arizona in 1984. Through AFLIC, AMCORE is engaged in reinsuring credit life and accident and health insurance in conjunction with the lending activities of AMCORE's affiliate banks.



     AMCORE Capital Management, Inc. ("ACMI") was incorporated under the laws of the State of Illinois as a wholly-owned subsidiary of ROCKFORD in December 1992. ACMI is comprised of the former ROCKFORD Investment department staff, and manages the assets of AMCORE's Vintage Fund family, which were introduced in December 1992. In addition to serving as investment advisor to these funds, ACMI manages the investment portfolios for AMCORE Investment Group, N.A. and other unaffiliated institutions.



     Rockford Mercantile Agency, Inc. ("RMA"), a local collection agency, was acquired in January 1993. RMA has been in business in the Rockford area since 1908 and works with many nationally-known clients. RMA was incorporated under the laws of the State of Illinois in January 1993 as a wholly-owned subsidiary of AMCORE.



     On October 3, 1996, AMCORE entered into a letter of intent to acquire CBSC, headquartered in Mt. Horeb, Wisconsin. CBSC is a four-bank holding company with one merger now in progress with Belleville Bancshares Corporation.



     The principal executive offices of AMCORE are located at 501 Seventh Street, Rockford, Illinois 61104 and its telephone number is (815) 968-2241. Additional information concerning AMCORE is included in the AMCORE documents incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."


                          FIRST NATIONAL BANCORP, INC.

GENERAL


     FNB, a Wisconsin corporation, is a one-bank holding company registered under the federal BHCA. FNB operates the Bank at its main office in Monroe, Wisconsin, and at branch locations in Green County, Wisconsin, in Monroe and New Glarus, and in Dane County, Wisconsin, in Belleville and Madison. The Bank operates FNI Corporation, a Nevada subsidiary utilized for investment portfolio purposes. At September 30, 1996, FNB and its subsidiaries had total assets of $216.5 million, total deposits of $193.1 million and stockholders' equity of $17.9 million. FNB has increased its net income by 71.33% from $1.43 million in 1991 to $2.45 million in 1995. Since 1991, year-end assets have increased annually at a 7.1% rate from $156.8 million to $206.5 million in 1995. In order to expand in its market, FNB acquired Citizens State Bank in 1991 and subsequently merged it into the Bank in 1993. The principal offices of FNB are located at 1625 Tenth Street, Monroe, Wisconsin 53566, telephone number (608) 328-5100.


CORPORATE STRUCTURE

FIRST NATIONAL BANK AND TRUST

     The Bank was organized as a national banking association under the laws of the United States in 1856. The main office of the bank is located at 1625 Tenth Street, Monroe, Wisconsin 53566. The Bank has branch locations in Monroe and New Glarus, two branches in Madison and a branch at the location of its former subsidiary, Citizens State Bank, in Belleville. In addition to being well positioned in the Monroe market, FNB is positioned to take advantage of the Madison area's vibrant growth and strong income levels as population continues to move southward from Madison into FNB's primary market area.


FNI

     FNI Corporation was organized as a Nevada corporation in 1991 and is a wholly-owned investment subsidiary of the Bank. FNI was developed to enhance the yield and returns on its investment portfolio through tax savings.

PRODUCTS


     FNB through its subsidiary, the Bank, is engaged in general commercial banking business. Full service banking is offered to individuals and small to medium-sized businesses, including checking accounts, savings accounts, time deposits, non-deposit retail investment products, commercial loans, consumer loans, agricultural loans, real estate loans, safe deposit facilities, transmitting of funds, trust and other fiduciary services, and such other banking services as are usual and customary for commercial banks under the banking laws of the United States.


COMPETITION


     Monroe, Wisconsin, a community of approximately 10,500 people, and Green County, which has a population of approximately 30,300 people, provide FNB with its headquarters and primary market area. In addition to its position in Green County, FNB is positioned to take advantage of the Madison area's vibrant growth. The population in Dane County, in which the Bank's Madison and Belleville offices are located, is approximately 370,000 people.



     Factors affecting competition for FNB include office locations, customer convenience, and the various types of banking and financial services provided by FNB and its competitors. The commercial banking business in southern Wisconsin and nearby northern Illinois is very competitive. Numerous financial institutions are located in these areas, including Bank One, Monroe, Bank of New Glarus and Belleville State Bank, several regional institutions in Madison, and regional and national financial institutions operating by mail, telephone and other electronic means. FNB's strategy has been to focus on meeting the financing needs of individuals and small and medium-sized businesses in markets not served effectively by competitors or larger institutions. The vast majority of the Bank's loans and the majority of all of its deposits are from customers in Green County and Dane County, Wisconsin.


EMPLOYEES


     FNB and its subsidiaries employ 86 full-time and 16 part-time employees. FNB considers its relations with its employees to be good. Each employee who meets eligibility requirements is entitled to participate in FNB's qualified employees benefit plans, including retirement plans, employee group life insurance, accidental death and dismemberment, hospital, medical and dental insurance plans, long-term and short-term disability programs and vacation and sick leave benefits. The First National Bank of Monroe Wisconsin Pension Plan was terminated effective December 31, 1991, and the Internal Revenue Service issued a favorable determination letter dated February 27, 1992, with respect to such termination. FNB offers eligible employees participation in the First National Bancorp Nonstandard 401(k) Plan and Profit Sharing Plan, as amended. In addition, certain members of the FNB Board of Directors and certain FNB officers of the Bank are parties to Deferred Compensation Agreements that allow the issuance of FNB Common Stock as part of their compensation pursuant to the FNB Directors Deferred Compensation Plan and the FNB&T Deferred Compensation Retirement Plan, respectively. See "THE MERGER -- Interests of Certain Persons in the Merger."


PROPERTIES


     FNB's operations are conducted from its main office located at 1625 Tenth Street, Monroe, Wisconsin 53566, which also serves as the main offices of the Bank. The building is a modern brick, concrete and steel building containing 32,000 square feet of floor space on two floors, completed in 1983. The Bank owns both the building and the underlying real estate. All administrative functions of FNB are conducted at this main facility.


     The Bank operates five branches. The Bank owns the buildings and underlying real estate of each of the following four branch locations: 1919 10th Street, Monroe, Wisconsin; 1 West Main Street, Belleville, Wisconsin; 512 West Highway 69, New Glarus, Wisconsin; and 6698 Odana Road, Madison, Wisconsin. Since April 15, 1992, the Bank has leased property located at 3609 University Avenue, Madison, Wisconsin, for a branch office. The Bank also owns a property located at 7 West Main Street, Belleville, Wisconsin, which it leases to a company.


     A preliminary environmental investigation conducted in connection with the Merger revealed that the Monroe main bank office and the Monroe motor bank branch may be affected by leaking underground storage tanks on or near these properties. Further investigations will be conducted to assess these matters and to estimate the potential remediation costs to correct them, if any.

LEGAL PROCEEDINGS

     Neither FNB nor the Bank is a party to any pending legal proceeding. The management of FNB believes that there is no litigation threatened or pending in which FNB or its subsidiaries face potential loss or exposure which will materially affect shareholders' equity.

SELECTED FINANCIAL DATA


     The following table sets forth selected historical consolidated financial data of FNB for each of its last five fiscal years. The following financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of FNB included, elsewhere in this Proxy Statement/Prospectus and in conjunction with "FIRST NATIONAL BANCORP, INC. -- Management's Discussion and Analysis of Financial Condition and Results of Operations."

                  SELECTED CONSOLIDATED FINANCIAL DATA OF FNB
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     The financial statement data included in the selected financial data for the three and nine months ended September 30, 1996 and 1995 are derived from unaudited financial statements of FNB. The selected financial data for the five years ended December 31, 1995 are derived from audited consolidated financial statements of FNB.

     The following table sets forth certain historical consolidated financial information for FNB. This information should be read in conjunction with consolidated financial statements of FNB, and the related notes thereto and in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "INDEX TO FIRST NATIONAL BANCORP, INC. CONSOLIDATED FINANCIAL STATEMENTS" and "PRO FORMA COMBINING FINANCIAL STATEMENTS."

                                   UNAUDITED
                               NINE MONTHS ENDED
                                 SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                              -------------------   ----------------------------------------------------
                                1996       1995       1995       1994       1993       1992       1991
                              --------   --------   --------   --------   --------   --------   --------
STATEMENT OF INCOME:
  Net interest income........ $  6,013   $  5,684   $  7,683   $  7,560   $  7,259   $  6,415   $  5,127
  Provision for loan
     losses..................       90         44         61         --         --         --         --
  Other income...............    1,016        976      1,318      1,380      1,201      1,318      1,147
  Other expenses.............    4,242      4,180      5,558      5,893      5,822      5,376      4,241
  Income before income
     taxes...................    2,697      2,437      3,382      3,047      2,638      2,357      2,033
  Net income................. $  1,943   $  1,762   $  2,446   $  2,222   $  2,060      1,760      1,433
PER COMMON SHARE:
  Net income................. $   7.90   $   7.26   $  10.07   $   9.04   $   8.40       7.23       6.10
  Cash dividends.............     2.65       2.35       2.35       2.15       1.85       1.55       1.30
  Book value.................    73.81      65.27      68.89      60.44      54.97      48.61      42.55
  Dividend payout ratio......     33.5%      31.2%      23.4%      23.8%      22.0%      20.0%      20.3%
  Average Common Shares
     Outstanding (in
     thousands)..............      246        243        243        246        245        243        235
BALANCE SHEET -- AVERAGE
  BALANCES:
  Total assets............... $209,070   $196,835   $198,644   $182,491   $169,668    154,419    153,688
  Loans, net of allowance for
     loan losses.............  143,795    135,940    137,791    120,818    106,478     96,721     92,989
  Securities.................   53,779     51,190     50,936     51,162     48,114     44,367     37,229
  Deposits...................  187,333    182,538    178,474    164,781    152,877    144,342    122,314
  Notes payable (1)..........    2,386      1,700      2,836      2,350      2,850      3,000      3,000
  Stockholders' equity.......   17,014     14,895     15,130     13,562     12,515     10,270      8,854
SELECTED FINANCIAL RATIOS
  (2):
  Return on average assets...     1.24%      1.19%      1.23%      1.22%      1.21%      1.14%       .93%
  Return on average equity...    15.23%     15.77%     16.17%     16.38%     16.46%     17.14%     16.18%
  Net interest margin (3)....     4.01%      4.04%      4.06%      4.38%      4.54%      4.55%      3.94%
  Average equity to average
     assets..................     8.14%      7.57%      7.62%      7.43%      7.38%      6.65%      5.76%
BALANCE SHEET INFORMATION:
  Total assets............... $216,494   $201,985   $206,531   $192,075   $178,337    162,973    156,780
  Loans......................  147,999    141,735    142,169    128,661    111,423    102,411     93,324
  Securities.................   54,109     50,481     49,846     51,157     50,588     42,820     45,913
  Deposits...................  193,126    174,833    182,278    172,929    161,018    146,715    141,969
  Notes payable (1)..........    2,811      1,947      4,246      2,000      2,700      3,000      3,000
  Stockholders' equity.......   17,895     15,646     16,145     14,059     12,675     11,020      9,521

-------------------------
(1) Includes long-term and short-term borrowings.
(2) Nine month returns are annualized.
(3) On a fully tax-equivalent basis.

                        SELECTED INTERIM FINANCIAL DATA
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                     THREE MONTHS      NINE MONTHS
                                                        ENDED             ENDED
                                                    SEPTEMBER 30,     SEPTEMBER 30,      YEAR ENDED
                                                    --------------    --------------    DECEMBER 31,
                                                    1996     1995     1996     1995         1995
                                                    -----    -----    -----    -----    ------------
Income Summary
Net interest income...............................  2,025    1,953    6,013    5,684       $7,683
Provision for loan losses.........................     30       17       90       44           61
Net interest income after loan loss provision.....  1,955    1,936    5,923    5,640        7,622
Other income......................................    354      321    1,016      976        1,318
Other expenses....................................  1,418    1,350    4,242    4,180        5,558
Income before income taxes........................    931      907    2,697    2,437        3,382
Income tax expense................................    262      255      754      675          936
Net income........................................    669      652    1,943    1,762       $2,446
                                                    =====    =====    =====    =====       ======
Per common share:
Net income........................................  $2.71    $2.68    $7.90    $7.26       $10.07
Dividends.........................................   1.45     1.20     2.65     2.35         2.35

                      SELECTED INTERIM BALANCE SHEET DATA
                             (DOLLARS IN THOUSANDS)

                                                                                        YEAR ENDED
                                                                     SEPTEMBER 30,     DECEMBER 31,
                                                                         1996              1995
                                                                     -------------     ------------
Total assets.......................................................    $ 216,494         $206,531
Loans, net of allowance for loan losses............................      146,306          140,526
Deposits...........................................................      193,126          182,278
Notes payable......................................................        2,811            4,246
Stockholders' equity...............................................       17,895           16,145

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion and analysis of the consolidated financial condition and results of operations for FNB for the three and nine months ended September 30, 1995 and 1996 and the years ended December 31, 1993 through 1995 and of certain factors that may affect FNB's prospective financial condition and results of operations. The following should be read in conjunction with the consolidated financial statements and related notes appearing elsewhere in this Proxy Statement/Prospectus and in the information under "FIRST NATIONAL BANCORP, INC. -- Selected Financial Data."

     The consolidated financial statements include the accounts of FNB and its wholly-owned subsidiary, the Bank. All significant intercompany transactions and balances have been eliminated in consolidation.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEARS ENDED DECEMBER 31, 1994 AND 1993

     FNB has a history of consistent earnings and excellent asset quality over the last several years, which management attributes to an emphasis on quality relationship banking and disciplined credit analysis. For December 31, 1995, FNB recorded total assets of $206.5 million, net loans of $140.5 million, total deposits of $182.3 million, and shareholders' equity of $16.1 million. FNB earned net income of $2.4 million for fiscal year 1995, compared with $2.2 million for fiscal year 1994. For the twelve months ending December 31, 1995, FNB's return on average assets was 1.23%, compared with FNB's return on average assets of 1.22% for fiscal years 1994 and 1.21% for 1993. For 1995, FNB's ratio of average equity to average assets was 7.62%. FNB's ratio of nonperforming assets to total loans was
 .25% at December 31, 1995.

     Average interest earning assets reached record levels in each of the past three years, growing to $189.3 million in 1995 from $172.6 million in 1994, a percentage increase of 9.7%, and growing 8.1% in 1994 from $159.7 million in 1993. The major contribution to the increase in average interest earning assets has been the steady growth in average loan volume. Average loans increased 14.1% to $137.8 million in 1995 from $120.8 million in 1994 and increased 15.5% in 1994 from $106.5 million in 1993.

     The year-end federal funds sold as of December 31, 1995, 1994 and 1993 were $3.5 million, $290 thousand, and $5.6 million, respectively. While these figures reflect the variability of the amount of federal funds sold by the Bank during this period, they do not necessarily reflect the Bank's relative dependency on federal funds for each preceding year. This is better demonstrated by average federal funds sold for a fiscal year, which for 1995, 1994 and 1993 were $528 thousand, $632 thousand, and $5.1 million, respectively. The average repurchase agreements for fiscal year 1995, 1994 and 1993 were $2.8 million, $2.6 million and $36,000, respectively, which averages reflect the relative need in each year of the Bank to obtain funds on a short term basis. As shown by both sets of averages, the Bank's need for short term funding increased from 1993 to 1994 largely due to increases in loan demand, and the Bank since 1994 has reduced its reliance on federal funds sold for investing funds not required to meet loan demand.

     Prior to 1994 when the Financial Accounting Standards Board issued Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities, for-profit entities were not required to differentiate between held-to-maturity securities and available-for-sale securities when accounting for securities. The amount of $49.7 million listed in the Investment Portfolio table under "FIRST NATIONAL BANCORP, INC. -- Additional Financial Data on Operations and Financial Condition" represents all of the debt securities held by FNB at December 31, 1993. Since 1994, FNB has reduced the amount of its portfolio comprised of held-to-maturity securities and increased the amount of available-for-sale securities in order to increase the liquidity of its investment portfolio. Between December 31, 1994 and 1995, held-to-maturity securities dropped $4.1 million or 9.8% from $41.7 million to $37.6 million while available-for-sale securities correspondingly increased $2.8 million, or 29.8% from $9.4 million to $12.2 million.

     The principal increase in source of funds has been in interest bearing deposits, which have increased by over $10 million annually for the past three years. Interest bearing deposits increased 7.0% in 1995 to $163.2 million from $152.5 million in 1994 and increased 6.0% in 1994 from $143.9 million in 1993. These increases were the results of the Bank's pricing of deposits to economically generate funds in order to meet increased loan demand within the FNB market area and general interest rate increases.

     The following are various ratios for FNB for the nine months ended September 30, 1996 and the years ended December 31, 1995, 1994 and 1993.

                          RETURN ON EQUITY AND ASSETS

                                                                 FOR THE
                                                               NINE MONTHS       FOR THE YEARS ENDED
                                                                  ENDED             DECEMBER 31,
                                                              SEPTEMBER 30,    -----------------------
                                                                  1996         1995     1994     1993
                                                              -------------    -----    -----    -----
Return on average assets...................................        1.24%        1.23%    1.22%    1.21%
Return on average equity...................................       15.23%       16.17%   16.38%   16.46%
Average equity to average assets...........................        8.14%        7.62%    7.43%    7.38%
Dividend payout rates......................................        33.5%        23.4%    23.8%    22.0%

     The return on average assets was constant over the past three years at 1.23% for 1995 and at 1.22% for 1994 and 1.21% in 1993. The return on average equity over the past three years declined slightly to 16.17% in 1995 from 16.38% in 1994 from 16.46% in 1993. This decline was due to increases in equity and the desire to retain earnings to provide for potential future growth in assets.

     The return on average assets remained relatively constant at 1.24% and 1.19% for the periods through September 30, 1996 and 1995, respectively. The return on average equity for the nine months through September 30 declined to 15.23% in 1996 from 15.77% in 1995.

LIQUIDITY

     Liquidity relates to the ability of the Bank to provide adequate funds to meet its cash requirements, primarily for loans, deposit withdrawals, and maturing liabilities. The liquidity to meet these demands is provided by maturing assets, short-term liquid assets, and the ability to raise funds when required from external money market sources. FNB includes cash and due from banks, federal funds sold, held-to-maturity securities, available-for-sale securities and accrued interest receivable in its calculation of total liquidity. The Bank seeks to maintain a balance between short term assets and short term liabilities by targeting a ratio of 0.8 to 1.2. This policy is intended to stabilize the long run earnings power of the Bank and to allow flexibility to take advantage of changes in interest rates.

     Year-end total liquidity for 1995, 1994, and 1993 were $47.4 million, $47.9 million and $55.0 million, respectively. Total liquidity as a percentage of total assets was 22.9%, 24.9% and 30.8% for the same periods. The decline in total liquidity as a percentage of total assets to 24.9% in 1994 from 30.8% in 1993 was caused by the significant increase in FNB's funding needs for loan growth and the competition for deposits. Nevertheless, total liquid assets as a percentage of total assets exceeded the guidelines set by the Board of Directors for these periods, which was 20%.

CAPITAL.

     The Federal Reserve Board and the OCC have set standards for measuring the capital adequacy of bank holding companies and national banks, respectively, based on risk-related guidelines that require banks and bank holding companies to maintain capital based on the level of risk corresponding to a particular category of assets. Categories of assets with potentially higher credit risk require more capital backing than categories with lower credit risk. For a fuller discussion of the Federal Reserve Board's standards, see "SUPERVISION AND REGULATION -- Capital Adequacy." The primary objective of FNB management is to maintain a conservative capital position in order to merit the confidence of customers, stockholders and financial markets.

     Stockholder's equity increased by $2.0 million in 1995 to $16.1 million after increasing approximately $1.4 million in 1994 to $14.1 million from $12.7 million in 1993. Stockholders' equity was increased through retained earnings, sales of treasury stock, and a net unrealized gain on available-for-sale securities. Dividends declared in 1995, 1994, and 1993 totalled $550,738, $503,503 and $426,551, respectively.

     FNB has consistently exceeded the minimum requirements for well capitalized banks established by federal banking regulators. As indicated in the table below, the Tier 1 risk-capital ratio, the total risk-based capital ratio and the leverage ratio have remained relatively constant between 1993 and 1995.

                                                               DECEMBER 31,                   MINIMUM       WELL-
                               SEPTEMBER 30,    ------------------------------------------    CAPITAL    CAPITALIZED
                                   1996            1995           1994            1993        RATIOS       RATIOS
                               -------------    -----------    -----------    ------------    -------    -----------
Tier I risk-based capital...   $  19,065,000    $17,388,000    $15,594,000    $ 14,745,000
Tier II risk-based
  capital...................       1,693,000      1,642,000      1,584,000       1,428,000
Total capital...............      20,758,000     19,030,000     17,178,000      16,173,000
Risk-weighted assets........     137,733,000    131,473,000    126,705,000     114,035,000
Capital ratios:
  Tier I risk-based
    capital.................           13.84%         13.23%         12.31%          12.93%     4.00%        6.00%
  Tier II risk-based
    capital.................           15.07          14.47          13.56           14.18      8.00        10.00
  Leverage ratio............            8.98           8.54           8.22            8.41      3.00         5.00

RESULTS OF OPERATIONS.

     FNB's net income totaled $2.4 million ($10.07 per share) in 1995, up 9.1% from $2.2 million ($9.04 per share) in 1994, which was up 4.8% from $2.1 million in 1993 ($8.40 per share). The increase in net income from 1993 to 1995 was primarily due to the growth in interest earning assets, higher percentage of loans to total assets and replacement of other borrowings with lower cost deposits.

  Net Income Before Income Taxes

     Net income before income taxes was $3.4 million for 1995 compared to $3.0 million for 1994 and $2.6 million for 1993.

  Net Interest Income.

     Net interest income is a key factor underlying earnings growth. It is defined as the difference between total interest from earning assets and interest expense on funds used to support those assets. Net interest income totaled $7.7 million for the year ended December 31, 1995, compared with $7.6 million for the year ended December 31, 1994 and $7.3 million for the year ended December 31, 1993. Interest income on securities has remained relatively constant over the past three years. Interest income on taxable securities was $2.1 million in 1995, a 1.7% increase, over $2.0 million in 1994, which was down 1.2% from the $2.1 million earned in 1993. Interest on tax exempt securities grew steadily over the same three year period from $826,210 in 1993 to $863,434 in 1994 to $895,527 in 1995. Interest expense increased sharply in 1995, up 30.7% to $8.1 million from $6.2 million in 1994, which in turn was only a minor increase of 3.3% over the interest expense of $6.0 million in 1993. This substantial rise in interest expense for 1995 was due to increases in interest rates and significant growth in deposits.

     The average net interest margin, which is computed by dividing the annualized tax equivalent net interest income by the average earning assets, declined 48 basis points to 4.06% on year ended December 31, 1995 from 4.54% on year ended December 31, 1993. The average net interest spread, which represents the difference between earning assets and costs of funds, also declined over the same period to 3.41% on year ended December 31, 1995 from 4.04% on year ended December 31, 1993. These figures reflect the higher interest rates that the Bank was paying in order to increase deposits to meet its loan demand.

     The total average interest earning assets for 1995 increased 9.7% to $189.3 million from $172.6 million in 1994, which was an 8.1% increase compared with $159.7 million in 1993. Average interest earning assets growth primarily was supported by loan growth. Average loans grew to $137.8 million in 1995, up 14.1% from $120.8 million in 1994, which was up 13.5% from $106.5 million in 1993. This increase primarily reflected growth in commercial and real estate loan portfolios.

     Average total interest-bearing deposits increased in 1995 by 9.0% to $161.6 million from $148.2 million, which was an increase of 7.5% over the average interest-bearing deposits of $137.9 million in 1993. Average interest-bearing demand deposits decreased to $24.6 million for 1995, down 11.8% from $27.9 million for 1994, and the average interest-bearing demand deposits for 1994 were 4.1% higher than the $26.8 million of average interest-bearing demand deposits for 1993. Average other liabilities increased at December 31, 1995 to $2.2 million from $1.8 million at December 31, 1994 and $1.4 million at December 31, 1993. The amount of average notes payable rose to $2.8 million for 1995 from $2.4 million for 1994.

     The following table sets forth for each category of interest-earning assets and interest-bearing liabilities the average amounts outstanding, the interest earned or paid on such amounts and the average rate paid for the three years ended December 31, 1995, 1994 and 1993. The table also sets forth the average rate earned on all interest-earning assets, the average rate paid on all interest-bearing liabilities, and the net yield on average interest-earning assets for the same period.

                             AVERAGE BALANCE SHEET
                      AND ANALYSIS OF NET INTEREST INCOME

                                                         FOR THE YEAR ENDED DECEMBER 31,
                     --------------------------------------------------------------------------------------------------------
                                     1995                                   1994                              1993
                     ------------------------------------   ------------------------------------   --------------------------
                                     INTEREST                               INTEREST                               INTEREST
                       AVERAGE        INCOME/     AVERAGE     AVERAGE        INCOME/     AVERAGE     AVERAGE        INCOME/
                       BALANCE        EXPENSE      RATE       BALANCE        EXPENSE      RATE       BALANCE        EXPENSE
                     ------------   -----------   -------   ------------   -----------   -------   ------------   -----------
       ASSETS
Interest-bearing
 assets:
 Federal funds
   sold............. $    528,000   $    30,000    5.68%    $    632,000   $    20,000    3.16%    $  5,104,000   $   153,000
 Securities:
   Taxable(1).......   35,284,000     2,064,000    5.85%      36,070,000     2,030,000    5.63%      33,723,000     2,055,000
 Nontaxable(1)(2)...   15,652,000       896,000    8.67%      15,092,000       864,000    8.67%      14,391,000       826,000
 Loans(3)(4)........  137,791,000    12,758,000    9.26%     120,818,000    10,863,000    8.99%     106,478,000    10,194,000
     Total interest
       earning
       assets.......  189,255,000    15,748,000    8.32%     172,612,000    13,777,000    7.98%     159,696,000    13,228,000
                     ------------   -----------    -----    ------------   -----------    -----    ------------   -----------
Less: Allowance for
 loans losses.......   (1,634,000)                            (1,603,000)                            (1,640,000)
Cash and due from
 banks..............    4,520,000                              4,951,000                              4,764,000
Premises and
 equipment, net.....    3,471,000                              3,629,000                              3,732,000
Other assets........    3,032,000                              2,902,000                              3,116,000
                     ------------                           ------------                           ------------
   Total assets..... $198,644,000                           $182,491,000                           $169,668,000
                     ============                           ============                           ============
    LIABILITIES
Interest-bearing
 liabilities:
 Interest-bearing
   demand
   deposits......... $ 24,621,000       477,000    1.94%    $ 27,865,000       427,000    1.53%    $ 26,768,000       491,000
 Savings deposits...   19,055,000       675,000    3.54%      20,889,000       769,000    3.68%      19,748,000       730,000
 Time deposits......  115,052,000     6,635,000    5.77%      96,810,000     4,771,000    4.93%      91,338,000     4,580,000
 Repurchase
   Agreements.......    2,835,000        76,000    2.68%       2,621,000        77,000    2.94%          36,000         2,000
                     ------------   -----------    -----    ------------   -----------    -----    ------------   -----------
   Total
    interest-bearing
     deposits.......  161,563,000     7,863,000    4.87%     148,185,000     6,044,000    4.08%     137,890,000     5,803,000
                     ------------   -----------    -----    ------------   -----------    -----    ------------   -----------
 Notes Payable......    2,836,000       203,000    7.16%       2,350,000       173,000    7.36%       2,850,000       166,000
                     ------------   -----------    -----    ------------   -----------    -----    ------------   -----------
   Total
    interest-bearing
     liabilities....  164,399,000     8,066,000    4.91%     150,535,000     6,217,000    4.13%     140,740,000     5,969,000
                     ------------   -----------    -----    ------------   -----------    -----    ------------   -----------
 Noninterest-bearing
   deposits.........   16,911,000                             16,596,000                             14,987,000
 Other
   liabilities......    2,204,000                              1,798,000                              1,426,000
                     ------------                           ------------                           ------------
   Total
     liabilities....  183,514,000                            168,929,000                            157,153,000
Stockholders'
 equity.............   15,130,000                             13,562,000                             12,515,000
                     ------------                           ------------                           ------------
   Total liabilities
     and equity..... $198,644,000                           $182,491,000                           $169,668,000
                     ============                           ============                           ============
Net interest
 income.............                $ 7,683,000                            $ 7,560,000                            $ 7,259,000
                                    ===========                            ===========                            ===========
Net interest                                       3.41%                                  3.85%
 spread.............                               =====                                  =====
Net interest                                       4.06%                                  4.38%
 margin.............                               =====                                  =====


                      AVERAGE
                       RATE
                      -------
                     <
       ASSETS
Interest-bearing
 assets:
 Federal funds
   sold.............   3.00%
 Securities:
   Taxable(1).......   6.09%

 Nontaxable(1)(2)...   8.70%
 Loans(3)(4)........   9.57%
     Total interest
       earning
       assets.......   8.28%
                       -----
Less: Allowance for
 loans losses.......
Cash and due from
 banks..............
Premises and
 equipment, net.....
Other assets........

   Total assets.....

    LIABILITIES
Interest-bearing
 liabilities:
 Interest-bearing
   demand
   deposits.........   1.83%
 Savings deposits...   3.70%
 Time deposits......   5.01%
 Repurchase
   Agreements.......   5.56%
                       -----
   Total
    interest-bearing
     deposits.......   4.21%
                       -----
 Notes Payable......   5.82%
                       -----
   Total
    interest-bearing
     liabilities....   4.24%
                       -----
 Noninterest-bearing
   deposits.........
 Other
   liabilities......

   Total
     liabilities....
Stockholders'
 equity.............

   Total liabilities
     and equity.....

Net interest
 income.............

Net interest           4.04%
 spread.............   =====
Net interest           4.54%
 margin.............   =====

-------------------------
(1) Average balance and average rate on securities classified as available for sale is based on historical amortized cost balances.

(2) Interest income and yield on nontaxable securities are reflected on a tax equivalent basis based upon a statutory Federal income tax rate of 34%.

(3) Loans on nonaccrual status have been included in the computation of average balances.

(4) The interest income on loans includes loan fees. Loan fees were $603,000, $656,000 and $849,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

  Provision for Loan Losses.

     Management periodically reviews the loan portfolio to determine an adequate level for the allowance of loan losses. The evaluation of FNB's management of amounts to provide to cover material loan losses takes into consideration such factors as the changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect borrowers' ability to pay. The amount of the provision, which is charged against current earnings, may be greater than or less than actual net charged off loans.

     FNB has attempted to maintain the quality of its loan portfolio while growing its balance sheet. FNB did not make any provision for loan losses in 1994 and 1993 and only made a small provision of $60,500 in 1995. This allowance for possible loan losses as a percentage of total loans equaled 1.15% in 1995. This allowance was based upon management's review of the loan portfolio and was considered to be an adequate level. The actual amount of nonperforming loans as a percentage of total loans was 0.25%, 0.25% and 0.17% for 1995, 1994, and 1993, respectively. The increase in nonperforming loans and the reestablished loan loss provision in 1995 were due to the Bank's general loan growth. This loan growth resulted in a decline in the Bank's ratio of allowance to total loans. In order to increase the level of the loan loss allowance as a percentage of the portfolio, the Bank decided to make loan loss provisions in 1995. The Bank has consistently maintained a ratio of reserves to total loans in accordance with management's estimation of loan loss allowance. Loan loss allowances are estimated in a survey format on a quarterly basis and approved by the Board of Directors.

  Other Income.

     Other income amounted to $1.3 million in 1995, down 7.1% from $1.4 million reported for 1994 which was an increase over $1.2 million reported for 1993. This decline was due to increased competition in services being provided in the FNB market area. While service charges on deposits rose to $424,816 in 1995 from $364,315 in 1994, trust fees dropped to $459,852 in 1995 from $611,884 in 1994.

  Other Expenses.

     Other expenses declined 5.7% in 1995 to $5.6 million from $5.9 million in 1994. Personnel costs, which includes salaries and employee benefits, is the largest component of other expenses. Personnel costs dropped to $3.3 million in 1995 from $3.4 million in 1994. This decline was due to efficiency gains from the automation of various loan origination functions. Occupancy expenses continued to decline to $769,079, a 7.1% decline from $827,664 in 1994, which was down 2.0% from $844,734 in 1993.

  Income Taxes

     FNB and the Bank file a consolidated federal income tax return and separate Wisconsin income tax returns. FNB recorded income tax expense of $936,135, $824,869 and $578,354 on income before taxes of $3.4 million, $3.1 million and $2.6 million for the years ended December 31, 1995, 1994 and 1993, respectively. Effective tax rates were 27%, 27% and 22% for such periods. FNB's effective tax rates varied from the statutory tax rate primarily due to tax-exempt interest on certain investments.

                 THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996
           COMPARED TO THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995

     Average interest earning assets continued to increase during the nine months ended September 30, 1996, reaching a total of $199.8 million, a 6.5% increase over the nine months ending September 30, 1995. The major contribution to the increase in earning assets remains the steady growth in the average loan volume. Average loans increased from $135.9 million for the nine months through September 30, 1995 to $143.8 million, for an increase of 5.8%. Average federal funds sold equaled $2.2 million for the nine months ended September 30, 1996, compared to $429 thousand for the nine months ended September 30, 1995. Average securities rose from $51.2 million for the nine months ended September 30, 1995 to $53.8 million for the nine months ended September 30, 1996, a 5.1% increase. Both increases were due to the substantial increase in deposits described below under "Liquidity."

LIQUIDITY.

     Total liquidity as a percentage of total assets was 23.2% for the nine months ended September 30, 1996, compared with 19.3% for the nine months ended September 30, 1995. Total liquidity improved during the first nine months of 1996 as deposits increased by over $10.8 million from the same period in 1995 to $193.1 million on September 30, 1996 from $174.6 million on September 30, 1995, while net loans, increased by only $10.4 million from $135.9 million on September 30, 1995 to $146.3 million on September 30, 1996. Deposits increased because the Bank continued to raise interest rates on deposits to generate funds for loan growth and to reduce reliance on federal funds sold.

CAPITAL.

     Stockholder's equity grew to $17.9 million at September 30, 1996, up 20.1% from $14.9 million for the nine month period at September 30, 1995. The increase in capital predominately resulted from retained earnings.

RESULTS OF OPERATIONS.

  Net Income

     FNB's net income totalled $1.9 million ($7.90 per share) for the nine months ended September 30, 1996, up 5.6% from $1.8 million ($7.26 per share) for the same period in 1995. The increase in net income for the nine months ended September 30, 1996 from the nine months ended September 30, 1995 was due to the continued increase in the percentage of loans to total assets and the replacement of other borrowings with lower cost deposits.

  Net Income Before Income Taxes

     Net income before income taxes was $2.7 million for the nine months ended September 30, 1996, compared with $2.4 million for the nine months ended September 30, 1995, a 12.5% increase. This increase was slightly greater than the increase of FNB's after tax net income for the same period because its effective tax rate rose. FNB recorded income tax expense of $753,700 for the nine months ended September 30, 1996, an effective tax rate of 27.9%, as compared with an income tax expense of $674,544 for the nine months ended September 30, 1995, an effective tax rate of 27.7%.

  Net Interest Income.

     Earnings growth continues to be supported by net interest income growth, rising from $5.7 million through September 30, 1995 to $6.0 million through September 30, 1996. This performance reflected a 6.5% increase in average interest earning assets in 1996 to $199.8 million compared with $187.6 million through September 30, 1995. Average interest earning assets were represented primarily by loan growth. Average loans grew to $143.8 million through September 30, 1996, up 5.8% from $135.9 million through September 30, 1995. Interest expense also increased, to $6.6 million for the nine months ended September 30, 1996, from $5.9 million for the nine months ended September 30, 1995.

     The average net interest spread and the average net interest margin declined to 3.33% and 4.01%, respectively, for the nine months ended September 30, 1996 from 3.40% and 4.04%, respectively, for the nine months ended September 30, 1995. These figures reflect the continuing increase in the Bank's cost of funds largely due to the higher interest rates that the Bank is paying to attract deposits.

     Between December 31, 1995 and September 30, 1996, one type of time deposit increased substantially, time deposits of $100,000 or more for three months or less rose to $7.1 million at September 30, 1996 from $2.3 million at December 31, 1995. This increase was due to short term investments by government and commercial establishments.

     The following table sets forth for each category of interest-earning assets and interest-bearing liabilities the average amounts outstanding, the interest earned or paid on such amounts and the average rate paid for the nine months ended September 30, 1996 and 1995. The table also sets forth the average rate earned on all interest-earning assets, the average rate paid on all interest-bearing liabilities, and the net yield on average interest-earning assets for the same period.

                             AVERAGE BALANCE SHEET
                      AND ANALYSIS OF NET INTEREST INCOME

                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                   --------------------------------------------------------------------------------
                                                    1996                                      1995
                                   --------------------------------------    --------------------------------------
                                                    INTEREST                                  INTEREST
                                     AVERAGE         INCOME/      AVERAGE      AVERAGE         INCOME/      AVERAGE
                                     BALANCE         EXPENSE       RATE        BALANCE         EXPENSE       RATE
                                   ------------    -----------    -------    ------------    -----------    -------
             ASSETS
Interest-bearing assets:
  Federal funds sold.............  $  2,232,000    $    89,000     5.32%     $    429,000    $    19,000     5.91%
  Securities
    Taxable(1)...................    37,771,000      1,685,000     5.95%       35,765,000      1,544,000     5.76%
  Nontaxable(1)(2)...............    16,008,000        672,000     5.60%       15,425,000        669,000     5.78%
  Loans(3)(4)....................   143,795,000     10,118,000     9.38%      135,940,000      9,382,000     9.20%
                                   ------------    -----------     -----     ------------    -----------     -----
      Total interest earning
         assets..................   199,806,000     12,564,000     8.38%      187,559,000     11,614,000     8.26%
                                   ------------    -----------     -----     ------------    -----------     -----
Less: Allowance for loan
  losses.........................    (1,649,000)                               (1,633,000)
Cash and due from banks..........     4,539,000                                 4,410,000
Premises and equipment - net.....     3,295,000                                 3,493,000
Other assets.....................     3,079,000                                 3,006,000
                                   ------------                              ------------
      Total assets...............  $209,070,000                              $196,835,000
                                   ============                              ============
           LIABILITIES
Interest-bearing liabilities:
  Interest-bearing demand
    deposits.....................  $ 23,253,000        377,000     2.16%     $ 25,188,000        402,000     2.13%
  Savings deposits...............    18,813,000        479,000     3.39%       19,000,000        510,000     3.58%
  Time deposits..................   127,241,000      5,570,000     5.84%      113,946,000      4,818,000     5.64%
  Repurchase Agreements..........     1,420,000          4,000     5.33%        2,938,000         75,000     5.88%
                                   ------------    -----------     -----     ------------    -----------     -----
      Total interest-bearing
         deposits................   170,727,000      6,430,000     5.06%      166,072,000      5,805,000     4.84%
                                   ------------    -----------     -----     ------------    -----------     -----
  Notes Payable..................     2,386,000        121,000     6.76%        1,700,000        125,000     5.88%
                                   ------------    -----------     -----     ------------    -----------     -----
      Total interest-bearing
         liabilities.............   173,113,000      6,551,000     5.05%      162,672,000      5,930,000     4.86%
                                   ------------    -----------     -----     ------------    -----------     -----
  Noninterest-bearing deposits...    16,626,000                                16,466,000
  Other liabilities..............     2,317,000                                 2,702,000
                                   ------------                              ------------
      Total liabilities..........   192,056,000                               181,940,000
Stockholders' equity.............    17,014,000                                14,895,000
                                   ------------                              ------------
      Total liabilities and
         equity..................  $209,070,000                              $196,835,000
                                   ============                              ============
Net interest income..............                  $ 6,013,000                               $ 5,684,000
                                                   ===========                               ===========
Net interest spread..............                                  3.33%                                     3.40%
                                                                   =====                                     =====
Net interest margin..............                                  4.01%                                     4.04%
                                                                   =====                                     =====

-------------------------
(1) Average balance and average rate on securities classified as available for sale is based on historical amortized cost balances.

(2) Interest income and yield on nontaxable securities are reflected on a tax equivalent basis based upon a statutory Federal income tax rate of 34%.

(3) Loans on nonaccrual status have been included in the computation of average balances.

(4) The interest income on loans includes loan fees. Loan fees were $493,000 and $449,000 for the nine months ended September 30, 1996 and 1995, respectively.

  Provision for Loan Losses.

     The percentage of nonperforming loans to total loans of FNB rose to 0.50% at September 30, 1996, from 0.25% at December 31, 1995. In addition, growth in the Bank's loan portfolio reduced the level of the loan loss reserves as a percentage of the portfolio. As a result, though still in line with peer group averages, management increased the provision for loan losses from $44,000 for the nine months ended September 30, 1995 to $90,000 for the nine months ended September 30, 1996. It is management's position that the higher level of loan loss provision will support the Bank's future expected loan growth.

  Other Income.

     Other income increased to $1.0 million for the nine months ended September 30, 1996 from $0.9 million for the nine months ended September 30, 1995. This increase was primarily due to service charges on deposits. Service charges on deposits grew to $349,082 for the nine month period ended September 30, 1996 from $302,636 for the nine month period ended September 30, 1995.

  Other Expenses.

     Other expenses remained steady at approximately $4.2 million for the nine months ended September 30, 1995 and 1996. Net occupancy expenses increased to $593,665 from $585,314 for the nine month periods ended September 30, 1996 and 1995 respectively.

MARKET FOR AND DIVIDENDS ON FNB'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     FNB is a privately held company for which there is no established public trading market. For this reason, FNB management is not aware of the prices at which FNB stock has been traded in many instances. Trading in shares of FNB Common Stock of which management is aware is infrequent. In the ordinary course of its business, Baird may from time to time trade the securities of FNB for its own account or the accounts of its customers and accordingly, may at any time hold long or short positions in such securities. Baird reported 5 arms-length transactions in FNB Common Stock in 1994, involving a total of 520 shares, at prices ranging from $75.50 to $80.50 per share, and 1 arms-length transaction in 1995, involving 100 shares, at a price of $83.50 per share. Baird reported 4 arms-length transactions to date in 1996, involving a total of 357 shares, at prices ranging from $100.00 to, most recently, $140.75. The book value of FNB Common Stock has steadily grown from $60.44 per share as of year end December 31, 1994 to $73.81 per share as of September 30, 1996. In light of the absence of a public trading market, no assurance can be given that the reported transaction prices reflect actual market values for FNB Common Stock.

     Dividends may be paid by FNB to FNB Stockholders or by the Bank to FNB generally from the current year's income plus the retained earnings from the prior two years, subject to maintaining adequate capital ratios under regulatory guidelines. As reflected in the table below, FNB has gradually increased the annual amount of cash dividends declared from $2.15 per share as of December 31, 1994 to $2.65 per share as of September 30, 1996.

                                                                              YEAR ENDED DECEMBER
                                                       NINE MONTHS ENDED              31,
                                                         SEPTEMBER 30,       ---------------------
                                                             1996              1995         1994
                                                       -----------------     --------     --------
Cash dividends declared per share....................      $    2.65         $   2.35     $   2.15
Average Common Shares Outstanding....................        246,036          242,963      245,692
Net income (loss) per share..........................      $    7.90         $  10.07     $   9.04
Book value per share.................................      $   73.81         $  68.89     $  60.44

     The Merger Agreement limits the dividends FNB may pay between the execution of the Merger Agreement and the Closing Date, to aggregate cash dividends in amounts not to exceed $0.725 per share for the quarter ending December 31, 1996 and each quarter thereafter ending prior to the consummation of the Merger; provided that FNB cannot declare or pay any dividends in any amount on FNB Common Stock in any calendar quarter in which the Effective Time is expected to occur and in which the stockholders of FNB Common Stock will be entitled to receive dividends on the shares of AMCORE Common Stock into which their shares of FNB Common Stock will be converted. The amount of future dividends on FNB Common Stock either during or after the pendency of the Merger is uncertain because the dividend policy of FNB is subject to the discretion of the Board of Directors of FNB, cash needs, general business conditions and whether the Merger occurs.

ADDITIONAL FINANCIAL DATA ON OPERATIONS AND FINANCIAL CONDITION

     The following tables present additional financial information concerning FNB's interest-earning assets, interest-bearing liabilities, loan portfolio, stated loan maturities, loan repricing, nonperforming assets, allowance for loan losses, investment portfolio and deposits. This information supplements the information provided above under "FIRST NATIONAL BANCORP, INC. -- Selected Financial Data" and "-- Management's Discussion and Analysis of Financial Condition and Results of Operations." This information also should be read in conjunction with the consolidated financial statements and related notes appearing elsewhere in this Proxy Statement/Prospectus.

                          FIRST NATIONAL BANCORP, INC.

                 INTEREST-RATE SENSITIVE ASSETS AND LIABILITIES

SEPTEMBER 30, 1996

                                   THREE MONTHS    THREE MONTHS TO    SIX MONTHS TO    ONE YEAR TO     OVER FIVE
                                     OR LESS         SIX MONTHS         ONE YEAR       FIVE YEARS        YEARS          TOTAL
                                   ------------    ---------------    -------------    -----------    -----------    ------------
                                                                   (DOLLAR AMOUNTS IN THOUSANDS)
Interest-earning assets:
  Federal funds sold.............. $  1,735,000     $          --     $         --     $        --    $        --    $  1,735,000
  Investment securities...........    4,009,000         1,659,000        4,545,000      24,019,000     19,877,000      54,109,000
  Loans...........................   26,197,000        18,623,000       29,204,000      72,709,000      1,266,000     147,999,000
                                    -----------       -----------      -----------      ----------     ----------    ------------
Interest-earning assets........... $ 31,941,000     $  20,282,000     $ 33,749,000     $96,728,000    $21,143,000    $203,843,000
                                    -----------       -----------      -----------      ----------     ----------    ------------
Interest-bearing liabilities:
  Interest-bearing demand
    deposits...................... $ 15,954,000     $          --     $         --     $        --    $        --    $ 15,954,000
  Savings deposits................   24,962,000                --               --              --             --      24,962,000
  Time deposits...................   30,313,000        25,771,000       31,050,000      45,390,000          7,000     132,531,000
  Notes payable...................                                         800,000                        546,000       1,346,000
  Repurchase agreements...........    1,242,000                            223,000                                      1,465,000
                                    -----------       -----------      -----------      ----------     ----------    ------------
Interest-bearing liabilities...... $ 72,471,000     $  25,771,000     $ 32,073,000     $45,390,000    $   553,000    $176,258,000
                                    ===========       ===========      ===========      ==========     ==========    ============
Period interest sensitivity gap... $(40,530,000)    $  (5,489,000)    $  1,676,000     $51,338,000    $20,590,000    $ 27,585,000
                                    ===========       ===========      ===========      ==========     ==========    ============
Cumulative interest sensitivity
  gap............................. $(40,530,000)    $ (46,019,000)    $(44,343,000)    $ 6,995,000    $27,585,000    $ 27,585,000
                                    ===========       ===========      ===========      ==========     ==========    ============
Cumulative gap as a percent of
  assets..........................       (18.72)%          (21.26)%         (20.48)%          3.23%         12.74%
                                    ===========       ===========      ===========      ==========     ==========
Cumulative interest-sensitive
  assets as a percent of
  cumulative interest-sensitive
  liabilities.....................        44.07%            78.70%          105.23%         213.10%      3,823.33%
                                    ===========       ===========      ===========      ==========     ==========

                            LOAN PORTFOLIO ANALYSIS

                                                                        DECEMBER 31,
                        SEPTEMBER 30,    ---------------------------------------------------------------------------
                            1996             1995            1994            1993            1992           1991
                        -------------    ------------    ------------    ------------    ------------    -----------
                        AGGREGATE PRINCIPAL AMOUNT
Loan:
  Agriculture.......... $  22,686,000    $ 22,287,000    $ 21,783,000    $ 21,852,000    $ 26,685,000    $23,235,000
  Commercial...........    52,957,000      51,556,000      54,677,000      35,624,000      26,873,000     22,427,000
  Municipal............       688,000       1,064,000       1,092,000       1,093,000       1,440,000        753,000
  Residential..........    63,439,000      59,567,000      43,859,000      45,671,000      40,677,000     30,119,000
  Installment..........     8,229,000       7,694,000       7,250,000       7,183,000       6,736,000      7,790,000
                          -----------     -----------     -----------     -----------     -----------    -----------
                          147,999,000     142,160,000     128,661,000     111,423,000     102,411,000     93,324,000
  Less allowance for
    loan losses........    (1,693,000)     (1,642,000)     (1,609,000)     (1,626,000)     (1,657,000)    (1,772,000)
                          -----------     -----------     -----------     -----------     -----------    -----------
                        $ 146,306,000    $140,526,000    $127,052,000    $109,797,000    $100,754,000    $91,552,000
                          ===========     ===========     ===========     ===========     ===========    ===========

                                                    PERCENTAGE OF TOTAL LOAN PORTFOLIO
Loan:
  Agriculture.............   15.33%          15.68%          16.93%         19.61%         26.06%         24.90%
  Commercial..............   35.78           36.26           42.50          31.97          26.24          24.03
  Municipal...............    0.47            0.75            0.85           0.98           1.40           0.80
  Real estate.............   42.86           41.90           34.09          40.99          39.72          41.92
  Installment.............    5.56            5.41            5.63           6.45           6.58           8.35
                            ------          ------          ------         ------         ------         ------
                            100.00%         100.00%         100.00%        100.00%        100.00%        100.00%
                            ======          ======          ======         ======         ======         ======

                             STATED LOAN MATURITIES

                                               WITHIN       ONE YEAR TO      AFTER
                                              ONE YEAR      FIVE YEARS     FIVE YEARS       TOTAL
                                             -----------    -----------    ----------    ------------
September 30, 1996
Stated Loan Maturities/Floating Rates
  Reset:
  Agriculture.............................   $13,216,000    $ 9,309,000    $  161,000    $ 22,686,000
  Commercial..............................    28,710,000     24,247,000             0      52,957,000
  Municipal...............................       338,000        300,000        50,000         688,000
  Residential.............................    31,785,000     30,626,000     1,028,000      63,439,000
  Installment.............................     1,555,000      6,656,000        18,000       8,229,000
                                              ----------     ----------     ---------     -----------
       Total..............................   $75,604,000    $71,138,000    $1,257,000    $147,999,000
                                              ==========     ==========     =========     ===========
December 31, 1995
Stated Loan Maturities/Floating Rates
  Reset:
  Agriculture.............................   $12,793,000    $ 9,242,000    $  252,000    $ 22,287,000
  Commercial..............................    29,123,000     22,433,000             0      51,556,000
  Municipal...............................       652,000         39,000       373,000       1,064,000
  Residential.............................    21,510,000     37,009,000     1,048,000      59,567,000
  Installment.............................     1,604,000      6,063,000        27,000       7,694,000
                                              ----------     ----------     ---------     -----------
       Total..............................   $65,682,000    $74,786,000    $1,700,000    $142,168,000
                                              ==========     ==========     =========     ===========

                                 LOAN REPRICING

                                               WITHIN       ONE YEAR TO      AFTER
                                              ONE YEAR      FIVE YEARS     FIVE YEARS       TOTAL
                                             -----------    -----------    ----------    ------------
September 30, 1996
Fixed rate................................   $57,457,000    $71,138,000    $1,257,000    $129,852,000
Variable rate.............................    17,672,000              0             0      17,672,000
Nonaccrual................................       475,000              0             0    475,000.....
                                              ----------     ----------     ---------     -----------
       Total..............................   $75,604,000    $71,138,000    $1,257,000    $147,999,000
                                              ==========     ==========     =========     ===========
December 31, 1995
Fixed rate................................   $46,440,000    $74,786,000    $1,700,000    $122,926,000
Variable rate.............................    18,969,000              0             0      18,969,000
Nonaccrual................................       273,000              0             0         273,000
                                              ----------     ----------     ---------     -----------
       Total..............................   $65,682,000    $74,786,000    $1,700,000    $142,168,000
                                              ==========     ==========     =========     ===========

                              NONPERFORMING ASSETS

                       SEPTEMBER                               DECEMBER 31,
                          30,       -------------------------------------------------------------------
                         1996          1995          1994          1993          1992          1991
                      -----------   -----------   -----------   -----------   -----------   -----------
Nonaccrual loans.....    $475,000      $273,000       $83,000      $140,000      $208,000      $241,000
Loans 90 days past
  due and still
  accruing
  interest...........     270,000        80,000       238,000        48,000        10,000       167,000
                      -----------   -----------   -----------   -----------
Total nonperforming
  loans..............     745,000       353,000       321,000       188,000       218,000       408,000
Other real estate
  owned and other
  assets.............           0             0             0       100,000       206,000       329,000
                      -----------   -----------   -----------   -----------
Total nonperforming
  assets.............    $745,000      $353,000      $321,000      $288,000      $424,000      $737,000
                                                  ===========   ===========
                      -----------   -----------
Nonperforming assets
  to total assets....        0.34%         0.17%         0.17%         0.16%         0.26%         0.47%
Nonperforming loans
  to total loans.....        0.50%         0.25%         0.25%         0.17%         0.21%         0.44%
Nonperforming assets
  to total loans.....        0.50%         0.25%         0.25%         0.26%         0.41%         0.79%
Total loans.......... 147,999,000   142,168,000   128,661,000   111,423,000   102,411,000    93,324,000
Total assets......... 216,494,000   206,531,000   192,075,000   178,337,000   162,973,000   156,780,000

                           ALLOWANCES FOR LOAN LOSSES

                                                                        DECEMBER 31,
                        SEPTEMBER 30,    ---------------------------------------------------------------------------
                            1996             1995            1994            1993            1992           1991
                        -------------    ------------    ------------    ------------    ------------    -----------
Beginning balance....   $   1,642,000    $  1,609,000    $  1,626,000    $  1,657,000    $  1,772,000      1,456,000
                         ------------    ------------    ------------    ------------    ------------    -----------
Charge-offs:
  Agricultural.......          32,000           2,000          53,000          67,000          63,000         32,000
  Commercial.........          33,000          29,000               0           7,000         123,000         64,000
  Municipal..........               0               0               0               0               0              0
  Residential........               0               0               0               0           1,000         18,000
  Installment........          15,000          14,000          17,000          16,000          43,000         57,000
                         ------------    ------------    ------------    ------------    ------------    -----------
Total charge-offs....          80,000          45,000          70,000          90,000         230,000        171,000
                         ------------    ------------    ------------    ------------    ------------    -----------
Recoveries:
  Agricultural.......          27,000           2,000          47,000          34,000          35,000         10,000
  Commercial.........           9,000          12,000           1,000          18,000          52,000          4,000
  Municipal..........               0               0               0               0               0              0
  Residential........               0               0               0               0          16,000          3,000
  Installment........           6,000           3,000           5,000           7,000          12,000         13,000
                         ------------    ------------    ------------    ------------    ------------    -----------
Total recoveries.....          41,000          17,000          53,000          59,000         115,000         30,000
                         ------------    ------------    ------------    ------------    ------------    -----------
Net charge-offs......          39,000          28,000          17,000          31,000         115,000        141,000
Bank Acquisition.....               0               0               0               0               0        457,000
Provision for loan
  losses.............          90,000          61,000               0               0               0              0
                         ------------    ------------    ------------    ------------    ------------    -----------
Ending balance.......   $   1,693,000    $  1,642,000    $  1,609,000    $  1,626,000    $  1,657,000    $ 1,772,000
                         ============    ============    ============    ============    ============    ===========
Period end total
  loans, net of
  unearned
  interest...........   $ 147,999,000    $142,168,000    $128,661,000    $111,423,000    $102,411,000    $83,324,000
                         ============    ============    ============    ============    ============    ===========
Average loans........   $ 143,795,000    $137,791,000    $120,818,000    $106,478,000    $ 96,721,000    $92,989,000
                         ============    ============    ============    ============    ============    ===========
Ratio of net
  charge-offs to
  average loans......            0.03%           0.02%           0.01%           0.03%           0.12%          0.15%
                         ============    ============    ============    ============    ============    ===========
Ratio of provision
  for loan losses to
  average loans......            0.06            0.04            0.00            0.00            0.00%          0.00%
                         ============    ============    ============    ============    ============    ===========
Ratio of allowance
  for loan losses to
  ending total
  loans..............            1.14            1.15            1.25            1.46            1.62           1.90
                         ============    ============    ============    ============    ============    ===========
Ratio of allowance
  for loan losses to
  total nonperforming
  loans..............          227.25          465.16          501.25          864.89          760.09         434.31
                         ============    ============    ============    ============    ============    ===========
Ratio of allowance
  for loan losses to
  total nonperforming
  assets.............          227.25          465.16          501.25          564.58          390.80         240.43
                         ============    ============    ============    ============    ============    ===========

                    ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

                          SEPTEMBER 30, 1996               DECEMBER 31, 1995               DECEMBER 31, 1994
                     -----------------------------   -----------------------------   -----------------------------
                                  PERCENT OF LOANS                PERCENT OF LOANS                PERCENT OF LOANS
                                  IN EACH CATEGORY                IN EACH CATEGORY                IN EACH CATEGORY
                       AMOUNT      TO TOTAL LOANS      AMOUNT      TO TOTAL LOANS      AMOUNT      TO TOTAL LOANS
                     ----------   ----------------   ----------   ----------------   ----------   ----------------
Agricultural.......  $  199,000         11.75%       $  258,000         15.71%       $  272,000         16.90%
Commercial.........     366,000         21.62           357,000         21.74           345,000         21.44
Municipal..........       8,000          0.47            12,000          0.73            14,000          0.87
Residential........   1,029,000         60.78           926,000         56.40           887,000         55.13
Installment
  loans............      91,000          5.38            89,000          5.42            91,000          5.66
                     ----------       -------        ----------       -------        ----------       -------
     Total.........  $1,693,000        100.00%       $1,642,000        100.00%       $1,609,000        100.00%
                     ==========       =======        ==========       =======        ==========       =======

                           DECEMBER 31, 1993               DECEMBER 31, 1992               DECEMBER 31, 1991
                     -----------------------------   -----------------------------   -----------------------------
                                  PERCENT OF LOANS                PERCENT OF LOANS                PERCENT OF LOANS
                                  IN EACH CATEGORY                IN EACH CATEGORY                IN EACH CATEGORY
                       AMOUNT      TO TOTAL LOANS      AMOUNT      TO TOTAL LOANS      AMOUNT      TO TOTAL LOANS
                     ----------   ----------------   ----------   ----------------   ----------   ----------------
Agricultural.......  $  319,000         19.62%       $  432,000         26.07%          462,000         26.07%
Commercial.........     356,000         21.89           435,000         26.25           465,000         26.24
Municipal..........      16,000          0.98            23,000          1.39            25,000          1.41
Residential........     830,000         51.05           658,000         39.71           704,000         39.73
Installment
  loans............     105,000          6.46           109,000          6.58           116,000          6.55
                     ----------       -------        ----------       -------        ----------       -------
     Total.........  $1,626,000        100.00%       $1,657,000        100.00%       $1,772,000        100.00%
                     ==========       =======        ==========       =======        ==========       =======

                              INVESTMENT PORTFOLIO

                                HELD TO MATURITY

                                                                            DECEMBER 31,
                                             SEPTEMBER 30,    -----------------------------------------
                                                 1996            1995           1994          1993(1)
                                             -------------    -----------    -----------    -----------
U.S. Treasury securities and obligations of
  U.S. government agencies.................   $ 19,765,000    $20,990,000    $28,025,000    $32,393,000
Obligations of state and political
  subdivisions.............................     17,117,000     15,624,000     12,647,000     15,766,000
Collateralized Mortgage Obligations........      1,000,000      1,000,000      1,045,000      1,505,000
                                               -----------    -----------    -----------    -----------
     Total.................................   $ 37,882,000    $37,614,000    $41,717,000    $49,664,000
                                               ===========    ===========    ===========    ===========

                               AVAILABLE FOR SALE

                                                                              DECEMBER 31,
                                                 SEPTEMBER 30,    -------------------------------------
                                                     1996            1995           1994       1993(1)
                                                 -------------    -----------    ----------    --------
U.S. Treasury securities and obligations of
  U.S. government agencies.....................   $ 15,403,000    $11,453,000    $6,108,000          --
Obligations of state and political
  subdivisions.................................             --             --     2,130,000          --
Collateralized Mortgage Obligations............             --             --       458,000          --
Equity Securities..............................        824,000        779,000       744,000     924,100
                                                   -----------    -----------    ----------
                                                                                                     --
     Total.....................................   $ 16,227,000    $12,232,000    $9,440,000
                                                                                               $924,100
                                                   ===========    ===========    ==========
                                                                                                     ==

-------------------------
(1) FNB adopted Financial Accounting Standards Board (FASB) Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" effective January 1, 1994 and classified securities as held to maturity or available for sale. For purposes of this table, all debt securities as of December 31, 1993 are classified as held to maturity.

                INVESTMENT PORTFOLIO MATURITY/REPRICING SCHEDULE

                                                           MATURING OR REPRICING
                        -------------------------------------------------------------------------------------------
                                                 AFTER 1 YEAR BUT       AFTER 5 YEARS BUT
                           WITHIN 1 YEAR          WITHIN 5 YEARS         WITHIN 10 YEARS          AFTER 10 YEARS
                        -------------------    --------------------    --------------------    --------------------      EQUITY
 SEPTEMBER 30, 1996       AMOUNT      YIELD      AMOUNT       YIELD      AMOUNT       YIELD      AMOUNT       YIELD    SECURITIES
---------------------   ----------    -----    -----------    -----    -----------    -----    -----------    -----    ----------
HELD-TO-MATURITY
U.S. Government
  agencies...........   $1,623,000    5.57%    $ 6,977,000    6.57 %   $ 2,243,000    7.92 %   $ 8,923,000      -- %
States and political
  subdivisions.......    2,874,000    8.97%      5,531,000    8.41 %     8,711,000    8.01 %            --      -- %
Collateralized
  mortgage
  obligations........           --      --       1,000,000    7.34%             --      --              --      --
                        -----------            -----------             -----------             -----------
      Total..........   $4,497,000             $13,508,000             $10,954,000             $ 8,923,000
                        ===========            ===========             ===========             ===========
AVAILABLE-FOR-SALE
U.S. Treasury........   $4,894,000    5.33%    $ 5,401,000    6.79 %   $        --      --     $        --      --
U.S. Government
  agencies...........           --      --       5,108,000    6.02%             --      --              --      --
                        -----------            -----------             -----------             -----------
Equity Securities....                                                                                                    824,000
                        -----------            -----------             -----------             -----------               -------
      Total..........   $4,894,000             $10,509,000             $         0             $         0               824,000
                        ===========            ===========             ===========             ===========               =======

                INVESTMENT PORTFOLIO MATURITY/REPRICING SCHEDULE

                                                          MATURING OR REPRICING
                       --------------------------------------------------------------------------------------------
                                                 AFTER 1 YEAR BUT       AFTER 5 YEARS BUT
                          WITHIN 1 YEAR           WITHIN 5 YEARS         WITHIN 10 YEARS          AFTER 10 YEARS
                       --------------------    --------------------    --------------------    --------------------      EQUITY
 DECEMBER 31, 1995       AMOUNT       YIELD      AMOUNT       YIELD      AMOUNT       YIELD      AMOUNT       YIELD    SECURITIES
--------------------   -----------    -----    -----------    -----    -----------    -----    -----------    -----    ----------
HELD-TO-MATURITY
U.S. Government
  agencies..........   $ 7,342,000    6.07%    $13,648,000    6.98 %   $        --      -- %   $        --      -- %
States and political
  subdivisions......     2,727,000    8.07%      7,768,000    8.53 %     4,879,000    7.77 %       250,000    7.82 %
Collateralized
  mortgage
  obligations.......            --      --       1,000,000    7.34%             --      --              --      --
                       -----------             -----------             -----------             -----------
      Total.........   $10,069,000             $22,416,000             $ 4,875,000             $   250,000
                       ===========             ===========             ===========             ===========
AVAILABLE-FOR-SALE
U.S. Treasury.......   $ 2,997,000    4.73%    $ 7,362,000    6.42 %   $        --      --     $        --      --
U.S. Government
  agencies..........            --      --       1,094,000    5.59%             --      --              --      --
                       -----------             -----------             -----------             -----------
Equity Securities...                                                                                                     779,000
                       -----------             -----------             -----------             -----------               -------
      Total.........   $ 2,997,000             $ 8,456,000             $         0             $         0               779,000
                       ===========             ===========             ===========             ===========               =======

                       TIME DEPOSITS OF $100,000 OR MORE

                                                               SEPTEMBER 30,    DECEMBER 31,
                                                                   1996             1995
                                                               -------------    ------------
        Three months or less................................    $  7,050,000    $  2,286,000
        Three through six months............................       2,726,000       2,918,000
        Six through twelve months...........................       4,122,000       4,089,000
        Over twelve months..................................       3,782,000       4,925,000
                                                                     -------         -------
             Total..........................................    $ 17,680,000    $ 14,218,000

                  RATE/VOLUME ANALYSIS OF NET INTEREST INCOME
                                 (IN THOUSANDS)

                             NINE MONTHS ENDED
                             SEPTEMBER 30, 1996                       YEARS ENDED                            YEARS ENDED
                      COMPARED WITH NINE MONTHS ENDED              DECEMBER 31, 1995               DECEMBER 31, 1994 COMPARED WITH
                             SEPTEMBER 30, 1995             COMPARED WITH DECEMBER 31, 1994               DECEMBER 31, 1993
                      --------------------------------    ------------------------------------    ---------------------------------
                         INCREASE (DECREASE) DUE TO            INCREASE (DECREASE) DUE TO            INCREASE (DECREASE) DUE TO
                      --------------------------------    ------------------------------------    ---------------------------------
                       VOLUME       RATE        NET        VOLUME        RATE          NET         VOLUME       RATE         NET
                      --------    --------    --------    --------    ----------    ----------    --------    --------    ---------
INTEREST INCOME:
Taxable
 securities(1)......  $ 29,062    $116,938    $146,000    $(11,463)   $   45,463    $   34,000    $ 35,216    $(60,218)   $ (25,000)
Tax-exempt
 securities(1)(2)...     8,965     (11,965)     (3,000)      8,192        24,808        33,000      10,247      26,753       37,000
Loans(3)(4).........   186,283     550,717     737,000     399,580     1,495,420     1,895,000     338,143     332,857      671,000
Other earnings
 assets.............    24,526      45,474      70,000        (956)       10,956        10,000     (38,051)    (96,949)    (135,000)
                      --------    ----------  --------    --------    ----------      --------    ---------   --------     --------
TOTAL INTEREST
 INCOME.............  $248,836    $701,164    $950,000    $395,353    $1,576,647    $1,972,000    $345,557    $202,443    $ 548,000
INTEREST EXPENSE
Interest-bearing
 demand
 deposits...........   (10,657)    (13,343)    (24,000)    (13,733)       63,733        50,000       4,973     (86,973)     (62,000)
Savings deposits....    (1,701)    (29,299)    (31,000)    (16,793)      (77,207)      (94,000)     10,734      26,268       39,002
Time deposits.......   198,615     555,385     754,000     250,329     1,613,671     1,864,000      69,200     121,800      191,000
Repurchase
 agreements.........   (21,976)    (48,024)    (70,000)      2,795        45,205        48,000      31,767      92,233      124,000
Notes payble........    (4,420)     (3,580)     (8,000)     (9,606)       (9,394)      (19,000)     (6,964)    (38,038)     (45,002)
                      --------    ----------  --------    --------    ----------      --------    ---------   --------     --------
TOTAL INTEREST
 EXPENSE............  $159,861    $461,139    $621,000    $212,992    $1,636,008    $1,849,000    $109,710    $137,290    $ 247,000
NET INTEREST
 MARGINS............  $ 88,975    $240,025    $329,000    $182,361    $  (59,361)   $  122,000    $235,847    $ 65,153    $ 301,000
                      ========    ==========  ========    ========    ==========      ========    =========   ========     ========

-------------------------

(1) Average balance and average rate on securities classified as available for sale is based on historical authorized cost balances.

(2) Interest income and yield on nontaxable securities are reflected on a tax equivalent basis upon a statutory Federal income tax rate of 34%.

(3) Loans on nonaccrual status have been included in the computation of average balances.

(4) The interest income on loans includes loan fees. Loans fees were $603,000, $656,000 and $849,000 for the years ended December 31, 1995, 1994 and 1993 respectively. Loan fees were $173,000 and $449,000 for the nine months ended September 30, 1996 and 1995, respectively.

ACCOUNTING MATTERS

     During March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (Statement No. 121), Statement No. 121 generally requires long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (discounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized. First National Bancorp, Inc. adopted Statement No. 121 effective January 1, 1996. There was no cumulative effect upon the adoption of Statement No. 121.

     In May 1995, the Financial Accounting Standards Board issued Statement No. 122, "Accounting for Mortgage Servicing Rights" (Statement No. 122). Statement No. 122 requires First National Bancorp, Inc. to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. If First National Bancorp, Inc. acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained, First National Bancorp, Inc. should allocate the total cost of the mortgage loans to mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The mortgage servicing rights should be amortized in proportion to and over the period of estimated net servicing income. This statement, which is applied prospectively, was adopted effective January 1, 1996. As noted below, this statement was superseded by Statement No. 125.

     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock Based Compensation" (Statement No. 123). Statement No. 123 establishes a fair value based method of accounting for stock options and other equity instruments. Statement No. 123 permits the continued use of the intrinsic value method included in Accounting Principle Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25), but regardless of the method used to account for the compensation cost associated with stock option or similar plans, it requires employers to disclose information required by Statement No. 123. First National Bancorp, Inc. plans to continue to measure compensation cost using APB 25; therefore, Statement No. 123 will not have any impact on First National Bancorp, Inc.'s financial condition or results of operations.

     In June 1996, the Financial Accounting Standards Board issued Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (Statement No. 125), Statement No. 125 broadened the measurement concept of Statement No. 122 to servicing assets and other retained interests in transferred assets. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively.

                           SUPERVISION AND REGULATION

GENERAL

     As bank holding companies, AMCORE and FNB are subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, a bank holding company may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

     Under current regulations of the Federal Reserve Board, a holding company and its non-bank subsidiaries are permitted, among other activities, to engage in such banking-related businesses as sales and consumer finance, equipment leasing, mortgage banking, computer service bureau and software operations and financial advisory services. The BHCA does not place territorial restrictions on the activities of non-bank subsidiaries of bank holding companies. In addition, federal legislation prohibits acquisition of "control" of a bank or bank holding company without prior notice to certain federal bank regulators. "Control" is defined in certain cases as acquisition of ten percent or more of the outstanding shares of a bank or bank holding company.

     Federal and state laws and regulations of general application to banks regulate, among other things, the scope of business, investments, reserves against deposits, capital levels relative to assets and risk and the establishment of branches, mergers, consolidations and the payment of dividends.

     AMCORE and certain of AMCORE's subsidiary banks are supervised and examined by the Federal Reserve Board. Nationally chartered affiliate banks are supervised and regularly examined by the OCC and are subject to examination by the Federal Reserve Board. In addition, all affiliate banks are subject to periodic examinations by the Federal Deposit Insurance Corporation ("FDIC").

CERTAIN TRANSACTIONS WITH AFFILIATES

     There are various legal restrictions on the extent to which a bank holding company and certain of its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be on non-preferential terms and secured by designated amounts of specified collateral and be limited, as to any one of the holding company or such nonbank subsidiaries, to 10% of the lending bank's capital stock and surplus, and as to the holding company and all such nonbank subsidiaries in the aggregate, to 20% of such capital stock and surplus.

PAYMENT OF DIVIDENDS

     AMCORE and FNB are legal entities separate and distinct from their banking and other subsidiaries. The principal source of AMCORE's and FNB's revenues are dividends from their national and state banking subsidiaries. Various federal and state statutory provisions limit the amount of dividends the affiliate banks can pay to AMCORE or FNB without regulatory approval. The approval of the appropriate bank regulator is required for any dividend by a national bank or state member bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank may not pay a dividend in an amount greater than its net profits then on hand. The payment of dividends by any affiliate bank may also be affected by other factors, such as the maintenance of adequate capital for such affiliate bank.

CAPITAL ADEQUACY

     The Federal Reserve Board has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are similar to, but not identical with, the standards for bank holding companies.

     In general, the risk-related standards require banks and bank holding companies to maintain capital based on "risk adjusted" assets so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support off-balance sheet activities such as loan commitments.

     The standards classify total capital for this risk-based measure into two tiers referred to as Tier 1 and Tier 2. Tier 1 capital consists of common shareholders' equity, certain non-cumulative and cumulative perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries; Tier 2 capital consists of the allowance for loan and lease losses (within certain limits), perpetual preferred stock not included in Tier 1, hybrid capital instruments, term subordinated debt, and intermediate-term preferred stock. Bank holding companies are required to meet a minimum ratio of 8% of qualifying total capital to risk-adjusted assets, and a minimum ratio of 4% of qualifying Tier 1 capital to risk-adjusted assets. Capital that qualifies as Tier 2 capital is limited in amount to 100% of Tier 1 capital in testing compliance with the total risk-based capital minimum standards.

     In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 capital to adjusted average total assets (the "leverage ratio") of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. Other bank holding companies generally are required to maintain a leverage ratio of at least 3% plus 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it may consider other indicia of capital strength in evaluating proposals for expansion or new activities.

     The federal bank regulatory agencies have issued various proposals to amend the risk-based capital guidelines for banks and bank holding companies. Under one proposal, banks would be required to give explicit consideration to interest rate risk as an element of capital adequacy by maintaining capital to compensate for such risk in an amount measured by the bank's exposure to interest rate risk in excess of a regulatory threshold. Another proposal would revise the treatment given to (i) low-level recourse arrangements to reduce the amount of capital required and (ii) certain direct credit substitutes provided by banking organizations to require that capital be maintained against the value of the assets enhanced or the loans protected. A proposal recently issued by the Federal Reserve Board and expected to be joined in by the other bank regulatory agencies increases the amount of capital required to be carried against certain long-term derivative contracts; in addition, the proposal recognizes the effect of certain bilateral netting arrangements in reducing potential future exposure under these contracts. AMCORE and FNB believe that these changes will not, if adopted, have a material effect on their compliance with capital adequacy requirements.

THE INTERSTATE BANKING AND COMMUNITY DEVELOPMENT LEGISLATION

     In September 1994, legislation was enacted that may have a significant effect in restructuring the banking industry in the United States. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 facilitates the interstate expansion and consolidation of banking organizations by permitting (i) bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state,
(ii) the interstate merger of banks after June 1, 1997, subject to the right of individual states to "opt in" or to "opt out" of this authority before that date, (iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state, (iv) foreign banks to establish, with approval of the regulators in the United States, branches outside their home states to the same extent that national or state banks located in the home state would be authorized to do so, and (v) banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same state or a different state. One effect of this legislation is to permit AMCORE to acquire banks located in any state and to permit bank holding companies located in any state to acquire banks and bank holding companies in Wisconsin. Overall, this legislation is likely to have the effects of increasing competition and promoting geographic diversification in the banking industry.

     The Riegle Community Development and Regulatory Improvement Act of 1994, also enacted in September 1994, is intended to (i) increase the flow of loans to businesses in distressed communities by providing incentives to lenders to provide credit within those communities, (ii) remove impediments to the securitization of small business loans, (iii) provide for a reduction in paperwork and to streamline bank regulation through, for example, the coordination of examinations in a bank holding company context, a reduction in the number of currency transaction reports required and improvements to the National Flood Insurance Program that include enabling lenders to force place flood insurance and (iv) increase the level of consumer protection provided to customers in banking transactions. AMCORE and FNB believes that these provisions of the new law will not have a material effect on their operations.

FDIC INSURANCE ASSESSMENTS

     The subsidiary banks of AMCORE and FNB are subject to FDIC deposit insurance assessments based on a risk-based premium schedule. Under this schedule, the annual premiums ranged from $.04 to $.31 for every $100 of deposits with an average assessment rate of $.045. Beginning in 1996, the FDIC announced it would reduce the deposit assessment premiums for 92% of its members that are assessed in the highest capital and supervisory categories to $2,000 per year. Each financial institution is assigned to one of three capital groups -- well capitalized, adequately capitalized or undercapitalized -- and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC. See "SUPERVISION AND REGULATION -- FIRREA and FDICIA."

FIRREA AND FDICIA

     In recent years Congress has enacted significant legislation which has substantially changed the federal deposit insurance system and the regulatory environment in which depository institutions and their holding companies operate. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the Comprehensive Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990 and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") have significantly increased the enforcement powers of the federal regulatory agencies having supervisory authority over AMCORE and its subsidiaries. Certain parts of such legislation, most notably those which increase deposit insurance assessments and authorize further increases to recapitalize the bank deposit insurance fund, increase the cost of doing business for depository institutions and their holding companies. FIRREA also provides that all commonly controlled FDIC insured depository institutions may be held liable for any loss incurred by the FDIC resulting from a failure of, or any assistance given by the FDIC, to any of such commonly controlled institutions. Federal regulatory agencies have implemented provisions of FDICIA with respect to taking prompt corrective action when a depository institution's capital falls to certain levels. Under the new rules, five capital categories have been established which range from "critically undercapitalized" to "well capitalized." Failure of a depository institution to maintain a capital level within the top two categories will result in specific actions from the federal regulatory agencies. These actions could include the inability to pay dividends, restricting new business activity, prohibiting bank acquisitions, asset growth limitations and other restrictions on a case by case basis.

     In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy. Changes to such monetary policies have had a significant effect on operating results of financial institutions in the past and are expected to have such an effect in the future; however, the effect of possible future changes in such policies on the business and operations of the subsidiary banks cannot be determined.

PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

     The following table shows the ownership of shares of FNB Common Stock as of January 6, 1997 by (i) each person known to FNB to own beneficially more than 5% of the outstanding shares of FNB Common Stock, (ii) each director and officer of FNB and (iii) all directors and executive officers as a group.

                          NAME AND ADDRESS OF                                   PERCENTAGE
                          BENEFICIAL OWNER(1)                     SHARES(2)     OF CLASS(2)
        --------------------------------------------------------  ---------     -----------
        Robert L. Ableman(3)....................................     3,511
        Nathan F. Brand(4)......................................    15,840           6.3%
        John T. Bridger(5)......................................     1,097             *
        Gary L. Culp(6).........................................       234             *
        Charles J. Dearth(7)....................................     4,265
        Richard L. Feller(8)....................................     6,651
        Richard Hong(9).........................................       465             *
        Clark W. Kepplinger(10).................................     2,714
        Rudolph Regez(11).......................................     4,017
        Frederick E. Studer(12).................................     2,739
        Thomas J. Wilkinson(13).................................    23,498           9.4%
        Subtotal of Directors and Officers......................    65,031
        1996 Deferred Compensation of Directors and
          Officers(14)..........................................     2,450
                                                                    ------         -----
        Total of Directors and Officers (11 persons)............    67,481          27.0%
                                                                    ======         =====

-------------------------

  *  Represents less than 1% of the outstanding shares in the class.
 (1) The information contained in this column is based upon information furnished by the persons named above or obtained from records of FNB. The nature of beneficial ownership for shares shown in this column is sole voting and investment power unless otherwise indicated herein.
 (2) Based on 249,905 shares of FNB Common Stock issued and outstanding and including shares of FNB Common Stock beneficially owned. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of January 6, 1997 that such person or group of persons has the right to acquire within 60 days after such date. The 249,905 shares of FNB Common Stock includes 2,450 shares which is the maximum amount of shares available under the Merger Agreement for allocation under the FNB Directors Deferred Compensation Plan and the FNB&T Deferred Compensation Retirement Plan, respectively, for fiscal year 1996. The actual number of shares to be allocated under such Plans to each director and officer for 1996 will not be determined until FNB closes its books and determines the book value of the FNB Common Stock for 1996.
 (3) Includes 1,523 shares with respect to which Mr. Ableman has the right to acquire beneficial ownership by virtue of his participation in the FNB Directors Deferred Compensation Plan, as amended. It does not include shares to which he is entitled by virtue of his participation in such plan for 1996. The actual amount of such shares are to be determined in early 1997.
 (4) Includes 1,199 shares with respect to which Mr. Brand has the right to acquire beneficial ownership by virtue of his participation in the FNB Directors Deferred Compensation Plan, as amended. It does not include shares to which he is entitled by virtue of his participation in such plan for 1996. The actual amount of such shares are to be determined in early 1997.
 (5) Includes 1,087 shares with respect to which Mr. Bridger has the right to acquire beneficial ownership by virtue of his participation in the FNB&T Deferred Compensation Retirement Plan, as amended. It does not include shares to which he is entitled by virtue of his participation in such plan for 1996. The actual amount of such shares are to be determined in early 1997.
 (6) Includes 234 shares with respect to which Mr. Culp has the right to acquire beneficial ownership by virtue of his participation in the FNB&T Deferred Compensation Retirement Plan, as amended. It does not include shares to which he is entitled by virtue of his participation in such plan for 1996. The actual amount of such shares are to be determined in early 1997.
 (7) Includes 4,265 shares with respect to which Mr. Dearth has beneficial ownership.

 (8) Includes 2,497 shares with respect to which Mr. Feller has the right to acquire beneficial ownership by virtue of his participation in the FNB Directors Deferred Compensation Plan, as amended. It does not include shares to which he is entitled by virtue of his participation in such plan for 1996. The actual amount of such shares are to be determined in early 1997.
 (9) Includes 465 shares with respect to which Mr. Hong has the right to acquire beneficial ownership by virtue of his participation in the FNB&T Deferred Compensation Retirement Plan, as amended. It does not include shares to which he is entitled by virtue of his participation in such plan for 1996. The actual amount of such shares are to be determined in early 1997.
(10) Includes 1,390 shares with respect to which Mr. Kepplinger has the right to acquire beneficial ownership by virtue of his participation in the FNB&T Deferred Compensation Retirement Plan, as amended. It does not include shares to which he is entitled by virtue of his participation in such plan for 1996. The actual amount of such shares are to be determined in early 1997.
(11) Includes 1,287 shares with respect to which Mr. Regez has the right to acquire beneficial ownership by virtue of his participation in the FNB Directors Deferred Compensation Plan, as amended. It does not include shares to which he is entitled by virtue of his participation in such plan for 1996. The actual amount of such shares are to be determined in early 1997.
(12) Includes 758 shares with respect to which Mr. Studer has the right to acquire beneficial ownership by virtue of his participation in the FNB Directors Deferred Compensation Plan, as amended. It does not include shares to which he is entitled by virtue of his participation in such plan for 1996. The actual amount of such shares are to be determined in early 1997.
(13) Includes 5,000 shares with respect to which Mr. Wilkinson has the right to acquire beneficial ownership by virtue of outstanding vested options and 3,489 shares by virtue of his participation in the FNB&T Deferred Compensation Retirement Plan, as amended. It does not include shares to which he is entitled by virtue of his participation in such plan for 1996. The actual amount of such shares are to be determined in early 1997.
(14) This 2,450 shares of FNB Common Stock represents shares that the directors and executive officers of FNB will be allocated under the FNB Directors Deferred Compensation Plan and the FNB&T Deferred Compensation Retirement Plan for 1996, but which cannot be allocated until FNB closes its books and determines the book value of FNB Common Stock for fiscal year 1996.

                                    OPINIONS

     Certain legal matters in connection with the Merger will be passed upon for AMCORE by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois, relying as to all matters of Nevada law upon Marshall, Hill, Cassas & de Lipkau, Reno, Nevada and for FNB by Jones, Day, Reavis and Pogue, Chicago, Illinois.

                                    EXPERTS

     The consolidated financial statements of AMCORE and its subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein and elsewhere in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance on the report of McGladrey & Pullen, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of FNB and its subsidiary as of December 31, 1995 and for the year ended December 31, 1994, included herein and elsewhere in the Registration Statement, have been included herein and in the Registration Statement in reliance upon the report of McGladrey & Pullen, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                    PRO FORMA COMBINING FINANCIAL STATEMENTS

     The following unaudited pro forma combining balance sheet and statement of income are based upon the historical results of AMCORE and FNB giving effect to the Merger accounted for as a pooling-of-interests. Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying footnotes to the pro forma combining financial statements. These financial statements should be read in conjunction with the historical financial statements of AMCORE incorporated by reference into this Proxy Statement/Prospectus and the historical financial statements of FNB included elsewhere herein. The pro forma combining financial statements are not necessarily indicative of the results that actually would have occurred had the companies constituted a single entity during the respective periods, nor are they indicative of future results of operations.

                    AMCORE FINANCIAL, INC. AND SUBSIDIARIES
                          FIRST NATIONAL BANCORP, INC.

                PRO FORMA CONSOLIDATED COMBINING BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                              PRO FORMA     PRO FORMA
                                                   AMCORE         FNB        ADJUSTMENTS     COMBINED
                                                 ----------    ----------    -----------    ----------
                                                                    (IN THOUSANDS)
ASSETS
  Cash and cash equivalents....................  $  106,681    $    8,211                   $  114,892
  Interest earning deposits in banks...........         384            13                          397
  Federal funds sold and other short-term
     investments...............................      60,317         1,735                       62,052
  Mortgage loans held for sale.................       9,378           213                        9,591
  Securities available for sale................   1,162,613        16,227                    1,178,840
  Securities held to maturity..................      11,509        37,882                       49,391
                                                 ----------    ----------                   ----------
       Total securities........................   1,174,122        54,109                    1,228,231
  Loans and leases, net of unearned income.....   1,435,562       147,786                    1,583,348
  Allowance for loan and lease losses..........     (15,078)       (1,693)                     (16,771)
                                                 ----------    ----------                   ----------
       Net loans and leases....................   1,420,484       146,093                    1,566,577
  Premises and equipment, net..................      46,433         3,187                       49,620
  Intangible assets, net:
     Core deposit intangibles..................       2,062            --                        2,062
     Goodwill..................................      10,704           434                       11,138
     Other intangibles.........................       5,415            --                        5,415
                                                 ----------    ----------                   ----------
       Total intangible assets, net............      18,181           434                       18,615
     Other assets..............................      54,802         2,499       $ (22)(2)       57,279
                                                 ----------    ----------       -----       ----------
       TOTAL ASSETS............................  $2,890,782    $  216,494       $ (22)      $3,107,254
                                                 ==========    ==========       =====       ==========
LIABILITIES
Deposits:
  Interest bearing.............................  $1,677,181    $  173,447                   $1,850,628
  Non-interest bearing.........................     260,808        19,679                      280,487
                                                 ----------    ----------                   ----------
       Total deposits..........................   1,937,989       193,126                    2,131,115
  Short-term borrowings........................     559,246         1,465                      560,711
  Long-term borrowings.........................     148,761         1,346                      150,107
  Other liabilities............................      37,198         2,662                       39,860
                                                 ----------    ----------                   ----------
       TOTAL LIABILITIES.......................   2,683,194       198,599                    2,881,793
STOCKHOLDERS' EQUITY
  Preferred stock ($1 par value)...............          --            --                           --
  Common stock ($.33 par value)................       4,976           242       $ 378 (1)        5,596
  Additional paid-in capital...................      56,639         3,378        (378)(1)       59,639
  Retained earnings............................     161,010        14,289         (22)(2)      175,277
  Net unrealized loss on securities available
     for sale..................................      (8,840)          (14)                      (8,854)
  Treasury stock and other.....................      (6,197)           --                       (6,197)
                                                 ----------    ----------       -----       ----------
       TOTAL STOCKHOLDERS' EQUITY..............     207,588        17,895         (22)         225,461
                                                 ----------    ----------       -----       ----------
       TOTAL LIABILITIES AND STOCKHOLDERS'
          EQUITY...............................  $2,890,782    $  216,494       $ (22)      $3,107,254
                                                 ==========    ==========       =====       ==========

-------------------------
Notes:
(1) AMCORE issuance of 1,884,284 common shares in exchange for all the outstanding shares of FNB common stock. The transaction is based on an exchange ratio of 7.54 AMCORE shares for each FNB share.
(2) Reflects the impact of pro forma statements of income adjustments.

                    AMCORE FINANCIAL, INC. AND SUBSIDIARIES
                          FIRST NATIONAL BANCORP, INC.

               PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                              PRO FORMA      PRO FORMA
                                                       AMCORE       FNB      ADJUSTMENTS     COMBINED
                                                      --------    -------    -----------     ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
  Interest and fees on loans and leases............   $ 88,773    $10,091                    $  98,864
  Interest on securities:
     Taxable.......................................     42,093      1,685                       43,778
     Tax-exempt....................................     10,183        672                       10,855
                                                      --------    -------                      -------
       Total Income from Securities................     52,276      2,357                       54,633
  Interest on federal funds sold and other
     short-term investments........................        529         88                          617
  Interest and fees on mortgage loans held for
     sale..........................................      2,043         28                        2,071
  Interest on deposits in banks....................         28         --                           28
                                                      --------    -------                      -------
       Total Interest Income.......................    143,649     12,564                      156,213
INTEREST EXPENSE
  Interest on deposits.............................     53,889      6,426                       60,315
  Interest on short-term borrowings................     18,103         53                       18,156
  Interest on long-term borrowings.................      7,005         72                        7,077
  Other............................................        368         --                          368
                                                      --------    -------                      -------
       Total Interest Expense......................     79,365      6,551                       85,916
                                                      --------    -------                      -------
  Net Interest Income..............................     64,284      6,013                       70,297
  Provision for loan and lease losses..............      4,090         90                        4,180
                                                      --------    -------                      -------
  Net Interest Income After Provision for Loan and
     Lease Losses..................................     60,194      5,923                       66,117
OTHER INCOME
  Trust Income.....................................     10,211        386                       10,597
  Service charges on deposits......................      5,044        349                        5,393
  Mortgage revenues................................      2,641         --                        2,641
  Insurance revenues...............................      1,519         15                        1,534
  Collection fee income............................      1,647         --                        1,647
  Gain on sale of merchant bankcard processing
     accounts......................................      1,400         --                        1,400
  Other............................................      5,271        266                        5,537
                                                      --------    -------                      -------
       Total Other Income, Excluding Security
          Gains....................................     27,733      1,016                       28,749
                                                      --------    -------                      -------
  Net security gains...............................      1,371         --                        1,371
OPERATING EXPENSES
  Compensation and employee benefits expense.......     35,108      2,549                       37,657
  Net occupancy and equipment expense..............      9,697        594                       10,291
  Professional fees................................      1,758        171                        1,929
  Advertising and business development.............      1,762         89                        1,851
  Amortization of intangible assets................      1,523         34                        1,557
  Insurance expense................................        846         39                          885
  Other............................................     12,536        766                       13,302
                                                      --------    -------                      -------
       Total Operating Expenses....................     63,230      4,242                       67,472
                                                      --------    -------                      -------
  Income Before Income Taxes.......................     26,068      2,697                       28,765
  Income taxes.....................................      7,075        754      $    22(1)        7,851
                                                      --------    -------      -------         -------
  NET INCOME.......................................   $ 18,993    $ 1,943           (22)     $  20,914
                                                      ========    =======      =======         =======
  EARNINGS PER COMMON SHARE........................   $   1.34    $  7.90                    $    1.30

-------------------------
Note: (1) Reflects an increase of FNB's Federal marginal rate from 34% to 35%.

                    AMCORE FINANCIAL, INC. AND SUBSIDIARIES
                          FIRST NATIONAL BANCORP, INC.

               PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                               PRO FORMA     PRO FORMA
                                                        AMCORE       FNB      ADJUSTMENTS    COMBINED
                                                       --------    -------    -----------    ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
  Interest and fees on loans and leases.............   $109,488    $12,730                   $ 122,218
  Interest on securities:
     Taxable........................................     39,530      2,064                      41,594
     Tax-exempt.....................................     11,984        896                      12,880
                                                       --------    -------                    --------
       Total Income from Securities.................     51,514      2,960                      54,474
  Interest on federal funds sold and other
     short-term investments.........................        490         30                         520
  Interest and fees on mortgage loans held for
     sale...........................................      2,971         29                       3,000
  Interest on deposits in banks.....................         23         --                          23
                                                       --------    -------                    --------
       Total Interest Income........................    164,486     15,749                     180,235
INTEREST EXPENSES
  Interest on deposits..............................     68,062      7,864                      75,926
  Interest on short-term borrowings.................     14,574        174                      14,748
  Interest on long-term borrowings..................      2,050         28                       2,078
  Other.............................................        394         --                         394
                                                       --------    -------                    --------
       Total Interest Expense.......................     85,080      8,066                      93,146
                                                       --------    -------                    --------
  Net Interest Income...............................     79,406      7,683                      87,089
  Provision for loan and lease losses...............      2,692         61                       2,753
                                                       --------    -------                    --------
  Net Interest Income After Provision for Loan and
     Lease Losses...................................     76,714      7,622                      84,336
OTHER INCOME
  Trust Income......................................     11,401        460                      11,861
  Service charges on deposits.......................      6,986        425                       7,411
  Mortgage revenues.................................      3,584         --                       3,584
  Insurance revenues................................      1,015         31                       1,046
  Collection fee income.............................      1,831         --                       1,831
  Other.............................................      6,898        402                       7,300
                                                       --------    -------                    --------
       Total Other Income, Excluding Security
          Gains.....................................     31,715      1,318                      33,033
  Net security gains................................      2,298         --                       2,298
OPERATING EXPENSES
  Compensation and employee benefits expense........   $ 45,662    $ 3,275                   $  48,937
  Net occupancy and equipment expense...............     13,297        769                      14,066
  Professional fees.................................      2,733        160                       2,893
  Advertising and business development..............      2,437        132                       2,569
  Amortization of intangible assets.................      2,331         45                       2,376
  Insurance expense.................................      2,765        246                       3,011
  Impairment of long-lived assets...................      3,269         --                       3,269
  Other.............................................     14,946        931                      15,877
                                                       --------    -------                    --------
       Total Operating Expenses.....................     87,440      5,558                      92,998
                                                       --------    -------                    --------
  Income Before Income Taxes........................     23,287      3,382                      26,669
  Income Taxes......................................      5,016        936       $  28(1)        5,980
                                                       --------    -------        ----        --------
  NET INCOME........................................   $ 18,271    $ 2,446       $ (28)      $  20,689
                                                       ========    =======        ====        ========
  EARNINGS PER COMMON SHARE.........................      $1.30     $10.07                       $1.30

-------------------------
Note: (1) Reflects an increase of FNB's Federal marginal rate from 34% to 35%.

                    AMCORE FINANCIAL, INC. AND SUBSIDIARIES
                          FIRST NATIONAL BANCORP, INC.

               PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                                               PRO FORMA     PRO FORMA
                                                       AMCORE       FNB       ADJUSTMENTS    COMBINED
                                                      --------    --------    -----------    ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
  Interest and fees on loans and leases............   $ 90,719    $ 10,837                   $ 101,556
  Interest on securities:
     Taxable.......................................     32,030       2,030                      34,060
     Tax-exempt....................................     12,552         863                      13,415
                                                      --------    --------                    --------
       Total Income from Securities................     44,582       2,893                      47,475
  Interest on federal funds sold and other
     short-term investments........................        585          20                         605
  Interest and fees on mortgage loans held for
     sale..........................................      2,893          27                       2,920
  Interest on deposits in banks....................        176          --                         176
                                                      --------    --------                    --------
       Total Interest Income.......................    138,955      13,777                     152,732
INTEREST EXPENSE
  Interest on deposits.............................     53,202       6,044                      59,246
  Interest on short-term borrowings................      5,595         126                       5,721
  Interest on long-term borrowings.................      2,058          47                       2,105
  Other............................................        340          --                         340
                                                      --------    --------                    --------
       Total Interest Expense......................     61,195       6,217                      67,412
                                                      --------    --------                    --------
  Net Interest Income..............................     77,760       7,560                      85,320
  Provision for loan and lease losses..............        628          --                         628
                                                      --------    --------                    --------
  Net Interest Income After Provision for Loan and
     Lease Losses..................................     77,132       7,560                      84,692
OTHER INCOME
  Trust Income.....................................     10,910         612                      11,522
  Service charges on deposits......................      6,742         364                       7,106
  Mortgage revenues................................      3,687          --                       3,687
  Insurance revenues...............................        845          26                         871
  Collection fee income............................      1,700          --                       1,700
  Other............................................      6,242         378                       6,620
                                                      --------    --------                    --------
       Total Other Income, Excluding Security
          Gains....................................     30,126       1,380                      31,506
  Net security gains...............................        908          --                         908
OPERATING EXPENSES
  Compensation and employee benefits expense.......     41,385       3,372                      44,757
  Net occupancy and equipment expense..............     11,015         828                      11,843
  Professional fees................................      3,370         161                       3,531
  Advertising and business development.............      2,377         128                       2,505
  Amortization of intangible assets................      2,585          45                       2,630
  Insurance expense................................      4,528         393                       4,921
  Other............................................     13,430         966                      14,396
                                                      --------    --------                    --------
       Total Operating Expenses....................     78,690       5,893                      84,583
                                                      --------    --------                    --------
  Income Before Income Taxes.......................     29,476       3,047                      32,523
  Income taxes.....................................      7,675         825       $  24(1)        8,524
                                                      --------    --------        ----        --------
  NET INCOME.......................................   $ 21,801    $  2,222       $ (24)      $  23,999
                                                      ========    ========        ====        ========
  EARNINGS PER COMMON SHARE........................      $1.55       $9.04                       $1.51

-------------------------
Note: (1) Reflects an increase of FNB's Federal marginal rate from 35% to 35%.

                    AMCORE FINANCIAL, INC. AND SUBSIDIARIES
                          FIRST NATIONAL BANCORP, INC.

               PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)

                                                                               PRO FORMA     PRO FORMA
                                                        AMCORE       FNB      ADJUSTMENTS    COMBINED
                                                       --------    -------    -----------    ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
  Interest and fees on loans and leases.............   $ 84,894    $10,121                   $  95,015
  Interest on securities:
     Taxable........................................     34,788      2,055                      36,843
     Tax-exempt.....................................     10,209        826                      11,035
                                                       --------    -------        ----        --------
       Total Income from Securities.................     44,997      2,881                      47,878
  Interest on federal funds sold and other
     short-term investments.........................      1,289        153                       1,442
  Interest and fees on mortgage loans held for
     sale...........................................      5,854         73                       5,927
  Interest on deposits in banks.....................        150         --                         150
                                                       --------    -------        ----        --------
       Total Interest Income........................    137,184     13,228                     150,412
INTEREST EXPENSE
  Interest on deposits..............................     54,205      5,803                      60,008
  Interest on short-term borrowings.................      3,008          1                       3,009
  Interest on long-term borrowings..................      2,119        165                       2,284
  Other.............................................        296         --                         296
                                                       --------    -------        ----        --------
       Total Interest Expense.......................     59,628      5,969                      65,597
                                                       --------    -------        ----        --------
  Net Interest Income...............................     77,556      7,259                      84,815
  Provision for loan and lease losses...............      2,124         --                       2,124
                                                       --------    -------        ----        --------
  Net Interest Income After Provision for Loan and
     Lease Losses...................................     75,432      7,259                      82,691
OTHER INCOME
  Trust Income......................................     10,158        543                      10,701
  Service charges on deposits.......................      6,455        332                       6,787
  Mortgage revenues.................................      4,048         --                       4,048
  Insurance revenues................................        470         18                         488
  Collection fee income.............................      1,913         --                       1,913
  Other.............................................      5,398        308                       5,706
                                                       --------    -------        ----        --------
       Total Other Income, Excluding Security
          Gains.....................................     28,442      1,201                      29,643
  Net security gains................................      1,163         --                       1,163
OPERATING EXPENSES
  Compensation and employee benefits expense........     40,825      3,248                      44,073
  Net occupancy and equipment expense...............      9,434        844                      10,278
  Professional fees.................................      2,384        258                       2,642
  Advertising and business development..............      2,079        136                       2,215
  Amortization of intangible assets.................      3,561         45                       3,606
  Insurance expense.................................      4,492        384                       4,876
  Other.............................................     13,361        907                      14,268
                                                       --------    -------        ----        --------
       Total Operating Expenses.....................     76,136      5,822                      81,958
                                                       --------    -------        ----        --------
  Income Before Income Taxes........................     28,901      2,638                      31,539
  Income Taxes......................................      7,461        578       $  17(1)        8,056
                                                       --------    -------        ----        --------
  NET INCOME........................................   $ 21,440    $ 2,060       $ (17)      $  23,483
                                                       ========    =======        ====        ========
  EARNINGS PER COMMON SHARE.........................      $1.53      $8.40                       $1.48

-------------------------

Note: (1) Reflects an increase of FNB's Federal marginal rate from 34% to 35%.

                     INDEX TO FIRST NATIONAL BANCORP, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
  Independent Auditor's Report.......................................................    F-1
  Consolidated Balance Sheets as of December 31, 1995 and 1994.......................    F-2
  Consolidated Statements of Income for the Years Ended December 31, 1995, 1994 and
     1993............................................................................    F-3
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
     1995, 1994 and 1993.............................................................    F-4
  Consolidated Statements of Cash Flows for the Years Ended December 31,
     1995, 1994 and 1993.............................................................    F-5
  Notes to Consolidated Financial Statements.........................................    F-6
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS:
  Unaudited Consolidated Balance Sheet as of September 30, 1996 and December 31,
     1995............................................................................   F-18
  Unaudited Consolidated Statements of Income for the Three Months Ended September
     30, 1996 and 1995 and Nine Months Ended September 30, 1996 and 1995.............   F-19
  Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September
     30, 1996 and 1995...............................................................   F-20
  Condensed Notes to Unaudited Consolidated Financial Statements.....................   F-22

                                      LOGO

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
First National Bancorp, Inc.
Monroe, Wisconsin

     We have audited the accompanying consolidated balance sheets of First National Bancorp, Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First National Bancorp, Inc. and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ MCGLADREY & PULLEN, LLP

Madison, Wisconsin
January 31, 1996

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,

                                                                        1995           1994
                                                                    ------------   ------------
                                            ASSETS
Cash and due from banks...........................................  $  6,754,728   $  7,623,082
Federal funds sold................................................     3,505,000        290,000
Held-to-maturity securities -- fair value $38,216,510 in 1995;
  $40,661,325 in 1994.............................................    37,613,696     41,717,390
Available-for-sale securities.....................................    12,231,990      9,440,104
Loans -- net......................................................   140,526,382    127,051,793
Premises and equipment -- net.....................................     3,393,495      3,561,383
Accrued interest receivable.......................................     1,814,604      1,604,595
Other assets......................................................       691,066        786,431
                                                                    ------------   ------------
          Total assets............................................  $206,530,961   $192,074,778
                                                                    ============   ============
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits
     Non interest-bearing.........................................  $ 19,116,113   $ 20,424,445
     Interest-bearing.............................................   163,162,372    152,504,691
                                                                    ------------   ------------
          Total deposits..........................................   182,278,485    172,929,136
                                                                    ------------   ------------
  Notes payable...................................................     4,246,111      2,000,000
  Repurchase agreements...........................................     1,243,193      1,100,000
  Accrued interest payable........................................     1,098,528        894,725
  Other liabilities...............................................     1,519,562      1,092,260
                                                                    ------------   ------------
          Total liabilities.......................................   190,385,879    178,016,121
                                                                    ------------   ------------
Commitments, contingencies and credit risk
Stockholders' equity
  Common stock -- authorized, 300,000 shares of $1 par value;
     issued, 239,700 shares.......................................       239,700        239,700
  Additional paid-in capital......................................     3,575,081      3,644,085
  Retained earnings...............................................    12,636,611     10,741,738
  Unrealized gain (loss) on available-for-sale securities, net....        94,340       (181,961)
                                                                    ------------   ------------
                                                                      16,545,732     14,443,562
  Treasury stock -- at cost; 5,342 and 7,099 shares in 1995 and
     1994, respectively...........................................      (400,650)      (384,905)
                                                                    ------------   ------------
          Total stockholders' equity..............................    16,145,082     14,058,657
                                                                    ------------   ------------
          Total liabilities and stockholders' equity..............  $206,530,961   $192,074,778
                                                                    ============   ============

                See Notes to Consolidated Financial Statements.

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                            YEARS ENDED DECEMBER 31,

                                                             1995          1994          1993
                                                          -----------   -----------   -----------
Interest income
  Interest and fees on loans............................  $12,757,931   $10,863,336   $10,193,294
  Interest on securities................................
     Taxable............................................    2,064,410     2,029,730     2,055,129
     Exempt from federal income taxes...................      895,527       863,434       826,210
  Interest on federal funds sold........................       30,352        20,026       153,323
                                                          -----------   -----------   -----------
                                                           15,748,220    13,776,526    13,227,956
                                                          -----------   -----------   -----------
Interest expense
  Deposits..............................................    7,863,552     6,043,528     5,803,109
  Borrowings............................................      202,517       173,201       165,859
                                                          -----------   -----------   -----------
                                                            8,066,069     6,216,729     5,968,968
                                                          -----------   -----------   -----------
          Net interest income...........................    7,682,151     7,559,797     7,258,988
Provision for loan losses...............................       60,500            --            --
                                                          -----------   -----------   -----------
          Net interest income after provision for loan
            losses......................................    7,621,651     7,559,797     7,258,988
                                                          -----------   -----------   -----------
Other income
  Trust fees............................................      459,852       611,884       543,177
  Service charges on deposits...........................      424,816       364,315       332,468
  Other.................................................      433,421       403,749       325,331
                                                          -----------   -----------   -----------
                                                            1,318,089     1,379,948     1,200,976
                                                          -----------   -----------   -----------
Other expenses
  Salaries and employee benefits........................    3,274,587     3,372,471     3,248,122
  Occupancy expenses....................................      769,079       827,664       844,734
  Other.................................................    1,514,328     1,692,687     1,729,095
                                                          -----------   -----------   -----------
                                                            5,557,994     5,892,822     5,821,951
                                                          -----------   -----------   -----------
          Income before income taxes....................    3,381,746     3,046,923     2,638,013
                                                          -----------   -----------   -----------
Income taxes
  Current...............................................      920,135       848,869       762,354
  Deferred..............................................       16,000       (24,000)     (184,000)
                                                          -----------   -----------   -----------
                                                              936,135       824,869       578,354
                                                          -----------   -----------   -----------
          NET INCOME....................................  $ 2,445,611   $ 2,222,054   $ 2,059,659
                                                          ===========   ===========   ===========
Earnings per share of common stock......................        10.07          9.04          8.40
                                                          ===========   ===========   ===========
Weighted average number of shares outstanding...........      242,963       245,692       245,270
                                                          ===========   ===========   ===========

                See Notes to Consolidated Financial Statements.

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                          UNREALIZED
                                                                          GAIN (LOSS)
                                                                              ON
                                           ADDITIONAL                     AVAILABLE-
                                COMMON      PAID-IN       RETAINED         FOR-SALE        TREASURY
                                STOCK       CAPITAL       EARNINGS      SECURITIES, NET      STOCK         TOTAL
                               --------    ----------    -----------    ---------------    ---------    -----------
BALANCES AT DECEMBER 31,
  1992........................ $239,700    $3,844,516    $ 7,390,079       $      --       $(454,300)   $11,019,995
Net income....................       --            --      2,059,659              --              --      2,059,659
Dividends declared -- $1.85
  per share...................       --            --       (426,551)             --              --       (426,551)
Effects of deferred
  compensation plans..........       --      (137,394)            --              --              --       (137,394)
Sale of treasury
  stock -- 3,848 shares.......       --        24,481             --              --         134,680        159,161
                               --------    ----------    -----------        --------       ---------    -----------
BALANCES AT DECEMBER 31,
  1993........................  239,700     3,731,603      9,023,187              --        (319,620)    12,674,870
Net income....................       --            --      2,222,054              --              --      2,222,054
Dividends declared -- $2.15
  per share...................       --            --       (503,503)             --              --       (503,503)
Effects of deferred
  compensation plans..........       --      (143,205)            --              --              --       (143,205)
Sale of treasury
  stock -- 5,444 shares.......       --        55,687             --              --         190,540        246,227
Purchase of treasury stock --
  3,411 shares................       --            --             --              --        (255,825)      (255,825)
Unrealized loss on
  available-for-sale
  securities, net.............       --            --             --        (181,961)             --       (181,961)
                               --------    ----------    -----------        --------       ---------    -----------
BALANCES AT DECEMBER 31,
  1994........................  239,700     3,644,085     10,741,738        (181,961)       (384,905)    14,058,657
Net income....................       --            --      2,445,611              --              --      2,445,611
Dividends declared -- $2.35
  per share...................       --            --       (550,738)             --              --       (550,738)
Effects of deferred
  compensation plans..........       --       (71,823)            --              --              --        (71,823)
Sale of treasury
  stock -- 5,169 shares.......       --         2,819             --              --         240,155        242,974
Purchase of treasury stock --
  3,412 shares................       --            --             --              --        (255,900)      (255,900)
Unrealized gain on
  available-for-sale
  securities, net.............       --            --             --         276,301              --        276,301
                               --------    ----------    -----------        --------       ---------    -----------
BALANCES AT DECEMBER 31,
  1995........................ $239,700    $3,575,081    $12,636,611       $  94,340       $(400,650)   $16,145,082
                               ========    ==========    ===========        ========       =========    ===========

                See Notes to Consolidated Financial Statements.

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,

                                                           1995           1994           1993
                                                        -----------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Interest received...................................  $15,032,665   $ 13,026,760   $ 13,592,076
  Fees and commissions received.......................    1,908,978      2,010,184      1,188,302
  Interest paid.......................................   (7,862,266)    (6,226,125)    (6,086,593)
  Cash paid to suppliers and employees................   (5,109,159)    (5,498,470)    (5,301,889)
  Income taxes paid...................................     (790,048)      (801,258)      (632,267)
                                                        -----------   ------------   ------------
          Net cash provided by operating activities...    3,180,170      2,511,091      2,759,629
                                                        -----------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of held-to-maturity securities............   (7,665,082)   (38,863,119)            --
  Purchases of available-for-sale securities..........   (2,996,555)    (2,009,375)   (25,649,644)
  Proceeds from sales of available-for-sale
     securities.......................................           --         17,500        288,550
  Proceeds from maturities of held-to-maturity
     securities.......................................    8,698,806     36,521,337             --
  Proceeds from maturities of available-for-sale
     securities.......................................    3,649,799      3,304,965     17,383,029
  Maturities of interest-bearing deposits with
     banks............................................           --        400,000        627,522
  Net (increase) decrease in federal funds sold.......   (3,215,000)     5,270,000     (2,575,000)
  Net increase in loans...............................  (13,535,089)   (17,254,627)    (9,042,579)
  Purchases of premises and equipment.................     (160,392)      (190,165)      (366,521)
  Proceeds from sales of other real estate............           --        114,000        106,205
                                                        -----------   ------------   ------------
          Net cash used in investing activities.......  (15,223,513)   (12,689,484)   (19,228,438)
                                                        -----------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits............................    9,349,349     11,910,923     14,302,910
  Proceeds from borrowings on notes payable...........    3,050,000             --             --
  Payments on notes payable...........................     (803,889)      (700,000)      (300,000)
  Increase in repurchase agreements...................      143,193      1,100,000             --
  Proceeds from sales of treasury stock...............      242,974        246,227        159,161
  Purchase of treasury stock..........................     (255,900)      (255,825)            --
  Dividends paid......................................     (550,738)      (503,503)      (426,551)
                                                        -----------   ------------   ------------
          Net cash provided by financing activities...   11,174,989     11,797,822     13,735,520
                                                        -----------   ------------   ------------
          Net increase (decrease) in cash and due from
            banks.....................................     (868,354)     1,619,429     (2,733,289)
Cash and due from banks at beginning of year..........    7,623,082      6,003,653      8,736,942
                                                        -----------   ------------   ------------
Cash and due from banks at end of year................  $ 6,754,728   $  7,623,082   $  6,003,653
                                                        ===========   ============   ============
RECONCILIATIONS OF NET INCOME TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
  Net income for the year.............................  $ 2,445,611   $  2,222,054   $  2,059,659
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation.....................................      322,265        363,995        396,970
     Amortization.....................................       44,902         44,902         44,902
     Deferred compensation............................       56,188         (8,870)       210,487
     Provision for loan losses........................       60,500             --             --
     Gain on sale of securities.......................      (11,688)        (3,250)       (12,674)
     Net amortization of premiums and accretion of
       discounts on securities........................       97,031        158,818        222,809
     (Gain) loss on disposition of premises and
       equipment......................................        6,015         (8,863)            --
     Gain on sale of other real estate................           --        (14,000)            --
     Deferred income taxes............................       16,000        (24,000)      (184,000)
     Increase in accrued interest receivable..........     (210,009)      (252,235)       141,311
     (Increase) decrease in other assets..............      (86,845)       123,650        205,016
     Increase (decrease) in accrued interest
       payable........................................      203,803         (9,396)      (117,625)
     Increase (decrease) in other liabilities.........      236,397        (81,714)      (207,226)
                                                        -----------   ------------   ------------
          Net cash provided by operating activities...  $ 3,180,170   $  2,511,091   $  2,759,629
                                                        ===========   ============   ============

                See Notes to Consolidated Financial Statements.

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     First National Bancorp, Inc., through its subsidiary First National Bank and Trust, provides financial and other banking services to its customers located primarily in southern Wisconsin and northern Illinois from its offices in Monroe, Madison, New Glarus and Belleville, Wisconsin. A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

A. BASIS OF FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING ESTIMATES

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the financial statements and accompanying notes. Actual results could differ from these estimates.

B. PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of First National Bancorp, Inc. and its wholly-owned subsidiary, First National Bank and Trust (Bank). These entities are collectively referred to herein as the Company. All significant intercompany transactions and balances have been eliminated in consolidation.

C. PRESENTATION OF CASH FLOWS

     For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in the process of clearing), and money market investments. Cash flows from loans, deposits and federal funds sold are reported net.

     The Company maintains amounts due from banks which, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts.

D. TRUST ASSETS

     Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these financial statements because they are not assets of the Company.

E. INVESTMENT IN DEBT AND EQUITY SECURITIES

     Financial Accounting Standards Board (FASB) Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, requires that management determine the appropriate classification of securities at the date of adoption and thereafter as each individual security is acquired. In addition, the appropriateness of such classification should be reassessed at each balance sheet date. The classifications and related accounting policies under Statement No. 115 are as follows:

     Held-to-Maturity: Securities classified as held-to-maturity are those debt securities the Bank has both the intent and the ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

     Available-for-Sale Securities: Securities classified as available-for-sale are those debt securities the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available-for-sale are carried at fair value. Unrealized gains or losses, net of the related deferred tax effect are reported as increases or decreases in stockholders'

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
E. INVESTMENT IN DEBT AND EQUITY SECURITIES -- CONTINUED equity. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

     Transfers of debt securities transferred into available-for-sale classification from held-to-maturity are made at fair value on the date of the transfer. The unrealized holding gain or loss on the date of transfer is recognized in a separate component of stockholders' equity net of related deferred taxes.

F. LOANS

     Loans are reported at the amount of unpaid principal. Interest on loans is calculated using the simple interest method on daily principal balances outstanding. Accrual of interest on a loan is discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loan balance and no interest income is recognized until the principal balance has been collected.

G. ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.

H. PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost, net of accumulated depreciation, which has been provided in amounts sufficient to relate the cost of the assets to operations over the estimated service lives, 5 to 40 years for buildings and improvements and 3 to 10 years for furniture and equipment, principally by the straight-line method.

I. INCOME TAXES

     Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax law and rates on the date of enactment.

J. PER SHARE DATA

     Earnings per share are calculated on the weighted average number of shares outstanding, including common stock equivalents, outstanding during the year. Shares held by stock ownership plans are considered to be outstanding shares regardless of whether they are allocated to participants or held as unallocated shares.

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
K. FAIR VALUE OF FINANCIAL INSTRUMENTS

     FASB Statement No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

     Cash and due from banks and federal funds sold: The carrying amounts reported in the accompanying consolidated balance sheets for cash and due from banks and federal funds sold approximate their fair values.

     Securities (including mortgage-backed securities): Fair values for investment securities are based on the quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities.

     Loans: The fair values of loans are estimated based on discounted cash flow analysis, using rates currently being offered for loans with similar terms to borrowers with similar credit quality. For variable rate loans that reprice frequently and that have experienced no significant change in credit risk, fair values approximate carrying value.

     Off-balance sheet commitments: Fair values for the Company's off-balance sheet commitments are based on outstanding amounts, which approximate fair value.

     Deposits: The carrying amounts of interest-bearing deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on similar deposits. Fair values for non-interest bearing deposits equal their carrying amounts, which represent the amount payable on demand.

     Notes payable: The fair value of the Company's notes payable approximates its carrying value.

     Repurchase agreements: The carrying amounts reported in the accompanying consolidated balance sheets for repurchase agreements approximate their fair values.

     Accrued interest receivable and payable: The carrying amounts of both accrued interest receivable and payable approximate their fair values.

L. MORTGAGE SERVICING RIGHTS

     FASB Statement No. 122, Accounting for Mortgage Servicing Rights, establishes a new standard for capitalizing mortgage servicing rights. This standard will require the Company to record an asset for mortgage servicing rights when it sells mortgages and retains the servicing, and then amortize this asset over the period during which servicing income is expected to be received. This statement is to be applied prospectively effective January 1, 1996. In management's opinion this statement will not have a material impact on the Company's financial statements.

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
M. RECLASSIFICATIONS

     Various items in the 1993 and 1994 consolidated financial statements have been reclassified to conform to the classifications used in the 1995 consolidated financial statements, with no effect on previously reported net income or stockholders' equity.

NOTE 2 -- CASH AND NONINTEREST BEARING DEPOSITS

     The Bank, which is a member of the Federal Reserve System, is required to maintain certain daily reserve balances in accordance with Federal Reserve Board requirements. These reserves averaged $771,000 and $846,000 in 1995 and 1994, respectively.

NOTE 3 -- HELD-TO-MATURITY SECURITIES

     The amortized costs and estimated fair values of held-to-maturity securities are summarized as follows at December 31, 1995 and 1994:

                                                                   GROSS UNREALIZED
                                                   AMORTIZED     --------------------       FAIR
                     1995                            COST         GAINS       LOSSES        VALUE
-----------------------------------------------   -----------    --------    --------    -----------
U.S. Treasury securities and obligations of
  U.S. government agencies.....................   $20,989,855    $233,061    $170,310    $21,052,606
Obligations of state and political
  subdivisions.................................    15,623,841     534,522      35,059     16,123,304
Collateralized mortgage obligations............     1,000,000      40,600          --      1,040,600
                                                  -----------    --------    --------    -----------
                                                  $37,613,696    $808,183    $205,369    $38,216,510
                                                  ===========    ========    ========    ===========

                                                                   GROSS UNREALIZED
                                                  AMORTIZED     ----------------------       FAIR
                     1994                           COST         GAINS        LOSSES         VALUE
----------------------------------------------   -----------    --------    ----------    -----------
U.S. Treasury securities and obligations of
  U.S. government agencies....................   $28,025,287    $ 36,695    $1,115,220    $26,946,762
Obligations of state and political
  subdivisions................................    12,647,103     165,950       123,674     12,689,379
Collateralized mortgage obligations...........     1,045,000         284        20,100      1,025,184
                                                 -----------    --------    ----------    -----------
                                                 $41,717,390    $202,929    $1,258,994    $40,661,325
                                                 ===========    ========    ==========    ===========

     The amortized cost and estimated fair value of held-to-maturity securities at December 31, 1995 are summarized according to anticipated maturity dates as follows:

                                                                       AMORTIZED        FAIR
                                                                         COST           VALUE
                                                                      -----------    -----------
Due within one year................................................   $10,068,786    $10,087,739
Due after one year through five years..............................    22,415,721     22,892,807
Due after five years through ten years.............................     4,879,189      4,982,564
Due after ten years................................................       250,000        253,400
                                                                      -----------    -----------
                                                                      $37,613,696    $38,216,510
                                                                      ===========    ===========

     Actual maturities of mortgage-backed obligations are anticipated to differ from the distribution indicated above because the mortgages underlying the securities may be prepaid without penalties.

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 3 -- HELD-TO-MATURITY SECURITIES -- CONTINUED

     Held-to-maturity securities with a carrying amount of $623,000 at December 31, 1995 were pledged to secure public deposits and for other purposes as required by law.

     During 1995, Financial Accounting Standards Board Special Report -- A Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities allowed a one-time reassessment of the appropriateness of the classification of securities under certain circumstances. Held-to-maturity securities with an amortized cost of $2,983,935 and a fair value of $3,102,000 were reclassified as available-for-sale on November 20, 1995 in accordance with the guidance provided by the report.

NOTE 4 -- AVAILABLE-FOR-SALE SECURITIES

     The amortized costs and estimated fair values of available-for-sale securities are summarized as follows at December 31, 1995 and 1994:

                                                                GROSS UNREALIZED
                                               AMORTIZED      ---------------------        FAIR
                    1995                         COST          GAINS        LOSSES         VALUE
                    ----                      -----------     --------     --------     -----------
U.S. Treasury securities and obligations of
  U.S. government agencies................... $11,295,656     $179,517     $ 22,283     $11,452,890
Equity securities............................     779,100           --           --         779,100
                                              -----------     --------     --------     -----------
                                              $12,074,756     $179,517     $ 22,283     $12,231,990
                                              ===========     ========     ========     ===========

                    1994
                    ----
U.S Treasury securities and obligations of
  U.S. government agencies................... $ 6,302,316     $     96     $193,752     $ 6,108,660
Obligations of states and political
  subdivisions...............................   2,240,599           --      110,922       2,129,677
Collateralized mortgage obligations..........     457,250          617           --         457,867
Equity securities............................     743,900           --           --         743,900
                                              -----------     --------     --------     -----------
                                              $ 9,744,065     $    713     $304,674     $ 9,440,104
                                              ===========     ========     ========     ===========

     The amortized costs and estimated fair value of available-for-sale securities at December 31, 1995 are summarized according to anticipated maturity dates as follows:

                                                                          AMORTIZED         FAIR
                                                                            COST            VALUE
                                                                         -----------     -----------
Due within one year..................................................    $ 3,011,196     $ 2,996,900
Due after one year through five years................................      8,284,460       8,455,990
Equity securities....................................................        779,100         779,100
                                                                         -----------     -----------
                                                                         $12,074,756     $12,231,990
                                                                         ===========     ===========

     Available-for-sale securities with a carrying amount of $4,279,000 at December 31, 1995 were pledged to secure treasury tax and loan accounts, public deposits and for other purposes as required by law.

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 5 -- LOANS -- NET

     The loan portfolio is summarized as follows at December 31:

                                                                        1995            1994
                                                                    ------------    ------------
Agricultural.....................................................   $ 22,287,439    $ 21,783,462
Commercial and financial
  Secured by real estate.........................................     20,684,444      27,101,098
  Secured by other collateral....................................     30,871,143      27,575,418
Municipal........................................................      1,064,417       1,092,419
Residential......................................................     59,567,423      43,859,174
Installment......................................................      7,693,754       7,249,455
                                                                    ------------    ------------
                                                                     142,168,620     128,661,026
Less allowance for loan losses...................................     (1,642,238)     (1,609,233)
                                                                    ------------    ------------
                                                                    $140,526,382    $127,051,793
                                                                    ============    ============

     Loans to officers, directors, significant stockholders (more than 10% ownership) and entities in which such persons have significant interests aggregated approximately $6,952,000 and $5,901,000 at December 31, 1995 and 1994, respectively. In management's opinion, such loans are made at substantially the same terms and rates as those extended to other borrowing customers.

     Changes in such loans during the year ended December 31, 1995 are as follows:

        Balance at beginning of year......................................   $5,901,000
          New loans, extensions and modifications.........................    1,181,000
          Repayments......................................................     (130,000)
                                                                             ----------
        Balance at end of year............................................   $6,952,000
                                                                             ==========

     Additionally, the Company has loans sold to investors which it continues to service of approximately $67,955,000 at December 31, 1995.

     Following is a summary of the transactions affecting the allowance for loan losses for the years ended December 31:

                                                               1995          1994          1993
                                                            ----------    ----------    ----------
Balance at the beginning of the year.....................   $1,609,233    $1,626,333    $1,656,743
Provision for loans losses...............................       60,500            --            --
Loans charged off........................................      (44,598)      (69,911)      (89,787)
Recoveries on loans previously charged off...............       17,103        52,811        59,377
                                                            ----------    ----------    ----------
                                                            $1,642,238    $1,609,233    $1,626,333
                                                            ==========    ==========    ==========

NOTE 6 -- PREMISES AND EQUIPMENT -- NET

     Premises and equipment are summarized as follows at December 31:

                                                                           1995          1994
                                                                        ----------    ----------
Buildings and improvements...........................................   $3,921,063    $3,890,690
Furniture and equipment..............................................    2,649,591     2,543,283
                                                                        ----------    ----------
                                                                         6,570,654     6,433,973
Less accumulated depreciation and amortization.......................    3,679,518     3,374,948
                                                                        ----------    ----------
                                                                         2,891,136     3,059,025
Land.................................................................      502,359       502,358
                                                                        ----------    ----------
                                                                        $3,393,495    $3,561,383
                                                                        ==========    ==========

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 7 -- DEPOSITS

     Interest-bearing deposits consist of the following at December 31:

                                                                 1995            1994
                                                             ------------    ------------
        Savings accounts..................................   $ 18,410,010    $ 19,333,474
        NOW accounts......................................     16,590,173      18,157,621
        Money market accounts.............................      7,547,733       9,303,928
        Certificates of deposit...........................    106,396,327      94,031,976
        Certificates of deposit greater than $100,000.....     14,218,129      11,677,692
                                                             ------------    ------------
                                                             $163,162,372    $152,504,691
                                                             ============    ============

NOTE 8 -- NOTES PAYABLE

     Notes payable consist of the following at December 31:

                                                                           1995          1994
                                                                        ----------    ----------
Note payable to M & I Bank, collateralized by all shares of Bank stock, monthly payments of interest are at prime (8.5% at December
  31, 1995), due and renewable June, 1996............................   $1,200,000    $2,000,000
6.03% note payable to the Federal Home Loan Bank, collateralized by
  1-to-4 family real estate mortgages, interest payable monthly, due
  January, 1996......................................................    2,500,000            --
6.69% note payable to the Federal Home Loan Bank, collateralized by
  1-to-4 family real estate mortgages, monthly principal and interest
  payments of $3,545, due July, 2010.................................      546,111            --
                                                                        ----------    ----------
                                                                        $4,246,111    $2,000,000
                                                                        ==========    ==========

     Aggregate principal maturities of the notes payable as of December 31, 1995 are as follows:

                             YEAR ENDING DECEMBER 31,
        ------------------------------------------------------------------
        1996..............................................................   $3,706,100
        1997..............................................................        6,500
        1998..............................................................        7,000
        1999..............................................................        7,500
        2000..............................................................        8,000
        Thereafter........................................................      511,011
                                                                             ----------
                                                                             $4,246,111
                                                                             ==========

NOTE 9 -- EMPLOYEE BENEFIT PLANS

     The Company has a 401(k) salary deferral plan covering substantially all employees. Employer contributions are based on a percentage of employee contributions. The expense under this plan was $155,000, $156,000 and $140,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

     The Company has deferred compensation retirement plans covering certain key employees as designated by the Board of Directors. Employer contributions are based on the return on assets of the Bank. Deferred compensation expense was $57,000, $55,000 and $54,000 for the years ended December 31, 1995, 1994 and
1993, respectively. Shares of the Company's common stock are owned by a trust for the benefit of the

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 9 -- EMPLOYEE BENEFIT PLANS -- CONTINUED participating key employees. The trusts owned 5,624, 5,025 and 4,042 shares as of December 31, 1955, 1994 and 1993, respectively.

     The Company has a stock option plan covering certain key employees as designated by the Board of Directors. The option price per share is an amount at least equal to the book value per share at the end of the year immediately preceding the date the option is granted. The maximum term of an option may not exceed five years after the date on which the option becomes exercisable. A tax offset bonus may also be granted in conjunction with the option that is payable to the participant upon exercise of the option.

     Deferred compensation expense under the stock option plan was $106,000, $104,000 and $106,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Of these amounts, $69,000, $80,000 and $71,000, respectively, relate to the difference between the book value per share at the end of the year and the option price, and $35,000, $24,000 and $35,000, respectively, relate to the tax offset bonus feature.

     The following options were outstanding and exercisable at December 31, 1995:

                                                                   SHARE         YEAR OF
                           NUMBER OF OPTIONS                       PRICE        EXPIRATION
        --------------------------------------------------------   ------       ----------
         2,000..................................................   $32.17          1996
         3,000..................................................    37.16          1997
         4,000..................................................    42.55          1998

     Options to purchase 1,000 shares at $32.17, 1,000 shares at $37.16 and 1,000 shares at $42.55 were exercised in 1995 and options to purchase 1,000 shares at $37.16 and 1,000 shares at $42.55 were exercised in January, 1996. All related shares were issued at exercise.

NOTE 10 -- COMMITMENTS AND CONTINGENCIES AND CREDIT RISK

     In the normal course of business, the Bank has various outstanding commitments and contingent liabilities, such as guarantees and commitments to extend credit, which are not reflected in the accompanying consolidated financial statements. Included in this category are commitments under standby letters of credit and undisbursed portions of lines of credit. The Bank's exposure to credit loss in the event of nonperformance by the other parties to the financial instrument for these commitments is represented by the contractual amounts of those instruments. The Bank does not anticipate any losses as a result of these transactions.

     Commitments approximated the following at December 31:

                                                                  1995           1994
                                                               -----------    -----------
        Letters of credit...................................   $ 1,091,708    $ 1,688,000
        Lines of credit.....................................    13,504,993     15,112,000
                                                               -----------    -----------
                                                               $14,596,701    $16,800,000
                                                               ===========    ===========

     Substantially all of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's market area. Standby letters of credit were granted primarily to commercial borrowers.

     The Company has a deferred director fee plan under which the directors will be entitled to receive shares of stock in lieu of cash for their services as directors. Shares are owned by a trust for the benefit of participating directors. The trust owned 5,762 shares, 4,613 shares and 3,152 shares as of December 31, 1995, 1994 and 1993, respectively.

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 10 -- COMMITMENTS AND CONTINGENCIES AND CREDIT RISK -- CONTINUED
     Although the Bank's loan portfolio is well diversified, a significant portion of the loans are to customers in the agricultural industry. Credit losses from agricultural loans approximate losses that the Bank experiences in the remainder of its portfolio.

     As a matter of policy, the Bank does not extend credit to any single borrower or group of borrowers in excess of its legal lending limit. Approximately $13,329,000 of the investments in obligations of state and political subdivisions at December 31, 1995 involves governmental entities within the State of Wisconsin.

NOTE 11 -- REGULATORY MATTERS

     Dividends may be paid by the Company to its stockholders or by the Bank to the Company generally from the current year's income plus the retained earnings from the prior two years, subject to maintaining adequate capital ratios under the regulatory guidelines.

     Following is a comparison of the Bank's 1995 actual results with the minimum requirements for well capitalized and adequately capitalized banks as defined by the Federal Reserve Board:

                                                                                MINIMUM REQUIREMENTS
                                                                             --------------------------
                                                                    1995        WELL        ADEQUATELY
                                                                   ACTUAL    CAPITALIZED    CAPITALIZED
                                                                   ------    -----------    -----------
Tier 1 risk-based capital ratio.................................     13%          6%             4%
Total risk-based capital ratio..................................     14%         10%             8%
Leverage ratio..................................................      9%          5%             3%

NOTE 12 -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's financial instruments are as follows as of December 31:

                                                     1995                            1994
                                         ----------------------------    ----------------------------
                                           CARRYING          FAIR          CARRYING          FAIR
                                            AMOUNT          VALUE           AMOUNT          VALUE
                                         ------------    ------------    ------------    ------------
Financial assets
  Cash and cash equivalents...........   $  6,754,728    $  6,755,000    $  7,623,082    $  7,623,000
  Federal funds sold..................      3,505,000       3,505,000         290,000         290,000
  Securities..........................     49,845,686      50,449,000      51,157,494      50,101,000
  Loans -- net........................    140,526,382     141,040,000     127,051,793     124,556,000
Financial liabilities
  Deposits............................    182,278,485     182,427,000     172,929,136     172,779,000
  Notes payable.......................      4,246,111       4,098,000       2,000,000       2,000,000
  Repurchase agreements...............      1,243,193       1,243,000       1,100,000       1,100,000

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 13 -- INCOME TAXES

     Net deferred tax assets (liabilities) included in other assets and other liabilities consist of the following components as of December 31:

                                                                             1995        1994
                                                                           --------    --------
Deferred tax assets:
  Available-for-sale securities.........................................   $     --    $122,000
  Deferred compensation.................................................    421,000     363,000
  Allowance for loan losses.............................................    144,000     120,000
  Other.................................................................     13,000      36,000
                                                                           --------    --------
                                                                            578,000     641,000
                                                                           --------    --------
Deferred tax liabilities:
  Premises and equipment................................................    534,000     458,000
  Available-for-sale securities.........................................     63,000          --
                                                                           --------    --------
                                                                            597,000     458,000
                                                                           --------    --------
     Net deferred tax asset (liability).................................   $(19,000)   $183,000
                                                                           ========    ========

     No valuation allowance was considered necessary.

     A reconciliation of the expected income tax expense to the income taxes included in the consolidated statements of income is presented below for the years ended December 31:

                                            1995                      1994                      1993
                                   -----------------------   -----------------------   ----------------------
                                                 PERCENT                   PERCENT                  PERCENT
                                                OF PRE-TAX                OF PRE-TAX               OF PRE-TAX
                                     AMOUNT      EARNINGS      AMOUNT      EARNINGS     AMOUNT      EARNINGS
                                   ----------   ----------   ----------   ----------   ---------   ----------
Provision computed at the
  statutory federal rate.......... $1,149,794        34%     $1,035,954        34%     $ 896,924        34%
Increase (reduction) in taxes
  resulting from:
  Tax-exempt interest.............   (324,627)      (10)       (320,087)      (11)      (309,394)      (12)
  State income taxes, net of
     federal income tax benefit...    202,263         6         139,667         5        118,266         4
  Tax effect of other
     differences..................    (91,295)       (3)        (30,665)       (1)      (127,442)       (5)
                                   ----------       ---      ----------       ---      ---------       ---
                                   $  936,135        27%     $  824,869        27%     $ 578,354        21%
                                   ==========       ===      ==========       ===      =========       ===

     The Company and its wholly-owned subsidiary file a consolidated federal income tax return and separate Wisconsin income tax returns. For income tax reporting purposes, the Company has Wisconsin net operating loss carryforwards of approximately $1,373,000 at December 31, 1995, expiring in varying amounts through the year 2009.

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 14 -- FIRST NATIONAL BANCORP, INC. (PARENT COMPANY ONLY)
          FINANCIAL INFORMATION

                                 BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                      --------------------------
                                                                         1995           1994
                                                                      -----------    -----------
                                             ASSETS
Cash...............................................................   $   141,465    $   526,862
Other assets.......................................................        18,630         33,340
Investment in subsidiary bank......................................    17,893,889     15,913,903
                                                                      -----------    -----------
       Total assets................................................   $18,053,984    $16,474,105
                                                                      ===========    ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Note payable.....................................................   $ 1,200,000    $ 2,000,000
  Other liabilities................................................       708,902        415,448
                                                                      -----------    -----------
       Total liabilities...........................................     1,908,902      2,415,448
                                                                      -----------    -----------
Stockholders' equity
  Common stock.....................................................       239,700        239,700
  Additional paid-in capital.......................................     3,575,081      3,644,085
  Retained earnings................................................    12,636,611     10,741,738
  Unrealized gain (loss) on available-for-sale securities, net.....        94,340       (181,961)
  Treasury stock...................................................      (400,650)      (384,905)
  Total stockholders' equity.......................................    16,145,082     14,058,657
                                                                      -----------    -----------
       Total liabilities and stockholders' equity..................   $18,053,984    $16,474,105
                                                                      ===========    ===========

                              STATEMENT OF INCOME

                                                                   YEARS ENDED DECEMBER 31,
                                                            --------------------------------------
                                                               1995          1994          1993
                                                            ----------    ----------    ----------
Income
  Dividends from subsidiary..............................   $  880,000    $1,655,000    $  597,028
  Interest income........................................          500         2,003
                                                            ----------    ----------    ----------
       Total income......................................      880,500     1,657,003       597,028
Expenses
  Interest expense.......................................      147,641       173,201       165,444
  Other expenses.........................................       53,310        54,961        48,877
                                                            ----------    ----------    ----------
       Total expenses....................................      200,951       228,162       214,321
       Net income before tax benefit and equity in
          undistributed income of subsidiary.............      679,549     1,428,841       382,707
Income tax benefit.......................................       60,000        67,000        60,000
                                                            ----------    ----------    ----------
  Net income before equity in undistributed income of
     subsidiary..........................................      739,549     1,495,841       442,707
Undistributed net income of subsidiary...................    1,706,062       726,213     1,616,952
                                                            ----------    ----------    ----------
       NET INCOME........................................   $2,445,611    $2,222,054    $2,059,659
                                                            ==========    ==========    ==========

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 14 -- FIRST NATIONAL BANCORP, INC. (PARENT COMPANY ONLY)
          FINANCIAL INFORMATION -- CONTINUED
                            STATEMENT OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                            1995           1994           1993
                                                         -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...........................................  $ 2,445,611    $ 2,222,054    $ 2,059,659
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Undistributed net income of subsidiary............   (1,706,062)      (726,213)    (1,616,952)
     Deferred compensation.............................          727         23,330          8,000
     Amortization of acquisition costs.................       14,710         27,624         27,624
     (Increase) decrease in other assets...............           --         13,771         71,699
     Increase (decrease) in other liabilities..........      223,281        (24,091)       (20,532)
                                                         -----------    -----------    -----------
     Net cash provided by operating activities.........      978,267      1,536,475        529,498
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on note payable.............................     (800,000)      (700,000)      (300,000)
  Dividends paid.......................................     (550,738)      (503,503)      (426,551)
  Purchase of treasury stock...........................     (255,900)      (255,825)            --
  Proceeds from sales of treasury stock................      242,974        246,227        159,161
                                                         -----------    -----------    -----------
       Net cash (used in) financing activities.........   (1,363,664)    (1,213,101)      (567,390)
       Net Increase (Decrease) in Cash.................     (385,397)       323,374        (37,892)
Cash at beginning of year..............................      526,862        203,488        241,380
                                                         -----------    -----------    -----------
Cash at end of year....................................  $   141,465    $   526,862    $   203,488
                                                         ===========    ===========    ===========

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                                    DECEMBER 31,
                                                                                        1995
                                                                    SEPTEMBER 30,   ------------
                                                                        1996
                                                                    -------------
                                                                    (UNAUDITED)
                                             ASSETS
Cash and due from banks...........................................  $   8,223,773   $  6,754,728
Federal funds sold................................................      1,735,000      3,505,000
Held-to-maturity securities -- fair value $38,212,000 in 1996 and
  $38,217,000 in 1995.............................................     37,881,872     37,613,696
Available-for-sale securities.....................................     16,227,330     12,231,990
Loans -- net......................................................    146,306,270    140,526,382
Premises and equipment -- net.....................................      3,186,609      3,393,495
Accrued interest receivable.......................................      2,136,537      1,814,604
Other assets......................................................        796,588        691,066
                                                                    -------------   -------------
          Total assets............................................  $ 216,493,979   $206,530,961
                                                                    =============   =============
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits
     Non interest-bearing.........................................  $  19,678,502   $ 19,116,113
     Interest-bearing.............................................    173,447,127    163,162,372
                                                                    -------------   -------------
          Total deposits..........................................    193,125,629    182,278,485
                                                                    -------------   -------------
  Notes payable...................................................      1,346,017      4,246,111
  Repurchase agreements...........................................      1,464,869      1,243,193
  Accrued interest payable........................................      1,188,002      1,098,528
  Other liabilities...............................................      1,474,454      1,519,562
                                                                    -------------   -------------
          Total liabilities.......................................    198,598,971    190,385,879
                                                                    -------------   -------------
Commitments, contingencies and credit risk
Stockholders' equity
  Common stock -- authorized, 300,000 shares of $1 par value;
     issued 239,700 shares........................................        242,455        239,700
  Additional paid-in capital......................................      3,378,221      3,575,081
  Retained earnings...............................................     14,288,363     12,636,611
  Unrealized gain (loss) on available-for-sale securities, net....        (14,031)        94,340
                                                                    -------------   -------------
                                                                       17,895,008     16,545,732
  Treasury stock -- at cost; 5,342 shares in 1995.................                      (400,650)
                                                                    -------------   -------------
          Total stockholders' equity..............................     17,895,008     16,145,082
                                                                    -------------   -------------
          Total liabilities and stockholders' equity..............  $ 216,493,979   $206,530,961
                                                                    =============   =============

See accompanying Condensed Notes to Unaudited Consolidated Financial Statements

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                THREE MONTHS ENDED            NINE MONTHS ENDED
                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                             ------------------------    ----------------------------
                                                1996          1995          1996             1995
                                             ----------    ----------    -----------      -----------
Interest income
  Interest and fees on loans..............   $3,429,697    $3,299,132    $10,118,109      $ 9,381,723
  Interest on securities
     Taxable..............................      566,544       488,000      1,685,184        1,544,237
     Exempt...............................      245,358       245,287        672,063          669,544
  Interest on federal funds sold..........       15,382             0         88,285           19,029
                                             -----------   -----------
                                              4,256,981     4,032,419     12,563,641       11,614,533
                                             -----------   -----------
Interest expense
  Deposits................................    2,202,982     2,036,717      6,425,561        5,727,653
  Borrowings..............................       28,831        42,778        125,456          202,450
                                             -----------   -----------
                                              2,321,813     2,079,495      6,551,017        5,930,103
                                             -----------   -----------
     Net interest income..................    2,025,168     1,952,924      6,012,626        5,684,430
Provision for loan losses.................       30,000        16,500         90,000           44,000
                                             -----------   -----------
     Net interest income after provision
       for loan losses....................    1,995,168     1,936,424      5,922,624        5,640,430
Other income
  Trust fees..............................      112,681       106,851        386,057          370,624
  Service charges on deposits.............      121,877        77,077        349,082          302,636
  Other income............................      119,569       137,221        280,489          303,073
                                             -----------   -----------
                                                354,127       321,149      1,015,628          976,333
                                             -----------   -----------
Other expense
  Salaries and employee benefits..........      827,815       833,411      2,549,436        2,455,869
  Occupancy expenses......................      199,135       194,117        593,665          585,314
  Other expense...........................      391,459       322,827      1,098,753        1,138,701
                                             -----------   -----------
                                              1,418,409     1,350,355      4,241,854        4,179,884
                                             -----------   -----------
     Income before income taxes...........      930,886       907,218      2,696,400        2,436,879
  Income taxes............................
     Current..............................      261,487       255,374        772,700          674,544
     Deferred.............................           --            --        (19,000)              --
                                             -----------   -----------
                                                261,487       255,374        753,700          674,544
                                             -----------   -----------
     NET INCOME...........................   $  669,399    $  651,844    $ 1,942,700      $ 1,762,335
                                             ===========   ===========
Earnings per share of common stock........         2.71          2.68    $      7.90      $      7.26
                                             ===========   ===========
Weighted average number of shares
  outstanding.............................      247,455       243,358        246,036          242,830
                                             ===========   ===========

       See accompanying Condensed Notes to Unaudited Financial Statements

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                      --------------------------
                                                                         1996           1995
                                                                      -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Interest received................................................   $11,841,647    $10,900,049
  Fees and commissions received....................................     1,509,120      1,425,044
  Interest paid....................................................    (6,461,543)    (5,659,726)
  Cash paid to suppliers and employees.............................    (4,546,631)    (3,990,041)
  Income taxes paid................................................      (642,613)      (457,457)
                                                                      -----------    -----------
          Net cash provided by operating activities................     1,699,980      2,217,869
                                                                      -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of held-to-maturity securities.........................    (6,022,815)    (6,384,268)
  Purchases of available-for-sale securities.......................    (5,206,638)       (35,200)
  Proceeds from maturities of held-to-maturity securities..........     5,695,393      4,825,053
  Proceeds from maturities of available-for-sale securities........       996,494      2,515,694
  Net decrease in federal funds sold...............................     1,770,000        290,000
  Net increase in loans............................................    (5,869,888)   (13,093,875)
  Purchases of premises and equipment..............................       (31,671)      (127,168)
                                                                      -----------    -----------
          Net cash used in investing activities....................    (8,669,125)   (12,009,764)
                                                                      -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits.........................................    10,847,144      1,903,780
  Proceeds from borrowings on notes payable........................            --      3,050,000
  Payments on notes payable........................................    (2,900,094)      (602,504)
  Increase in repurchase agreements................................       221,676        376,921
  Increase in federal funds purchased..............................            --      2,683,000
  Proceeds from issuance of common stock...........................       192,400             --
  Proceeds from sales of treasury stock............................       368,010        242,974
  Purchase of treasury stock.......................................            --       (255,900)
  Dividends paid...................................................      (290,946)      (269,509)
                                                                      -----------    -----------
          Net cash provided by financing activities................     8,438,190      7,128,762
                                                                      -----------    -----------
          Net increase (decrease) in cash and due from banks.......     1,469,045     (2,663,133)
Cash and due from banks at beginning of year.......................     6,754,728      7,623,082
                                                                      -----------    -----------
Cash and due from banks at end of year.............................   $ 8,223,773    $ 4,959,949
                                                                      ===========    ===========

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

                                                                           NINE MONTHS ENDED
                                                                              SEPTEMBER 30
                                                                        ------------------------
                                                                           1996          1995
                                                                        ----------    ----------
RECONCILIATIONS OF NET INCOME TO NET CASH PROVIDED BY OPERATING
  ACTIVITIES:
Net income for the period............................................   $1,942,698    $1,762,335
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation.......................................................      238,557       240,435
  Amortization.......................................................       33,676        33,676
  Deferred compensation..............................................     (399,025)     (112,291)
  Provision for loan losses..........................................       90,000        44,000
  Net amortization of premiums and accretion of discounts on
     securities......................................................       93,431        75,263
  Loss on disposition of premises and equipment......................           --         6,217
  Deferred income taxes..............................................      (19,000)       87,000
  Increase in accrued interest receivable............................     (321,933)     (341,036)
  Increase in other assets...........................................      (47,950)     (257,910)
  Increase in accrued interest payable...............................       89,474       270,377
  Increase in other liabilities......................................           52       409,803
                                                                        ----------    ----------
       Net cash provided by operating activities.....................   $1,699,980    $2,217,869
                                                                        ==========    ==========

See accompanying Condensed Notes to Unaudited Consolidated Financial Statements

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

         CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

     The financial information of First National Bancorp, Inc. and subsidiary included herein, as of and for the period ended September 30, 1996, is unaudited; however, such information reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods. The results of the interim period ended September 30, 1996 are not necessarily indicative of the results expected for the year ended December 31, 1996.

     Amounts included herein have been rounded to the nearest thousandth.

NOTE 2 -- SECURITIES

     Amortized costs and fair values of securities are summarized as follows:

HELD TO MATURITY

                                                                  SEPTEMBER 30, 1996
                                                   -------------------------------------------------
                                                                   GROSS UNREALIZED
                                                    AMORTIZED     -------------------       FAIR
                                                      COST         GAINS      LOSSES        VALUE
                                                   -----------    --------    -------    -----------
U.S. Treasury securities and obligations of U.S.
  government agencies...........................   $19,765,000    $     --    $69,000    $19,696,000
Obligations of state and political
  subdivisions..................................    17,117,000     399,000         --     17,516,000
Collateralized mortgage obligations.............     1,000,000          --         --      1,000,000
                                                   -----------    --------    -------    -----------
                                                   $37,882,000    $399,000    $69,000    $38,212,000
                                                   ===========    ========    =======    ===========

                                                                 DECEMBER 31, 1995
                                                ----------------------------------------------------
                                                                  GROSS UNREALIZED
                                                 AMORTIZED     ----------------------       FAIR
                                                   COST         GAINS         LOSSES        VALUE
                                                -----------    --------      --------    -----------
U.S. Treasury securities and obligations of
  U.S. government agencies...................   $20,990,000    $233,000      $170,000    $21,053,000
Obligations of state and political
  subdivisions...............................    15,624,000     534,000        35,000     16,123,000
Collateralized mortgage obligations..........     1,000,000      41,000            --      1,041,000
                                                -----------    --------      --------    -----------
                                                $37,614,000    $808,000      $205,000    $38,217,000
                                                ===========    ========      ========    ===========

AVAILABLE FOR SALE

                                                                  SEPTEMBER 30, 1996
                                                   -------------------------------------------------
                                                                   GROSS UNREALIZED
                                                    AMORTIZED     -------------------       FAIR
                                                      COST         GAINS      LOSSES        VALUE
                                                   -----------    --------    -------    -----------
U.S. Treasury securities and obligations of U.S.
  government agencies...........................   $15,427,000    $     --    $24,000    $15,403,000
Equity securities...............................       824,000          --         --        824,000
                                                   -----------    --------    -------    -----------
                                                   $16,251,000    $     --    $24,000    $16,227,000
                                                   ===========    ========    =======    ===========

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 2 -- SECURITIES -- CONTINUED

                                                                   DECEMBER 31, 1995
                                                   -------------------------------------------------
                                                                   GROSS UNREALIZED
                                                    AMORTIZED     -------------------       FAIR
                                                      COST         GAINS      LOSSES        VALUE
                                                   -----------    --------    -------    -----------
U.S. Treasury securities and obligations of U.S.
  government agencies...........................   $11,296,000    $180,000    $23,000    $11,453,000
Equity securities...............................       779,000          --         --        779,000
                                                   -----------    --------    -------    -----------
                                                   $12,075,000    $180,000    $23,000    $12,232,000
                                                   ===========    ========    =======    ===========

     The amortized cost and fair value of investment securities as of September 30, 1996 and December 31, 1995, by contractual maturity, are shown. Actual maturities of mortgage-backed obligations are anticipated to differ from the distribution indicated below because the mortgages underlying the securities may be prepaid without penalties.

                                                 SEPTEMBER 30, 1996            DECEMBER 31, 1995
                                             --------------------------    --------------------------
                                              AMORTIZED        FAIR         AMORTIZED        FAIR
                                                COST           VALUE          COST           VALUE
                                             -----------    -----------    -----------    -----------
HELD-TO-MATURITY
Due within one year or less...............   $ 4,497,000    $ 4,636,000    $10,069,000    $10,088,000
Due after one year through five years.....    13,508,000     13,737,000     22,416,000     22,893,000
Due after five years through ten years....    19,877,000     19,839,000      4,879,000      4,983,000
Due after ten years.......................            --             --        250,000        253,000
                                             -----------    -----------    -----------    -----------
                                             $37,882,000    $38,212,000    $37,614,000    $38,217,000
                                             ===========    ===========    ===========    ===========

                                                 SEPTEMBER 30, 1996            DECEMBER 31, 1995
                                             --------------------------    --------------------------
                                              AMORTIZED        FAIR         AMORTIZED        FAIR
                                                COST           VALUE          COST           VALUE
                                             -----------    -----------    -----------    -----------
AVAILABLE FOR SALE
Due within one year or less...............   $ 4,897,000    $ 4,892,000    $ 3,011,000    $ 2,997,000
Due after one year through five years.....    10,530,000     10,511,000      8,285,000      8,456,000
Equity securities.........................       824,000        824,000        779,000        779,000
                                             -----------    -----------    -----------    -----------
                                             $16,251,000    $16,227,000    $12,075,000    $12,232,000
                                             ===========    ===========    ===========    ===========

     Securities with carrying values of approximately $4,664,000 and $4,902,000 at September 30, 1996 and December 31, 1995, respectively, were pledged to secure public deposits as permitted or required by law.

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 3 -- LOANS

     The major classifications of loans follow:

                                                                    SEPTEMBER 30,
                                                                        1996         DECEMBER 31,
                                                                     (UNAUDITED)         1995
                                                                    -------------    ------------
Agricultural.....................................................   $  22,686,000    $ 22,287,000
Commercial.......................................................      52,957,000      51,556,000
Municipal........................................................         688,000       1,064,000
Residential......................................................      63,439,000      59,567,000
Installment......................................................       8,229,000       7,694,000
                                                                     ------------    ------------
                                                                      147,999,000     142,168,000
  Less allowance for loan losses.................................      (1,693,000)     (1,642,000)
                                                                     ------------    ------------
                                                                    $ 146,306,000    $140,526,000
                                                                     ============    ============

NOTE 4 -- ALLOWANCE FOR LOAN LOSSES

     An analysis of activity in the allowance for loan losses follows:

                                                                     NINE MONTHS           YEAR
                                                                        ENDED             ENDED
                                                                    SEPTEMBER 30,      DECEMBER 31,
                                                                        1996               1995
                                                                    -------------      ------------
Balance, January 1...............................................    $ 1,642,000        $1,609,000
Provision for loan losses........................................         90,000            61,000
Recoveries on loans previously charged off.......................         41,000            17,000
Loans charged off................................................        (80,000)          (45,000)
                                                                      ----------        ----------
Balance, end of period...........................................    $ 1,693,000        $1,642,000
                                                                      ==========        ==========

NOTE 5 -- REPURCHASE AGREEMENTS AND FEDERAL FUNDS PURCHASED

     Average and maximum balances and rates on federal funds purchased and securities sold under agreements to repurchase were as follows:

                                                                     NINE MONTHS           YEAR
                                                                        ENDED             ENDED
                                                                    SEPTEMBER 30,      DECEMBER 31,
                                                                        1996               1995
                                                                    -------------      ------------
Maximum month end balance........................................    $ 6,569,000        $6,582,000
Average month end balance........................................      2,395,000         3,556,000
Weighted average interest rate for the period....................           5.38%             6.21%
Weighted average interest rate at end of period..................           5.31%             6.15%

NOTE 6 -- CONTINGENT LIABILITIES

     At September 30, 1996 and December 31, 1995, loan commitments and standby letters of credit, were as follows:

                                                               SEPTEMBER 30, 1996    DECEMBER 31, 1995
                                                               ------------------    -----------------
Lines-of-credit.............................................      $ 15,665,000          $13,505,000
Letters of credit...........................................         1,010,000            1,092,000

                  FIRST NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTE 7 -- NEW ACCOUNTING RULES AND REGULATIONS

     During March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (Statement No. 121). Statement No. 121 generally requires long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (discounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized. The Bank adopted Statement No. 121 effective January 1, 1996. There was no cumulative effect upon the adoption of Statement No. 121.

     In May 1995, the Financial Accounting Standards Board issued Statement No. 122, "Accounting for Mortgage Servicing Rights" (Statement No. 122). Statement No. 122 requires the Bank to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. If the Bank acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained, the Bank should allocate the total cost of the mortgage loans to mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The mortgage servicing rights should be amortized in proportion to and over the period of estimated net servicing income. This statement, which is applied prospectively, was adopted effective January 1, 1996. As noted below, this statement was superseded by Statement No. 125.

     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock Based Compensation" (Statement No. 123). Statement No. 123 establishes a fair value based method of accounting for stock options and other equity instruments. Statement No. 123 permits the continued use of the intrinsic value method included in Accounting Principle Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25), but regardless of the method used to account for the compensation cost associated with stock option or similar plans, it requires employers to disclose information required by Statement No. 123. First National Bancorp, Inc. plans to continue to measure compensation cost using APB 25; therefore, Statement No. 123 will not have any impact on the Company's financial condition or results of operations.

     In June 1996, the Financial Accounting Standards Board issued Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (Statement No. 125). Statement No. 125 broadened the measurement concept of Statement No. 122 to servicing assets and other retained interests in transferred assets. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively.

NOTE 8 -- SUBSEQUENT EVENT

     In October 1996, the Company entered into an agreement and plan of merger which would merge the Company with FNB Acquisition, Inc., a wholly-owned subsidiary of Amcore Financial, Inc. in which First National Bancorp, Inc. would be the surviving entity.

                                                                         ANNEX I

                                      LOGO

January 10, 1997

Board of Directors
First National Bancorp, Inc.
1625 Tenth Street
Monroe, WI 53566

Gentlemen:

     First National Bancorp, Inc. (the "Company") has entered into an Agreement and Plan of Merger (the "Agreement") with AMCORE Financial, Inc. ("AMCORE") and FNB Acquisition, Inc., a wholly owned subsidiary of AMCORE ("Newco"). Pursuant to the Agreement, at the Effective Time (as defined in the Agreement), Newco will be merged with and into the Company and each outstanding share of common stock, par value $1.00 per share ("Company Common Stock") of the Company (other than shares held in the Company's treasury or owned by the Company, AMCORE, any of their respective subsidiaries, or holders perfecting dissenters' rights) will be converted solely into the right to receive the number of shares of common stock, par value $0.33 per share of AMCORE ("AMCORE Common Stock") equal to the Exchange Ratio (as hereinafter defined).

     The "Exchange Ratio" means 7.540; provided that in the event the AMCORE Average Price (as hereinafter defined) is greater than $23.00 (and the Company shall have delivered the notice contemplated under the Agreement in such circumstances), the Exchange Ratio shall mean an amount equal to $173.42, divided by the AMCORE Average Price and (ii) in the event the AMCORE Average Price is less than $18.00 (and AMCORE shall have delivered the notice contemplated under the Agreement in such circumstances), the Exchange Ratio shall mean an amount equal to $135.72, divided by the AMCORE Average Price. The "AMCORE Average Price" means the average of the daily closing prices of AMCORE Common Stock, on an ex-dividend basis, as reported on the consolidated tape of the Nasdaq National Market during the twenty trading days ending on the third trading day immediately preceding the date of the meeting of the Company's stockholders to vote with respect to the Merger.

     You have asked for our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company Common Stock (other than AMCORE and its affiliates).

     Robert W. Baird & Co. Incorporated ("Baird"), as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

     In conducting our investigation and analysis and in arriving at our opinion herein, we have reviewed such information and taken into account such financial and economic factors as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, concerning the business and operations of the Company furnished to us by or on behalf of the Company for purposes of the analysis, as well as publicly available information including but not limited to the Company's consolidated financial statements for recent years and interim periods; (ii) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of AMCORE furnished to us for purposes of our analysis, as well as publicly available information including but not limited to AMCORE's consolidated financial statements for recent years and interim periods and other filings with the Securities and Exchange Commission (the "SEC"); (iii) reviewed the Agreement;

First National Bancorp, Inc.
January 10, 1997
Page 2

(iv) compared the historical market prices and trading activity of the Company Common Stock and AMCORE Common Stock with those of certain other publicly traded companies; (v) compared the respective financial positions and operating results of the Company and AMCORE with those of other publicly traded companies we deemed relevant; (vi) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations we deemed relevant; and (vii) reviewed the potential pro forma effects of the Merger. We have held discussions with certain members of the Company's and AMCORE's senior management concerning the Company's and AMCORE's respective historical and current financial condition and operating results, as well as the future prospects of the Company and AMCORE, respectively. We have also considered such other information, financial studies, analysis and investigations and financial, economics and market criteria which we deemed relevant for the preparation of this opinion.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us by or on behalf of the Company and AMCORE, or publicly available, and have not attempted independently to verify any such information. We have also assumed, with your consent, that (i) the Merger will be accounted for as a pooling of interest and (ii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and AMCORE are as set forth in the consolidated financial statements of the Company and AMCORE, respectively. We have assumed that the projections examined by us have been reasonably prepared and represent the best available estimates and good faith judgments of the senior managements of the Company and AMCORE, respectively, as to future performance of their respective companies. In conducting our review, we have not made nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or AMCORE nor have we made a physical inspection of the properties or facilities of the Company or AMCORE. Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof.

     Our opinion has been prepared at the request and for the information of the Company's Board of Directors, and shall not be reproduced, summarized, described or referred to without the prior written consent of Baird; provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus relating to the Merger. This opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by the Company's Board of Directors, and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the Merger. Baird will receive a fee for rendering this opinion. We have also acted as financial advisor to AMCORE in the past and may provide financial advisory or other investment banking services to AMCORE or its affiliates in the future.

     In the ordinary course of our business, we may from time to time trade the securities of the Company or AMCORE for our own account or the accounts of our customers and accordingly, may at any time hold long or short positions in such securities.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock (other than AMCORE and its affiliates).

                                          Very truly yours,

                                          /s/ ROBERT W. BAIRD & CO. INCORPORATED

                                                                        ANNEX II

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 30, 1996

                                  BY AND AMONG

                            AMCORE FINANCIAL, INC.,

                             FNB ACQUISITION, INC.

                                      AND

                          FIRST NATIONAL BANCORP, INC.

                             AND RELATED DOCUMENTS

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         -----
                                          ARTICLE I
                                          THE MERGER
1.1     The Merger.....................................................................   II-1
1.2     Effective Time of the Merger...................................................   II-1
1.3     Articles of Incorporation......................................................   II-1
1.4     By-laws of the Surviving Corporation...........................................   II-2
1.5     Board of Directors and Officers of the Surviving Corporation...................   II-2
1.6     Closing........................................................................   II-2
                                          ARTICLE II
                         EFFECT OF THE MERGER ON COMPANY COMMON STOCK
2.1     Effect on Common Stock.........................................................   II-2
2.2     Adjustments for Dilution and Other Matters.....................................   II-3
2.3     Dissenting Shares..............................................................   II-3
2.4     Stock Options..................................................................   II-3
2.5     Exchange of Certificates.......................................................   II-3
2.6     No Fractional Shares...........................................................   II-4
2.7     Return of Exchange Fund........................................................   II-5
                                         ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF AMCORE AND NEWCO
3.1     Corporate Organization.........................................................   II-5
3.2     Capitalization.................................................................   II-5
3.3     Authorization..................................................................   II-5
3.4     No Violation...................................................................   II-6
3.5     AMCORE Reports and Financial Statements........................................   II-6
3.6     Absence of Certain Changes.....................................................   II-6
3.7     Legal Proceedings..............................................................   II-6
3.8     Consents and Approvals.........................................................   II-7
3.9     Registration Statement.........................................................   II-7
3.10    Newco..........................................................................   II-7
3.11    Post-Merger Transactions.......................................................   II-7
3.12    AMCORE Ownership of Company Common Stock.......................................   II-7
3.13    Accounting and Tax Matters.....................................................   II-7
                                          ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF THE COMPANY
4.1     Corporate Organization.........................................................   II-8
4.2     Capitalization.................................................................   II-8
4.3     Organization of Company Subsidiaries...........................................   II-8
4.4     Capitalization of the Subsidiaries.............................................   II-9
4.5     Authorization..................................................................   II-9
4.6     No Violation; Consents and Approvals...........................................   II-9
4.7     Financial Statements...........................................................   II-9
4.8     Absence of Certain Changes.....................................................  II-10
4.9     Legal Proceedings..............................................................  II-11

                                                                                         PAGE
                                                                                         -----
4.10    Company Information............................................................  II-11
4.11    Agreements with Regulatory Agencies............................................  II-11
4.12    Intellectual Property..........................................................  II-11
4.13    Fairness Opinion...............................................................  II-11
4.14    Employee Benefit Matters.......................................................  II-12
4.15    Tax Matters....................................................................  II-13
4.16    Title and Condition............................................................  II-13
4.17    Insurance......................................................................  II-15
4.18    Compliance with Laws and Orders................................................  II-15
4.19    Governmental Regulation........................................................  II-15
4.20    Contracts and Commitments......................................................  II-16
4.21    Affiliate's Undertakings and Stockholder Voting Agreements.....................  II-16
4.22    Agreements with Directors, Officers, and Stockholders..........................  II-16
4.23    Accuracy of Information........................................................  II-16
4.24    No Undisclosed Liabilities.....................................................  II-17
4.25    Continuity of Interest.........................................................  II-17
4.26    Investment and Loan Portfolios.................................................  II-17
4.27    Certain Loans..................................................................  II-17
4.28    Administration of Trust Accounts...............................................  II-18
4.29    Accounting Matters.............................................................  II-18
4.30    Interest Rate Risk Management Instruments......................................  II-18
                                          ARTICLE V
                                     COVENANTS OF AMCORE
5.1     Affirmative Covenants..........................................................  II-18
5.2     Negative Covenants.............................................................  II-19
5.3     Full Disclosure................................................................  II-19
                                          ARTICLE VI
                                   COVENANTS OF THE COMPANY
6.1     Affirmative Covenants..........................................................  II-20
6.2     Current Information............................................................  II-20
6.3     Certain Revaluations, Changes, and Adjustments.................................  II-20
6.4     Negative Covenants.............................................................  II-20
6.5     Full Disclosure................................................................  II-23
6.6     Letter of the Company's Accountant.............................................  II-23
6.7     Report to AMCORE...............................................................  II-24
6.8     Breaches.......................................................................  II-24
6.9     Stockholders Meeting...........................................................  II-24
6.10    Supplement to Company Letter...................................................  II-24
6.11    Dissent Process................................................................  II-24
6.12    Delivery of Shareholder List...................................................  II-24
6.13    Affiliates; Accounting and Tax Treatment.......................................  II-24
6.14    Expenses and Fees..............................................................  II-25
                                         ARTICLE VII
                                    ADDITIONAL AGREEMENTS
7.1     Preparation of Registration Statement and the Proxy Statement..................  II-26
7.2     Legal Conditions to Merger.....................................................  II-26

                                                                                         PAGE
                                                                                         -----
7.3     Indemnification; Directors and Officers Insurance..............................  II-27
7.4     Brokers or Finders.............................................................  II-27
7.5     Environmental Audits...........................................................  II-27
7.6     Additional Agreements; Reasonable Efforts......................................  II-28
7.7     Release of Information.........................................................  II-28
                                         ARTICLE VIII
                      CONDITIONS TO THE OBLIGATIONS OF AMCORE AND NEWCO
8.1     No Material Adverse Change.....................................................  II-28
8.2     Representations and Warranties.................................................  II-28
8.3     Performance and Compliance.....................................................  II-29
8.4     No Proceeding or Litigation....................................................  II-29
8.5     Pooling Letter.................................................................  II-29
8.6     Letters from the Company Affiliates............................................  II-29
8.7     Consents Under Agreements......................................................  II-29
8.8     Dissenters.....................................................................  II-29
8.9     1996 Audited Financial Statements..............................................  II-29
8.10    Certificate of the Company Officer.............................................  II-29
8.11    Good Standing Certificates.....................................................  II-29
8.12    Accountant's Letter............................................................  II-29
                                          ARTICLE IX
                         CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
9.1     No Material Adverse Change.....................................................  II-30
9.2     Representations and Warranties.................................................  II-30
9.3     Performance and Compliance.....................................................  II-30
9.4     No Proceeding or Litigation....................................................  II-30
9.5     Certificate of Financial Officer...............................................  II-30
9.6     Tax Opinion....................................................................  II-30
                                          ARTICLE X
                         CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES
10.1    Governmental Approvals.........................................................  II-30
10.2    Securities Law Compliance......................................................  II-31
10.3    Stockholder Approval...........................................................  II-31
                                          ARTICLE XI
                                         TERMINATION
11.1    Reasons for Termination........................................................  II-31
11.2    Effect of Termination..........................................................  II-33

                                                                                         PAGE
                                                                                         -----
                                         ARTICLE XII
                                        MISCELLANEOUS
12.1    Non-survival of Representations, Warranties and Agreements.....................  II-33
12.2    Expenses.......................................................................  II-33
12.3    Waivers; Amendments............................................................  II-33
12.4    Assignment; Parties in Interest................................................  II-34
12.5    Entire Agreement...............................................................  II-34
12.6    Captions and Counterparts......................................................  II-34
12.7    Certain Definitions............................................................  II-34
12.8    Governing Law..................................................................  II-35
12.9    Notices........................................................................  II-35

                               INDEX TO EXHIBITS

                                                                                    SEQUENTIALLY
                                                                                      NUMBERED
EXHIBIT                                   DESCRIPTION                                   PAGE
------       ---------------------------------------------------------------------- ------------
   A      -- Form of Affiliate's Undertaking                                            II-37
   B      -- Form of Stockholder Voting Agreement                                       II-41
   C      -- Forms of Agreements Amending Certain Benefit Plans
   D      -- Form of Severance Agreement

                             INDEX TO DEFINED TERMS

                                  TERM                                           SECTION
-------------------------------------------------------------------------  --------------------
"affiliate"..............................................................  6.13
Affiliate's Undertakings.................................................  4.21
Agreement................................................................  Introduction
AMCORE...................................................................  Introduction
AMCORE Average Price.....................................................  11.1(d)
AMCORE Common Stock......................................................  First Recital
AMCORE Letter............................................................  3.4
AMCORE Reports...........................................................  12.7(b)
Articles of Merger.......................................................  1.2
Audited Properties.......................................................  7.5
Baird....................................................................  4.13
Bank.....................................................................  4.1
BHCA.....................................................................  3.1
Board....................................................................  6.4(d)
CERCLA...................................................................  4.16(c)
Certificate..............................................................  2.1(b)
Citizens.................................................................  4.1
Closing..................................................................  1.6
Closing Date.............................................................  1.6
Code.....................................................................  Third Recital
Company..................................................................  Introduction
Company Common Stock.....................................................  First Recital
Company Financial Statements.............................................  4.7
Company Interested Property..............................................  4.16(d)
Company Letter...........................................................  4.8
Company Principal........................................................  4.22
Company Reports..........................................................  12.7(c)
Company Restricted Shares/Options........................................  4.2
Company Subsidiary.......................................................  4.1
Company Subsidiary Principal.............................................  4.22
Confidentiality Agreement................................................  5.3
Current Real Properties..................................................  4.16(a)
Department of Financial Institutions.....................................  1.2
Dissenting Shares........................................................  2.3
D&O Insurance............................................................  7.3
Effective Time...........................................................  1.2
Environmental Audits.....................................................  7.5
Environmental Laws.......................................................  4.16(c)
Environmental Reduction Amount...........................................  2.1(d)
Environmental Reports....................................................  7.5
ERISA....................................................................  4.14(a)
ERISA Affiliate..........................................................  4.14(a)
Exchange Act.............................................................  3.9
Exchange Agent...........................................................  2.5(a)
Exchange Fund............................................................  2.5(a)
Exchange Ratio...........................................................  2.1(a)
Expenses.................................................................  6.14(c)(i)
FDIC.....................................................................  4.1
FNB&T....................................................................  4.1
FNI......................................................................  4.3(b)

                                  TERM                                           SECTION
-------------------------------------------------------------------------  --------------------
FRA......................................................................  3.8
Federal Reserve Board....................................................  4.1
Former Real Properties...................................................  4.16(c)
GAAP.....................................................................  3.5
Governmental Entity......................................................  3.8
HSR Act..................................................................  3.8
IRS......................................................................  4.14(b)
Jones Day................................................................  6.4(d)
LLC......................................................................  4.1
Latest Company Financial Statements......................................  4.7
Latest Statement Date....................................................  4.7
Loan Property............................................................  4.16(c)
Material Adverse Effect..................................................  12.7(d)
Meeting Date.............................................................  6.9
Merger...................................................................  First Recital
Multi-employer Plan......................................................  4.14(i)
Newco....................................................................  Introduction
OCC......................................................................  4.3
Person...................................................................  6.14(c)(ii), 12.7(e)
Plans....................................................................  4.14(b)
Prohibited Transaction...................................................  4.14(b)
Proxy Statement/Prospectus...............................................  7.1
Real Properties..........................................................  4.16(c)
Registration Statement...................................................  7.1
Regulatory Agreement.....................................................  4.11
Remediation Action.......................................................  7.5
Remediation Costs........................................................  7.5
Rights...................................................................  2.1(a)
Rights Agreement.........................................................  2.1(a)
SEC......................................................................  3.5
SEC Filings..............................................................  3.5
Securities Act...........................................................  3.9
Stockholder Voting Agreements............................................  Second Recital
Subsidiary...............................................................  12.7(f)
Superior Proposal........................................................  6.4(d)
Surviving Corporation....................................................  1.1
To the Company's Knowledge...............................................  12.7(g)
Termination Date.........................................................  11.1(b)(i)
Termination Fee..........................................................  6.14(b)
Transaction Proposal.....................................................  6.14(c)(ii)
Trust Account Shares.....................................................  2.1(c)
WBCL.....................................................................  1.1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER dated as of October 30, 1996 (the "Agreement"), is entered into by and among AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), FNB Acquisition, Inc., a Wisconsin corporation and a wholly-owned subsidiary of AMCORE ("Newco") and First National Bancorp, Inc., a Wisconsin corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of AMCORE, Newco and the Company have determined that the merger of Newco with and into the Company (the "Merger") upon the terms and conditions set forth in this Agreement, would be fair and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, pursuant to which each share of common stock, par value $1.00 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section
1.2 hereof) of the Merger, will be converted into the right to receive the number of shares of common stock, par value $0.33 per share, of AMCORE ("AMCORE Common Stock") as provided in Section 2.1 hereof; and

     WHEREAS, as a condition and inducement to AMCORE's and Newco's willingness to enter into this Agreement, concurrently with the execution hereof, (i) certain beneficial and record stockholders of the Company are entering into agreements (collectively, "Stockholder Voting Agreements") to vote in favor of or consent to the Merger, substantially in the form attached hereto as Exhibit B; (ii) the Company and its directors are entering into agreements amending certain benefit plans with respect to such parties, substantially in the forms attached hereto as Exhibit C; and (iii) the chief executive officer of the Company is entering into a certain severance agreement, substantially in the form attached hereto as Exhibit D; and

     WHEREAS, the parties hereto desire and intend that the Merger qualify for federal income tax purposes as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties, and agreements herein contained and in order to set forth the conditions upon which the foregoing Merger will be carried out, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the provisions of the Wisconsin Business Corporation Law (the "WBCL"), at the Effective Time, Newco will merge with and into the Company, the separate corporate existence of Newco shall thereupon cease, and the Company will be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Wisconsin, as a wholly-owned subsidiary of AMCORE.

     1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") shall be duly prepared and executed by Newco and the Company and thereafter delivered to the Department of Financial Institutions of the State of Wisconsin (the "Department of Financial Institutions") for filing, as provided in the WBCL, as soon as practicable on or after the Closing Date (as defined in Section 1.6 hereof). The Merger shall become effective upon the filing of the Articles of Merger with the Department of Financial Institutions or at such other time as may be specified therein (the "Effective Time"). The Merger shall have the effects set forth in
Section 180.1106 of the WBCL.

     1.3 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Newco shall be the Articles of Incorporation of the Surviving Corporation.

     1.4 By-laws of the Surviving Corporation. At the Effective Time, the By-laws of Newco shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with its terms, the Articles of Incorporation of the Surviving Corporation and as provided by law.

     1.5 Board of Directors and Officers of the Surviving Corporation. At the Effective Time, (i) the directors of Newco and (ii) the officers of the Company, immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each of such directors and officers to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

     1.6 Closing. Subject to the terms and conditions herein set forth, the closing of the transactions contemplated by this Agreement (the "Closing") will be effected on a date specified by AMCORE and the Company that shall be not later than the fifth business day of the satisfaction or waiver of the last of the conditions set forth in Articles VIII, IX and X hereof and the expiration of any waiting periods in connection with necessary regulatory approvals or on such other date as shall be mutually agreed upon by the parties (the "Closing Date"). It is anticipated that the Closing will take place on the Closing Date at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker Drive, Chicago, Illinois 60601, or at such other place as shall be mutually agreeable to AMCORE and the Company. Notwithstanding the foregoing, if the Closing does not take place on the date referred to above because any condition under this Agreement to the obligations of AMCORE and Newco, on the one hand, or the Company, on the other hand, is not met on such date, the other party may postpone the Closing from time to time to any designated subsequent business day not more than ten (10) business days after the original or postponed date on which the Closing was to occur, but in no event later than June 30, 1997, by delivering prompt notice of such postponement not later than the second business day prior to the original or postponed date of Closing.

                                   ARTICLE II

                  EFFECT OF THE MERGER ON COMPANY COMMON STOCK

     2.1 Effect on Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock, but subject to the provisions of Section 180.1302 of the WBCL with respect to the rights of dissenting stockholders of the Company:

          (a) Conversion of Company Common Stock. Subject to adjustment pursuant to Sections 2.1(d), 11.1(d) and 11.1(e), each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock held (x) in the Company's treasury or (y) directly or indirectly held by AMCORE or the Company or any of their respective subsidiaries) shall be exchanged for and converted into 7.540 (the "Exchange Ratio") fully paid and nonassessable shares of AMCORE Common Stock. There shall be included with each share of AMCORE Common Stock issued in the Merger an equal number of any share purchase rights ("Rights"), issued pursuant to the Rights Agreement dated as of February 21, 1996, between AMCORE and Firstar Trust Company, as rights agent (the "Rights Agreement"). All references in this Agreement to the AMCORE Common Stock to be received pursuant to the Merger shall be deemed to include the Rights.

          (b) Cancellation of Shares. All shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are to be converted into shares of AMCORE Common Stock pursuant to Section 2.1(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. After the Effective Time, until surrendered, each outstanding certificate (a "Certificate") which prior to the Effective Time represented any such shares of Company Common Stock shall be deemed to evidence ownership of the number of shares of AMCORE Common Stock and cash in lieu of fractional shares of AMCORE Common Stock as provided in Section 2.6 into which the same shall have been so converted; provided, however, that each holder of a Certificate shall cease at the Effective Time to have any rights with respect thereto, except the right to receive dividends as provided in Section 6.4(a) hereof and the right to receive a Certificate representing the shares of AMCORE Common Stock and cash in lieu of fractional shares to be issued in consideration therefor upon the surrender of such Certificate in accordance with this
     Section 2.1, without interest; and provided further, that no dividends declared with respect to shares of AMCORE Common Stock shall be paid to the holder of any unsurrendered Certificate until such holder shall surrender such Certificate, at which time the holder shall be paid the amount of any dividends, without interest, that theretofore became payable with respect to the shares evidenced by such Certificate.

          (c) Stock Held by the Company. At the Effective Time, all shares of Company Common Stock that are owned by Company as treasury stock and all shares of Company Common Stock that are owned directly or indirectly by AMCORE or the Company or any of their respective subsidiaries (other than shares of Company Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary or other representative capacity that are beneficially owned by third parties (any such shares, and shares of AMCORE Common Stock which are similarly held, whether held directly or indirectly by AMCORE or the Company, as the case may be, being referred to herein as "Trust Account Shares")) shall be cancelled and shall cease to exist and no stock of AMCORE or other consideration shall be delivered in exchange therefor. All shares of AMCORE Common Stock that are owned by the Company or its subsidiary (other than Trust Account Shares) shall become treasury stock of AMCORE.

          (d) If AMCORE's good-faith estimate of the Remediation Costs (as defined in Section 7.5 hereof) exceeds $200,000 upon AMCORE's delivery, on or prior to the Meeting Date, of written notice to the Company of such estimated amount (or such lower amount as AMCORE may determine in its sole discretion), AMCORE shall have the right to adjust the Exchange Ratio otherwise provided in Section 2.1(a) to a number equal to (i) (A) 154.57 less (B) an amount equal to (1) the amount of such estimate in excess of $200,000 divided by (2) 249,905 (such difference shall be referred to as the "Environmental Reduction Amount"), divided by (ii) 20.5. AMCORE agrees to provide the notice referred to in this Section 2.1(d) as soon as reasonably practicable after the date on which it receives sufficient information pursuant to Section 7.5 in order for it to reasonably estimate any Remediation Cost.

     2.2 Adjustments for Dilution and Other Matters. If prior to the Effective Time, AMCORE shall declare a stock dividend or distribution upon or subdivide, split up, reclassify, combine its shares of AMCORE Common Stock or declare a dividend or make a distribution on AMCORE Common Stock of any security convertible into AMCORE Common Stock, then the Exchange Ratio shall be appropriately adjusted to reflect such dividend, distribution, subdivision, reclassification or combination.

     2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of the Company which immediately prior to the Effective Time are held by stockholders who have properly exercised and perfected dissenters' rights under Section 180.1301 et seq. of the WBCL (the "Dissenting Shares") shall not be converted into the right to receive shares of AMCORE Common Stock as provided in Section 2.1(a) hereof, but the holders of Dissenting Shares shall be entitled to receive consideration as shall be determined pursuant Section
180.1328 of the WBCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose his dissenter's rights, such holder's shares shall thereupon be deemed to have been converted into shares of AMCORE Common Stock as of the Effective Time, without any interest thereon, as provided in Section 2.1(a), and such shares shall no longer be Dissenting Shares.

     2.4 Stock Options. The Company shall cause the holders of all outstanding Company Restricted Shares/Options (as defined in Section 4.2 hereof) to agree to exercise in full or terminate (with no cost to the Company) all of the Company Restricted Shares/Options held by such Persons prior to the Effective Time. At the Effective Time, each Company Restricted Share/Option to purchase shares of Company Common Stock which is outstanding and unexercised immediately prior thereto, shall be cancelled and all rights thereunder shall be extinguished.

     2.5 Exchange of Certificates. (a) Exchange Agent. At or prior to the Effective Time, AMCORE shall deposit, or shall cause to be deposited, with a bank or trust company selected by AMCORE (which may be a bank or trust company subsidiary of AMCORE ) (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Section 2.5, certificates representing the shares of AMCORE Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of AMCORE Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to

Section 2.1(a) and paid pursuant to Section 2.6 in exchange for outstanding shares of Company Common Stock.

     (b) Exchange Procedures. As soon as practicable after the Effective Time, but in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of AMCORE Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate(s) shall be entitled to receive in exchange therefor (x) an AMCORE certificate representing that number of whole shares of AMCORE Common Stock into which the shares of Company Common Stock have been converted pursuant to Section 2.1(a) hereof and (y) cash in lieu of fractional shares of AMCORE Common Stock to which such holder is entitled pursuant to
Section 2.6 hereof, and the Certificate so surrendered shall be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. If any certificate representing shares of AMCORE Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of AMCORE Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of AMCORE Common Stock and cash in lieu of any fractional shares of AMCORE Common Stock as contemplated by Section 2.6 hereof.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared with respect to AMCORE Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of AMCORE Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of AMCORE Common Stock into which Company Common Stock shall have been converted.

     (d) Lost or Stolen Shares. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by AMCORE, the posting by such person of a bond in such amount as AMCORE may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of AMCORE Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

     (e) No Further Ownership Rights in Company Common Stock. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of AMCORE Common Stock as provided in this Article II.

     2.6 No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of AMCORE Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to AMCORE Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Company. In lieu of the issuance of any such fractional share, AMCORE shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of AMCORE Common Stock an amount in cash determined by multiplying (i) the average of the closing-sale prices of AMCORE Common Stock on the Nasdaq National Market reported by The Wall Street Journal for the five (5) trading days immediately preceding the date of the Effective Time by (ii) the fraction of a share of AMCORE Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 2.1(a) hereof.

     2.7 Return of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for twelve (12) months after the Effective Time shall be paid to AMCORE. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to AMCORE for payment of their shares of AMCORE Common Stock, cash in lieu of fractional shares pursuant to Section 2.6 hereof and unpaid dividends and distributions on the AMCORE Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of AMCORE, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF AMCORE AND NEWCO

     AMCORE and Newco represent and warrant to the Company as follows:

     3.1 Corporate Organization. AMCORE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wisconsin. Both AMCORE and Newco have all requisite corporate power and authority to own, operate, and lease their properties as presently owned, operated, and leased and to engage in the activities and business now being conducted. AMCORE and Newco are qualified to do business in each jurisdiction in which the nature of business conducted or assets owned or leased makes such qualification necessary and where failure to do so would have a Material Adverse Effect (as defined in Section 12.7 hereof). AMCORE is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). AMCORE has heretofore delivered to the Company true, accurate and complete copies of the currently effective Certificate of Incorporation of AMCORE, the Articles of Incorporation of Newco and the By-laws of AMCORE and Newco, including all amendments thereto.

     3.2 Capitalization. As of the date hereof, the authorized capital stock of AMCORE consists of 30,000,000 shares of AMCORE Common Stock, par value $0.33 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. As of September 30, 1996, there were issued and outstanding 14,224,578 shares of AMCORE Common Stock and no shares of preferred stock. As of September 30, 1996, a total of 191,721 shares of AMCORE Common Stock were reserved for issuance under various warrants, options, or similar agreements and 702,117 shares of AMCORE Common Stock were held in AMCORE's treasury. All of such issued and outstanding shares of capital stock are validly issued, fully paid, and nonassessable and not issued in violation of any person's preemptive rights. The shares of AMCORE Common Stock to be issued pursuant to Article II hereof will, upon issuance, be validly issued, fully paid, nonassessable, and free of preemptive rights.

     3.3 Authorization. AMCORE and Newco have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The respective Boards of Directors of AMCORE and Newco, and AMCORE as the sole stockholder of Newco, have unanimously approved the Agreement and the transactions contemplated hereby and have, respectively, authorized the execution, delivery, and performance by AMCORE and Newco of this Agreement. No other corporate proceeding on the part of AMCORE and Newco is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AMCORE and Newco and constitutes the valid and binding obligations of AMCORE and Newco, enforceable against them in accordance with their terms, subject to (a) all applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and (b) the application of equitable principles if equitable remedies are sought.

     3.4 No Violation. Neither the execution and delivery of this Agreement by AMCORE or Newco nor the consummation by AMCORE or Newco of the transactions contemplated hereby, nor compliance by AMCORE or Newco with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation of AMCORE, the Articles of Incorporation of Newco or the By-Laws of AMCORE or Newco, or (ii) assuming that the consents and approvals referred to in Section 3.8 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to AMCORE or any of its Subsidiaries or any of their respective properties or assets, or (y) except as set forth in Section 3.8 of the written statement signed by the Chief Financial Officer of AMCORE and delivered by AMCORE to the Company at or before the date hereof (the "AMCORE Letter"), violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of AMCORE or any of its Subsidiaries under the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which AMCORE or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on AMCORE.

     3.5 AMCORE Reports and Financial Statements. AMCORE has heretofore delivered to the Company true, complete and correct copies of all reports, registration statements and other filings made by AMCORE with the Securities and Exchange Commission (the "SEC") since January 1, 1995 through the date hereof (such reports, registration statements and other filings, together with any amendments thereto, are sometimes collectively referred to as the "SEC Filings"). As of their respective dates, the SEC Filings did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included in the SEC Filings fairly present, in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis except as disclosed in the footnotes thereto, the consolidated financial position and results of operations of AMCORE and its Subsidiaries as of the dates and for the periods then ended (subject to normal year end adjustments).

     3.6 Absence of Certain Changes. Except as may be set forth in Section 3.6 of the AMCORE Letter or as disclosed in the SEC Filings made after June 30, 1996, since June 30, 1996, (i) neither AMCORE nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on AMCORE.

     3.7 Legal Proceedings. Except as set forth in Section 3.7 of the AMCORE Letter or in AMCORE's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, neither AMCORE nor any of its Subsidiaries is a party to any and there are no pending or, to the best of AMCORE's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against AMCORE or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would have a Material Adverse Effect on AMCORE. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon AMCORE, any of its Subsidiaries or the assets of AMCORE or any of its Subsidiaries which has had a Material Adverse Effect on AMCORE.

     3.8 Consents and Approvals. Except for the consents and approvals of or filings or registrations with (i) the Federal Reserve Board under the BHCA, the Bank Merger Act and the Federal Reserve Act (the "FRA"), (ii) applicable state banking authorities, (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) the SEC, if any, and the filing of the Articles of Merger with the Department of Financial Institutions pursuant to the WBCL and the requirements of state securities or "Blue Sky" laws and otherwise in Section 3.8 of the AMCORE Letter, no consent or approval of or filing or registration with any court, administrative agency, or commission, or other governmental authority or instrumentality, domestic or foreign ("Governmental Entity") or with any third party are necessary in connection with the execution and delivery by AMCORE and Newco of this Agreement and the consummation by AMCORE and Newco of the Merger and the other transactions contemplated hereby.

     3.9 Registration Statement. The Registration Statement to be filed pursuant to Section 7.1 hereof and the Proxy Statement/Prospectus included therein (a) will comply in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), and (b) will not, at the date the Proxy Statement/Prospectus is first mailed or delivered to the Company stockholders, and will not, at the date or dates of the meeting of the Company's stockholders referred to in Section 6.9 hereof, as then amended or supplemented, contain any untrue statement of any material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing, AMCORE and Newco make no representation or warranty and shall have no responsibility for the truth or accuracy of any information with respect to the Company or its affiliates or associates contained in the Registration Statement or the Proxy Statement/Prospectus (as defined in Section 7.1 hereof) that was provided by the Company, its affiliates, or associates.

     3.10 Newco. Newco was formed by AMCORE solely for the purpose of engaging in the transactions contemplated hereby. As of the date hereof and at the Effective Time, the capital stock of Newco is and will be 100% owned by AMCORE directly. Further, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to which Newco is a party, or by which it may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire any shares of its capital stock. As of the date hereof and at the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Newco has not and will not have incurred, directly or indirectly through any Affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. AMCORE will take all action necessary to ensure that Newco at no time prior to the Effective Time owns any asset other than an amount of cash necessary to incorporate Newco and to pay the expenses of the Merger attributable to Newco if the Merger is consummated.

     3.11 Post-Merger Transactions. AMCORE has no current plan or intention after the Effective Time of the Merger (i) to liquidate the Company or any Company Subsidiary, (ii) to merge the Company or any Company Subsidiary with or into another corporation, (iii) to sell or otherwise dispose of the stock of the Company or any Company Subsidiary except for transfers of any such stock to a Subsidiary of AMCORE, or (iv) to cause the Company or any Company Subsidiary to sell or otherwise dispose of any of their respective assets or of any of the assets acquired by the Company from Newco except for dispositions made in the ordinary course of business or transfers of assets to a Subsidiary of the Company. AMCORE has no plan or intention to reacquire any shares of AMCORE Common Stock issued in the Merger.

     3.12 AMCORE Ownership of Company Common Stock. Neither AMCORE nor any Subsidiary or Affiliate of AMCORE currently owns, or has at any time during the past five years owned, any shares of Company Common Stock or any other capital stock of the Company or any Company Subsidiary.

     3.13 Accounting and Tax Matters. Neither AMCORE nor any of its Subsidiaries, nor to the knowledge of AMCORE, any of its Affiliates, has taken or agreed to take, or has current plans or intention to take, any actions that would prevent (i) AMCORE from accounting for the business combination to be effected by the

Merger as a "pooling of interests," or (ii) the Merger from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to AMCORE and Newco as follows:

     4.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wisconsin and has all requisite corporate power and authority to own, operate, and lease its properties as presently owned, operated, or leased and to engage in the activities and business now conducted by it. The Company is qualified to do business in each jurisdiction in which the nature of business conducted or assets owned or leased make such qualification necessary and where a failure to do so would have a Material Adverse Effect on the Company. The Company is duly registered as a bank holding company under the BHCA. The Company's acquisition of the capital stock of First National Bank and Trust (the "Bank" or "FNB&T") and Citizens State Bank ("Citizens") and subsequent merger of Citizens into the Bank were duly approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to applicable sections of the BHCA. The Company has heretofore delivered to AMCORE, true, accurate, and complete copies of the currently effective Articles of Incorporation and Bylaws of the Company, including all amendments thereto. Except for shares of the Bank and FNI Corporation (each a "Company Subsidiary"), the Company and its Subsidiaries do not own beneficially, directly or indirectly, five percent (5%) or more of any class of equity securities, partnership interests, limited liability company ("LLC") interests or similar interests of any other corporation, bank, partnership, LLC, business trust, association, or similar organization.

     4.2 Capitalization. The authorized capital stock of the Company consists of (a) 300,000 shares, par value $1.00 per share, of Company Common Stock, of which 242,455 shares are issued and outstanding and 7,450 shares are reserved for or subject to issuance under various warrants, options, or similar agreements ("Company Restricted Shares/Options") and no shares were held in the Company's treasury except, in each case for shares of Company Common Stock issued pursuant to Company Restricted Shares/Options exercised after the date hereof; and (b) no shares of preferred stock. All such issued and outstanding shares of the Company capital stock are validly issued, fully paid, and non-assessable and not issued in violation of any person's preemptive rights (except as provided in Section 180.06-22(2)(b) of the WBCL and judicial interpretations thereof). Except for Company Restricted Shares/Options, the Company does not have any arrangements or commitments obligating the Company to issue or sell or otherwise dispose of, or to purchase or redeem shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock.

     4.3 Organization of Company Subsidiaries. (a) FNB&T is a national banking association duly organized, validly existing, and in good standing under the laws of the United States. The Company has delivered to AMCORE, as Section 4.3 of the Company Letter (as defined in Section 4.8 hereof) true, accurate, and complete copies of the currently effective Articles of Association and By-laws of the Bank, including all amendments thereto. The Bank (a) is duly authorized to conduct a general banking business, subject to the supervision of the Office of the Comptroller of Currency (the "OCC"), at its offices identified in Section 4.3(a) of the Company Letter; (b) is an insured bank as defined in the Federal Deposit Insurance Act; (c) has full power and authority to engage in the business and activities now conducted by it; and (d) possesses and is in full compliance with all licenses, franchises, permits, and other governmental authorizations that are legally required except to the extent that non-possession and non-compliance would not have a Material Adverse Effect.

     (b) FNI Corporation ("FNI") is a corporation duly organized and validly existing and in good standing under the laws of Nevada with full power and authority to engage in the activities and business now conducted by it. The Company has delivered to AMCORE true, accurate and complete copies of the currently effective Articles of Incorporation and By-laws of FNI. FNI possesses and is in full compliance with all licenses, franchises, permits and other governmental authorizations that are legally required except to the extent that non-possession and non-compliance would not have a Material Adverse Effect.

     4.4 Capitalization of the Subsidiaries. The Company owns 100% of the outstanding capital stock of each Company Subsidiary. All such capital stock is owned free and clear of all liens, claims, pledges, assignments, security interests and other encumbrances, except as set forth in Section 4.4 of the Company Letter. All of the shares of the capital stock of each Company Subsidiary are validly issued, fully paid, and nonassessable (except pursuant to 12 U S.C. Section 55), and not issued in violation of any person's preemptive rights. The Company is not a party to or bound by any commitment or obligation to issue or sell or otherwise dispose of, or to purchase or redeem, any capital stock or any other security convertible into or having the right to purchase such shares of capital stock of its Subsidiaries.

     4.5 Authorization. The Board of Directors of the Company has unanimously approved this Agreement and the transactions contemplated hereby and has authorized the execution, delivery and performance by the Company of this Agreement and will recommend approval of this Agreement by the Company's stockholders at the special meeting described in Section 6.9 hereof. No other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than the approval and adoption of this Agreement by stockholders holding a majority of the outstanding Company Common Stock entitled to vote thereon. The Company has full corporate power and authority to enter into this Agreement and, upon approval of its stockholders in accordance with the law and subject to the conditions set forth in Article IX of this Agreement, to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms, subject to
(a) all applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and (b) the application of equitable principles if equitable remedies are sought.

     4.6 No Violation; Consents and Approvals. (a) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or By-Laws of the Company or its Subsidiaries, or (ii) assuming that the consents and approvals referred to in this Section 4.6 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (y) except as set forth in Section 4.6(a) of the Company Letter, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Company or its Subsidiaries.

     (b) Except for the consents and approvals of or filings or registrations with (i) the Federal Reserve Board under the BHCA, the Bank Merger Act and the FRA, (ii) applicable state banking authorities, (iii) the HSR Act, and (iv) the SEC, if any, and the filing of the Articles of Merger with the Department of Financial Institutions pursuant to the WBCL and the requirements of state securities or "Blue Sky" laws and otherwise set forth in Section 4.6(b) of the Company Letter, no consent or approval of or filing or registration with any Governmental Entity or with any third party (other than the Company's stockholders) are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby.

     4.7 Financial Statements.  The Company has furnished to AMCORE as Section
4.7 of the Company Letter copies of the following financial statements: (a) the audited Consolidated Balance Sheet of the

Company as of December 31, 1994 and 1995, and the Consolidated Statements of Earnings, Stockholders'
Equity, and Cash Flows for each of the years in the three-year period ended December 31, 1995 (the "Latest Statement Date"), together with the notes thereto, and the unqualified opinion of McGladrey & Pullen, LLP, the Company's independent auditors (the "Latest Company Financial Statements"); (b) the Consolidated Balance Sheet of the Company and the Consolidated Statement of Earnings for each quarter ended between the Latest Statement Date and September 30, 1996; and (c) Report of Condition of the Bank as of June 30, 1996, together with the related Reports of Income for the period then ended, as included in the call report of the Bank as of said date as filed with the OCC (collectively, the "Company Financial Statements"). The Company Financial Statements fairly present the financial position and results of operation of the Company and its Subsidiaries as of the dates and for the periods then ended. Each of the financial statements referred to in clauses (a) and (b) of the first sentence of this Section 4.7 has been prepared in accordance with GAAP (applied on a consistent basis except as disclosed in the footnotes thereto) and, with respect to the financial statements referred to in clause (b), subject to normal year end adjustments. The financial statements referred to in clause (c) of this
Section 4.7 have been prepared in accordance with the applicable regulations and standards of the OCC. The Company Financial Statements do not, as of the date thereof, include any material assets or omit to state any material liability, absolute or contingent, or other facts, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made and taken as a whole, misleading in any material respect. Except as reflected in the financial statements referred to in clause (b) in the first sentence of this Section 4.7 and as set forth in Section 4.7 of the Company Letter, since the Latest Statement Date, there has been no change in the financial condition, results of operation, assets, or business of the Company or its Subsidiaries (other than changes in the ordinary course of business, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect), nor has there been any other event or condition of any character that has had a Material Adverse Effect, and to the Company's knowledge, no fact or condition exists that would reasonably be expected to have such a Material Adverse Effect in the future. The Company Financial Statements pursuant to GAAP reflect adequate provision for, or reserves against, the possible credit losses of the Company and its Subsidiaries as of such dates. There are no facts, circumstances, trends, or expectations known to the Company that could be reasonably expected to cause the Company to restate the level of such allowance for loan losses. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions, except to the extent required by applicable legal or accounting requirements.

     4.8 Absence of Certain Changes. Since the Latest Statement Date, neither the Company nor any of its Subsidiaries has, except as set forth in Section 4.8 of the written statement signed by the Chief Executive Officer of the Company and delivered by the Company to AMCORE at or before the date hereof (the "Company Letter") or as reflected in the financial statements referred to in clause (b) in the first sentence of Section 4.7, (a) issued or sold any corporate debt securities (except documents and instruments issued in the ordinary course of the banking business of the Bank); (b) granted any option for the purchase of its capital stock; (c) declared or set aside or paid any dividend or other distribution in respect of its capital stock; (d) incurred any material obligation or liability (absolute or contingent) except obligations or liabilities incurred in the ordinary course of business, (e) mortgaged, pledged, or subjected to lien or encumbrance (other than statutory liens for taxes not yet delinquent) any of its assets or properties, except pledges to secure government deposits and in connection with repurchase or reverse repurchase agreements; (f) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the Company's and its Subsidiaries' consolidated balance sheet as of the Latest Statement Date, and current liabilities incurred since the date thereof in the ordinary course of business; (g) sold, exchanged, or otherwise disposed of any of its capital assets other than in the ordinary course of business; (h) made or modified any general wage or salary increase, entered into or modified any employment contract with any officer or salaried employee, or instituted any employee welfare, fringe benefit, bonus, stock option, profit sharing, retirement, or similar plan or arrangement and has not contributed any amounts, funds or property to any trust in respect of any obligations under any plans or arrangements of the Company or its Subsidiaries, including but not limited to any trusts under any deferred compensation plan; (i) suffered any damage, destruction, or loss, whether or not covered by insurance, having a Material Adverse Effect, or waived any rights of value that are material in the aggregate, considering its business taken as a whole; (j) except in the ordinary course of business, entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its assets, properties, or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights; (k) entered into any transaction outside the ordinary course of its business, except as expressly contemplated by this Agreement; (l) except in the ordinary course of business sold or otherwise disposed of any of its loans and investment securities; or (m) except, after the date hereof, as required by GAAP, changed accounting principles utilized by the Company or its Subsidiaries.

     4.9 Legal Proceedings. (a) Except as set forth in Section 4.9 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

     (b) Except as otherwise disclosed in Section 4.9(b) of the Company Letter, there is no injunction, order, judgment or decree imposed upon the Company, its Subsidiaries or the assets of the Company or its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on the Company.

     (c) Section 4.9(c) of the Company Letter sets forth all pending litigation involving any claim against the Company, whether directly or by counterclaim, involving a "lender liability" cause of action.

     4.10 Company Information. The information relating to the Company and its Subsidiaries to be contained in a proxy statement of the Company or furnished to AMCORE for the Registration Statement (as defined in Section 7.1 hereof) which such proxy statement will be included as a prospectus, or in any other document filed with any other regulatory agency in connection herewith by the Company, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The proxy statement of the Company (except for such portions thereof that relate only to AMCORE or any of its Subsidiaries) will comply in all material respects with any applicable provisions of the Exchange Act and the rules and regulations thereunder.

     4.11 Agreements with Regulatory Agencies. Except as disclosed in the Company Reports or as set forth in Section 4.11 of the Company Letter, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions since December 31, 1993, at the express specific request of (each, whether or not set forth in Section 4.11 of the Company Letter, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     4.12 Intellectual Property. The Company and its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, tradenames, servicemarks and trademarks used in its businesses and neither the Company nor any of its Subsidiaries has received any notices of conflict with respect thereto that asserts the right of others. The Company and its Subsidiaries have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such nonperformance or default would not, individually, or in the aggregate, have a Material Adverse Effect on the Company.

     4.13 Fairness Opinion. The Company has received an opinion from Robert W. Baird & Co. Incorporated ("Baird") to the effect that, subject to the terms, conditions and qualifications set forth therein the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such

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

stockholders from a financial point of view and will use its best efforts to obtain an update of such opinion on or about the date that is three (3) business days prior to the date that the Proxy Statement/Prospectus will be mailed to stockholders of the Company.

     4.14 Employee Benefit Matters.  (a) The Company Letter sets forth in
Section 4.14(a) a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, savings or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any current or former employee, officer, director, consultant or agent of the Company or any of its ERISA Affiliates.

     (b) All of the plans, programs, and arrangements described in this Section
4.14 or listed in the Company Letter (hereinafter referred to as the "Plans") have been operated and administered in accordance with their respective provisions and are in material compliance with all applicable requirements of ERISA, the Code and all other applicable federal and state laws, including the reporting and disclosure requirements of Part I of Title I of ERISA and the continuation coverage requirements of Sections 601 through 608 of ERISA. Except as provided in Section 4.14(b) of the Company Letter, each of the Plans that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to qualify under Section 401(a) of the Code (except for changes required by legislation subsequent to the Tax Reform Act of 1986 and subsequent legislation), and there exist no circumstances that may adversely affect the qualified status of any such Plan. Except as set forth in the Company Letter, there is no pending or, to the Company's knowledge, threatened litigation, governmental proceeding, or investigation against or relating to any Plan, and there is no reasonable basis for any material proceedings, claims, actions, or proceedings against any Plan. No Plan (or Plan fiduciary) has engaged in a "Prohibited Transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code) or breach of fiduciary standards (as described in Section 404 of ERISA or other applicable law). All payments due from any Plan (or from the Company or any ERISA Affiliate with respect to any Plan) have been made, and all amounts properly accrued to date as liabilities of the Company or any ERISA Affiliate that have not yet been paid have been properly recorded on the books of the Company or any ERISA Affiliate.

     (c) Except as set forth in Section 4.14(c) of the Company Letter, neither the Company nor any ERISA Affiliate maintains or contributes to (or is required to contribute to) or previously maintained or contributed to (or was required to contribute to) a plan, fund, or program that is subject to Title IV of ERISA.

     (d) Except as set forth in Section 4.14(d) of the Company Letter, neither the Company nor any ERISA Affiliate nor any Plan maintained or contributed to by the Company or any ERISA Affiliate provides or has any obligation to provide (or contribute toward the cost of) post-retirement welfare benefits with respect to current or former employees, officers, directors, agents, or consultants of the Company or any ERISA Affiliate or any other entity, including, without limitation, post-retirement medical, dental, life insurance, severance, or any other similar benefit, whether provided on an insured or self-insured basis.

     (e) The Company has heretofore delivered to AMCORE (i) a true and correct copy of each Plan (or, in the case of any Plan that is not in written form, a complete and accurate description of the material provisions of the Plan); (ii) complete and current copies of summary plan descriptions of each Plan that is subject to ERISA; (iii) each trust agreement, insurance policy, or other instrument relating to the funding of any Plan; (iv) the two most recent Annual Reports (Form 5500 series) and accompanying schedules filed with the IRS or United States Department of Labor with respect to each Plan that is subject to ERISA, if applicable; (v) the most recent determination letter issued by the IRS with respect to each Plan that is intended to qualify under Section 401(a) of the Code; (vi) the most recent available financial statements for each Plan that has assets; (vii) the most recent audited financial statements for each Plan for which audited financial statements

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

are required by ERISA; and (viii) the most recent actuarial report for each Plan that is a defined benefit pension plan.

     (f) Neither the Company nor any ERISA Affiliate maintains or has maintained any employee stock ownership plan within the meaning of Code Section 4975(e)(7) or similar retirement plan.

     (g) Except as set forth in Section 4.14(g)(i) of the Company Letter, the consummation of the transactions contemplated by this Agreement will not entitle any current or former employee, officer, director, consultant, or agent of the Company or any ERISA Affiliate to severance pay, unemployment compensation, or any other payment, or accelerate the time of payment or vesting, or increase the amount of compensation due to any such current or former employee, officer, director, consultant, or agent. Further, except as set forth in Section 4.14(g)(i) of the Company Letter, neither the Company nor any ERISA Affiliate has announced any type of plan or binding commitment to create any additional Plan or to amend or modify any existing Plan, except as required by applicable law.

     (h) No amounts payable under the Plans or any other agreement or arrangement to which the Company or any ERISA Affiliate is a party will, as a result of the transaction contemplated hereby, fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

     (i) No Plan is nor does the Company or any ERISA Affiliate have any liability under a "multi-employer plan," as such term is defined in section 4001(a)(3) of ERISA.

     4.15 Tax Matters. (a) Except as set forth in Section 4.15(a) of the Company Letter, the Company and the Company Subsidiaries have duly and timely filed with the appropriate governmental agencies all federal, state, local, and foreign tax returns and reports (including information returns and reports) that are required to be filed, or requests for extensions to file such returns and reports have been timely filed and granted and have not expired. The Company and the Company Subsidiaries have paid all taxes currently due and payable by them, including those relating to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise, use, and sales taxes. There are included in the Company Financial Statements adequate reserves for the payment of all federal, state, and local taxes of the Company and the Company Subsidiaries, including interest, additions and penalties, whether or not disputed, for the applicable fiscal years covered thereby and all fiscal years prior thereto. Neither the Company nor any of the Company Subsidiaries has executed or filed with the IRS, the Wisconsin Department of Revenue, or any other taxing authority any agreement extending the period for assessment and collection of any federal, state or local tax, nor is the Company or any of the Company Subsidiaries a party to any action or proceeding by any taxing authority for assessment or collection of taxes, except tax liens or levies against customers of the Company Subsidiaries and liens for taxes not yet due and payable.

     (b) Neither the Company nor any of the Company Subsidiaries has, during the past five (5) years, except as disclosed in Section 4.15(b) of the Company Letter, received any notice of deficiency or proposed deficiency from the IRS or any other taxing authority with respect to any federal, state or local taxes, and to the Company's knowledge, no circumstances exist that reasonably could be expected to result in assessments. No federal, state or local tax return of the Company or any of the Company Subsidiaries is currently the subject of any audit by the IRS or any other taxing authority. Except as disclosed in Section 4.15(b) of the Company Letter, neither the Company nor any of the Company Subsidiaries is a party to any agreement providing for allocation or sharing of taxes. Neither the Company nor any of the Company Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) filing federal consolidated income tax returns or state unitary combined, consolidated or similar income tax returns, other than the affiliated group of which the Company is the common parent.

     4.16 Title and Condition. (a) Each of the Company and its Subsidiaries has good, valid, and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, including without limitation all assets and properties reflected in the Company Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since the Latest Statement Date), subject to no liens, mortgages, security interests, encumbrances, or charges of any kind, except (i) as noted in said financial statements or the

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

notes thereto; (ii) statutory liens for taxes not yet delinquent; (iii) securing interests granted to secure deposits of funds by federal, state, or other governmental agencies granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the ordinary course of business;
(iv) minor defects and irregularities title and encumbrances that do not materially impair the use thereof for the purposes for which they are held, and such liens, mortgage, security interests,encumbrances, and charges as are not in the aggregate material to the assets and properties of the Company or any of its Subsidiaries; (v) assets subject to repurchase agreements, securing FHLB losses or advances or securing governmental deposits, each as described in Section 4.16 of the Company Letter and (vi) as noted in Section 4.4 of the Company Letter. The Company or any of its Subsidiaries, as lessee, has the right under valid and subsisting leases to occupy, use, possess, and control all property leased by the Company or any of its Subsidiaries, qualified only by the written terms of such leases, copies of which have been provided to AMCORE as Section 4.16 of the Company Letter. A legal description of all real property currently owned or leased by the Company and its Subsidiaries, including properties held by the Company Subsidiaries as a result of foreclosure or repossession or carried on the Company Subsidiaries' books as "other real estate owned" (the "Current Real Properties"), has been provided as Section 4.16(a) of the Company Letter. The Current Real Properties and all tangible properties therein are in generally good condition and have been well maintained in accordance with reasonable and prudent business practices applicable to like facilities.

     (b) Except as set forth in Section 4.16(c)(i) of the Company Letter, there are no proceedings, claims, disputes, or conditions affecting any of the Current Real Properties of the Company or its Subsidiaries that could reasonably be expected to curtail or interfere with use of such property.

     (c) To the Company's knowledge, except as described in Section 4.16(c)(i) of the Company Letter, the Current Real Properties and the Loan Property (as defined below) are in material compliance with all Environmental Laws, as hereinafter defined, and there are not conditions existing currently or likely to exist at the Current Real Properties, the Loan Property, and to the Company's knowledge all other real properties owned, leased, held or administered in any capacity by the Company or its Subsidiaries at any time in the past (the "Former Real Properties" and together with Current Real Properties and the Loan Property, the "Real Properties") that would subject the Company or any of its Subsidiaries to damages, penalties, injunctive relief, or cleanup costs under any Environmental Laws or assertions thereof, or which require or are likely to require cleanup, removal, remedial action, or other response pursuant to Environmental Laws by the Company or any of its Subsidiaries; neither the Company nor any of its Subsidiaries (either in its own capacity or as trustee or fiduciary) has violated Environmental Laws, nor is the Company or any of its Subsidiaries (either in its own capacity or as trustee or fiduciary) required to clean up, remove, or take remedial or other responsive action at any property due to the disposal, for disposal, treating, depositing, discharge, leaking, or other release of any hazardous substances or materials. No material permits, licenses or approvals are required under Environmental Laws relative to the Current Real Properties; and, except as disclosed in Section 4.16(c)(ii) of the Company Letter, there are not now nor, to the Company's knowledge, have there ever been materials (including, without limitation, asbestos) stored, deposited, treated, recycled, used, or disposed of on, under, or at the Real Properties (or tanks or other facilities thereon containing such materials), which materials, if known to be present on the Real Properties or present in soils or ground water, would require material cleanup, removal, or some other remedial action under Environmental Laws. The term "Environmental Laws" shall mean all applicable federal, state, and local environmental laws relating to pollution, protection of the environment, or protection of human health and safety, as now or at any time hereinafter in effect (except for purposes of this Article IV, shall mean such laws in effect as of the date on which a representation incorporating such term is made or deemed to be made), including, without limitation, the Solid Waste Disposal Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), any so-called "Superfund" or "Superlien" laws, their state and local laws, their state and local law counterparts, all rules and regulations promulgated thereunder, relevant common law standards and any order, judgment, or injunction issued, entered promulgated, or approved thereunder applicable to the Company or any of its Subsidiaries. For purposes of this Section 4.16(c), "Loan Property" means any

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

property in which the Company or any of its Subsidiaries holds a security interest, and where required by the context, said term meaning the owner or operator of such property.

     (d) Except as set forth in Section 4.16(c)(i) of the Company Letter, with respect to each facility in which the Company and/or its Subsidiaries has held or currently holds indicia of ownership to protect a security interest in the facility ("Company Interested Property"), to the Company's knowledge, the Company and/or its Subsidiaries has at all times conducted its operations such that it did not "participate in the management of the facility" or otherwise become liable under any Environmental Laws with respect to such facilities.

     (e) Except as described in Section 4.16(e) of the Company Letter, no claim, action, suit, demand, investigation, or proceeding is pending or to the Company's knowledge, threatened against the Company or any of its Subsidiaries relating to any Real Property or otherwise involving any Real Property, before any court or other governmental authority or arbitration tribunal relating to pollution, Environmental Laws, or the environment; there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting the Company or any of its Subsidiaries with respect to Real Property or, to the Company's knowledge, with respect to Company Interested Property, other than liens on such Company Interested Property in the ordinary course; and neither the Company nor its Subsidiaries have been identified, to the Company's knowledge, as a potentially responsible party by any Governmental Entity in a matter arising under any Environmental Laws. Section 4.16(e) of the Company Letter includes a list of all environmental reports, investigations, or audits relating to any Real Property or Company Interested Property, whether conducted by or on behalf of the Company or any of its Subsidiaries or a third party, and whether done at the initiative of the Company or any of its Subsidiaries or directed by a Governmental Entity or other third party. The Company has delivered to AMCORE complete and accurate copies of each such report, or the results of each such investigation or audit, in each case to the extent reasonably available to the Company.

     4.17 Insurance. The Company has heretofore delivered to AMCORE true, complete and correct copies of all insurance polices and fidelity bonds of the Company and its Subsidiaries and has delivered to AMCORE as Section 4.17(a) of the Company Letter, true, accurate and complete copies of all declaration statements for all such insurance policies and fidelity bonds. Since December 31, 1993, there have been no claims with respect to the Company or any of its Subsidiaries under such bonds and insurance policies except as stated in Section 4.17(b) of the Company Letter, and neither the Company nor any of its Subsidiaries is aware of any acts of dishonesty or losses that would form the basis of a material claim under such bonds or insurance coverage. Each such policy is in full force and effect, with all premiums due thereon on or prior to the Closing Date having been paid as and when due. Neither the Company nor any of its Subsidiaries has been notified that its fidelity or insurance coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

     4.18 Compliance with Laws and Orders. The Company and its Subsidiaries have complied with all laws, regulations, and orders (including zoning ordinances) applicable to it and to the conduct of its respective businesses, including without limitation, all statutes, rules, and regulations pertaining to the conduct of the Company Subsidiaries' banking activities, and neither the Company nor any of its Subsidiaries is in default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in the default under the terms of any judgment, decree, order, writ, rule, or regulation of any governmental authority or court, whether federal, state, or local and whether at law or in equity, except where the failure to be in full compliance or default would not reasonably be expected to result in damages, costs, or expenses of more than $50,000 in the aggregate or to otherwise have a Material Adverse Effect.

     4.19 Governmental Regulation. Each of the Company and its Subsidiaries holds all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for the conduct of their respective businesses except where the failure to hold such would not have a Material Adverse Effect, and, between the date hereof and the Closing Date, the Company will, and will cause each Company Subsidiary to use its best efforts to, maintain all such licenses, certificates, permits, franchises and rights in effect except where such failure to maintain would not have a Material Adverse Effect. The Bank is a member of the Bank Insurance Fund administered by the FDIC; and has never been party to a "conversion transaction" within the meaning of 12 U.S.C. Section 1815(d)(2)(B). Since January 1, 1993, each of the Company and its Subsidiaries have timely filed all Company Reports and amendments thereto that it was required to file and as of their respective dates, and such Reports were correct in all material respects. Neither the Company nor any of its Subsidiaries is a party or subject to any agreement with, or directive or order issued by, the Federal Reserve Board, the OCC or any other bank regulatory authority, which imposes any restrictions or requirements not applicable generally to bank holding companies (in the case of the Company), or national banking association (in the case of the Bank), with respect to the conduct of its business.

     4.20 Contracts and Commitments. Except as set forth in Section 4.20 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any written or oral (a) lease or license with respect to any property, real or personal, involving payments in excess of $25,000 per annum, whether as lessor, lessee, licensor, or licensee; (b) contract or commitment for capital expenditures in excess of $25,000 for any one project or $100,000 in the aggregate; (c) contract or option for the purchase or sale of any real or personal property other than in the ordinary course of business; (d) contract, commitment, or agreement made outside the ordinary course of business; (e) employment or consulting contract requiring payments in excess of $25,000 per annum, and not terminable without penalty by the Company or any of its Subsidiaries on sixty (60) days notice or less; (f) agreement, option, or contract relating to or involving the merger, consolidation, or sale of assets or stock of the Company or any of its Subsidiaries; (g) union contract or collective bargaining agreement; or (h) other executory agreement which is material to the Company and its Subsidiaries. Each of the Company and its Subsidiaries has performed in all material respects all obligations required to be performed by it to date and is not in default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in a default resulting in damages, costs, or expenses of more than $50,000 in the aggregate or other material default under any outstanding mortgage, lease, contract, commitment, or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of is Subsidiaries is bound or under any provision of their respective charter documents or bylaws. Each such outstanding, material mortgage, lease, contract, commitment, or agreement is a valid and legally binding obligation of the Company or any of its Subsidiaries and, to the Company's knowledge, constitutes a valid and legally binding obligation of the other party or parties thereto, subject to all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and the application of equitable principles if equitable remedies are sought.

     4.21 Affiliate's Undertakings and Stockholder Voting Agreements. The Company has heretofore furnished to AMCORE current stockholder lists that set forth the record name and the address and number of shares held by each holder of Company Common Stock, and has furnished to AMCORE, (i) as Section 4.21 of the Company Letter, a current list of each stockholder who is an executive officer (as defined under applicable SEC rules and regulations) or director of the Company or any of its Subsidiaries or a holder of five percent (5%) or more of the outstanding Company Common Stock; (ii) written undertakings, in the form attached hereto as Exhibit A ("Affiliate's Undertakings"), of all of the stockholders of the Company referred to in clause (i) above; (iii) a Stockholder Voting Agreement, in the form attached as Exhibit B, executed by each stockholder of the Company identified in Section 4.21 of the Company Letter; and
(iv) other agreements executed by certain directors and executive officers of the Company pursuant to this Agreement.

     4.22 Agreements with Directors, Officers, and Stockholders. Except as set forth in Section 4.22 of the Company Letter, no director, executive officer, or holder of five percent (5%) or more of the outstanding capital stock of the Company, nor any director or executive officer of any of its Subsidiaries, nor any "related interest" (as such term is defined in section 215 of Regulation O), of any such person (a "Company Principal or Company Subsidiary Principal") is or has during the period subsequent to December 31, 1994, been a party (other than as a depositor) to any transaction with the Company or any of its Subsidiaries. Except as disclosed in Section 4.22 of the Company Letter, to the Company's knowledge, no Company Principal or Company Subsidiary Principal holds any position with or owns more than five percent (5%) of the outstanding shares of any class of voting stock of any depository organization other than the Company.

     4.23 Accuracy of Information. The statements contained in the Company Letter are true and correct in all material respects, and such Company Letter does not omit any material fact necessary to make the statements contained therein not materially misleading. The statements contained in such Company Letter

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

will be deemed to constitute representations and warranties of the Company under this Agreement to the same extent as if set forth herein in full.

     4.24 No Undisclosed Liabilities. Neither the Company, nor any of its Subsidiaries, nor any of their respective properties is subject to any liability or obligation (absolute, accrued, contingent, or otherwise), including without limitation, any lease, contract, commitment, or purchase or sale agreement, except: (a) as specifically disclosed and adequately reserved against in accordance with GAAP in the Company Financial Statements; (b) as disclosed in
Section 4.24(b) of the Company Letter; (c) liabilities or obligations arising or incurred in the ordinary course of business of the Company or any of its Subsidiaries since the Latest Statement Date, and consistent with past practices, none of which would reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; or (d) liabilities or obligations that are not material to the business, operations, prospects, properties, or assets of the Company and its Subsidiaries taken as a whole.

     4.25 Continuity of Interest. To the Company's knowledge, there is no plan or intention on the part of the holders of Company Common Stock to sell, exchange, or otherwise dispose of a number of shares of AMCORE Common Stock received in the Merger that would reduce the ownership of AMCORE Common Stock by all such former holders of Company Common Stock to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of this representation, shares of Company Common Stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of AMCORE Common Stock will be treated as outstanding Company Common Stock on the date of the Merger. In addition, shares of Company Common Stock and shares of AMCORE Common Stock held by Company stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger as part of an overall plan pursuant to which the Merger is also being consummated shall be considered in making the foregoing representation.

     4.26 Investment and Loan Portfolios. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of states and political subdivisions of the United States, and other investment securities held by the Company and its Subsidiaries, as reflected in the latest consolidated balance sheet of the Company included in the Company Financial Statements, are accounted for in accordance with generally accepted accounting principles. All loans and discounts shown on the Company Financial Statements at the Latest Statement Date, or that were entered into after the Latest Statement Date, were made in all material respects for good, valuable, and adequate consideration in the ordinary course of the business of the Company and its Subsidiaries, in accordance in all material respects with sound banking practices, and the notes or other evidences of indebtedness evidencing them are in all material respects, enforceable (subject to all applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and the applicability of equitable principles), valid, true, and genuine. The Company and its Subsidiaries have complied and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply would not reasonably be expected to materially interfere with the collection of any such loan.

     4.27 Certain Loans. Except as set forth in Sections 4.27(a) and (b), respectively, of the Company Letter, (a) as of September 30, 1996, the Company Subsidiaries were not a party to any written or oral loan agreement, note, or borrowing arrangement under the terms of which the obligor is sixty (60) days past due in payment of principal or interest or, to the Company's knowledge, in default of any other provision as of the dates shown thereon other than credit card loans and other loans the unpaid balance of which does not exceed $25,000 per loan; and (b) as of September 30, 1996, the Company Subsidiaries were not a party to any written or oral loan agreement, note, or borrowing arrangement which has been classified as "substandard," "doubtful," "loss," or any comparable classifications by the Company, its subsidiary, or any banking regulator. The aggregate amount of all loans made by the Company and its Subsidiaries which, as of the date hereof were ninety (90) days or more past due in payment of principal or interest, including any nonaccrued loans, did not exceed 1.0% of the gross amount of all such loans. For the purposes of this
Section 4.27, a loan shall be deemed to be past due if it is in fact past due more than sixty (60) or ninety (90) days, as the case may be, or if it would have been past due more than sixty (60) or ninety (90) days, as the case may be, under the terms of the agreement under which it was originally created but for a refinancing of such loan or a waiver,

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modification, or amendment of such original agreement if such refinancing, waiver, modification, or amendment was effectuated principally because of the borrower's actual or anticipated failure or inability to comply with the terms of such agreement.

     4.28 Administration of Trust Accounts. Each of the Company and its Subsidiaries have properly administered all accounts for which it acts as fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulations and common law, except for such failures to administer as would not result in a material liability to the Company and its Subsidiaries taken as a whole. None of the Company, its Subsidiaries, and, to the Company's knowledge, any director, officer, or employee of the Company and its Subsidiaries have committed any breach of trust with respect to any such fiduciary account, and the accounting for each such fiduciary account is true and correct in all respects and accurately reflects the assets of such fiduciary account.

     4.29 Accounting Matters. Neither the Company nor any of the Company Subsidiaries, nor to the Company's knowledge, any of its Affiliates, has taken or agreed to take, or has current plans or intention to take, any actions that would prevent (i) AMCORE from accounting for the business combination to be effected by the Merger as a "pooling of interests," or (ii) the Merger from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     4.30 Interest Rate Risk Management Instruments. (a) The Company has heretofore delivered to AMCORE, the Investment Portfolio Securities List, dated September 30, 1996, which includes a true, correct, and complete list of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements (including the names of all parties and counterparties thereto) to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets may be bound. The Company has delivered or made available to AMCORE true, correct, and complete copies of all such interest rate risk management agreements and arrangements.

     (b) All interest rate swaps, caps, floors, and option agreements to which the Company is subject and other interest rate risk management arrangements to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, in accordance with prudent banking practice and applicable rules, regulations, and policies of the regulators to which the Company is subject and with counterparties believed to be financially responsible at the time; are legal, valid, and binding obligations enforceable in accordance with their terms, subject to (i) all applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and
(ii) the application of equitable principles if equitable remedies are sought; and are in full force and effect. The Company and its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued; and there are no breaches, violations, or defaults or allegations or assertions of such by the Company or any of its Subsidiaries or to the Company's knowledge, by any other party thereunder.

                                   ARTICLE V

                              COVENANTS OF AMCORE

     AMCORE agrees that from the date of this Agreement until the Effective
Time:

     5.1 Affirmative Covenants. (a) AMCORE will, except insofar as deviations from the following covenants would not reasonably be expected to have a Material Adverse Effect on AMCORE: (a) conduct its business and operate only in accordance with sound banking and business practices; (b) maintain its corporate existence in good standing and file all material AMCORE Reports; (c) as soon as practicable following issuance, furnish the Company copies of all AMCORE's periodic reports on Forms 10-K, 10-Q, and 8-K and any other documents filed with the SEC and all press releases made public, subsequent to the date hereof and
(d) use its reasonable best efforts to cause the Merger to qualify (x) for "pooling-of-interests" accounting treatment and (y) as a reorganization within the meaning of Section 368(a) of the Code.

     (b) Employee Benefits. AMCORE agrees to cause the Company and its Subsidiaries to honor and assume, and the Company agrees to honor and assume, the Company's employee benefit plans and employee programs, arrangements and agreements listed in Section 5.1(b) of the Company Letter, copies of which have previously been made available to AMCORE. Nothing in this Agreement shall prohibit AMCORE, the Company or its Subsidiaries from amending or terminating any such plan, program, arrangement or agreement at any time after the Closing Date in accordance with applicable law (except as to benefits already vested thereunder) and subject to the terms of such plans, programs or arrangements or other agreements between the Company and its current and former employees; provided, however, that any such amendment or termination prior to the first anniversary of the Closing Date shall not result in employee benefit plans and employee programs, arrangements and agreements for the benefit of its current and former employees of the Company which are less favorable, in the aggregate, than the Company's employee benefit plans and employee programs, arrangements and agreements listed in Section 5.1(b) of the Company Letter. AMCORE shall take all actions required so that each current and former employee will receive credit for his periods of service with the Company prior to the Effective Time under any employee benefit plans, programs or arrangements established, maintained, continued or made available by AMCORE to the Company in which any such current and former employee is eligible to participate.

     5.2 Negative Covenants. Except as specifically contemplated by this Agreement or Section 5.2 of the AMCORE Letter, from the date hereof to the Effective Time, AMCORE will not do, or agree or commit to do, or permit any of its Subsidiaries to do, without the prior written consent of the Company (which shall not be unreasonably withheld) any of the following:

          (a) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article IX hereof not being satisfied or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law;

          (b) take any other action that would materially adversely affect or materially delay the ability of AMCORE or the Company to obtain the necessary regulatory approvals or otherwise materially adversely affect AMCORE's ability to consummate the transactions contemplated by this Agreement;

          (c) take or cause to be taken any actions that would, or would be reasonably likely to (i) prevent AMCORE from accounting for the Merger as a "pooling of interests" for accounting purposes or (ii) adversely affect the status of the Merger as a tax-free reorganization under Section 368(a) of the Code; or

          (d) agree to do any of the foregoing.

     5.3 Full Disclosure. (a) AMCORE will afford the Company, its executive officers, accountants, counsel, and other authorized representatives, reasonable access to all books, records, and documents of AMCORE and its Subsidiaries, and will furnish to the Company such information with respect to the assets and business of AMCORE and its Subsidiaries as the Company may from time to time reasonably request in connection with this Agreement as permitted by law in each case for purposes of its investigation of AMCORE, provided that such access or investigation shall not interfere unnecessarily with the normal operations of AMCORE and its Subsidiaries. The Company will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated September 20, 1996, between the Company and AMCORE (the "Confidentiality Agreement").

          (b) In the event of termination of this Agreement for any reason, the Company shall promptly return all non-public documents obtained from AMCORE, and any copies made of such documents, to AMCORE. In addition, in the event of such termination, all documents, memoranda, notes and other writing whatsoever prepared by or for the Company based on the information in such material shall be destroyed (and the Company shall use its best efforts to cause its advisors and their representatives to similarly destroy their respective documents, memoranda and notes), and such destruction (and best efforts) shall be certified in writing to AMCORE by an authorized officer supervising such destruction.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

     The Company agrees that from the date of this Agreement until the Effective
Time:

     6.1 Affirmative Covenants. Unless the prior written consent of AMCORE shall have been obtained, the Company will and will cause its Subsidiaries to:

          (a) operate its business only in accordance with sound banking and business practices and in the usual, regular and ordinary course consistent with past practices; and

          (b) preserve intact its business organization and assets taken as a whole, maintain all material rights, licenses, permits and franchises, use its best efforts to retain the services of its officers and key employees (except that it shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures), and use its best efforts to maintain its relationships with customers.

     6.2 Current Information. During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of AMCORE and to report (i) the general status of the ongoing operations of the Company and its Subsidiaries and (ii) the status of, and the action proposed to be taken with respect to, those Loans held by the Company or any of its Subsidiaries which, individually or in combination with one or more other Loans to the same borrower thereunder, have an original principal amount of $800,000 or more and are non-performing assets. The Company will promptly notify AMCORE of any material change in the normal course of business or in the operation of the properties of the Company or any of the Company Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Company or any of its Subsidiaries, and will keep AMCORE fully informed of such events.

     6.3 Certain Revaluations, Changes, and Adjustments. On or before the Effective Time, upon the request of AMCORE, the Company shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of AMCORE and establish such accruals and reserves as shall be necessary to reflect Merger-related expenses and costs incurred by the Company, provided, however, that the Company shall not be required to take such action (A) more than five
(5) days prior to the Effective Time; (B) unless AMCORE agrees in writing that all conditions to closing set forth in Article VIII have been satisfied or waived; and (C) unless the Company shall have received a written waiver by AMCORE of its right to terminate this Agreement, and no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 6.3, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

     6.4 Negative Covenants. Except as specifically contemplated by this Agreement or the Company Letter, from the date hereof until the Effective Time, the Company shall not do, or permit its Subsidiaries to do, without the prior written consent of AMCORE any of the following:

          (a) (i) subject to clause (ii) below, declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for (A) cash dividends on the Company Common Stock for the quarter ending December 31, 1996, and each quarter thereafter ending prior to the Effective Time, each of which dividends shall be declared for a record date on or after the record date for payment of dividends by AMCORE on AMCORE Common Stock for such quarter, shall be paid prior to the Effective Time, and shall not exceed for any quarter $0.725 per share; and (B) dividends by a Company Subsidiary;

          (ii) except as herein provided, declare or pay any dividends or make any distributions in any amount on Company Common Stock in any calendar quarter in which the Effective Time is expected to occur and in which the shareholders of Company Common Stock will be entitled to receive dividends on the shares of AMCORE Common Stock into which the shares of Company Common Stock have been converted; it is the intent of this clause (ii) to provide that the holders of Company Common Stock will receive either the payment of cash dividends on their shares of Company Common Stock permitted pursuant to clause (i) above or the payment of cash dividends as the holders of shares of AMCORE Common Stock received in the Merger for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a cash dividend as shareholders of Company Common Stock and the payment of a cash dividend as the holders of the shares of AMCORE Common Stock received in the Merger; and if the Company does not declare and pay cash dividends in a particular calendar quarter because of the Company's reasonable expectation that the Effective Time was to have occurred in such calendar quarter, and the Effective Time does not in fact occur in such calendar quarter then, as a result thereof, the Company shall be entitled to declare and pay a cash dividend (within the limitations of this Section 6.4, on such shares of Company Common Stock) for such calendar quarter by the declaration and payment of such cash dividends as soon as reasonably practicable;

          (b) (i) redeem, purchase, or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any of the assets, or any class of stock, of any corporation, bank, or other business (other than purchases of passive investments in the ordinary course of business consistent with past business practices); (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; (v) sell any intangible rights, including but not limited to mortgage servicing rights; (vi) split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock; or (vii) release or relinquish any material contract rights not in the ordinary course of business;

          (c) issue, deliver, award, grant, or sell, or authorize or propose the issuance, delivery, award, grant, or sale of, any shares of its capital stock of any class (including shares held in treasury), any debt instrument having a right to vote or any securities convertible into, or any rights, warrants, or options to acquire, any such shares, voting debt, or convertible securities;

          (d) initiate, solicit, or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Transaction Proposal (as such term is defined in Section 6.14 hereof), or discuss or negotiate with any person in furtherance of such inquiries or to obtain a Transaction Proposal, or agree to or endorse any Transaction Proposal, or authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant, or other representative retained by it or any of its Subsidiaries to take any such action, provided, however, that the Board of Directors of the Company (the "Board") may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal, furnish or cause to be furnished information to and engage in discussions with such third party, but only if (A) the Board determines in good faith, after consultation with its independent financial advisors and based upon the written opinion of Jones, Day, Reavis & Pogue ("Jones Day"), that failure to take such action could reasonably be expected to result in a breach of the fiduciary duties of such Board under applicable law and (B) prior to furnishing such non-public information to, or entering into discussions or negotiations with such third party, the Company receives from such third party an executed confidentiality agreement with terms no less favorable than those contained in the Confidentiality Agreement. As used herein, "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any person (or group) (other than AMCORE or any of its Subsidiaries) with respect to a Transaction Proposal (i) on terms which the Board determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors and legal counsel), to be more favorable to the Company and its stockholders than the transactions contemplated hereby (including taking into account the financing thereof). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any third parties other than AMCORE with respect to any of the foregoing. The Company will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.4(d). In the event that the Board furnishes information to or engages in such discussions with any person, the Company shall promptly notify AMCORE orally and in writing of all of the relevant details relating to all inquiries and proposals that it may receive relating to any of such matters (including the identity of the person making such inquiry or proposal) and provide AMCORE with copies of all materials delivered to such person;

          (e) propose or adopt any amendments to its corporate charter or by-laws;

          (f) except in its fiduciary capacity, purchase any shares of AMCORE Common Stock;

          (g) take action which, or fail to take action which failure, would or is reasonably likely to (i) adversely affect the ability of either of AMCORE or the Company to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect the Company's ability to perform its covenants and agreements under this Agreement; (iii) result in any of its representation and warranties set forth in this Agreement being or becoming untrue in any material respect; (iv) result in any of the conditions to the Merger set forth in Article VIII and Article X hereof not being satisfied; or (v) result in a violation of any provisions of this Agreement except, in every case, as may be required by applicable law;

          (h) change the lending, investment, liability management, and other material policies concerning the banking business of the Company or any of its Subsidiaries, unless required by law or regulation and such change does not cause a Material Adverse Effect;

          (i) enter into any new line of business;

          (j) change its methods of accounting in effect at December 31, 1995, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

          (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or
     (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement or (iv) except as provided in Section 6.4(k) of the Company Letter, contribute any amounts, funds or property to any trust in respect of any obligations under any plans or arrangements of the Company or its Subsidiaries, including but not limited to any trusts under any deferred compensation plan and (v) except as provided in Section 6.4(k) of the Company Letter, permit any participant account under any deferred compensation plan of the Company or its Subsidiaries to be invested (whether by account transfer or new investment) in any account based on the equity of the Company;

          (l) take or cause to be taken any actions that would, or would be reasonably likely to (i) prevent AMCORE from accounting for the Merger as a "pooling of interests" for accounting purposes or (ii) adversely affect the status of the Merger as a tax-free reorganization under Section 368(a) of the Code;

          (m) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

          (n) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation, or other entity;

          (o) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

          (p) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

          (q) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound except that the Company may renew contracts, agreements or leases in the ordinary course of business after consultation with AMCORE; or

          (r) agree in writing or otherwise to do any of the foregoing.

     6.5 Full Disclosure. (a) The Company will afford AMCORE, its officers, accountants, counsel, and other authorized representatives, such access to all books, records, tax returns, leases, contracts, and documents of the Company and its Subsidiaries, to any work papers of the Company's independent auditors, and to the buildings, structures, fixtures, and appurtenances of the Company and its Subsidiaries for purposes of inspecting their condition, and will furnish to AMCORE such information with respect to the assets and business of the Company and its Subsidiaries as AMCORE may from time to time reasonably request in connection with this Agreement as permitted by law; and will instruct and request the Company's directors, officers, employees, counsel and financial advisors to cooperate with AMCORE in its investigation of the business of the Company and its Subsidiaries and in the planning for the combination of the businesses of the Company and AMCORE following the consummation of the Merger, provided that such access or investigation shall not interfere unnecessarily with the normal operations of the Company and its Subsidiaries. AMCORE will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

     (b) In the event of termination of this Agreement for any reason, AMCORE shall promptly return all non-public documents obtained from the Company, and any copies made of such documents, to the Company. In addition, in the event of such termination, all documents, memoranda, notes and other writing whatsoever prepared by AMCORE based on the information in such material shall be destroyed (and AMCORE shall use its best efforts to cause its advisors and their representatives to similarly destroy their respective documents, memoranda and notes), and such destruction (and best efforts) shall be certified in writing to the Company by an authorized officer supervising such destruction. All non-public information obtained pursuant to this Section 6.5 shall be governed by the Confidentiality Agreement.

     6.6 Letter of the Company's Accountant. At the request of AMCORE, the Company shall use its best efforts to cause to be delivered to AMCORE "cold comfort" letters of McGladrey & Pullen, LLP, the Company's independent public accountant, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to AMCORE, reasonably customary in form, scope, and substance for letters delivered by independent public accountants in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company contained in the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to those contemplated by the Agreement.

     6.7 Report to AMCORE. The Company will promptly advise AMCORE in writing of all actions taken by the directors and stockholders of the Company at meetings or in connection with written consents filed with the Company and will furnish AMCORE with copies of all monthly and other interim financial statements of the Company and its Subsidiaries as they become available. The Company will use its best efforts to keep AMCORE fully informed concerning all trends and developments of which it becomes aware that may have a material effect upon the business, any properties, or condition (either financial or otherwise) of the Company or its Subsidiaries.

     6.8 Breaches. The Company shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to AMCORE and use its best efforts to prevent or promptly remedy the same.

     6.9 Stockholders Meeting. The Company shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and related matters. The Company will, through its Board of Directors, unanimously recommend to the Company stockholders approval of such matters, will not withdraw, modify, or amend such recommendations, and will use its best efforts to obtain such stockholder approval. The Company shall coordinate and cooperate with AMCORE with respect to the timing of such meeting and shall use its best efforts to hold such meeting as soon as practicable after the date hereof. The Company shall not, at its stockholder meeting, submit any other matter for approval of its stockholders (except with the prior written consent of AMCORE, which consent shall not be unreasonably withheld). The date on which the Company stockholders vote upon the Agreement and related matters shall be referred to as the "Meeting Date".

     6.10 Supplement to Company Letter. The Company will promptly supplement or amend the Company Letter with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Letter. No supplement or amendment to the Company Letter will have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII hereof.

     6.11 Dissent Process. The Company will give to AMCORE prompt notice of any written notice relating to the exercise of dissenters' rights granted under the WBCL, including the name of the dissenting stockholder and the number of shares of Company Common Stock to which the dissent relates. AMCORE will have the right to participate in all negotiations and proceedings relating thereto, and exceptions required by law. The Company will not make any payment with respect to, or settle or offer to settle, any appraisal demands without AMCORE's prior written consent.

     6.12 Delivery of Shareholder List. The Company shall arrange to have its transfer agent deliver to AMCORE or its designee, immediately prior to the Closing Date, a true and complete list setting forth the names and addresses of the Company stockholders. From time to time prior to the Closing Date, the Company shall deliver to AMCORE such information as AMCORE may request regarding the holdings of stock of persons who may be affiliates of the Company and such other stockholder information as AMCORE may reasonably request.

     6.13 Affiliates; Accounting and Tax Treatment. As soon as practicable after the meeting of the Company stockholders held pursuant to Section 6.9 hereof, (a) the Company shall deliver to AMCORE a letter identifying all persons who are then known to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act, and (b) the Company shall cause each person identified in such letter who is not also identified as an affiliate in the Company Letter to deliver to AMCORE an Affiliate's Undertaking. The Company shall use its reasonable best efforts to cause any person who to the Company's knowledge becomes an affiliate of the Company after the Company's delivery of the letter referred to above, and on or prior to the Closing Date, to deliver to AMCORE an Affiliate Undertaking as soon as practicable after attaining such status. The Company will use its reasonable best efforts to cause the Merger to qualify (x) for "pooling-of-interests" accounting treatment and (y) as a reorganization within the meaning of Section 368(a) of the Code.

     6.14 Expenses and Fees. (a) Expenses. If this Agreement or the transactions contemplated hereby are terminated:

          (i) (A) By AMCORE (1) because any condition set forth in Article VIII hereof (other than the failure to satisfy the condition set forth in Section 8.4(b) hereof or Section 8.5 if such failure is a result of any action or inaction taken by AMCORE) or the condition set forth in Section
     10.3 hereof has not been satisfied or waived in accordance with Section
     11.1 (b)(i) hereof, or (2) pursuant to Section 11.1(b)(ii), 11.1(b)(iii), 11.1(f), 11.1(g) or 11.1(h) or (B) by the Company pursuant to Section 11.1(i) or 11.1(j), then the Company shall promptly (and in any event within five (5) days after such termination, except as provided in Section 11.1(i)) pay AMCORE all Expenses (as defined in clause (c) of this Section 6.14) of AMCORE, not to exceed a total of $400,000; or

          (ii) By the Company (A) because any condition set forth in Article IX hereof (other than the failure to satisfy the condition set forth in Section 9.4 hereof) has not been satisfied or waived in accordance with
     Section 11.1(c)(i) hereof, or (B) pursuant to Section 11. l(c)(ii) or (iii) hereof, then AMCORE shall promptly (and in any event within five (5) days after such termination) pay the Company all Expenses of the Company, not to exceed a total of $400,000.

     (b) Fees. If this Agreement or the transactions contemplated hereby are terminated and if any one of the following conditions has been met, then the Company shall promptly (and in any event within five (5) business days after the later to occur of such termination and the date on which one of the following conditions is met, except as provided in 11.1(i)) pay AMCORE a fee equal to $1,000,000 (the "Termination Fee"):

          (i) this Agreement is terminated by the Company pursuant to Section 11.1(i) hereof; or

          (ii) this Agreement is terminated by AMCORE pursuant to Section 11.1(g) or 11.1(h) hereof; or

          (iii) this Agreement is terminated (A) by AMCORE for any reason pursuant to Section 11.1(b) (other than the failure to satisfy the conditions set forth in Section 8.2, 8.5 or 10.2 hereof) or (B) by the Company pursuant to Section 11.1(j) and without the prior approval of AMCORE and (1) prior to or contemporaneously with such termination there is a Transaction Proposal (other than the Merger) and (2) prior to or within twelve (12) months after the termination of this Agreement, the Company shall have directly or indirectly entered into a definitive agreement for, or shall have consummated, a Transaction Proposal.

     (c) (i) "Expenses" of either party as used in this Section 6.14 shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts, and consultants to the party and its affiliates) incurred by it or on its behalf in connection with the transactions contemplated by this Agreement and, as to AMCORE, the internal cost of any due diligence performed by AMCORE with respect to the Company in connection with such transactions, calculated at AMCORE's standard audit rates.

     (ii) "Transaction Proposal" as used in this Agreement means (A) a bona fide tender offer or exchange offer for 25% or more of the then outstanding shares of the Company which shall have been publicly proposed to be made or shall have been commenced or made by any corporation (excluding AMCORE or any of its Subsidiaries or Affiliates), partnership, person, other entity, or group (as defined in Section 13(d)(3) of the Exchange Act) (each, for purposes of this
Section 6.14(c)(ii), a "Person"); (B) a merger, consolidation, or other business combination with the Company, or with any of its Subsidiaries, shall have been effected by any Person, or an agreement relating to any such transaction shall have been entered into; (C) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (whether in one transaction or a series of related transactions) involving a substantial part of the Company's consolidated assets (including stock of the Bank), or all or a substantial part of the assets of any of its Subsidiaries, to any Person shall have been effected, or any agreement relating to such transaction shall have been entered into; (D) the acquisition by any Person (other than AMCORE or any Company Subsidiary in a fiduciary capacity for third parties, none of whom beneficially owns 10% or more of the outstanding Company Common Stock) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, which will be deemed for purposes hereof to provide that a Person beneficially owns any shares of Company Common Stock that may be acquired by such person pursuant to any right, option, warrant, or other agreement, regardless of when such acquisition would be permitted by the terms thereof) of 25% or more of the outstanding shares of Company Common Stock (including Company Common Stock currently beneficially owned by such Person);
(E) any reclassification of securities or recapitalization of the Company or other transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity security (including securities convertible into equity securities) of the Company that is owned by any Person shall have been effected, or any agreement relating to such transaction shall have been entered into or plan with respect thereto adopted; (F) any transaction having an effect similar to those described in (A) through (E) above; or (G) a public announcement with respect to a proposal, plan, or intention by the Company or another Person to effect any of the foregoing transactions (which may include publication of notice of filing or any similar notice under applicable law).

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1 Preparation of Registration Statement and the Proxy Statement. (a) AMCORE shall prepare and file with the SEC under the Securities Act a registration statement on Form S-4 with respect to the shares of AMCORE Common Stock to be issued in the Merger (the "Registration Statement"). The Registration Statement shall include, in a form reasonably acceptable to AMCORE and the Company, the Proxy Statement of the Company for use in connection with the stockholders' meeting referenced in Section 6.9 hereof (the "Proxy Statement/Prospectus"). AMCORE shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and shall use all reasonable efforts to cause the shares of AMCORE Common Stock issuable in the Merger to be approved for listing on the Nasdaq National Market. AMCORE shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws or "Blue Sky" permits and approvals in connection with the issuance of AMCORE Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action and shall cooperate fully with AMCORE in the preparation of the Proxy Statement/Prospectus and the obtaining of all necessary approvals and consents required by this Agreement.

     7.2 Legal Conditions to Merger. (a) Each of the Company, AMCORE, and Newco will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the transactions contemplated hereby (including furnishing all information required by the Federal Reserve Board or in connection with approvals of or filings with the Federal Reserve Board and any other governmental entity) and to obtain all necessary consents and approvals from governmental entities or public or private third parties, and will promptly cooperate with and furnish information to each other in connection with any such requirements, consents, and approvals. The obligation to take all reasonable actions shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order, or approval of, or any exemption by, any party that are not acceptable to AMCORE, in its sole discretion, or to change the business practices of AMCORE or any AMCORE Subsidiary. In the event of a restraining order or injunction that prevents the Closing by reason of the operation of Section 8.4(b) or 9.4 hereof, the Company, AMCORE, and Newco shall use their respective best reasonable efforts to cause such order or injunction to be lifted and the Closing consummated as soon as reasonably practicable.

     (b) The parties hereto shall cooperate with each other and use all reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (it being understood that any amendments to the Registration Statement or a resolicitation of proxies as consequence of an acquisition agreement by AMCORE or any of its Subsidiaries shall not violate this covenant). The Company and AMCORE shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or AMCORE, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) AMCORE and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the Registration Statement or any other statement, filing, notice or application made by or on behalf of AMCORE, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) AMCORE and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that the necessary regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

     7.3 Indemnification; Directors and Officers Insurance. From and after the Effective Time, AMCORE agrees for a period of six (6) years to indemnify and hold harmless all past and present officers and directors of the Company and its Subsidiaries to the same extent such persons are currently indemnified by the Company and its Subsidiaries pursuant to the Company's Articles of Incorporation and By-laws for acts or omissions occurring prior to the Effective Time. AMCORE will provide, or cause to be provided, for one or more periods which, in the aggregate, will be not less than three years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides such officers and directors coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is in the aggregate no less favorable than the existing policy or, if substantially equivalent insurance coverage is commercially unavailable, the best available coverage; provided, however, that AMCORE shall not be required to pay annual premiums for the D&O Insurance required under this Section 7.3 in excess of $20,000, but in such case shall purchase as much coverage as possible for such amount; provided further, that AMCORE shall have the right to merge the Company into any other corporate entity so long as the directors and officers of the Company shall be entitled to such rights to indemnification as are enjoyed by the directors and officers of any such corporate entity into which the Company may be merged.

     7.4 Brokers or Finders. Each of AMCORE and the Company represents, as to itself, its Subsidiaries, and its affiliates, that no agent, broker, investment banker, financial advisor, or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Baird, whose fees and expenses will be paid by the Company in accordance with the letter agreement between Baird and the Company Agreement.

     7.5 Environmental Audits. AMCORE shall have the right to engage, at the Company's expense not to exceed $10,000 in the aggregate, an environmental consulting engineering firm, reasonably acceptable to the Company, to perform environmental site assessments of the Real Properties of the Company or its Subsidiaries (collectively, the "Audited Properties") which shall satisfy the American Society of Testing and Materials "Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process" (ASTM
Designation: E-1527-93), except that such assessment shall also include a review of compliance with Environmental Laws (the "Environmental Audits"), and render reports of the Environmental Audits (the "Environmental Reports") to determine, to AMCORE's satisfaction, whether there are any indications or evidence that (i) any toxic substance has been stored, deposited, treated, recycled, used or accidentally or intentionally disposed of, discharged, spilled, released, dumped, emitted or otherwise placed on, under or at, or used in any construction on, any such Audited Property, (ii) any such Audited Property is contaminated by or contains any toxic substance or (iii) any violations of Environmental Laws have occurred or are likely to occur on any Audited Property. The scope of the Environmental Audits may also include any testing or sampling of materials to determine, to AMCORE's reasonable satisfaction, whether any clean up, removal, remedial action or other response ("Remediation Action") is required to bring the Audited Properties into material compliance with Environmental Laws or to eliminate any condition that could result in a material liability as a result of the ownership, lease, operation or use of any Audited Property, and the estimated cost of such Remediation Action (the "Remediation Costs"). All Environmental Audits shall initially be provided to AMCORE and the Company in draft form. AMCORE shall require that the environmental consulting firm not disclose (except as required by law) any information in the Environmental Audits to anyone other than AMCORE and the Company. AMCORE will use reasonable efforts to engage an environmental consulting engineering firm within ten (10) days of the date hereof and AMCORE and the Company will use reasonable efforts to cause the Environmental Audits to be completed within forty-five (45) days of the date hereof. The Company shall use reasonable efforts to cause the Remediation Action to be completed within six months of the date hereof, if possible.

     7.6 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of the stockholders of the Company described in Section 10.3 hereof, including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     7.7 Release of Information. The Company, the Bank or any Company Subsidiary and AMCORE will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law. If no agreement on such release is reached despite such efforts the party determining to release such information shall provide the other party with twenty-four (24) hours notice before releasing such information.

                                  ARTICLE VIII

               CONDITIONS TO THE OBLIGATIONS OF AMCORE AND NEWCO

     The obligations of AMCORE and Newco under this Agreement to cause the transactions contemplated therein to be consummated shall be subject to the satisfaction of the following conditions:

          8.1 No Material Adverse Change. There shall not have been any material adverse change, or discovery of a condition or the occurrence of any event that has resulted or is likely to result in such a change, in the condition (financial or otherwise), assets, liabilities, reserves, results of operation, or business of the Company and its Subsidiaries taken as a whole from the Latest Statement Date to the Closing Date.

          8.2 Representations and Warranties. Each of the representations and warranties by the Company contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects) (a) at, or as of, the date of this Agreement and (b) (except to the extent such representation speaks as of an earlier date) as of the Closing Date as though such representations and warranties were made on and as of said date, except with respect to changes expressly contemplated in this Agreement; provided that the knowledge qualification set forth in the first sentence of Section 4.16(c) and Section 4.16(d) shall not be applicable for purposes of this Section 8.2.

          8.3 Performance and Compliance. The Company shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed and satisfied by it on or prior to the Closing Date.

          8.4 No Proceeding or Litigation. At the Closing Date, no suit, action, or proceeding shall be pending or overtly threatened, and no liability or claim shall have been asserted against the Company, the Bank or any Company Subsidiary that has not been disclosed in the Company Letter
     (a) involving any of the assets, properties, business, or operations of the Company or its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, or (b) before any court or other governmental agency by the federal or any state government in which it is or will be sought to restrain or prohibit the consummation of the Merger.

          8.5 Pooling Letter. AMCORE shall have confirmation from McGladrey & Pullen, LLP that the Merger will be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, as of a date no more than five (5) business days prior to the Closing Date.

          8.6 Letters from the Company Affiliates. AMCORE shall have received from (a) each person named in the Company Letter, as updated pursuant to
     Section 6.13 hereof, and (b) from any person who to the Company's knowledge becomes an Affiliate of the Company after the Company Letter is so updated, an executed copy of an Affiliate's Undertaking.

          8.7 Consents under Agreements. The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit consummation of the Merger under any loan or credit agreement, note, mortgage, indenture, lease, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of AMCORE, individually or in the aggregate, have a Material Adverse Effect on AMCORE whether prior to or following the consummation of the transactions contemplated hereby.

          8.8 Dissenters. Holders of not more than six percent (6%) of the Company Common Stock outstanding as of the record date for the meeting of the Company stockholders shall have undertaken steps to perfect their right to object in accordance with Section 180.1302 of the WBCL and not lost or abandoned such right.

          8.9 1996 Audited Financial Statements. If the Closing Date shall occur on or after February 15, 1997, the Company shall have delivered to AMCORE audited consolidated financial statements as of and for the fiscal year ended December 31, 1996, that (i) are prepared in accordance with GAAP consistently applied, (ii) fairly reflect the financial positions of the Company and its Subsidiaries, as of such date, and the results of operations of the Company and its Subsidiaries, for the period ended on such date, and (iii) reflect in accordance with GAAP consistently applied, adequate provision for, or reserves against, the possible loan losses of the Company and its Subsidiaries.

          8.10 Certificate of the Company Officer. The Company shall have furnished to AMCORE a certificate, signed by its Chief Executive Officer, dated the Closing Date, to the effect that the conditions described in Sections 8.1, 8.2, 8.3, 8.4, 8.7 and 8.8 of this Agreement have been fully satisfied.

          8.11 Good Standing Certificates. AMCORE and Newco shall have received statements from the appropriate officials of the State of Wisconsin and State of Nevada, certifying that the Company and FNI, respectively, is a corporation in good standing, and a statement from the OCC stating that the Bank is in good standing under the laws of the United States, each dated within fifteen (15) business days prior to the Closing Date.

          8.12 Accountant's Letter. The Company shall have caused to be delivered to AMCORE letters from the Company's independent public accountants dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing, and addressed to AMCORE and the Company, with respect to the Company's consolidated financial position and results of operation, reasonably customary in form, scope, and substance for letters delivered by independent public accountants in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company contained in the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to those contemplated by the Agreement.

                                   ARTICLE IX

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction of the following conditions:

          9.1 No Material Adverse Change. There shall not have been any material adverse change, or discovery of a condition or the occurrence of any event that has resulted or is likely to result in such a change, in the consolidated condition (financial or otherwise), assets, liabilities, results of operation, or business of AMCORE from the Latest Statement Date to the Closing Date.

          9.2 Representations and Warranties. Each of the representations and warranties of AMCORE and Newco contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality such statement shall be true and correct in all respects) at, or as of, the date of this Agreement and (except to the extent such representation speaks as of an earlier date) as of the Closing Date as though such representations were made on and as of said date.

          9.3 Performance and Compliance. AMCORE shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed and satisfied by it on or prior to the Closing Date.

          9.4 No Proceeding or Litigation. At the Closing Date, no suit, action, or proceeding shall be pending or overtly threatened before any court or other governmental agency by the federal or any state government in which it is sought to restrain or prohibit the consummation of the Merger.

          9.5 Certificate of Financial Officer. AMCORE shall have furnished to the Company a certificate, signed by its chief financial officer and dated the Closing Date, to the effect that the conditions described in Sections 9.1, 9.2, 9.3, and 9.4 of this Agreement have been fully satisfied.

          9.6 Tax Opinion. The Company shall have received an opinion from Jones Day, special tax counsel to the Company, satisfactory to the Company opining that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, dated the Closing Date.

     In rendering such opinion, Jones Day shall be entitled to rely on appropriate and customary representations contained in certificates of officers of AMCORE and the Company, certain holders of Company Common Stock and others, and AMCORE and the Company shall each use their reasonable best efforts to deliver or cause to be delivered such certificates to Jones Day and to ensure that all of the representations contained therein are true and correct as of the date of such opinion and at the Effective Time.

                                   ARTICLE X

                  CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

     In addition to the provisions of Articles VIII and IX hereof, the obligations of the Company, AMCORE, and Newco under this Agreement to cause the transactions contemplated herein to be consummated, shall be subject to the satisfaction of the following conditions:

          10.1 Governmental Approvals. The parties hereto shall have received all necessary approvals of governmental agencies and authorities, on conditions satisfactory to AMCORE, of the transactions contemplated by this Agreement, each of such approvals shall remain in full force and effect and all statutory waiting periods in connection therewith shall have expired prior to the Closing Date, and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. If any contest as aforesaid is brought by formal proceedings, any party may, but shall not be obligated to, answer and defend such contest.

          10.2 Securities Law Compliance. The Registration Statement shall have become effective by an order of the SEC, the AMCORE Common Stock to be issued in the Merger shall have been qualified or exempted under all applicable state securities or blue sky laws, there shall have been no stop order issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no proceeding shall have been commenced, pending, or overtly threatened for such purpose.

          10.3 Stockholder Approval. The Merger shall have been duly approved by consent or the requisite affirmative votes of the stockholders of the Company.

                                   ARTICLE XI

                                  TERMINATION

     11.1 Reasons for Termination. This Agreement may be terminated and the Merger abandoned at any time before the Closing Date, notwithstanding the approval or adoption of this Agreement by the stockholders of the Company and subject to the payment obligations of Section 6.14 hereof:

          (a) By mutual written consent of the Board of Directors of the Company and the Board of Directors of AMCORE.

          (b) By written notice from AMCORE to the Company if:

             (i) any condition set forth in Article VIII or X of this Agreement has not been substantially satisfied or waived in writing by June 30, 1997 (the "Termination Date"); or

             (ii) any warranty or representation made by the Company shall be discovered to be or to have become untrue, incomplete, or misleading in any way that has resulted, or would reasonably be expected to result, in a Material Adverse Effect on the Company or upon the consummation of the transactions contemplated hereby, where any such breach has not been cured within twenty (20) business days following receipt by the Company of notice of such discovery; or

             (iii) the Company shall have breached one or more provisions of this Agreement in any way that has resulted, or would reasonably be expected to result, in a Material Adverse Effect on the Company considering all such breaches in the aggregate or upon the consummation of the transactions contemplated hereby, where such breach has not been cured within twenty (20) business days following receipt by the Company of notice of such breach.

          (c) By written notice from the Company to AMCORE, authorized by the Board of Directors of the Company, if:

             (i) any condition set forth in Article IX or X of this Agreement has not been substantially satisfied or waived in writing by the Termination Date; or

             (ii) any warranty or representation made by AMCORE shall be discovered to be or to have become untrue, incomplete or, misleading in any way that has resulted or would reasonably be expected to result, in a Material Adverse Effect on AMCORE or upon the consummation of the transactions contemplated hereby, where any such breach has not been cured within twenty (20) business days following receipt by AMCORE of notice of such discovery; or

             (iii) AMCORE shall have breached one or more provisions of this Agreement in any way that has resulted, or would reasonably be expected to result, in a Material Adverse Effect on AMCORE considering all such breaches in the aggregate or upon the consummation of the transactions contemplated hereby, where such breach has not been cured within twenty
        (20) business days following receipt by AMCORE of notice of such breach.

          (d) By written notice from the Company to AMCORE delivered not later than fifteen (15) days after the Meeting Date, if on the Meeting Date, the average of the daily closing prices on an ex-dividend basis of a share of AMCORE Common Stock as reported on the consolidated tape of the Nasdaq National Market during the period of twenty (20) trading days ending at the end of the third trading day immediately preceding the Meeting Date (the "AMCORE Average Price") is less than $18.00 unless on or before the fifth business day after its receipt of such written notice of termination from the Company, AMCORE shall have delivered written notice to the Company of its agreement to adjust the Exchange Ratio to the number obtained by dividing (i) the amount equal to 135.72 less the Environmental Reduction Amount, if any, by (ii) the AMCORE Average Price. Upon receipt of such notice by the Company, the Exchange Ratio shall be deemed to be equal to such quotient.

          (e) By written notice from AMCORE to the Company delivered not later than fifteen (15) days following the Meeting Date if on the Meeting Date, the AMCORE Average Price is greater than $23.00 unless on or before the fifth business day after its receipt of such written notice of termination from AMCORE, the Company shall have delivered written notice to AMCORE of its agreement to adjust the Exchange Ratio to the number obtained by dividing (i) the amount equal to 173.42 less the Environmental Reduction Amount, if any, by (ii) the AMCORE Average Price. Upon receipt of such notice by the Company, the Exchange Ratio shall be deemed to be equal to such quotient.

          (f) By written notice from AMCORE to the Company delivered not later than the Meeting Date, if AMCORE's good-faith estimate of Remediation Costs based upon the Environmental Audits is $700,000 or more.

          (g) By AMCORE, if without the prior approval of AMCORE (A) the Company
     (1) shall have withdrawn, modified, or amended in any respect its approval or recommendation of this Agreement or the transactions contemplated hereby, or (2) shall not at the appropriate time have recommended or shall have withdrawn, modified, or amended in any respect its recommendation that its shareholders vote in favor of this Agreement, or (3) shall not have included such recommendation in the Proxy Statement/ Prospectus (as defined in Section 7.1 hereof), or (4) shall have taken any action or public position inconsistent with such approval or recommendation; (B) the Board of Directors of the Company shall have resolved to do any of the foregoing, or (C) any director of the Company shall take any action inconsistent with such approval or recommendation and such action has not been renounced by the Board of Directors of the Company.

          (h) By AMCORE, if (A) there is a Transaction Proposal initiated or made by or relating to the Company which is approved of or agreed to by the Board of Directors of the Company; (B) any person shall have solicited proxies in opposition to the approval of the Merger, and the Board of Directors of the Company has taken action or a public position consistent with approving of such person's proxy solicitation; or (C) any person (other than AMCORE or any AMCORE Subsidiary or any entity under the control of AMCORE) shall have filed an application under the BHCA or the Change in Bank Control Act, as amended, with respect to the acquisition by such person of any shares of Company Common Stock or the capital stock of the Bank, and the Board of Directors of the Company has taken action or a public position consistent with both approving of such person's application and approving of such person's attempt to gain control of the Company or the Bank.

          (i) By the Company, if the Board shall reasonably determine that a proposal for a Transaction Proposal constitutes a Superior Proposal and the Board shall have received a written opinion of Jones Day that the failure to accept such Superior Proposal could reasonably be expected to result in a breach of the fiduciary duties of such Board under applicable law; provided, however, that the Company may not terminate this Agreement pursuant to this clause (i) unless (A) five (5) business days shall have elapsed after delivery to AMCORE of a written notice of such determination by such Board and, during such 5-business-day period, the Company shall have informed AMCORE of the material terms and conditions and financing arrangements of such proposal for a Transaction Proposal and the identity of the person or group making such proposal for a Transaction Proposal and
     (B) at the end of such 5-day-business period, such Board shall continue reasonably to believe that such proposal for a Transaction Proposal constitutes a Superior Proposal and promptly thereafter the Company shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal. Notwithstanding the foregoing, the Company shall not have the right to terminate this Agreement pursuant to this subsection (i) unless it has simultaneously or previously paid the $1,000,000 fee owed to AMCORE pursuant to Section 6.14(b)(i) and confirms its obligation to reimburse AMCORE for its Expenses pursuant to Section 6.14(a)(i).

          (j) By written notice from the Company to AMCORE delivered not later than the Meeting Date, if the amount of Remediation Costs set forth in AMCORE's written notice to the Company delivered pursuant to Section 2.1(d) hereof is $700,000 or more.

     11.2 Effect of Termination. (a) In the event of termination of this Agreement by either the Company or AMCORE as provided in Section 11.1 hereof, this Agreement shall forthwith become void and, except with respect to claims by the terminating party for damages for breaches described in Sections 11.1(b) and 11.1(c) hereof, there shall be no liability or obligation on the part of AMCORE or the Company or their respective officers or directors except with respect to Sections 6.5 and 6.14 hereof; provided that the payment of the Termination Fee to AMCORE shall be deemed to constitute full payment for any damages incurred by AMCORE as a result of breaches described in Section 11.1(b) with respect to which the Termination Fee was paid to AMCORE.

     (b) In the event AMCORE terminates this Agreement pursuant to Section 11.1(b) and is be entitled to the Termination Fee, the parties agree that AMCORE would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate AMCORE for such damages, the Company has agreed to pay to AMCORE such Termination Fee as liquidated damages. It is specifically agreed that the amount to be paid pursuant to Section 6.14 hereof represents liquidated damages and not a penalty.

     (c) Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful or intentional breach of this Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Non-survival of Representations, Warranties and Agreements. None of the representations, warranties, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements of the "affiliates" of the Company delivered pursuant to Section 6.13 hereof and the agreements of AMCORE in Sections 5.1(b) and 7.3 hereof.

     12.2 Expenses. Except as otherwise provided herein, all expenses incurred by AMCORE and the Company in connection with or related to the authorization, preparation, and execution of this Agreement, the solicitation of stockholder approvals, and all other matters related to the closing of the transactions contemplated thereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel, and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party that has incurred the same.

     12.3 Waivers; Amendments. At any time prior to the Closing Date, either AMCORE, by action taken by its Board of Directors, or any committee or officers hereunto authorized, or the Company, by action taken by its Board of Directors, or any committee or officers hereunto authorized, may waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained in this Agreement or agree to the amendment or modification of this Agreement by an agreement in writing executed in the same manner as this Agreement; provided, however, that after consent of or a favorable vote by the stockholders of the Company pursuant to Section 6.9 of this Agreement, any such action shall be taken by the Company only if, in the opinion of its Board of Directors, such waiver, amendment, or modification will not have any material adverse effect on the stockholders of the Company and will not require resolicitation of any proxies from such stockholders.

     12.4 Assignment; Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by the parties hereto, by operation of law or otherwise, without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     12.5 Entire Agreement. This Agreement, together with the Confidentiality Agreement, the Stockholders' Agreement, and the Affiliate's Undertakings supersede any other agreement, whether written or oral, that may have been made or entered into by the Company or AMCORE or Newco or by any officer or officers of such parties relating to the acquisition of the business or the capital stock of the Company by AMCORE or Newco. The aforementioned agreements constitute the entire agreement by the respective parties, and there are no agreements or commitments except as set forth herein and therein.

     12.6 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

     12.7 Certain Definitions.  For purposes of this Agreement, the term:

          (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person;

          (b) "AMCORE Reports" shall mean all reports, registrations, and statements, together with any amendments required to be made with respect thereto, that were or are required to be filed with the SEC, the Federal Reserve Board, the OCC, FDIC, and any applicable state securities or banking authorities;

          (c) "Company Reports" shall mean all reports, registrations, and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with the Federal Reserve Board, the OCC, the FDIC, and any applicable state securities authorities; and

          (d) "Material Adverse Effect" shall mean any condition of, change in, or effect on the business, operations, properties, condition (financial or otherwise), assets, or liabilities of the Company and its Subsidiaries taken as a whole, on the one hand, or AMCORE and its Subsidiaries taken as a whole, on the other hand, as applicable, that is or would reasonably be expected to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets, or liabilities of the Company and its Subsidiaries taken as a whole, on the one hand, or AMCORE and its Subsidiaries taken as a whole, on the other hand, respectively;

          (e) "Person" shall mean an individual, corporation, partnership, association, trust, LLC, unincorporated organization or, as applicable, any other entity, unless otherwise indicated;

          (f) "Subsidiary" shall mean any corporation or other organization whether incorporated or unincorporated (i) of which a party or any subsidiary of such party is a general partner (excluding partnerships, the general partnership interest of which held by such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries; and

          (g) "To the Company's knowledge" as used in this Agreement means to the knowledge of the executive officers of the Company, the Bank or any Company Subsidiary as reflected in the recollection of such officers after due inquiry of persons whose normal job responsibilities give them knowledge of the matters covered by the representations and warranties made by the Company, the Bank or any Company Subsidiary in this Agreement or in the books and records of the Company, the Bank or any Company Subsidiary.

     12.8 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois without regard to the conflicts of laws rules.

     12.9 Notices. All notices given hereunder shall be in writing (including a telecopy) and shall be mailed by first class mail, postage prepaid, or sent by facsimile transmission or by nationally recognized overnight delivery service, addressed as follows:

        (a) If to AMCORE or Newco, to:

           Mr. John R. Hecht
           AMCORE Financial, Inc.
           Senior Vice President
           501 Seventh Street
           Rockford, Illinois 61104
           Telecopy No. (815) 961-3443

           with a copy to:

           William R. Kunkel, Esq.
           Skadden, Arps, Slate,
             Meagher & Flom (Illinois)
           333 West Wacker Drive
           Suite 2100
           Chicago, Illinois 60606
           Telecopy No. (312) 407-0411

        (b) If to the Company to:

           Mr. Rudolph F. Regez
           Mr. Thomas J. Wilkinson
           First National Bancorp, Inc.
           1625 Tenth Street
           P.O. Box 98
           Monroe, Wisconsin 53566
           Telecopy No. (608) 328-5100

           with a copy to:

           John P.C. Duncan, Esq.
           Jones, Day, Reavis & Pogue
           77 W. Wacker Drive
           Chicago, Illinois 60601
           Telecopy No. (312) 782-8585

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

                                          AMCORE FINANCIAL, INC.


                                          By:       /s/ ROBERT J. MEULEMAN


                                          --------------------------------------


                                          Attest:          /s/ MARY POHL


                                          --------------------------------------

                                          FNB ACQUISITION, INC.


                                          By:          /s/ JOHN R. HECHT


                                          --------------------------------------


                                          Attest:          /s/ MARY POHL


                                          --------------------------------------

                                          FIRST NATIONAL BANCORP, INC.


                                          By:       /s/ THOMAS J. WILKINSON


                                          --------------------------------------


                                                      /s/ RUDOLPH REGEZ


                                          --------------------------------------


                                          Attest:        /s/ GARY L. CULP


                                          --------------------------------------

                                                                       EXHIBIT A

                        FORM OF AFFILIATE'S UNDERTAKING

                                                                OCTOBER 30, 1996

AMCORE Financial, Inc.
501 Seventh Street
P.O. Box 1537
Rockford, Illinois 61110-0037

Gentlemen:

     I am a holder of shares of common stock, par value $1.00 per share ("Company Common Stock"), of First National Bancorp, Inc., a Wisconsin corporation (the "Company"). I am aware that pursuant to the terms of the
Agreement and Plan of Merger, dated as of October   , 1996 (the "Agreement")
among the Company, AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), and FNB Acquisition, Inc., a Wisconsin corporation ("Newco"), Newco will be merged (the "Merger") with and into the Company with the Company continuing as the surviving corporation, and each of the shares of Company Common Stock owned by me as of the time of such Merger shall be converted into shares of common stock, par value $0.33 per share ("AMCORE Common Stock"), of AMCORE.

     I understand and agree that it is intended that the Merger will be treated as a tax free "reorganization" for federal income tax purposes and as a "pooling-of-interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations ("Rules and Regulations") published by the Securities and Exchange Commission ("SEC"). I have been advised that as of the date hereof, I may be deemed an "affiliate" of the Company, (i) for application of the pooling-of-interests requirements and
(ii) within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of either such fact.

     If in fact I am deemed an "affiliate" under the Securities Act, my ability to sell, assign or transfer AMCORE Common Stock received by me in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. I understand that such exemptions are limited and I have obtained advice of counsel as to the provisions of this letter agreement as well as the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rule 145(d) promulgated under the Securities Act, to the extent applicable.

     I have been informed and understand that the treatment of the Merger as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of my representations and warranties set forth herein, and upon my compliance with the covenants set forth herein. I understand that the representations and warranties and covenants set forth herein will be relied upon by the Company, AMCORE, their respective counsel and accounting firms and stockholders of the Company and AMCORE.

     In connection with the above transactions, I represent and warrant to AMCORE and agree that:

          A. I have full power and authority to execute this agreement, to make the representations, warranties and covenants herein contained and to obligations hereunder.

          B. I have been advised that the issuance of AMCORE Common Stock to me pursuant to the Merger will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that because I may be deemed to have been an "affiliate" of the Company at the time the Merger was submitted for a vote of the stockholders of the Company, and because any distribution by me of AMCORE Common Stock has not been registered under the Securities Act, I may not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Restricted Securities, or any option, right or other interest with respect to any Restricted Securities, unless (i) such transaction is permitted pursuant to Rules 145(c) and 145(d) under the Securities Act, (ii) counsel reasonably satisfactory to AMCORE, shall have advised AMCORE in a written opinion letter satisfactory to AMCORE and AMCORE's legal counsel, and upon which AMCORE and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the Restricted Securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to me (sought by me or counsel representing me, with a copy thereof and all other related communications delivered to AMCORE) to the effect that the SEC would take no action, or that the Staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated.

          C. I have no present plan or intent to dispose of the AMCORE Common Stock acquired by me pursuant to the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of AMCORE being herein sometimes collectively referred to as "Restricted Securities") and I shall not formulate prior to the Effective Time any such plan or intent to dispose of such Restricted Securities.

          D. I will not make any sale, transfer or other disposition of Restricted Securities in violation of the Securities Act or the Rules and Regulations.

          E. I understand that AMCORE is under no obligation to register the sale, transfer or other disposition of Restricted Securities by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          F. Notwithstanding any other provision of this Agreement to the contrary, except as otherwise permitted by the Merger Agreement, I will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce my risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any Restricted Securities or other securities of AMCORE (i) during the 30-day period immediately preceding the Effective Time and (ii) until such time after the Effective Time as AMCORE has publicly released a report including the combined financial results of AMCORE and for a period of at least 30 days of combined operations of AMCORE and the Company within the meaning of Accounting Series Release No. 135, as amended, of the SEC.

          G. From and after the Effective Time and for so long as is necessary in order to permit me to sell the Restricted Securities held by and pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, AMCORE will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph
     (c)(1) of Rule 144 under the Securities Act. AMCORE is under no obligation to register the sale, transfer or other disposition of any Restricted Securities by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

          H. I understand that, in addition to the restrictions imposed under this agreement, the provisions of Rule 145 limit any public resale by me of Restricted Securities and that the restrictive legends described below will be placed upon the Restricted Securities.

             1. I understand that stop transfer instructions will be given to the registrar of the certificates for the shares of AMCORE Common Stock and that there will be placed on the certificates for the shares of AMCORE Common Stock, or any substitutions therefore, a legend stating in substance:

           THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION (THE ACQUISITION OF FIRST NATIONAL BANCORP, INC.) TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE LIMITATIONS OF SUCH

           RULE 145, OR UPON RECEIPT BY AMCORE FINANCIAL, INC., OF AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED PRIOR TO THE PUBLICATION BY AMCORE FINANCIAL, INC., OF AN EARNINGS STATEMENT COVERING AT LEAST 30 DAYS OF OPERATIONS SUBSEQUENT TO THE EFFECTIVE DATE OF THE MERGER.

             AMCORE agrees to remove such legend to the extent that shares evidenced by such certificates may properly be sold by me pursuant to this agreement.

             2. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, AMCORE reserves the right to put the following legend on the certificates issued to my transferee:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

          I. I hereby agree that, for a period of two (2) years following the effective date of the Merger, I will obtain an agreement similar to this agreement from each transferee of the shares of AMCORE Common Stock sold or otherwise transferred by me, but only if such sale or transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

          It is understood and agreed that this agreement will terminate and be of no further force and effect and the legends set forth in Paragraph H above will be removed by delivery of substitute certificates without such legends, and the related transfer restrictions shall be lifted forthwith, if the period of time specified in Paragraph F of this agreement has passed and (i) my shares of AMCORE Common Stock shall have been registered under the Securities Act for sale, transfer, or other disposition by me or on my behalf, (ii) I am not at the time an "affiliate" of AMCORE and have held the shares of AMCORE Common Stock for at least two (2) years (or such other period as may be prescribed by the Securities Act and the Rules and Regulations) and AMCORE has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding 12 months, (iii) I am not and have not been for at least three (3) months an "affiliate" of AMCORE and I have held the shares of AMCORE Common Stock for at least three (3) years, or (iv) AMCORE shall have received a letter from the staff of the SEC, or an opinion of counsel acceptable to AMCORE, to the effect that the stock transfer restrictions and the legend are not required.

     This agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

     This agreement shall be binding on my heirs, legal representatives, and successors.

                                          Very truly yours,

                                          --------------------------------------
                                          Name*:
                                          Title:

Accepted this      day of October, 1996

AMCORE FINANCIAL, INC.

By:

    --------------------------------------------------------

-------------------------
* In the event this undertaking covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                                                                       EXHIBIT B

                      FORM OF STOCKHOLDER VOTING AGREEMENT

     AGREEMENT, dated as of October 30, 1996 (this "Agreement"), by and among
                    (the "Stockholder"), First National Bancorp, Inc., a Wisconsin Corporation (the "Company"), and AMCORE Financial, Inc., a Nevada corporation ("AMCORE").

     WHEREAS, AMCORE, FNB Acquisition, Inc., a Wisconsin corporation and wholly owned subsidiary of AMCORE ("Merger Sub"), and the Company, have, contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that Merger Sub shall be merged with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger"),

     WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the
"Exchange Act") of        shares of Common Stock, par value $1.00 per share, of
the Company (the "Company Common Stock") and        of Company Restricted
Stock/Options (as defined in the Merger Agreement),

     WHEREAS, the Stockholder and the Company desire to amend the terms of the Stock Option Agreements in order to provide for the termination of the Options held by the Stockholder at the Effective Date of the Merger, and

     WHEREAS, as a condition to the willingness of AMCORE to enter into the Merger Agreement, AMCORE has required that the Stockholder and the Company agree, and in order to induce AMCORE to enter into the Merger Agreement, the Stockholder and the Company have agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                VOTING OF SHARES

     Section 1 Voting Agreement. The Stockholder hereby agrees to: (a) appear, or cause the holder of record on the applicable record date (the "Record Holder") to appear, at any annual or special meeting of stockholders of the Company for the purpose of obtaining a quorum; (b) vote, or cause the Record Holder to vote, in person or by proxy, all of the shares of the Company Common Stock owned or with respect to which the Stockholder has or shares voting power and shares of Company Common Stock which shall, or with respect to which voting power shall, hereafter be acquired by the Stockholder (collectively, the "Shares") in favor of the Merger, the Merger Agreement (as in effect on the date hereof) and the transactions contemplated by the Merger Agreement; (c) vote, or cause the Record Holder to vote, the Shares against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, or which could reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled; and (d) vote, or cause the Record Holder to vote, such Shares against: (i) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries; and (ii) a sale or transfer of a material amount of the assets of the Company or any of its subsidiaries (each of the events described in (i) and (ii) above as an "Alternative Transaction"). Without limiting the foregoing, the Stockholder will provide instructions to the trustee for the trust established pursuant to the Directors Deferred Compensation Plan or the Deferred Compensation Retirement Plan, as applicable, with respect to any shares held in such trust for the benefit of the Stockholder to be voted as set forth above. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Notwithstanding any other provision of this Section 1.1, the provisions of such Section shall not prohibit or restrain the Stockholder from complying with his fiduciary obligations as a director or officer of the Company.

     Section 2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in AMCORE any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares or Company Restricted Stock/Options shall remain and belong to the Stockholder, and AMCORE shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein, or the performance of its duties or responsibilities as a stockholder of the Company.

     Section 3 Evaluation of Investment. The Stockholder, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of the investment in shares of Common Stock, par value $.33 per share, of AMCORE ("AMCORE Common Stock"), contemplated by the Merger Agreement.

     Section 4 Documents Delivered. The Stockholder acknowledges receipt of copies of the following documents:

          (a) Merger Agreement and all exhibits thereto;

          (b) AMCORE's 1995 Annual Report (including Annual Report on Form 10-K for the year ended December 31, 1995);

          (c) AMCORE's Proxy Statement dated March 28, 1996; and

          (d) AMCORE's Quarterly Report for the quarter ended June 30, 1996 (including Report on Form 10-Q).

     Section 5 Investment Purpose. The Stockholder hereby represents, warrants, and agrees that it is acquiring the shares of AMCORE Common Stock pursuant to the Merger Agreement solely for its own account, for investment, and not with a view to the distribution or resale thereof.

     Section 6 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

                                   ARTICLE II

                            RESTRICTIONS ON TRANSFER

     Section 1 Transfer of Title. The Stockholder hereby covenants and agrees that the Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer, agree or otherwise sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares or Options or any other securities or rights convertible into or exchangeable for shares of Company Common Stock, owned either directly or indirectly by the Stockholder or with respect to which the Stockholder has the power of disposition, whether now or hereafter acquired, other than pursuant to the Merger, without the prior written consent of AMCORE.

          (a) The Stockholder hereby agrees and consents to the entry of stop transfer instructions with the Company against the transfer of any Shares consistent with the terms of Section 2.1(a).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER

     The Stockholder hereby represents and warrants to AMCORE as follows:

     Section 1 Authority Relative to This Agreement. The Stockholder is competent to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by AMCORE and the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 2 No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares or Options are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance of the Stockholder of its obligations under this Agreement.

     Section 3 Title to the Shares. Except for the Shares held in trust pursuant to the Directors Deferred Compensation Plan or the Deferred Compensation Retirement Plan, as applicable, for the benefit of the Stockholder, (i) the Shares held by the Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever and (ii) the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                   ARTICLE IV

                                 MISCELLANEOUS

     Section 1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement or (b) the Effective Time (as defined in the Merger Agreement).

     Section 2 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

     Section 3 Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If the Stockholder shall acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any Company Restricted Stock/Options or any securities or rights convertible into or exchangeable for shares of Company Common Stock, operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, the Stockholder specifically agrees that the obligations of the Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of the Stockholder or otherwise.

     Section 4 Entire Agreement. This Agreement constitutes the entire agreement among AMCORE, the Company and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among AMCORE, the Company and the Stockholder with respect to the subject matter hereof.

     Section 5 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

     Section 6 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 7 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     Section 8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     Section 9 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

          If to Stockholder:
        at the address set forth on the signature page hereto
        If to AMCORE or Merger Sub:
        Mr. John R. Hecht
        AMCORE Financial, Inc.
        Senior Vice President
        501 Seventh Street
        Rockford, Illinois 61104
        Telecopy No. (815) 961-3443

        with a copy to:

        William R. Kunkel, Esq.
        Skadden, Arps, Slate,
          Meagher & Flom (Illinois)
        333 West Wacker Drive
        Suite 2100
        Chicago, Illinois 60606
        Telecopy No. (312) 407-0411

        If to the Company:

        Mr. Rudolph F. Regez
        Mr. Thomas J. Wilkinson
        First National Bancorp, Inc.
        1625 Tenth Street
        P.O. Box 98
        Monroe, Wisconsin 53566
        Telecopy No. (608) 328-5100
          with a copy to:

          John P.C. Duncan, Esq.
        Jones, Day, Reavis & Pogue
        77 W. Wacker Drive
        Chicago, Illinois 60601
        Telecopy No. (312) 782-8585

     Section 10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed on the date hereof.

                                          AMCORE Financial, Inc.

                                          By:

                                          --------------------------------------
                                          Name:
                                          Title:

                                          First National Bancorp, Inc.

                                          By:

                                          --------------------------------------
                                          Name:
                                          Title:

                                          By:

                                          --------------------------------------
                                          Name:
                                          Title:
                                          Address:

                                                                       ANNEX III

                       WISCONSIN BUSINESS CORPORATION LAW
                                SUBCHAPTER XIII
                               DISSENTERS' RIGHTS

     180.1301 DEFINITIONS.  IN SS. 180.1301 TO 180.1331:

          (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

          (1m) "Business combination" has the meaning given in s. 180.1130(3).

          (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s.180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

          (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s.180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 1328.

          (4) "Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s.180.1130(9)(a) 1 to 4.

          (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporate on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (6) "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action. (Last amended by Act 16, L. '91, eff. 5-13-91.)

     180.1302 RIGHT TO DISSENT. (1) Except as provided in sub (4) and s. 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

             1. Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

             2. The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.

          (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

             1. A sale pursuant to court order.

             2. A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

                                      III-1

          (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

     (2) Except as provided in sub. (4) and s. 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

          (a) Alters or abolishes a preferential right of the shares.

          (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

          (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

          (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

          (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

     (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or s. 180.1803, 180.1813(1)(d) or (2)(b), 180.1815(3) or
180.1829(1)(c).

     (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the national association of securities dealers, inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

     (5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation. (Last amended by Act 16, L. '91, eff. 5-13-91.)

     180.1303 DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS. (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

          (a) Submits to the corporate the shareholder's written consent to the dissent not later than the time that the beneficial shareholder assets dissenters' rights.

          (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

     180.1320 NOTICE OF DISSENTERS' RIGHTS. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that

                                      III-2
shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

     (2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.

     180.1321 NOTICE OF INTENT TO DEMAND PAYMENT. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholder's meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

          (a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

          (b) Not vote his or her shares in favor of the proposed action.

     (2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

     180.1322 DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

     (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with
s. 180.0140 and shall include or have attached all of the following:

          (a) A statement indicating where the shareholder or beneficial must send the payment demand ad where and when certificates for certificated shares must be deposited.

          (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

          (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that whether he or she acquired beneficial ownership of the shares before that date.

          (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice delivered.

          (e) A copy of ss. 180.1301 to 180.1331.

     180.1323 DUTY TO DEMAND PAYMENT. (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

     (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

     (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

                                      III-3

     180.1324 RESTRICTIONS ON UNCERTIFICATED SHARES. (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

     (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

     180.1325 PAYMENT. (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (2) The payment shall be accompanied by all of the following:

          (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

          (b) A statement of the corporation's estimate of the fair value of the shares.

          (c) An explanation of how the interest was calculated.

          (d) A statement of the dissenter's right to demand payment under s.
     180.1328 if the dissenter is dissatisfied with the payment.

          (e) A copy of ss. 180.1301 to 180.1331.

     180.1326 FAILURE TO TAKE ACTION. (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s.
180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.

     180.1327 AFTER-ACQUIRED SHARES. (1) A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.

     180.1328 PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER. (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

          (a) The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

                                      III-4

          (b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

          (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

     (2) A dissenter waives his or her rights to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

     180.1330 COURT ACTION. (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in the state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

     (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

          (a) the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

          (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under s. 180.1322(2)(c), for which the corporation elected to withhold payment under
     s. 180.1327.

     180.1331 COURT COSTS AND COUNSEL FEES. (1)(a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

          (b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

     (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

          (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

                                      III-5

          (b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

     (3) Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                      III-6

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     AMCORE has purchased for the benefit of its officers and directors, and those of certain subsidiaries, insurance policies whereby the insurance companies agree, among other things, that in the event any such officer or director becomes legally obligated to make a payment (including legal fees and expenses) in connection with an alleged wrongful act, such insurance companies will pay AMCORE up to $5,000,000. Wrongful act means any breach of duty, neglect, error, misstatement, misleading statement or other act done by an officer or director of AMCORE or any subsidiary.

     Reference is made to the caption "Comparison of Stockholders' Rights Indemnification and Personal Liability of Directors and Officers" in the Proxy Statement/Prospectus for a description of certain statutory and charter provisions under which controlling persons, directors and officers of AMCORE are afforded indemnification against liabilities which they may incur in such capacities and for the statement of the Commission with respect thereto as to the enforceability thereof.

     Pursuant to the Merger Agreement, AMCORE has agreed to indemnify the executive officers and directors of FNB and its subsidiaries for a period of six years after the Effective Time to the same extent such persons are currently indemnified pursuant to FNB's Articles of Incorporation and Bylaws. AMCORE has agreed to provide directors' and officers' liability insurance for a period of not less than three years after the Merger that provides coverage for events occurring prior to the Effective Time and is in the aggregate no less favorable than FNB's existing policy, provided that AMCORE will not be required to pay annual premiums in excess of $20,000.

ITEM 21. EXHIBITS.

     (a) The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

EXHIBIT NO.                                         EXHIBIT
-----------    ---------------------------------------------------------------------------------
    2.1        Agreement and Plan of Merger, dated as of October 30, 1996, among AMCORE
               Financial, Inc., FNB Acquisition, Inc. and First National Bancorp, Inc. (included as Annex II to the Proxy Statement/Prospectus)
    3.1        Amended and Restated Articles of Incorporation of AMCORE Financial, Inc. dated
               May 1, 1990 (Incorporated by reference to Exhibit 23 of AMCORE's Annual Report on
               Form 10-K for the year ended December 23, 1989)
    3.2        Bylaws of AMCORE Financial, Inc. as amended May 17, 1990 (Incorporated by reference as Exhibit 3.1 of AMCORE's Annual Report on Form 10-K for the year ended December 31, 1994)
    4.1        Shareholder Rights Plan of AMCORE Financial, Inc. (incorporated by reference to
               Exhibit 4.1 to the AMCORE Financial, Inc. Form 8-K dated February 21, 1996)
    5.1        Opinion of Marshall, Hill, Cassas & de Lipkau
   10.1        Form of Stockholder Voting Agreement, dated as of October 30, 1996, between
               AMCORE Financial, Inc. and certain directors and officers of First National
               Bancorp, Inc. (included as Exhibit B to Annex II to the Proxy
               Statement/Prospectus)
   23.1        Consent of McGladrey and Pullen, LLP
   23.2        Consent of McGladrey and Pullen, LLP
   23.3        Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
   23.4        Consent of Jones, Day, Reavis & Pogue
   23.5        Consent of Marshall, Hill, Cassas & de Lipkau (included in Exhibit 5.1)
   99          Form of Proxy for First National Bancorp, Inc.

     (b) No financial statement schedules are required to be filed with regard to AMCORE or FNB.

ITEM 22. UNDERTAKINGS.

     (1) AMCORE hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Special report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) AMCORE hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) AMCORE undertakes that every Prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of AMCORE pursuant to the foregoing provisions, or otherwise, AMCORE has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AMCORE of expenses incurred or paid by a director, officer or controlling person or AMCORE in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, AMCORE will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) AMCORE hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (6) AMCORE hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (7) AMCORE hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on this 18th day of December 1996.

                                          AMCORE FINANCIAL, INC.

                                          By:        /s/ JOHN R. HECHT

                                            ------------------------------------
                                                       John R. Hecht
                                                 Senior Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of AMCORE Financial, Inc. hereby constitutes and appoints Robert J. Meuleman and John R. Hecht, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 of the Securities Act increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming that all such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                 TITLE                      DATE
----------------------------------------   --------------------------------- ------------------
         /s/ ROBERT J. MEULEMAN            Director and President and Chief  December 18, 1996
----------------------------------------     Executive Officer (principal
           Robert J. Meuleman                executive officer)
           /s/ JOHN R. HECHT               Senior Vice President and Chief   December 18, 1996
----------------------------------------     Financial Officer (principal
             John R. Hecht                   financial officer and principal
                                             accounting officer)
          /s/ MILTON R. BROWN              Director                          December 18, 1996
----------------------------------------
            Milton R. Brown
          /s/ CARL J. DARGENE              Director                          December 18, 1996
----------------------------------------
            Carl J. Dargene
          /s/ ROBERT A. DOYLE              Director                          December 18, 1996
----------------------------------------
            Robert A. Doyle
         /s/ LAWRENCE E. GLOYD             Director                          December 18, 1996
----------------------------------------
           Lawrence E. Gloyd

               SIGNATURE                                 TITLE                      DATE
----------------------------------------   --------------------------------- ------------------
              /s/ TED ROSS                 Director                          December 18, 1996
----------------------------------------
                Ted Ross
         /s/ JACK D. WARD, ESQ.            Director                          December 18, 1996
----------------------------------------
           Jack D. Ward, Esq.

                                 EXHIBIT INDEX

EXHIBIT NO.
-----------
    2.1        Agreement and Plan of Merger, dated as of October 30, 1996, among AMCORE
               Financial, Inc., FNB Acquisition, Inc. and First National Bancorp, Inc. (included as Annex II to the Proxy Statement/Prospectus)
    3.1        Amended and Restated Articles of Incorporation of AMCORE Financial, Inc. dated
               May 1, 1990 (Incorporated by reference to Exhibit 23 of AMCORE's Annual Report on
               Form 10-K for the year ended December 23, 1989)
    3.2        Bylaws of AMCORE Financial, Inc. as amended May 17, 1990 (Incorporated by reference as Exhibit 3.1 of AMCORE's Annual Report on Form 10-K for the year ended December 31, 1994)
    4.1        Shareholder Rights Plan of AMCORE Financial, Inc. (incorporated by reference to
               Exhibit 4.1 to the AMCORE Financial, Inc. Form 8-K dated February 21, 1996)
    5.1        Opinion of Marshall, Hill, Cassas and de Lipkau
   10.1        Form of Stockholder Voting Agreement, dated as of October 30, 1996, between
               AMCORE Financial, Inc. and certain directors and officers of First National
               Bancorp, Inc. (included as Exhibit B to Annex II to the Proxy
               Statement/Prospectus)
   23.1        Consent of McGladrey and Pullen, LLP
   23.2        Consent of McGladrey and Pullen, LLP
   23.3        Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
   23.4        Consent of Jones, Day, Reavis & Pogue
   23.5        Consent of Marshall, Hill, Cassas and de Lipkau (included in Exhibit 5.1)
   99          Form of Proxy for First National Bancorp, Inc.